As filed with the Securities and Exchange Commission on September 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WesBanco, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	6021	55-0571723
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Bank Plaza Wheeling, West Virginia 26003 (304) 234-9000 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Paul M. Limbert

President and Chief Executive Officer

WesBanco, Inc.

One Bank Plaza

Wheeling, West Virginia 26003

(304) 234-9000

(Name, address, including zip

code, and telephone number, including

area code, of agent for service)

With Copies to:

James C. Gardill, Esq. Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, West Virginia 26003 (304) 232-6810	Kristen Larkin Stewart, Esq. Paul C. Cancilla, Esq. K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, PA 15222-2613 (412) 355-6500	Richard Fisch, Esq. Spidi & Fisch, PC 1227 25th Street, NW Suite 200 West Washington, DC 20037 202-434-4660

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $2.0833 par value	2,837,381	(2)	$57,050,271.44	$6,538

(1)

Reflects the estimated maximum number of shares of common stock, $2.0833 par value per share, of WesBanco, Inc. (“WesBanco”) to be issued in connection with the proposed merger of Fidelity Bancorp, Inc. (“Fidelity”) with and into WesBanco pursuant to the Agreement and Plan of Merger, dated July 19, 2012, among WesBanco, WesBanco Bank, Inc., Fidelity and Fidelity Savings Bank.

(2)	Not applicable.
(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(f)(1) and (3) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum aggregate offering price was calculated based upon the market value of shares of Fidelity common stock (the securities to be cancelled in the merger) in accordance with Rule 457(c) as the product of (x) $21.145, the average of the high and low prices of the Fidelity common stock as reported on the Nasdaq Global Market on September 11, 2012, multiplied by (y) 3,427,472, the estimated maximum number of shares of Fidelity common stock to be received by WesBanco in exchange for the shares of WesBanco common stock being registered hereby, reduced by (z) the estimated amount of cash consideration ($15,423,624, computed by multiplying (a) the cash consideration of $4.50 per share of Fidelity common stock by (b) the estimated maximum number of shares of Fidelity common stock that may be cancelled in the merger) to be paid for such shares by WesBanco in the merger.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $114.60 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. WesBanco, Inc. may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and WesBanco, Inc. is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION — DATED SEPTEMBER 14, 2012

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

Dear fellow shareholders of Fidelity Bancorp, Inc.:

The board of directors of WesBanco, Inc., or WesBanco, and the board of directors of Fidelity Bancorp, Inc., or Fidelity, have agreed to a strategic combination of the two companies under the terms of the Agreement and Plan of Merger, dated July 19, 2012, and referred to in this document as the merger agreement by and among WesBanco, WesBanco Bank, Inc., Fidelity and Fidelity Savings Bank. At the effective time of the merger, Fidelity will merge with and into WesBanco and Fidelity Savings Bank will become a direct, wholly owned subsidiary of WesBanco. You are cordially invited to attend a special meeting of Fidelity shareholders to be held at [ — ], on [ — ] 2012, at [ — ] Eastern Time

At the Fidelity special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Fidelity would be acquired through a merger with WesBanco. If the merger contemplated by the merger agreement is completed, each outstanding share of common stock of Fidelity outstanding immediately prior to the effective time of the merger, will be converted into the right to receive (1) $4.50 in cash, without interest, and (2) 0.8275 shares of common stock of WesBanco. This is referred to as the “merger consideration.” The implied value of the stock portion of the merger consideration will fluctuate as the market price of WesBanco common stock fluctuates. You should obtain current stock price quotations for WesBanco common stock and Fidelity common stock before deciding how to vote with respect to the adoption of the merger agreement. WesBanco common stock is listed for trading on the Nasdaq Global Select Market under the symbol “WSBC.” Fidelity common stock is listed for trading on the Nasdaq Global Market under the symbol “FSBI.”

At the Fidelity special meeting, you also will be asked to consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation payable to the named executive officers of Fidelity in connection with the merger and a proposal to adjourn the Fidelity special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Fidelity special meeting.

After careful consideration, the Fidelity board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable to and in the best interests of Fidelity and its shareholders. The Fidelity board of directors unanimously recommends that you vote: “FOR” adoption of the merger agreement; “FOR” approval, in a non-binding, advisory vote, of the compensation payable to the named executive officers of Fidelity in connection with the merger; and “FOR” the adjournment of the Fidelity special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement.

The accompanying document is a proxy statement of Fidelity and a prospectus of WesBanco, and provides you with information about Fidelity, WesBanco, the proposed merger and the special meeting of Fidelity shareholders. Fidelity encourages you to read the entire proxy statement/prospectus carefully.

You may also obtain more information about Fidelity and WesBanco from documents Fidelity and WesBanco have filed with the Securities and Exchange Commission.

For a discussion of risk factors you should consider in evaluating the merger agreement you are being asked to adopt, see “Risk Factors” beginning on page [ — ] of the accompanying proxy statement/prospectus.

Your vote is important. Adoption of the merger agreement requires the approval of the holders of a majority of the votes cast by Fidelity shareholders entitled to vote thereon at the Fidelity special meeting. Accordingly, whether or not you plan to attend the Fidelity special meeting, you are requested to promptly vote your shares by proxy electronically via the Internet, by telephone or by sending in the appropriate paper proxy card as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described in the accompanying proxy statement/prospectus.

Granting a proxy will not prevent you from voting your shares in person if you choose to attend the Fidelity special meeting.

We thank you for your continued support of Fidelity.

Sincerely,

Christopher S. Green

Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities WesBanco is offering through this proxy statement/prospectus are not savings or deposit accounts or other obligations of any bank or savings association, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement/prospectus is dated [ — ] , 2012, and is first being mailed to the shareholders of Fidelity on or about [ — ] , 2012.

1009 Perry Highway, Pittsburgh, Pennsylvania 15237

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On [ — ], 2012

Notice is hereby given that a special meeting of shareholders of Fidelity Bancorp, Inc. (“Fidelity”), a Pennsylvania corporation, will be held at [ — ], on [ — ] 2012, at [ — ] Eastern Time, to consider and vote upon the following matters described in the accompanying proxy statement/prospectus:

1. Adoption of the Agreement and Plan of Merger, dated as of July 19, 2012, by and among WesBanco, Inc., (“WesBanco”) a West Virginia corporation, WesBanco Bank, Inc., a West Virginia banking corporation and a wholly owned subsidiary of WesBanco, Fidelity, and Fidelity Savings Bank, a Pennsylvania state-chartered stock savings bank and a wholly owned subsidiary of Fidelity, which provides for, among other things, the merger of Fidelity with and into WesBanco.

2. Approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Fidelity in connection with the merger.

3. Approval of the adjournment of the Fidelity special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Fidelity special meeting.

4. To act on such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The merger agreement is more completely described in the accompanying proxy statement/prospectus, and a copy of the merger agreement is attached as Annex A to the proxy statement/prospectus. Please review these materials carefully and consider fully the information set forth therein.

Only holders of record of Fidelity common stock at the close of business on [ — ], 2012 will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Adoption of the merger agreement and each of the other proposals to be voted on at the special meeting requires the affirmative vote of the holders of at least a majority of the votes cast by Fidelity shareholders entitled to vote at the special meeting.

The Fidelity board of directors has carefully considered the terms of the merger agreement and believes that the merger is in the best interests of Fidelity and its shareholders. The Fidelity board of directors has unanimously approved the merger agreement and unanimously recommends that shareholders vote: “FOR” adoption of the merger agreement; “FOR” approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Fidelity in connection with the merger; and “FOR” the adjournment of the Fidelity special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement. In addition, certain officers and directors of Fidelity have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Fidelity shares in favor of adoption of the merger agreement. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Your vote is important regardless of the number of shares you own. Whether or not you plan on attending the Fidelity special meeting, we urge you to read the proxy statement/prospectus carefully and to please vote your shares as promptly as possible. You may vote your shares by proxy electronically via the Internet, by telephone, by completing and sending in the appropriate paper proxy card or in person at the Fidelity special meeting. You may revoke your proxy at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Fidelity a written revocation bearing a later date, by executing a later dated proxy and delivering it to the Secretary of Fidelity, by submitting a later dated proxy by telephone or the Internet before the vote at the Fidelity special meeting, or by attending and voting in person at the special meeting.

By Order of the Board of Directors,

Richard L. Barron

Secretary

Pittsburgh, Pennsylvania

[ — ], 2012

YOUR VOTE IS VERY IMPORTANT

TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY

TELEPHONE OR INTERNET PRIOR TO THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about WesBanco that is not included in or delivered with this document. You should refer to “Where You Can Find More Information About WesBanco and Fidelity” beginning on page [ — ] for a description of the documents incorporated by reference into this proxy statement/prospectus. You can obtain documents related to WesBanco that are incorporated by reference into this document through the Securities and Exchange Commission’s web site at www.sec.gov and through WesBanco’s website. Please note that information contained on WesBanco’s website is not incorporated by reference in, nor considered to be part of, this proxy statement/prospectus. You may also obtain copies of these documents, other than exhibits, unless such exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates, without charge by requesting them in writing or by telephone at the following address:

WesBanco, Inc.

Attn: Larry G. Johnson, Secretary

One Bank Plaza

Wheeling, West Virginia 26003

(304) 234-9000

If you would like to request any documents, please do so by [ — ], 2012 in order to receive them before the Fidelity special meeting.

For further information about WesBanco, please see “Where You Can Find More Information About WesBanco and Fidelity” beginning on page [ — ].

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus serves two purposes: it is a proxy statement being used by the Fidelity board of directors to solicit proxies for use at the Fidelity special meeting; it is also the prospectus of WesBanco regarding the issuance of WesBanco common stock to Fidelity shareholders if the merger is completed. This proxy statement/prospectus provides you with detailed information about the proposed merger of Fidelity into WesBanco. We encourage you to read this entire proxy statement/prospectus carefully. WesBanco has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, and this proxy statement/prospectus is the prospectus filed as part of that registration statement. This proxy statement/prospectus does not contain all of the information in the registration statement nor does it include the exhibits to the registration statement. Please see “Where You Can Find More Information About WesBanco and Fidelity” beginning on page [ — ].

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated [ — ], 2012. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date hereof. You should not assume that the information contained in any document incorporated or deemed to be incorporated by reference herein is accurate as of any date other than the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus. Neither the mailing of this proxy statement/prospectus to the Fidelity shareholders nor the taking of any actions contemplated hereby by WesBanco or Fidelity at any time will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

- i -

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QUESTIONS AND ANSWERS

The following are some questions that you, as a shareholder of Fidelity, may have regarding the merger and the other matters being considered at the Fidelity shareholders meeting and the answers to those questions. WesBanco and Fidelity strongly recommend that you read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the Fidelity special meeting of shareholders. Additional important information is also contained in the appendices to, and the documents incorporated by reference into, this document.

Q:	Why have I received this proxy statement/prospectus?

A:	The boards of directors of Fidelity and WesBanco have each approved a merger agreement, entered into on July 19, 2012, providing for Fidelity to be acquired by WesBanco. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A, which we encourage you to review.

In order to complete the merger Fidelity common shareholders must vote to adopt the merger agreement.

This document is being delivered to you as both a proxy statement of Fidelity and a prospectus of WesBanco. It is a proxy statement because the Fidelity board of directors is soliciting proxies from its shareholders to vote on the adoption of the merger agreement at a special meeting of Fidelity shareholders as well as the other matters set forth in the notice of the meeting and described in this proxy statement/prospectus, and your proxy will be used at the meeting or at any adjournment or postponement of the meeting. It is a prospectus because WesBanco will issue WesBanco common stock to Fidelity shareholders in the merger. On or about [ — ], 2012, Fidelity intends to begin to deliver to its shareholders of record as of the close of business on [ — ], 2012 printed versions of these materials.

Your vote is very important. The Fidelity board of directors encourages you to vote as soon as possible.

Q:	What matters are to be voted on at the Fidelity special meeting?

A:	At the Fidelity special meeting, holders of Fidelity common stock as of the close of business on [ — ], 2012 (the “record date”) will be asked to:

1.	Adopt the merger agreement;

2.	Approve, in a non-binding advisory vote, the compensation payable to the named executive officers of Fidelity in connection with the merger; and

3.	Approve of the adjournment of the Fidelity special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Fidelity special meeting.

Q:	What is the merger transaction upon which I am being asked to vote?

A:	Holders of Fidelity common stock as of the record date are being asked to vote to adopt the merger agreement, pursuant to which Fidelity will merge with and into WesBanco, with WesBanco surviving.

IF FIDELITY SHAREHOLDERS FAIL TO ADOPT THE MERGER AGREEMENT, THE MERGER CANNOT BE COMPLETED.

Q:	What will I receive for my shares of Fidelity common stock in the merger?

A:	Fidelity shareholders will receive the following, referred to as the merger consideration, in exchange for each share of Fidelity common stock upon completion of the merger:

•	0.8275 shares of WesBanco common stock; and

•	$4.50 in cash, without interest.

The implied value of the stock portion of the merger consideration will fluctuate as the market price of WesBanco common stock fluctuates. You should obtain current stock price quotations for WesBanco common stock and Fidelity common stock before deciding how to vote with respect to the adoption of the merger agreement. WesBanco common stock is listed for trading on the Nasdaq Global Select Market under the symbol “WSBC.” Fidelity common stock is listed for trading on the Nasdaq Global Market under the symbol “FSBI.”

Q:	What does our board of directors recommend?

A:	Our board of directors has unanimously determined that the merger is in your and our best interests and unanimously recommends that you vote FOR adoption of the merger agreement, FOR approval, on an advisory (non-binding) basis, of the golden parachute proposal and FOR approval of the adjournment proposal.

In making this determination, our board of directors considered the opinion of Mufson Howe Hunter & Company LLC, (“MHH”), our independent financial advisor, as to the fairness, from a financial point of view, of the merger consideration you will receive pursuant to the merger agreement. Our board of directors also reviewed and evaluated the terms and conditions of the merger agreement and the merger with the assistance of our independent legal counsel.

Q:	What was the opinion of our financial advisor?

A:	MHH presented an opinion to our board of directors to the effect that, as of July 19, 2012, and based upon the assumptions MHH made, the matters it considered and the limitations on its review as set forth in its opinion, the merger consideration provided for in the merger agreement is fair to you from a financial point of view.

Q:	When and where will the special meeting of Fidelity shareholders be held?

A:	The Fidelity special meeting will be held at [ — ], on [ — ] 2012, at [ — ] Eastern Time

Q:	Who can vote at the Fidelity special meeting?

A:	Holders of record at the close of business as of the record date of Fidelity common stock will be entitled to notice of and to vote at the Fidelity special meeting. Each of the shares of Fidelity common stock issued and outstanding on the record date is entitled to one vote at the Fidelity special meeting with regard to each of the proposals described above. Holders of Fidelity’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, (the “Fidelity TARP Preferred Stock”), which was issued to the U.S. Department of the Treasury (the “U.S. Treasury”), under the Capital Purchase Program of the Troubled Asset Relief Program (the “TARP”), will not have the right to vote on any of the proposals to be voted on at the Fidelity special meeting.

Q:	How do I vote my shares in the Fidelity Bancorp, Inc. Employee Stock Ownership Plan?

A:	If you are a participant in the Fidelity Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Fidelity common stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees as directed by the ESOP Committee. The deadline for returning your voting instruction form to the ESOP trustees is [ — ], 2012.

Q:	When do you expect to complete the merger?

A:	We anticipate that it is more probable than not we will obtain all necessary regulatory approvals, and be able to consummate the merger, in November or December 2012. However, we cannot assure you when or if the merger will occur. We must first obtain the requisite approval of Fidelity common shareholders at our special meeting and we and WesBanco must obtain the requisite regulatory approvals to complete the merger.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, holders of Fidelity common stock will not receive any consideration for their shares in connection with the merger. Instead, Fidelity will remain an independent public company and its common stock will continue to be listed and traded on the Nasdaq Global Market.

Q:	Why am I being asked to consider and vote upon a proposal to approve, in a non-binding advisory vote, the compensation payable to the named executive officers of Fidelity in connection with the merger?

A:	Under Securities and Exchange Commission rules, Fidelity is required to seek a non-binding, advisory vote with respect to the compensation payable to Fidelity’s named executive officers in connection with the merger, or “golden parachute” compensation.

Q:	What will happen if Fidelity shareholders do not approve the golden parachute compensation?

A:	Approval of the compensation payable to Fidelity’s named executive officers in connection with the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on Fidelity. Therefore, if the merger agreement is adopted by Fidelity shareholders and the merger is completed, this compensation, including amounts that Fidelity is contractually obligated to pay, could still be payable regardless of the outcome of the advisory vote, subject to the conditions applicable thereto.

Q:	What shareholder approvals are needed?

A:	To be approved, proposals 1, 2 and 3 require the affirmative vote of a majority of the votes cast by the holders of Fidelity common stock entitled to vote thereon at a shareholders’ meeting at which a quorum is present.

As of the record date, there were [ — ] shares of Fidelity common stock outstanding and entitled to vote at the Fidelity special meeting, held by approximately [ — ] holders of record. As of the record date, the directors and executive officers of Fidelity controlled approximately [ — ]% of the outstanding shares of Fidelity common stock entitled to vote at the special meeting. In addition, certain officers and directors of Fidelity have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Fidelity shares in favor of adoption of the merger agreement.

Q:	Are WesBanco shareholders voting on the merger?

A:	No. No vote of WesBanco shareholders is required to complete the merger.

Q:	How do I vote?

A:	If you are a shareholder of record of Fidelity as of the record date, you may vote in person by attending the Fidelity shareholders meeting or, to ensure your shares are represented at the meeting, you may vote by:

•	accessing the Internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold your Fidelity shares in the name of a bank or broker, please see the discussion below.

Q:	What is a quorum?

A:	In order for business to be conducted at the Fidelity special meeting, a quorum must be present. The quorum requirement for holding the Fidelity special meeting and transacting business at the Fidelity special meeting is a majority of the outstanding shares of Fidelity common stock as of the record date that are present or represented at the Fidelity special meeting. The shares may be present in person or represented by proxy at the Fidelity special meeting. Proxies received but marked as abstentions and broker non-votes are considered to be present and entitled to vote at the meeting and will be counted for the purposes of determining a quorum.

Q:	Your shares are held in your broker’s name (also known as “street name”). How do you vote those shares?

A:	Copies of this proxy statement/prospectus were sent to you by your broker. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions.

Q:	If your shares are held in “street name” by a broker, won’t your broker vote those shares for you?

A:	Not unless you provide your broker with instructions on how to vote your “street name” shares. Broker non-votes may occur because certain beneficial holders of shares of Fidelity common stock hold their shares in “street name” through a broker, bank or other nominee. Under the rules of the New York Stock Exchange which governs brokers, brokers, banks and other nominees are not permitted to exercise voting discretion on any of the proposals to be voted upon at the Fidelity special meeting other than the adjournment proposal (Proposal 3). Therefore, if a beneficial holder of shares of Fidelity common stock does not give the broker, bank or other nominee specific voting instructions on Proposals 1, 2 or 3, the holder’s shares of Fidelity common stock will not be voted on those proposals and a broker non-vote will occur. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Abstentions, if any, and broker non-votes, if any, are counted as present for the purpose of determining whether a quorum is present. Once a quorum for a meeting is established, abstentions and broker non-votes will not be counted in the voting results and will have no effect on the outcome of Proposals 1, 2 or 3.

Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Q:	What happens if you return your proxy card without indicating how to vote?

A:	If you return your signed proxy card without indicating how to vote on any particular proposal, the Fidelity stock represented by your proxy will be voted on each proposal presented at the Fidelity shareholders meeting in accordance with the board’s recommendation on that proposal. In that case, your shares of Fidelity common stock will be voted “FOR” adoption of the merger agreement; “FOR” approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Fidelity in connection with the merger; and “FOR” the adjournment of the Fidelity special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement.

Q:	Can you change your vote after you have delivered your proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at your meeting. You can do this in any of the three following ways:

•	by sending a written notice to the corporate secretary of Fidelity in time to be received before the Fidelity shareholders meeting stating that you would like to revoke your proxy;

•

by completing, signing and dating another proxy card bearing a later date and returning it by mail in time to be received before the Fidelity special meeting or, if you submitted your proxy through the Internet or by telephone, you can change your vote by submitting a new, valid proxy by proxy card, Internet or telephone, with a later date, in which case your later submitted proxy will be recorded and your earlier proxy revoked; or

•	if you are a holder of record, by attending the Fidelity special meeting and voting in person.

If your shares are held in an account at a broker or bank, you should contact your broker or bank to change your vote.

Q:	Will shareholders have dissenters’ or appraisal rights?

A:	If you are a common shareholder who objects to the merger, you may vote against adoption of the merger agreement. However, under Pennsylvania law, holders of Fidelity common stock will not be entitled to dissenters’ appraisal rights. Conversely, while the holders of Fidelity TARP Preferred Stock will not be entitled to vote at the Fidelity special meeting with respect to Fidelity TARP Preferred Stock, those holders will have dissenter’s rights with respect to those shares.

Q:	What do you need to do now?

A:	After you carefully read and consider the information contained in and incorporated by reference into this document, please respond as soon as possible by completing, signing and dating your proxy card and returning it in the enclosed postage-paid return envelope, or, by submitting your proxy or voting instructions by telephone or through the Internet so that your shares will be represented and voted at the Fidelity special meeting. This will not prevent you from attending and voting in person; however in order to assist us in tabulating the votes at the Fidelity shareholders meeting, we encourage you to vote by proxy even if you do plan to attend the meeting in person.

Q:	Should you send in your Fidelity stock certificates now?

A:	No. You should not send in your Fidelity stock certificates until you receive transmittal materials.

Q:	Who can help answer any other questions that you might have?

A:	If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact Fidelity Bancorp, Inc., 1009 Perry Highway, Pittsburgh, Pennsylvania 15237, Attention: Richard L. Barron, Secretary (412) 367-3300.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. The merger agreement is attached to this proxy statement/prospectus as Annex A. To fully understand the merger and for a more complete description of the terms of the merger, you should carefully read this entire document, including the exhibits, and the documents we refer you to under the caption “Where You Can Find More Information About WesBanco and Fidelity” beginning on page [ — ]. This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, earnings outlook, business and prospects of WesBanco and Fidelity, and the potential combined company, as well as statements applicable to the period following the completion of the merger. You can find some of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible” or other similar expressions. These forward-looking statements involve certain risks and uncertainties. The ability of either WesBanco or Fidelity to predict results or the actual effects of our plans and strategies, particularly after the merger, is inherently uncertain. Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed in or implied by these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” on page [ — ].

The Merger (See page [ — ])

We propose a merger of Fidelity with and into WesBanco. If the merger is consummated, WesBanco will continue as the surviving corporation. The articles of incorporation and bylaws of WesBanco will continue as the articles of incorporation and bylaws of the surviving corporation until amended or repealed in accordance with applicable law. The officers and directors of WesBanco will continue as the officers and directors of the surviving corporation, except that Richard G, Spencer, President and Chief Executive Officer of Fidelity, will be appointed to the board of directors of WesBanco.

The Companies (See page [ — ])

WesBanco, Inc.

One Bank Plaza

Wheeling, West Virginia 26003

(304) 234-9000

WesBanco, a bank holding company headquartered in Wheeling, West Virginia, offers through its various subsidiaries a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. WesBanco’s banking subsidiary WesBanco Bank, Inc., operates 112 banking offices in West Virginia, Ohio and Pennsylvania. As of June 30, 2012, WesBanco had approximately $5.5 billion of consolidated total assets, $4.4 billion of deposits and $649 million of shareholders’ equity.

Fidelity Bancorp, Inc.

1009 Perry Highway

Pittsburgh, Pennsylvania 15237

(412) 367-3300

Fidelity is a bank holding company headquartered in Pittsburgh, Pennsylvania. Fidelity was incorporated in 1992 under Pennsylvania law for the purpose of becoming the holding company for Fidelity Savings Bank, a Pennsylvania state-chartered stock savings bank operating under the name “Fidelity Bank, PaSB”. Fidelity

Savings Bank, incorporated in 1927, conducts business from thirteen full service offices located in Allegheny and Butler counties, two of the seven Pennsylvania counties which comprise the metropolitan and suburban areas of greater Pittsburgh. Through Fidelity Savings Bank, Fidelity is engaged in the business of commercial banking and other permissible activities closely related to banking. At June 30, 2012, Fidelity had total assets of $665.6 million, total deposits of $469.3 million and shareholders’ equity of $52.7 million.

What Fidelity Shareholders Will Receive in the Merger (See page [ — ])

If the merger is completed, for each share of Fidelity common stock that you own you will receive, (i) 0.8275 shares of WesBanco common stock and (ii) $4.50 in cash, without interest, subject to possible adjustment in accordance with the terms of the merger agreement as discussed below. Collectively, we refer to the $4.50 in cash and 0.8275 shares of WesBanco common stock to be received as the “merger consideration.” Instead of fractional shares of WesBanco, you will receive a check for any fractional shares based on a value of $18.00 per whole share of WesBanco common stock. You will not receive separate consideration for the preferred stock purchase rights associated with the Fidelity common stock issued pursuant to the Fidelity Rights Agreement, dated as of March 31, 2003, as amended by amendment No. 1 to Rights Agreement, dated as of March 15, 2005, and Amendment No. 2 to Rights Agreement, dated as of July 19, 2012 (the “Rights Agreement”), as such purchase rights will expire immediately prior to the effective time of the merger.

The 0.8275 exchange ratio is subject to adjustment if certain termination provisions, based on the market price of WesBanco’s common stock, have been triggered and the Fidelity board of directors elects to terminate the merger agreement. Fidelity will have a right to terminate the merger agreement if the average closing price of WesBanco common stock during a specified period before the effective time of the merger is less than $18.85 per share and WesBanco common stock underperforms an index of financial institution stocks by more than 15%. However, Fidelity would not have the right to terminate the merger agreement if WesBanco were to elect to make a compensating adjustment in the exchange ratio. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Termination of the Merger Agreement” beginning on page [ — ]. The exchange ratio is also subject to adjustment if WesBanco completes certain corporate transactions, such as a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in WesBanco’s capitalization.

Fidelity’s Reasons for the Merger and Recommendation to Shareholders (See page [ — ])

The Fidelity board of directors has unanimously determined that the merger agreement and the merger are in the best interests of Fidelity and its shareholders, and accordingly unanimously approved the merger agreement and recommends that Fidelity shareholders vote “FOR” the adoption of the merger agreement.

In determining whether to approve the merger agreement and recommend adoption of the merger agreement to the Fidelity shareholders, Fidelity’s board considered the factors described under “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Fidelity’s Reasons for the Merger.”

Opinions of Financial Advisors (See page [ — ])

Fidelity. Mufson Howe Hunter & Company LLC (“MHH”) delivered its opinion to the board of directors of Fidelity on July 19, 2012 that, based upon and subject to the factors and assumptions set forth in the opinion, the merger consideration to be received by the holders of shares of Fidelity’s common stock in the merger pursuant to the merger agreement was fair to such holders, from a financial point of view as of that date.

The full text of the written opinion of MHH, dated July 19, 2012, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement/prospectus. Fidelity’s shareholders should read the opinion in its entirety. MHH provided its opinion for the information and assistance of the board of Fidelity in connection with the board’s consideration of the merger. MHH’s opinion is not a recommendation as to how any Fidelity shareholder should vote with respect to the merger. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement – Opinion of Fidelity’s Financial Advisor” beginning on page [ — ] for a description of MHH’s fairness opinion and a summary of the analyses performed by MHH in connection with its opinion.

WesBanco. WesBanco asked its financial advisor, Macquarie Capital (USA) Inc. (“Macquarie”), for advice on the fairness to WesBanco of the merger consideration that WesBanco is offering in the merger. Macquarie rendered a written opinion to the WesBanco board of directors that, as of July 19, 2012, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid by WesBanco pursuant to the merger agreement was fair from a financial point of view to WesBanco. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Opinion of WesBanco’s Financial Advisor” beginning on page [ — ]. This opinion, which is attached to this document as Annex C, sets forth the procedures followed, assumptions made and limitations on the review undertaken by Macquarie in providing its opinion.

Treatment of Fidelity Stock Options (See page [ — ])

Upon completion of the merger, each outstanding option to purchase shares of Fidelity common stock, whether or not then exercisable, will be cancelled in exchange for the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Fidelity common stock subject to such stock option, multiplied by (ii) the excess, if any, of $22.50 over the per share exercise price of such Fidelity stock option. The cash payment will be subject to applicable tax withholding.

Treatment of Fidelity Restricted Stock (See page [ — ])

Upon completion of the merger, each outstanding share of Fidelity restricted stock that is outstanding immediately prior to the completion of the merger, will vest in full immediately and will be converted into the right to receive $22.50 per share, without interest, subject to applicable tax withholding. Notwithstanding the previous sentence, if any shares of Fidelity TARP Preferred Stock are held by the U.S. Treasury at the time of completion of the merger, then the 5,647 shares of Fidelity restricted stock held by Richard G. Spencer (the “Converted Restricted Stock”) shall not become entitled to receive the consideration set forth in the preceding sentence. Instead, each share of Converted Restricted Stock shall be converted into the right to acquire the number of shares of WesBanco common stock, determined by multiplying the number of shares of Converted Restricted Stock immediately prior to completion of the merger by the sum of (i) the exchange ratio and (ii) 0.2033 (rounded down, if necessary, to a whole share of WesBanco common stock).

Treatment of Fidelity TARP Preferred Stock and Fidelity TARP Warrant (See page [ — ])

The merger agreement provides that upon completion of the merger, each outstanding share of Fidelity TARP Preferred Stock, will be converted into the right to receive one share of WesBanco Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“WesBanco Preferred Stock”) with substantially the same rights, powers and preferences as the Fidelity TARP Preferred Stock, unless purchased or redeemed prior to the effective time of the merger. The outstanding warrant, (the “Fidelity TARP Warrant”), to purchase Fidelity common stock, which was issued on December 12, 2008 to the U.S. Treasury, will be converted into a warrant to purchase WesBanco common stock, subject to appropriate adjustments to reflect the exchange ratio. Subject to the receipt of requisite regulatory approvals, WesBanco and Fidelity have agreed to use their reasonable best efforts to have the Fidelity TARP Preferred Stock either purchased by WesBanco or one of its subsidiaries, in which case it is expected to be extinguished upon consummation of the merger, or redeemed by Fidelity. WesBanco also may elect to have the Fidelity TARP Warrant purchased or redeemed, but has no obligation to do so. There can be no certainty or guarantee as to the timing or occurrence of the redemption or repurchase of either the Fidelity TARP Preferred Stock or the Fidelity TARP Warrant.

Special Meeting (See page [ — ])

A special meeting of Fidelity’s shareholders will be held at [ — ], on [ — ] 2012, at [ — ] Eastern Time. At the special meeting, Fidelity shareholders will be asked to: (i) adopt the merger agreement; (ii) approve, in a non-binding advisory vote, the compensation payable to the named executive officers of Fidelity in connection with the merger; and (iii) approve an adjournment of the Fidelity special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Fidelity special meeting.

Record Date; Voting Power (See page [ — ])

You may vote at the special meeting only if you owned shares of Fidelity common stock at the close of business on [ — ], 2012, referred to as the record date. On the record date, there were [ — ] shares of Fidelity common stock outstanding. You may cast one vote for each share of Fidelity common stock owned by you on the record date. You can vote your shares by telephone, the Internet or by returning the enclosed proxy by mail, or you may vote in person by appearing at the special meeting. You can change your vote as late as the date of the special meeting either by submitting a later-dated proxy by telephone, the Internet or by mail, that is received prior to the special meeting or by attending the special meeting and voting in person. Holders of Fidelity TARP Preferred Stock will not have the right to vote on any of the proposals at the Fidelity special meeting.

Vote Required (See page [ — ])

The affirmative vote of a majority of the votes cast at the Fidelity special meeting at which a quorum is present by holders of Fidelity common stock entitled to vote is required to (i) adopt the merger agreement; (ii) approve, in a non-binding advisory vote, the compensation payable to the named executive officers of Fidelity in connection with the merger; and (iii) approve the adjournment of the Fidelity special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Fidelity special meeting. As of the record date, the directors and executive officers of Fidelity controlled approximately [ — ]% of the outstanding shares of Fidelity common stock entitled to vote at the special meeting. In addition, certain officers and directors of Fidelity have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Fidelity shares in favor of adoption of the merger agreement. A vote by the holders of the Fidelity TARP Preferred Stock is not required to approve any of the proposals to be voted on at the Fidelity special meeting

Voting Agreements (See page [ — ])

In connection with the merger agreement, WesBanco entered into voting agreements with certain Fidelity directors and officers, consisting of Richard G. Spencer, Christopher S. Green, Robert F. Kastelic, Oliver D. Keefer, Donald J. Huber, J. Robert Gales, Michael A. Mooney, Lisa L. Griffith, Sandra L. Lee, Anthony F. Rocco and Richard L. Barron. In the voting agreements, each of these shareholders has generally agreed to vote all of his or her shares of Fidelity common stock in favor of adoption of the merger agreement. As of the record date, there were [ — ] shares of Fidelity common stock subject to the voting agreements, which represent approximately [ — ]% of the outstanding shares of Fidelity common stock as of that date.

Quorum; Abstentions and Broker Non-Votes (See page [ — ])

A quorum must be present to transact business at the Fidelity special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the Fidelity special meeting. A quorum at the Fidelity special meeting requires the presence, whether in person or by proxy, of a majority of the outstanding shares of Fidelity common stock as of the record date.

Shares held in street name by brokers and other record holders but not voted at the special meeting because such brokers have not received voting instructions from the underlying owners are called broker non-votes. An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for (i) adoption of the merger agreement, (ii) approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Fidelity in connection with the merger; and (iii) approval of the adjournment of the Fidelity special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Fidelity special meeting.

At the Fidelity special meeting, abstentions and broker non-votes will be counted in determining whether a quorum is present. However, abstentions, broker non-votes and a complete failure to vote will have no effect on the outcome of any of the proposals being voted on by Fidelity shareholders.

Dissenter’s Rights for Fidelity TARP Preferred Stock Holders Only (See page [ — ])

Under Pennsylvania law, holders of Fidelity common stock will not be entitled to dissenters’ appraisal rights. Therefore, if you own shares of Fidelity common stock on the record date but you are against the merger, you may vote against adoption of the merger agreement but you may not exercise dissenter’s rights for your shares. The holders of the Fidelity TARP Preferred Stock will not be entitled to vote on any of the proposals at the special meeting. However, under Pennsylvania law, because the holders of the Fidelity TARP Preferred Stock are not entitled to vote with respect to shares of the Fidelity TARP Preferred Stock, those holders will be given dissenter’s rights with respect to those shares of Fidelity TARP Preferred Stock.

Ownership of WesBanco after the Merger (See page [ — ])

WesBanco will issue a maximum of approximately [ — ] shares of its common stock to Fidelity shareholders in connection with the merger, based on the number of shares of Fidelity common stock outstanding on the record date and assuming no adjustment to the exchange ratio is made, which, assuming that WesBanco issues that maximum number of shares, would constitute approximately [ — ] % of the outstanding stock of WesBanco after the merger, based on the number of shares of WesBanco common stock outstanding on [ — ], 2012. The shares will be listed for trading on the Nasdaq Global Select Market. WesBanco common stock is traded on the Nasdaq Global Select Market under the symbol “WSBC.”

Material U.S. Federal Income Tax Consequences (See page [ — ])

It is a condition to the completion of the merger, unless waived by the parties in writing, that each of WesBanco and Fidelity receives a legal opinion from their respective tax counsel to the effect that the merger will be treated as a “reorganization” for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, we expect the merger generally to be tax-free to Fidelity shareholders for United States federal income tax purposes to the extent that they receive WesBanco common stock pursuant to the merger. If the merger does not qualify as a “reorganization,” the holders of Fidelity common stock generally will be required to recognize gain or loss measured by the difference between the fair market value of the WesBanco common stock plus cash received by such holders in the transaction and the adjusted tax basis in their Fidelity common stock surrendered in the transaction. If the merger qualifies as a “reorganization,” Fidelity shareholders will not recognize gain or loss for United States federal income tax purposes with respect to the exchange of Fidelity common stock for WesBanco common stock. Fidelity shareholders may recognize gain, but not loss, with respect to Fidelity common stock exchanged for cash. In addition, Fidelity shareholders will recognize gain or loss with respect to the receipt of cash in lieu of fractional shares.

You should read the summary under the caption “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [ — ] for a more complete discussion of the federal income tax consequences of the merger. You should also consult your own tax advisor concerning all federal, state, local and foreign tax consequences of the merger that may apply to you.

Certain Differences in the Rights of Shareholders (See page [ — ])

Fidelity is a Pennsylvania corporation governed by Pennsylvania law and WesBanco is a West Virginia corporation governed by West Virginia law. Once the merger occurs, Fidelity shareholders will become shareholders of WesBanco and their rights will be governed by West Virginia law and WesBanco’s corporate governing documents rather than Pennsylvania law and Fidelity’s governing documents. Because of the differences between the laws of the Commonwealth of Pennsylvania and the State of West Virginia and the respective corporate governing documents of Fidelity and WesBanco, Fidelity’s shareholders’ rights as shareholders will change as a result of the merger. These include, among others, differences in shareholders’ rights related to notice and adjournment of shareholder meetings, the calling of special meetings of shareholders, dissenters’ rights, the number and term of directors, nomination of directors, removal of directors and filling vacancies on the board of directors, cumulative voting, indemnification of officers and directors, amendment of articles of incorporation and bylaws, required voting for extraordinary corporate transactions, Fidelity’s shareholder rights agreement, and statutory provisions affecting control share acquisitions and business combinations.

Conditions to the Merger (See page [ — ])

Completion of the merger is subject to the satisfaction or waiver of the conditions specified in the merger agreement, including, among others, those listed below:

•	the adoption of the merger agreement by the shareholders of Fidelity;

•	the absence of a law or injunction prohibiting the merger;

•	receipt by Fidelity and WesBanco of all necessary approvals of governmental and regulatory authorities;

•

the receipt of an opinion from each party’s tax counsel, dated as of the closing date of the merger, to the effect that for federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and

•	the shares of WesBanco common stock to be issued in exchange for the shares of Fidelity common stock shall have been approved for listing on the Nasdaq Global Select Market.

Termination of the Merger Agreement (See page [ — ])

The parties can agree to terminate the merger agreement at any time prior to completion of the merger, and either Fidelity or WesBanco can terminate the merger agreement if, among other reasons, any of the following occurs:

•	the merger agreement is not adopted by the Fidelity shareholders;

•	the merger is not completed by March 31, 2013;

•	a court or other governmental authority permanently prohibits the merger; or

•	the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the merger agreement.

Fidelity will also have the right to terminate the merger agreement if the average closing price of WesBanco common stock during a specified period before the effective time of the merger is less than $18.85 and WesBanco common stock underperforms an index of financial institutions by more than 15%, unless WesBanco were to elect to make a compensating adjustment to the exchange ratio. Subject to certain conditions, Fidelity may also terminate the merger agreement in order to enter into an agreement with respect to an unsolicited proposal that if consummated would be reasonably likely to result in a transaction more favorable to Fidelity’s shareholders from a financial point of view, provided that Fidelity pays the termination fee described below upon entering into such agreement.

Termination Fee (See page [ — ])

The merger agreement provides that in certain circumstances, described more fully beginning on page [ — ], Fidelity will be required to pay a termination fee of $3.2 million to WesBanco.

We May Amend the Terms of the Merger and Waive Rights Under the Merger Agreement (See page [ — ])

We may jointly amend the terms of the merger agreement, and either party may waive its right to require the other party to adhere to any of those terms, to the extent legally permissible. However, after the approval of the merger agreement by the Fidelity shareholders, there may not be, without further approval of Fidelity’s shareholders, any amendment of the merger agreement that requires such further approval under applicable law or would alter the amount or kind of the WesBanco common stock portion of the merger consideration to be received by Fidelity shareholders.

Effective Date of the Merger (See page [ — ])

We expect the merger to be completed as soon as practicable after all regulatory approvals and shareholder approval have been received. We expect this to occur by December 31, 2012.

Regulatory Approvals (See page [ — ])

In addition to your approval, the merger is subject to the approval of the Federal Deposit Insurance Corporation, Board of Governors of the Federal Reserve System (unless a waiver is granted), the West Virginia Division of Financial Institutions and the Pennsylvania Department of Banking. These governmental authorities may impose conditions for granting approval of the merger.

Fidelity and WesBanco have filed all required applications for regulatory review and approval and notices in connection with the merger. Neither Fidelity nor WesBanco can offer any assurance that all necessary approvals will be obtained or the date when any such approvals will be obtained.

Interests of Certain Persons in the Merger (See page [ — ])

Some of the directors and officers of Fidelity have financial and other interests in the merger that differ from, or are in addition to, their interests as shareholders of Fidelity. These interests include, but are not limited to:

•

the continued indemnification of current and former directors and executive officers under the merger agreement and providing these individuals with directors’ and officers’ insurance for six years after the merger;

•	the potential receipt of payments by certain executive officers of Fidelity pursuant to employment or change in control severance agreements with us;

•	the continuation of certain benefits for certain executive officers and directors of Fidelity;

•

the provision in the merger agreement that requires that either WesBanco or one of its subsidiaries agrees to use commercially reasonable efforts to offer employment on an at-will basis to at least a majority of Fidelity employees following the effective time of the merger;

•	the appointment of Richard G. Spencer, Fidelity’s President and Chief Executive Officer, to the board of directors of WesBanco upon completion of the merger;

•

Mr. Spencer and certain other executive officers of Fidelity will enter into non-competition agreements with WesBanco and Mr. Spencer will also enter into a three-year consulting agreement with WesBanco; and

•	the appointment of each member of Fidelity’s board of directors to a newly-created advisory board for WesBanco Bank for the Pittsburgh, Pennsylvania market upon completion of the merger.

The Fidelity and WesBanco boards of directors knew about these additional interests, and considered them, when each board adopted the merger agreement. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Interests of Certain Persons in the Merger” beginning on page [ — ] for more detailed information about these interests.

Ownership of Common Stock by Fidelity Directors, Executive Officers and Affiliates (See page [ — ])

As of the record date, the directors, executive officers and affiliates of Fidelity owned or controlled the vote of [ — ] shares of Fidelity common stock constituting approximately [ — ]% of the outstanding shares of Fidelity common stock. In addition, certain officers and directors of Fidelity have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Fidelity shares in favor of adoption of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Advisory (Non-binding) Vote on Golden Parachute Compensation (See page [ — ])

In accordance with Securities and Exchange Commission (“SEC”) rules, Fidelity is providing shareholders with the opportunity to vote to approve on an advisory (non-binding) basis, certain payments that will or may be made to Fidelity’s named executive officers in connection with the merger, as reported in the Summary of Golden Parachute Arrangements table on page [ — ] and the associated narrative discussion.

Adjournment Proposal (See page [ — ])

You are being asked to approve a proposal to grant our board of directors discretionary authority to adjourn our special meeting, if necessary, to solicit additional proxies from our shareholders for the merger proposal in the event a quorum is present at our special meeting but there are insufficient votes to adopt the merger agreement.

Our Recommendations (See page [ — ])

The Fidelity board of directors determined that the merger is in the best interests of Fidelity shareholders. Accordingly, it has unanimously recommended that Fidelity shareholders vote “FOR” the proposal to adopt the merger agreement. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Background of the Merger” at page [ — ]. In addition the Fidelity board of directors unanimously recommends that you vote “FOR” the proposal to approve, in a non-binding, advisory vote, the compensation payable to the named executive officers of Fidelity in connection with the merger and “FOR” the proposal to adjourn the Fidelity special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement.

SHARE INFORMATION AND MARKET PRICES

The following table presents the closing market prices for WesBanco and Fidelity common stock on July 19, 2012 and [ — ], 2012, respectively. July 19, 2012 was the last full trading day prior to the public announcement of the signing of the merger agreement. [ — ] , 2012 was the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus. This table also shows the merger consideration equivalent proposed for each share of Fidelity common stock, which was calculated by multiplying the closing price of WesBanco common stock on those dates by the exchange ratio of 0.8275 and adding the cash consideration of $4.50 per share.

	WesBanco		Fidelity		Fidelity Merger Consideration Equivalent
July 19, 2012		$22.17		$12.78		$22.85
[ — ], 2012	$		$		$

WesBanco common stock trades on the Nasdaq Global Select Market under the trading symbol “WSBC.” Fidelity common stock trades on the Nasdaq Global Market under the trading symbol “FSBI.” The market prices of shares of WesBanco common stock and Fidelity common stock fluctuate from day to day. As a result, you should obtain current market quotations to evaluate the merger. These quotations are available from stockbrokers, in major newspapers such as The Wall Street Journal, and on the Internet. The market price of the WesBanco common stock at the effective time of the merger or at the time shareholders of Fidelity receive their shares of WesBanco common stock may be higher or lower than the market price at the time the merger agreement was executed, at the date of mailing of this proxy statement/prospectus or at the time of the special meeting.

The following table shows, for the periods indicated, the high and low sales prices for WesBanco common stock and Fidelity common stock as reported by the Nasdaq Global Select Market and the Nasdaq Global Market, respectively, and the cash dividends declared per share.

	WesBanco Common Stock			Fidelity Common Stock
	High	Low	Dividend	High	Low	Dividend
2010
January-March	$17.40	$11.90	$0.14	$5.30	$4.70	$0.02
April-June	20.18	16.04	0.14	10.50	4.90	0.02
July-September	17.90	14.15	0.14	6.35	4.92	0.02
October-December	19.98	15.92	0.14	7.10	5.05	0.02
2011
January-March	$20.99	$17.76	$0.15	$9.75	$5.60	$0.02
April-June	21.44	18.45	0.15	12.01	7.60	0.02
July-September	20.78	16.34	0.16	12.02	8.45	0.02
October-December	21.19	16.06	0.16	10.15	8.00	0.02
2012
January-March	$21.70	$18.60	$0.17	$12.11	$9.66	$0.02
April-June	21.54	19.08	0.17	11.74	10.41	0.02
July-September (through September [ — ], 2012)	[ — ]	[ — ]		[ — ]	[ — ]	0.02

As of [ — ], 2012, WesBanco had approximately [ — ] shareholders of record and, additionally, approximately [ — ] beneficial owners.

Holders of WesBanco common stock are entitled to receive dividends when, as and if declared by the WesBanco’s board of directors out of funds legally available for dividends. Historically, WesBanco has paid quarterly cash dividends on its common stock, and its board of directors presently intends to continue to pay regular quarterly cash dividends. WesBanco’s ability to pay dividends to its shareholders in the future will depend on its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to its common stock, including its outstanding trust preferred securities and accompanying junior subordinated debentures, and other factors deemed relevant by its board of directors. In order to pay dividends to shareholders, WesBanco must receive cash dividends from WesBanco Bank. As a result, WesBanco’s ability to pay future dividends will depend upon the earnings of WesBanco Bank, its financial condition and its need for funds. A discussion of the restrictions on WesBanco’s dividend payments is included in WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See “Where You Can Find More Information About WesBanco and Fidelity.”

As of [ — ], 2012, Fidelity had approximately [ — ] shareholders of record and, additionally, approximately [ — ] beneficial owners. Holders of Fidelity common stock are entitled to receive dividends when, as and if declared by the Fidelity board of directors out of funds legally available for dividends. Fidelity has informally committed to the Federal Reserve Bank of Cleveland that it will not declare or pay any dividends on its outstanding shares without the prior written approval of the Reserve Bank. No dividends may be paid on the Fidelity common stock if Fidelity is not current on the dividends on the Fidelity TARP Preferred Stock or on the interest payments on its trust preferred securities.

SELECTED HISTORICAL FINANCIAL DATA OF WESBANCO

The following table sets forth certain historical financial data concerning WesBanco as of or for the six months ended June 30, 2012 and 2011 and as of or for each of the five fiscal years ended December 31, which is derived from WesBanco’s consolidated financial statements. The following information is only a summary, and you should read this information in conjunction with WesBanco’s audited consolidated financial statements and related notes included in WesBanco’s Annual Report on Form 10-K for the year ended December 31, 2011, and unaudited interim consolidated financial statements included in WesBanco’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2012 and 2011, which have been filed with the SEC and are incorporated by reference into this document and from which this information is derived. See “Where You Can Find More Information About WesBanco and Fidelity” beginning on page [ — ].

(Dollars in thousands, except per share amounts)	As of or for the Six Months Ended June 30,	As of or for the fiscal years ended December 31,
2012	2011	2011	2010	2009	2008	2007
(Unaudited)
Summary Statements of Income
Net interest income	$83,371	$84,529	$169,365	$166,092	$158,372	$160,537	$119,313
Provision for credit losses	12,105	14,843	35,311	44,578	50,372	32,649	8,516
Other income	31,215	29,521	59,888	59,599	64,589	57,346	52,939
Other expense	71,749	71,194	140,295	141,152	149,648	142,624	111,046
Income tax provision (benefit)	6,744	5,854	9,838	4,350	(992)	4,493	8,021
Preferred dividends and accretion	—	—	—	—	5,233	293	—
Net income available to common shareholders	23,988	22,159	43,809	35,611	18,700	37,824	44,669
Per Share Information
Earnings
Basic	0.90	0.83	1.65	1.34	0.70	1.42	2.09
Diluted	0.90	0.83	1.65	1.34	0.70	1.42	2.09
Dividends	0.34	0.30	0.62	0.56	0.84	1.12	1.10
Book value per common share	24.34	23.40	23.80	22.83	22.16	22.10	21.86
Tangible common book value per share (1)	13.76	12.72	13.17	12.09	11.31	12.02	11.44
Selected Ratios
Return on average assets	0.87%	0.83%	0.81%	0.66%	0.43%	0.73%	1.09%
Return on average equity	7.50%	7.27%	7.01%	5.88%	3.73%	6.42%	10.63%
Allowance for loan losses to total loans	1.64%	1.88%	1.69%	1.86%	1.76%	1.38%	1.03%
Allowance for loan losses to total non-performing loans	0.79	x	0.62	x	0.63	x	0.63	x	0.76	x	1.37	x	1.94	x
Shareholders’ equity to total assets	11.75%	11.48%	11.45%	11.32%	10.91%	12.63%	10.78%
Tangible common equity to tangible assets (1)	7.00%	6.59%	6.68%	6.33%	5.88%	6.44%	5.94%
Tier 1 leverage ratio	8.94%	8.59%	8.71%	8.35%	7.86%	10.27%	9.90%
Tier 1 capital to risk-weighted assets	13.11%	12.35%	12.68%	11.94%	11.12%	13.21%	10.43%
Total capital to risk-weighted assets	14.36%	13.61%	13.93%	13.20%	12.37%	14.46%	11.41%
Selected Balance Sheet Information
Assets	$5,525,405	$5,425,907	$5,536,030	$5,361,458	$5,397,352	$5,222,041	$5,384,326
Securities	1,595,795	1,524,695	1,609,265	1,426,191	1,263,254	935,588	937,084
Net loans	3,222,220	3,201,628	3,184,558	3,227,625	3,409,786	3,554,506	3,682,006
Deposits	4,393,782	4,221,339	4,393,866	4,172,423	3,974,233	3,503,916	3,907,930
Shareholders’ equity	649,112	623,037	633,790	606,863	588,716	659,371	580,319

(1)	See Note F “Non-GAAP Financial Measures” to the unaudited pro forma condensed combined financial information, for additional information relating to the calculation of this ratio.

SELECTED HISTORICAL FINANCIAL DATA OF FIDELITY

The following table sets forth certain historical financial data concerning Fidelity as of or for the nine months ended June 30, 2012 and 2011 and as of or for each of the five fiscal years ended September 30, which is derived from Fidelity’s consolidated financial statements. The following information is only a summary, and you should read this information in conjunction with Fidelity’s audited consolidated financial statements and related notes for the year ended September 30, 2011, and unaudited interim consolidated financial statements for the nine months ended June 30, 2012 and 2011, which are included in this document beginning on page F-1 and from which this information is derived.

(Dollars in thousands, except per share amounts)	As of or for the Nine Months Ended June 30,	As of or for the fiscal years ended September 30,
2012	2011	2011	2010	2009	2008	2007
(Unaudited)
Summary Statements of Income
Net interest income	$10,577	$11,068	$14,816	$14,878	$16,923	$16,333	$14,269
Provision for credit losses	1,275	900	1,200	1,600	5,870	1,260	575
Other income	3,011	2,105	3,176	1,590	(687)	79	3,502
Other expense	11,639	11,344	15,121	14,775	14,414	12,873	12,660
Income tax provision (benefit)	(182)	(9)	136	(585)	(2,323)	1,438	914
Income from extraordinary gain, net of taxes	—	—	—	—	—	—	89
Preferred dividends and accretion	308	308	410	410	265	—	—
Net income (loss) available to common shareholders	548	630	1,125	268	(1,990)	841	3,711
Per Share Information
Earnings
Basic	0.18	0.21	0.37	0.09	(0.66)	0.28	1.24
Diluted	0.17	0.21	0.37	0.09	(0.66)	0.28	1.22
Dividends	0.06	0.06	0.08	0.08	0.37	0.56	0.56
Book value per common share	14.94	14.25	14.24	14.03	13.26	13.92	15.55
Tangible common book value per share (1)	14.07	13.38	13.38	13.16	12.38	13.04	14.67
Selected Ratios
Return on average assets	0.17%	0.18%	0.22%	0.09%	(0.23%)	0.12%	0.51%
Return on average equity	2.21%	2.51%	3.06%	1.41%	(3.65%)	1.83%	8.13%
Allowance for loan losses to total loans	1.27%	1.63%	1.64%	1.54%	1.37%	0.74%	0.66%
Allowance for loan losses to total non-performing loans	0.33	x	0.33	x	0.35	x	0.44	x	0.38	x	0.60	x	0.35	x
Shareholders’ equity to total assets	7.92%	7.56%	7.57%	7.12%	6.45%	5.80%	6.40%
Tangible common equity to tangible assets (1)	6.51%	6.16%	6.17%	5.78%	5.19%	5.45%	6.05%
Tier 1 leverage ratio	8.10%	7.79%	7.82%	7.47%	7.64%	7.16%	7.20%
Tier 1 capital to risk-weighted assets	13.17%	13.14%	12.92%	11.86%	11.52%	10.63%	10.94%
Total capital to risk-weighted assets	14.23%	14.39%	14.18%	13.11%	12.70%	11.33%	11.57%
Selected Balance Sheet Information
Assets	$665,606	$667,485	$669,915	$696,670	$730,031	$727,210	$726,577
Securities	243,201	260,141	251,213	249,527	238,563	222,084	226,776
Net loans	334,529	342,796	346,285	373,072	409,787	460,786	458,929
Deposits	469,295	445,620	446,102	444,448	443,880	416,414	433,555
Shareholders’ equity	52,742	50,481	50,491	49,586	47,112	42,155	46,470

(1)	See Note F “Non-GAAP Financial Measures” to the unaudited pro forma condensed combined financial information, for additional information relating to the calculation of this ratio.

RETROSPECTIVELY REVISED FINANCIAL INFORMATION FOR ADOPTION OF

A NEW ACCOUNTING STANDARD

Effective for the quarter ended March 31, 2012, WesBanco and Fidelity adopted the Financial Accounting Standards Board’s Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These pronouncements require, among other things, the retrospective reporting on the face of the financial statements of the components of other comprehensive income, total other comprehensive income and total comprehensive income, either with net income in a single continuous statement of comprehensive income or in two separate but consecutive statements. For interim periods, companies are required to present a total for comprehensive income in a single continuous statement of comprehensive income or two separate but consecutive statements.

The following table discloses the impact of the adoption of these new accounting pronouncements on the historical financial statements of WesBanco and Fidelity. The table presents selected components of the Consolidated Statements of Comprehensive Income for WesBanco and Fidelity for each of the last three fiscal years ended in 2011, 2010 and 2009 and should be read in conjunction with the information in WesBanco’s 2011 Annual Report on Form 10-K and the Fidelity information in this proxy statement/prospectus under the heading “Information About Fidelity” beginning on page [ — ]. This information was previously disclosed in the Notes to Consolidated Financial Statements for each company.

WesBanco, Inc.

Consolidated Statements of Comprehensive Income (Unaudited)

	For the fiscal years ended December 31,
(Dollars in thousands)	2011	2010	2009
Net Income	$43,809	$35,611	$23,933

Other comprehensive income (loss):
Securities available-for-sale:
Net change in unrealized gains (losses), net of tax of $4,209, ($433), and $3,478	7,017	(368)	5,835
Unrealized gains on securities transferred from available-for-sale to held-to-maturity, net of tax of $0, ($3,256), and $0	—	(5,621)	—
Reclassification adjustment on securities, net of tax of ($359), ($1,233), and ($2,258)	(604)	(2,129)	(3,788)
Securities held-to-maturity:
Unrealized gains on securities transferred from available-for-sale to held-to-maturity, net of tax of $0, $3,256, and $0	—	5,621	—
Amortization of unrealized gain previously recognized in other comprehensive income, net of tax of ($733), ($773), and $0	(1,327)	(1,333)	—
Defined benefit pension plan:
Amortization of prior service cost, net of tax of $22, ($43), and ($43)	37	(74)	(74)
Recognition of unrealized gain (loss), net of tax of ($3,751), $800, and $2,478	(6,156)	1,086	4,158

Total other comprehensive income (loss)	(1,033)	(2,818)	6,131

Comprehensive income	$42,776	$32,793	$30,064

Fidelity Bancorp, Inc.

Consolidated Statements of Comprehensive Income (Unaudited)

	For the fiscal years ended September 30,
(Dollars in thousands)	2011	2010	2009
Net Income (Loss)	$1,535	$678	$(1,725)

Other comprehensive income (loss):
Securities available-for-sale:
Net change in unrealized gains (losses), net of tax of ($80), $3,012, and ($890)	(155)	5,846	(1,727)
Reclassification adjustment on securities, net of tax of ($245), ($399), and $0	(477)	(776)	—
Comprehensive loss on securities for which other-than-temporary impairment has been recognized in earnings, net of tax of ($412), ($2,617), and $0	(800)	(5,080)	—
Reclassification adjustment for other-than-temporary impairment losses on debt securities, net of tax of $481, $1,219, and $1,733	934	2,367	3,363
Comprehensive gain (loss) on cash flow hedges, net of tax of $81, ($25), and ($154)	159	(49)	(299)

Total other comprehensive income (loss)	(339)	2,308	1,337

Comprehensive income	$1,196	$2,986	$(388)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of WesBanco and Fidelity, and has been prepared to illustrate the financial effect of WesBanco’s merger with Fidelity. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of WesBanco and its subsidiaries and of Fidelity and its subsidiaries, as an acquisition by WesBanco of Fidelity using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Fidelity will be recorded by WesBanco at their respective fair values as of the date the merger is completed. The pro forma financial information should be read in conjunction with WesBanco’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, and Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which are incorporated by reference herein and Fidelity’s audited financial statements for the fiscal year ended September 30, 2011 and the interim financial statements for the nine months ended June 30, 2012 which are included in this document beginning on page F-1.

The unaudited pro forma condensed combined financial information set forth below assumes that the merger with Fidelity was consummated on January 1, 2011 for purposes of the unaudited pro forma condensed combined statement of income and June 30, 2012 for purposes of the unaudited pro forma condensed combined balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.

These unaudited pro forma condensed combined financial statements reflect the Fidelity merger based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

Subject to the receipt of requisite regulatory approvals, WesBanco intends to purchase, or fund Fidelity’s redemption of, the Fidelity TARP Preferred Stock held by the U.S. Treasury and the outstanding Fidelity TARP Warrant to purchase Fidelity common stock, also held by the U.S. Treasury, prior to or concurrently with the completion of the merger. The Fidelity TARP Preferred Stock is expected to be extinguished upon consummation of the merger. The repurchase of the Fidelity TARP Preferred Stock and the Fidelity TARP Warrant are reflected in the pro forma financial information. Additionally, the impact from a potential sale of certain Fidelity non-accrual or underperforming loans, which cannot currently be estimated, is excluded from this pro forma analysis.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and related notes thereto of WesBanco and its subsidiaries and of Fidelity and its subsidiaries. Such information and notes thereto are incorporated by reference herein.

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

	WesBanco, Inc.	Fidelity Bancorp, Inc.	Pro Forma Adjustments	Pro Forma Combined WesBanco, Inc.
	(Dollars in thousands, except shares and per share amounts)
Assets
Cash and cash equivalents	$102,815	$41,341	$(24,193)	$119,963
Available for sale securities	1,023,124	173,472	(3,800)	1,192,796
Held to maturity securities	572,671	69,729	1,500	643,900
Net loans	3,229,525	337,471	(7,912)	3,559,084
Goodwill and other intangibles	282,088	2,654	36,003	320,745
Other assets	315,182	40,939	4,204	360,325

Total Assets	$5,525,405	$665,606	$5,802	$6,196,813

Liabilities and Shareholders’ Equity
Deposits	$4,393,782	$469,295	$2,900	$4,865,977
Other borrowings	333,152	128,956	7,400	469,508
Junior subordinated debt	106,083	7,732	(4,700)	109,115
Other liabilities	43,276	6,881	—	50,157

Total Liabilities	4,876,293	612,864	5,600	5,494,757
Shareholders’ Equity	649,112	52,742	202	702,056

Total Liabilities and Shareholders’ Equity	$5,525,405	$665,606	$5,802	$6,196,813

Book value per common share	$24.34	$14.94		$24.04
Tangible common book value per share (1)	$13.76	$14.07		$13.06
Shares outstanding	26,664,644	3,068,651		29,203,953

(1)	See Note F “Non-GAAP Financial Measures” to the unaudited pro forma condensed combined financial information, for additional information relating to the calculation of this ratio.

See notes to the unaudited pro forma condensed combined financial information

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the six months ended June 30, 2012

	WesBanco, Inc.	Fidelity Bancorp, Inc.	Pro Forma Adjustments	Pro Forma Combined WesBanco, Inc.
	(Dollars in thousands, except shares and per share amounts)
Interest Income
Loans, including fees	$82,922	$8,631	$122	$91,675
Securities and other	23,304	3,118	153	26,575

Total Interest Income	106,226	11,749	275	118,250
Interest Expense
Deposits	16,128	1,975	(483)	17,620
Other borrowings	6,727	2,843	(1,732)	7,838

Total Interest Expense	22,855	4,818	(2,215)	25,458

Net Interest Income	83,371	6,931	2,490	92,792
Provision for credit losses	12,105	925		13,030

Net Interest Income After Provision for Credit Losses	71,266	6,006	2,490	79,762
Other Income	31,215	1,895		33,110
Other Expense	71,749	7,925	190	79,864

Income before Income taxes	30,732	(24)	2,300	33,008
Provision for income taxes	6,744	(315)	805	7,234
Preferred dividends and accretion	—	205	(205)	—

Net Income Available to Common Shareholders	$23,988	$86	$1,700	$25,774

Earnings Per Share
Basic	$0.90	$0.03		$0.88
Diluted	$0.90	$0.03		$0.88
Average Shares Outstanding
Basic	26,637,537	3,064,000		29,176,846
Diluted	26,640,879	3,203,000		29,180,188

See notes to the unaudited pro forma condensed combined financial information

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2011 combining the fiscal years ended

December 31, 2011 for WesBanco and September 30, 2011 for Fidelity

	WesBanco, Inc.	Fidelity Bancorp, Inc.	Pro Forma Adjustments	Pro Forma Combined WesBanco, Inc.
	(Dollars in thousands, except shares and per share amounts)
Interest Income
Loans, including fees	$175,818	$19,343	$244	$195,405
Securities and other	48,349	7,367	306	56,022

Total Interest Income	224,167	26,710	550	251,427
Interest Expense
Deposits	39,521	4,418	(967)	42,972
Other borrowings	15,281	7,476	(3,465)	19,292

Total Interest Expense	54,802	11,894	(4,432)	62,264

Net Interest Income	169,365	14,816	4,982	189,163
Provision for credit losses	35,311	1,200	—	36,511

Net Interest Income After Provision for Credit Losses	134,054	13,616	4,982	152,652
Other Income	59,888	3,176		63,064
Other Expense	140,295	15,121	380	155,796

Income before Income taxes	53,647	1,671	4,602	59,920
Provision for income taxes	9,838	136	1,611	11,585
Preferred dividends and accretion	—	410	(410)	—

Net Income Available to Common Shareholders	$43,809	$1,125	$3,401	$48,335

Earnings Per Share
Basic	$1.65	$0.37		$1.66
Diluted	$1.65	$0.37		$1.66
Average Shares Outstanding
Basic	26,614,697	3,054,293		29,154,006
Diluted	26,615,281	3,066,203		29,154,590

See notes to the unaudited pro forma condensed combined financial information

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note A – Basis of Pro Forma Presentation

On July 19, 2012, WesBanco entered into the Agreement and Plan of Merger with Fidelity. Under the terms of the merger agreement, WesBanco will exchange 0.8275 shares of its common stock and $4.50 in cash for each share of Fidelity common stock. The receipt by Fidelity shareholders of shares of WesBanco common stock in exchange for their shares of Fidelity common stock is anticipated to qualify as a tax-free exchange. The transaction, approved by the directors of both companies, currently is valued at $68.5 million. This value is based on WesBanco’s closing stock price on September 7, 2012 of $20.85. Considering the range of WesBanco stock prices since the announcement of the merger, the value of the transaction at close is not anticipated to be materially different from the transaction value included in these pro formas.

The unaudited pro forma condensed combined financial information of WesBanco’s financial condition and results of operations, including per share data, are presented after giving effect to the merger. The pro forma financial information assumes that the merger with Fidelity was consummated on January 1, 2011 for purposes of the unaudited pro forma condensed combined statement of income and on June 30, 2012 for purposes of the pro forma balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.

The merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of Fidelity at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of Fidelity’s tangible, and identifiable intangible, assets and liabilities as of the closing date.

Funding for the merger transaction is included in the pro forma adjustments as follows (in thousands):

Issuance of common stock	$52,945
Cash on hand	15,603

Total purchase price	$68,548

Note B – Repurchase of TARP Preferred Stock and Warrant

WesBanco intends to repurchase, or fund Fidelity’s repurchase of, the Fidelity TARP Preferred Stock held by the U.S. Treasury prior to or concurrently with the completion of the merger, in which case the Fidelity TARP Preferred Stock will be extinguished upon consummation of the merger. This transaction will result in the payment of $7.0 million to repurchase the preferred stock and approximately $1.6 million to repurchase the related warrant resulting in a pre-acquisition charge to retained earnings of $0.1 million relating to the unamortized discount on the Fidelity TARP Preferred Stock and a $1.6 million charge to capital surplus for the repurchase of the warrant (estimated by multiplying 121,387 shares subject to the warrant by the sum of $21.75 less the $8.65 strike price for the warrant). The transaction is assumed to be funded with available cash.

Note C – Purchase Accounting Adjustments

The pro forma adjustments include the purchase accounting entries to record the merger transaction. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. For purposes of this pro forma analysis, fair value adjustments, other than goodwill, are amortized/accreted on a straight-line basis over their estimated average remaining lives. Estimated accretion and amortization on borrowings are based on estimated maturity by type of borrowing. When the actual amortization/accretion is recorded for periods following the merger closing, the effective yield method will be used where appropriate. Tax expense related to the net fair value adjustments is calculated at the statutory 35% tax rate.

Included in the pro forma adjustments are core deposit intangibles of $3.8 million. The core deposit intangibles are separate from goodwill and amortized on a straight-line basis over its estimated average remaining life. When the actual amortization is recorded for periods following the merger closing, the sum-of-the-years digits method will be used. Goodwill totaling $34.9 million is included in the pro forma adjustments, and is not subject to amortization.

The allocation of the purchase price is as follows (in thousands):

Purchase Price:
Fair value of WesBanco shares to be issued	$52,945
Cash consideration for outstanding Fidelity shares	13,809
Cash consideration for outstanding Fidelity stock options	1,794

Total purchase price	68,548

Net tangible assets acquired:
Fidelity’s shareholders’ equity	52,742
Effect of repurchase of TARP preferred stock and warrant	(8,590)
Fidelity’s pre-merger goodwill and other intangibles	(2,654)

Total net tangible assets acquired	41,498
Excess of net purchase price over carrying value of net tangible assets acquired	27,050

Estimated adjustments to reflect fair values of acquired assets and liabilities:
Reduction of loans, net of elimination of Fidelity allowance for loan losses	7,912
Reduction of investments	2,300
Estimated core deposit intangible	(3,800)
Increase in certificates of deposit	2,900
Increase in other borrowings	7,400
Decrease in junior subordinated debt	(4,700)
Deferred taxes related to fair value adjustments	(4,204)

Goodwill resulting from the merger	$34,858

Note D – Projected amortization/accretion of purchase accounting adjustments

The following table sets forth an estimate of the expected effects of the projected aggregate purchase accounting adjustments reflected in the pro forma combined financial statements on the future pre-tax net income of WesBanco after the merger with Fidelity:

	Discount Accretion (Premium Amortization) for the Years Ended December 31,
	2013	2014	2015	2016	2017
(Unaudited, dollars in thousands)
Securities	$306	$306	$306	$306	$306
Loans	244	244	244	244	244
Customer/deposit base	(380)	(380)	(380)	(380)	(380)
Time deposits	967	967	967	—	—
Borrowings (1)	3,465	3,465	(235)	(235)	(235)

Increase (decrease) in pre-tax net income	$4,602	$4,602	$902	$(65)	$(65)

(1)	Estimated accretion and amortization are based on estimated maturity by type of borrowing.

The actual effect of purchase accounting adjustments on the future pre-tax income of WesBanco will differ from these estimates based on the closing date estimates of fair values and the use of different amortization methods than assumed above.

Note E – Cost Savings and Merger-Related Costs

Estimated cost savings, expected to approximate 35% of Fidelity’s annualized pre-tax operating expenses, are excluded from this pro forma analysis. Cost savings are estimated to be realized at 75% in the first year after the acquisition and 100% in subsequent years. In addition, estimated merger-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to or after completion of the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger-related costs are estimated to be $7.8 million.

Note F – Non-GAAP Financial Measures

The following non-GAAP financial measures used by WesBanco and Fidelity provide information useful to investors in understanding operating performance and trends, and facilitate comparisons with the performance of peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco and Fidelity’s financial statements.

WesBanco, Inc. Non-GAAP Measures

	As of or for the Six Months Ended
	June 30,		As of or for the years ended December 31,
(Dollars in thousands)	2012	2011	2011	2010	2009	2008	2007
	(Unaudited)
Tangible common book value per share:
Total shareholders’ equity	$649,112	$623,037	$633,790	$606,863	$588,716	$659,371	$580,319
Less: goodwill and other intangible assets	(282,088)	(284,336)	(283,150)	(285,559)	(288,292)	(267,883)	(276,730)
Less: preferred shareholders’ equity	—	—	—	—	—	(72,332)	—

Tangible common equity	367,024	338,701	350,640	321,304	300,424	319,156	303,589
Common shares outstanding	26,664,644	26,629,360	26,629,360	26,586,953	26,567,653	26,560,889	26,547,073

Tangible common book value per share	$13.76	$12.72	$13.17	$12.09	$11.31	$12.02	$11.44

Tangible common equity to tangible assets:
Total shareholders’ equity	$649,112	$623,037	$633,790	$606,863	$588,716	$659,371	$580,319
Less: goodwill and other intangible assets	(282,088)	(284,336)	(283,150)	(285,559)	(288,292)	(267,883)	(276,730)
Less: preferred shareholders’ equity	—	—	—	—	—	(72,332)	—

Tangible common equity	367,024	338,701	350,640	321,304	300,424	319,156	303,589
Total assets	5,525,405	5,425,907	5,536,030	5,361,458	5,397,352	5,222,041	5,384,326
Less: goodwill and other intangible assets	(282,088)	(284,336)	(283,150)	(285,559)	(288,292)	(267,883)	(276,730)

Tangible assets	5,243,317	5,141,571	5,252,880	5,075,899	5,109,060	4,954,158	5,107,596

Tangible common equity to tangible assets	7.00%	6.59%	6.68%	6.33%	5.88%	6.44%	5.94%

Fidelity Bancorp, Inc. Non-GAAP Measures

	As of or for the Nine Months Ended
	June 30,		As of or for the years ended September 30,
(Dollars in thousands)	2012	2011	2011	2010	2009	2008	2007
	(Unaudited)
Tangible common book value per share:
Total shareholders’ equity	$52,742	$50,481	$50,491	$49,586	$47,112	$42,155	$46,470
Less: goodwill and other intangible assets	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)
Less: preferred shareholders’ equity	(6,908)	(6,848)	(6,863)	(6,803)	(6,743)	—	—

Tangible common equity	43,181	40,980	40,975	40,130	37,716	39,502	43,817
Common shares outstanding	3,068,651	3,062,549	3,063,125	3,049,307	3,045,818	3,028,725	2,987,593

Tangible common book value per share	$14.07	$13.38	$13.38	$13.16	$12.38	$13.04	$14.67

Tangible common equity to tangible assets:
Total shareholders’ equity	$52,742	$50,481	$50,491	$49,586	$47,112	$42,155	$46,470
Less: goodwill and other intangible assets	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)
Less: preferred shareholders’ equity	(6,908)	(6,848)	(6,863)	(6,803)	(6,743)	—	—

Tangible common equity	43,181	40,980	40,975	40,130	37,716	39,502	43,817
Total assets	665,606	667,485	666,915	696,670	730,031	727,210	726,577
Less: goodwill and other intangible assets	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)	(2,653)

Tangible assets	662,953	664,832	664,262	694,017	727,378	724,557	723,924

Tangible common equity to tangible assets	6.51%	6.16%	6.17%	5.78%	5.19%	5.45%	6.05%

COMPARATIVE PER SHARE DATA

(Unaudited)

The following tables set forth the basic earnings, diluted earnings, cash dividends and book value per common share data for Fidelity and WesBanco on a historical basis, on a pro forma combined basis, and on a per equivalent Fidelity share basis, as of or for the six month period ending June 30, 2012, and as of or for the twelve months ended December 31, 2011 (in the case of WesBanco) and the twelve months ended September 30, 2011 (in the case of Fidelity).

The pro forma data was derived by combining the historical consolidated financial information of WesBanco and Fidelity using the acquisition method of accounting for business combinations and assumes the transaction is completed as contemplated. The pro forma and pro forma-equivalent per share information gives effect to the merger as if the transactions had been effective on the dates presented, in the case of the book value data, and as if the transactions had become effective on January 1, 2011, in the case of the earnings per share and dividends declared data. The unaudited pro forma data in the tables assume that the merger is accounted for using the acquisition method of accounting and represent a current estimate based on available information of the combined company’s results of operations. The pro forma financial adjustments record the assets and liabilities of Fidelity at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analyses are performed. See “Unaudited Pro Forma Condensed Combined Financial

Information” on page [ — ]. The information in the following table is based on, and should be read together with, the financial information and financial statements of WesBanco incorporated by reference in this proxy statement/prospectus and the financial information and financial statements of Fidelity included elsewhere in this proxy statement/prospectus. See “Where You Can Find More Information About WesBanco and Fidelity” on page [ — ].

This information is presented for illustrative purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.

	WesBanco Historical	Fidelity Historical	Pro Forma Combined	Per Equivalent Fidelity Share
Earnings per share for the six months ended June 30, 2012:
Basic	$0.90	$0.03	$0.88	$0.73
Diluted	0.90	0.03	0.88	0.73
Cash dividends per share declared for the six months ended June 30, 2012 (1)	0.34	0.04	0.34	0.28
Book value per common share as of June 30, 2012	24.34	14.94	24.04	19.89
Tangible common book value per share as of June 30, 2012	13.76	14.07	13.06	10.80

	WesBanco Historical	Fidelity Historical	Pro Forma Combined	Per Equivalent Fidelity Share
Earnings per share for the fiscal year ended 2011:
Basic	$1.65	$0.37	$1.66	$1.37
Diluted	1.65	0.37	1.66	1.37
Cash dividends per share declared for the fiscal year ended 2011 (1)	0.62	0.08	0.62	0.51
Book value per common share as of fiscal year end 2011	23.80	14.24	23.50	19.45
Tangible common book value per share as of fiscal year end 2011	13.17	13.38	12.53	10.37

(1)	Pro forma dividends per share represent WesBanco’s historical dividends per share.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” and the risk factors included in WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, you should carefully consider the following risk factors before deciding whether to vote to adopt the merger agreement. For further discussion of these and other risk factors, please see WesBanco’s and Fidelity’s periodic reports and other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information About WesBanco and Fidelity” beginning on page [ — ].

Because the market price of WesBanco common stock may fluctuate, Fidelity shareholders cannot be certain of the market value of the WesBanco common stock that they will receive in the merger.

Upon completion of the merger, each share of Fidelity common stock will become the right to receive (i) 0.8275 shares of WesBanco common stock and (ii) $4.50 in cash, without interest. Accordingly, upon completion of the merger, you will have the right to receive WesBanco common stock at an exchange ratio of 0.8275 shares of WesBanco common stock for each share of Fidelity common stock you own. Any change in the price of WesBanco common stock prior to completion of the merger will affect the market value of the stock that you will receive on the date of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in WesBanco’s businesses, operations and prospects, and regulatory considerations. Fidelity shareholders are urged to obtain current market quotations for WesBanco and Fidelity common stock when they consider whether to approve the proposal to adopt the merger agreement at the Fidelity special meeting.

If the price of WesBanco common stock declines, Fidelity shareholders may receive less value for their shares upon completion of the merger than the value calculated pursuant to the exchange ratio on the date the merger agreement was executed, on the date of this proxy statement/prospectus or on the date of the Fidelity shareholder meeting. For example, based on the range of closing prices of WesBanco common stock during the period from July 19, 2012, the last trading day before public announcement of the merger, through [ — ], 2012, the last practicable full trading day prior to the date of this proxy statement/prospectus, the exchange ratio represented a value ranging from a high of $[ — ] on [ — ], 2012 to a low of $[ — ] on [ — ], 2012 for each share of Fidelity common stock. Because the date the merger is completed will be later than the date of the Fidelity special meeting, you will not know what the market value of WesBanco common stock will be upon completion of the merger when you vote on the merger agreement at the Fidelity special meeting.

The combined company will incur significant transaction and merger-related costs in connection with the merger.

WesBanco and Fidelity expect to incur costs associated with combining the operations of the two companies. WesBanco and Fidelity have just recently begun collecting information in order to formulate detailed integration plans to deliver planned synergies. Additional unanticipated costs may be incurred in the integration of the businesses of WesBanco and Fidelity. Whether or not the merger is consummated, WesBanco and Fidelity will incur substantial expenses, such as legal, accounting, printing and financial advisory fees, in pursuing the merger. Although WesBanco and Fidelity expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

If the merger is not completed, Fidelity will have incurred substantial expenses without its shareholders realizing the expected benefits of the merger.

Fidelity has incurred substantial expenses in connection with the transactions described in this proxy statement/prospectus, which are charged to earnings as incurred. If the merger is not completed, these expenses will still be charged to earnings even though Fidelity would not have realized the expected benefits of the merger. There can be no assurance that the merger will be completed.

WesBanco may not be able to successfully integrate Fidelity or to realize the anticipated benefits of the merger.

The merger involves the combination of two bank holding companies that previously have operated independently. A successful combination of the operations of the two entities will depend substantially on WesBanco’s ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. WesBanco may not be able to combine the operations of Fidelity and WesBanco without encountering difficulties, such as:

•	the loss of key employees and customers;

•	the disruption of operations and business;

•	the inability to maintain and increase competitive presence;

•	deposit attrition, customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	unexpected problems with costs, operations, personnel, technology and credit; and/or

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

Additionally, general market and economic conditions or governmental actions affecting the financial industry generally may inhibit the successful integration of Fidelity and WesBanco.

Further, WesBanco and Fidelity entered into the merger agreement with the expectation that the merger will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company, cross selling opportunities, technology, cost savings and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether WesBanco integrates Fidelity in an efficient and effective manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially impact WesBanco’s business, financial condition and operating results. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include, among others: approval of the merger agreement by Fidelity shareholders, regulatory approvals, absence of orders prohibiting the completion of the merger, effectiveness of the registration statement of which this proxy statement/prospectus is a part, approval of the shares of WesBanco common stock to be issued to Fidelity shareholders for listing on the Nasdaq Global Select Market, the continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements, and the receipt by both parties of legal opinions from their respective tax counsels. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Termination of the Merger Agreement” beginning on page [ — ] for a more complete discussion of the circumstances under which the merger agreement could be terminated. Therefore, the conditions to closing of the merger may not be fulfilled and the merger may not be completed.

Termination of the merger agreement could negatively affect Fidelity.

If the merger agreement is terminated, there may be various consequences, including:

•

Fidelity’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger; and

•	the market price of Fidelity common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed.

If the merger agreement is terminated and Fidelity’s board of directors seeks another merger or business combination, Fidelity shareholders cannot be certain that Fidelity will be able to find a party willing to offer equivalent or more attractive consideration than the consideration WesBanco has agreed to provide in the merger.

If the merger agreement is terminated and different business combination is pursued, Fidelity may be required to pay a break-up fee of $3.2 million to WesBanco under certain circumstances. See “Proposal No. 1 —Proposal to Adopt the Merger Agreement — Termination Fee” beginning on page [ — ].

The merger agreement limits Fidelity’s ability to pursue alternatives to the merger.

The merger agreement contains provisions that, subject to very narrow exceptions, limit Fidelity’s ability to discuss, facilitate or enter into agreements with third parties to acquire it. If Fidelity avails itself of those limited exceptions, it could be obligated to pay WesBanco a break-up fee of $3.2 million under certain specified circumstances. These provisions could discourage a potential competing acquiror that might have an interest in acquiring Fidelity from proposing or considering an acquisition of it even if that potential acquiror were prepared to pay a higher price to shareholders than the merger consideration.

Fidelity will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainties about the effect of the merger on employees and customers may have an adverse effect on Fidelity and consequently on WesBanco. These uncertainties may impair Fidelity’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Fidelity to seek to change existing business relationships with Fidelity. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, Fidelity’s business prior to the merger and the combined company’s business following the merger could be negatively impacted. In addition, the merger agreement restricts Fidelity from making certain acquisitions and taking other specified actions until the merger occurs without the consent of WesBanco. These restrictions may prevent Fidelity from pursuing business opportunities that may arise prior to the completion of the merger. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Conduct of Business Prior to the Merger” beginning on page [ — ] for a description of certain of the restrictive covenants applicable to Fidelity.

The need for regulatory approvals may delay the date of completion of the merger or may diminish the benefits of the merger.

WesBanco is required to obtain the approvals of certain bank regulatory agencies prior to completing the merger. Satisfying any requirements of these regulatory agencies may delay the date of completion of the merger. In addition, you should be aware that, as in any transaction, it is possible that, among other things, restrictions on the combined operations of the two companies, including divestitures, may be sought by governmental agencies as a condition to obtaining the required regulatory approvals. This may diminish the benefits of the merger to the combined company or have an adverse effect on the combined company following the merger. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Regulatory Approvals” on page [ — ].

Future results of the combined companies may materially differ from the pro forma financial information presented in this proxy statement/prospectus.

WesBanco and Fidelity may not be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Future results of the combined company may be materially different from those shown in the pro forma financial statements that only show a combination of the historical results of WesBanco and Fidelity. We have estimated that the combined company will record approximately $7.8 million of merger-related costs. The costs may be higher or lower than we have estimated, depending upon how costly or difficult it is to integrate the two companies. Furthermore, these costs may decrease the capital of the combined company that could be used for profitable, income-earning investments in the future.

Additionally, in determining that the merger is in the best interests of Fidelity and its shareholders, Fidelity’s board of directors considered that enhanced earnings may result from the consummation of the merger, including from reduction of duplicate costs, improved efficiency and cross-marketing opportunities. However, there can be no assurance that any enhanced earnings will result from the merger.

Fidelity shareholders will have less influence as a shareholder of WesBanco than as a shareholder of Fidelity.

Fidelity shareholders currently have the right to vote in the election of the board of directors of Fidelity and on other matters affecting Fidelity. Based upon the maximum number of shares of WesBanco common stock to be received by Fidelity shareholders in the merger, the current shareholders of Fidelity as a group will own approximately [ — ]% of the voting power of the combined organization immediately after the merger. When the merger occurs, each Fidelity shareholder will become a shareholder of WesBanco with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Fidelity. Because of this, Fidelity shareholders will have less influence on the management and policies of WesBanco than they now have on the management and policies of Fidelity.

Directors and officers of Fidelity have interests in the merger that differ from the interests of non-management shareholders.

The executive officers of Fidelity and WesBanco negotiated the terms of the merger agreement, the Fidelity and WesBanco boards of directors approved the merger agreement and the Fidelity board of directors recommends that you vote to adopt the merger agreement. In considering these facts and the other information included in this proxy statement/prospectus or incorporated by reference in this proxy statement/prospectus, you should be aware that certain of Fidelity’s directors and executive officers have economic interests in the merger other than their interests as shareholders. For example, Fidelity is party to employment agreements or change in control severance agreements with some of its executive officers (one of whom, Richard G. Spencer, is also a director), which provide for, among other things, cash payments following a change of control that is coupled with a termination of employment without cause. In addition, upon completion of the merger, Richard G. Spencer, President and Chief Executive Officer, will be appointed to the board of directors of WesBanco. Similarly, all of our current directors will be appointed to a newly-created advisory board for WesBanco Bank for the greater Pittsburgh, Pennsylvania area. Mr. Spencer will be offered a one year non-competition and non-solicitation and a three-year consulting agreement by WesBanco for which he will be compensated. Other executive officers may be offered similar non-competition and non-solicitation agreements. In addition, WesBanco also intends to retain certain executive officers of Fidelity to be determined on an at-will basis after completion of the merger for purposes of assisting with a smooth transition of the operations of Fidelity and its subsidiaries. WesBanco also anticipates issuing restricted stock and entering into retention agreements with key employees to ensure continuity through the transition of the operations of Fidelity. The merger agreement also provides that for six years after completion of the merger WesBanco will continue indemnification of our current and former directors and executive officers and provide certain directors’ and officers’ insurance for these individuals. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Interests of Certain Persons in the Merger” beginning on page [ — ].

Holders of Fidelity common stock do not have dissenters’ appraisal rights in the merger.

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the merger consideration offered to shareholders in connection with the extraordinary transaction. Under Pennsylvania law, shareholders do not have dissenters’ rights with respect to shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange. Because Fidelity’s common stock is listed on the Nasdaq Global Market, a national securities exchange, holders of Fidelity common stock will not be entitled to dissenters’ appraisal rights in the merger with respect to their shares of Fidelity common stock.

The fairness opinion obtained by Fidelity from its financial advisor will not reflect changes in circumstances subsequent to the date of the fairness opinion.

Mufson Howe Hunter & Company LLC (“MHH”), Fidelity’s financial advisor in connection with the proposed merger, has delivered to the board of directors of Fidelity its opinion dated as of July 19, 2012. The opinion of MHH stated that as of such date, and based upon and subject to the factors and assumptions set forth therein, the merger consideration was fair to the Fidelity common shareholders from a financial point of view. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of WesBanco or Fidelity, changes in general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the opinion is based, may materially alter or affect the relative values of WesBanco and Fidelity.

THE SPECIAL MEETING OF FIDELITY SHAREHOLDERS

General

This section contains information about the special shareholder meeting Fidelity has called to consider and vote on the (i) adoption of the merger agreement, (ii) approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Fidelity in connection with the merger; and (iii) approval of the adjournment of the Fidelity special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Fidelity special meeting. Fidelity is mailing this proxy statement/prospectus to you on or about [ — ], 2012. Together with this proxy statement/prospectus, Fidelity is also sending to its shareholders a notice of the Fidelity special meeting and a form of proxy that Fidelity’s board of directors is soliciting for use at the Fidelity special meeting and at any adjournments or postponements of the meeting.

A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this document in its entirety. You should read the entire merger agreement carefully.

Date, Time and Place of the Special Meeting

The Fidelity special meeting will be held at [ — ], on [ — ] 2012, at [ — ] Eastern Time

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of Fidelity common stock on [ — ], 2012, which we refer to as the record date, will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. On the record date, there were [ — ] shares of Fidelity common stock outstanding and entitled to vote at the special meeting. Owners of record of Fidelity common stock on the record date are entitled to one vote per share at the special meeting. Holders of the Fidelity TARP Preferred Stock, which was issued to the U.S. Department of the Treasury, (the “U.S. Treasury”), under the Capital Purchase Program of the Troubled Asset Relief Program, which we refer to as TARP, will not have the right to vote on any of the proposals to be voted on at the Fidelity special meeting. According to the terms of the Fidelity TARP Preferred Stock, the holder of such stock does not have the right to vote on the merger and the merger agreement as long as the shares of Fidelity TARP Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have rights, preferences, privileges and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Fidelity TARP Preferred Stock immediately prior to the completion of the merger, taken as a whole.

A quorum of Fidelity shareholders is necessary to have a valid meeting of shareholders. The presence, in person or by proxy, of the holders of at least a majority of the shares of Fidelity common stock outstanding as of the record date and entitled to vote is necessary to constitute a quorum at the special meeting. Both abstentions and broker non-votes count as present for establishing a quorum. An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Required Vote

Adopt the Merger Agreement. Adoption of the merger agreement requires the affirmative vote of a majority of the votes cast by the holders of Fidelity common stock entitled to vote thereon at a shareholders’ meeting at which a quorum is present. Accordingly, we urge you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

When considering our board of directors’ recommendation that you vote in favor of adoption of the merger agreement, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your and their interests as shareholders. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Interests of Certain Persons in the Merger” beginning on page [ — ].

Advisory (Non-binding) Vote Regarding Golden Parachute Compensation. The affirmative vote of a majority of the votes cast by the holders of Fidelity common stock entitled to vote thereon at a shareholders’ meeting at which a quorum is present is required to approve on an advisory (non-binding) basis, Fidelity’s golden parachute compensation payable to the named executive officers of Fidelity in connection with the merger.

Discretionary Authority to Adjourn Our Special Meeting. The affirmative vote of the holders of a majority of the votes cast by the holders of Fidelity common stock entitled to vote thereon at a shareholders’ meeting at which a quorum is present is required to approve the proposal to grant discretionary authority to adjourn our special meeting if necessary to solicit additional proxies from our shareholders for the merger proposal.

A vote by the holders of shares of the Fidelity TARP Preferred Stock is not required to approve any of the proposals to be voted on at the Fidelity special meeting.

Beneficial Ownership of Fidelity Officers, Directors and Affiliates

On the record date, the directors, executive officers and affiliates of Fidelity owned or controlled the vote of [ — ] shares of Fidelity common stock, constituting approximately [ — ]% of the outstanding shares of Fidelity common stock. In addition, certain officers and directors of Fidelity have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their Fidelity shares in favor of adoption of the merger agreement. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Voting of Proxies

You may submit the accompanying proxy by telephone, the Internet or by returning the proxy by mail if you are unable to attend the special meeting in person or wish to have your shares voted by proxy even if you attend the meeting. All shares of Fidelity common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, your shares will be voted “FOR” (i) adoption of the merger agreement, (ii) approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Fidelity in connection with the merger; and (iii) approval of the adjournment of the Fidelity special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Fidelity special meeting.

If your shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must direct the record holder how to vote your shares in connection with the merger. Your broker will send you directions explaining how you can direct your broker to vote.

The Fidelity board of directors does not know of any matters, other than as described in the notice of special meeting, which are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

Revocation of Proxies

If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by (i) filing with the Secretary of Fidelity a written notice of revocation that is received prior to the vote at the special meeting and that bears a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Fidelity before the vote at the special meeting, (iii) submitting a later dated proxy by telephone or the Internet, before the vote at the special meeting, or (iv) attending the special meeting and voting in person. Your attendance at the special meeting will not, in and of itself, revoke your proxy. Any written notice of revocation or subsequent dated proxy should be sent so as to be delivered to Fidelity Bancorp, Inc., 1009 Perry Highway, Pittsburgh, Pennsylvania 15237, Attention: Corporate Secretary, or hand delivered to the foregoing representative of Fidelity. For a notice of revocation or later proxy to be valid, it must actually be received by Fidelity prior to the vote of the shareholders.

If your shares are held by a broker in street name and you wish to change the instructions you have given your broker about how to vote your shares, or you wish to attend the special meeting and vote in person, you must follow the instructions provided by your broker.

Expenses of Solicitation of Proxies

Fidelity will bear the entire cost of soliciting proxies from Fidelity shareholders. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers and employees of Fidelity in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Fidelity common stock held of record by such persons. Fidelity may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur. Do not send your stock certificates with your proxy card.

Recommendation of Fidelity Board of Directors

The Fidelity board of directors believes that the merger is in the best interests of Fidelity and its shareholders, and unanimously recommends that the shareholders of Fidelity vote “FOR” adoption of the merger agreement; “FOR” approval, in a non-binding, advisory vote, of the compensation payable to the named executive officers of Fidelity in connection with the merger; and “FOR” the adjournment of the Fidelity special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement.

In the course of reaching its decision to adopt the merger agreement and the transactions contemplated thereby, the Fidelity board of directors, among other things, consulted with its legal advisors regarding the legal terms of the merger agreement and with its financial advisor as to the fairness, from a financial point of view, of the consideration to be paid to Fidelity shareholders. For a discussion of the factors considered by the Fidelity board of directors in reaching its conclusion, see “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Fidelity’s Reasons for the Merger.”

PROPOSAL NO. 1 — PROPOSAL TO ADOPT THE MERGER AGREEMENT

The following summarizes material provisions of the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. Factual disclosures about WesBanco and Fidelity contained in this proxy statement/prospectus or in the companies’ public reports filed with the SEC may supplement, update or modify the factual disclosures about the companies contained in the merger agreement.

The description of the merger agreement in this proxy statement/prospectus has been included to provide you with information regarding its terms. The merger agreement contains representations, warranties, covenants and agreements made by WesBanco and Fidelity as of specific dates that were made for purposes of that contract between the parties and are subject to qualifications and limitations, including by information in disclosure schedules that the parties exchanged in connection with the execution of the merger agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Shareholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WesBanco or Fidelity.

General

WesBanco’s and Fidelity’s boards of directors have approved the merger agreement. The merger agreement provides that Fidelity will merge with and into WesBanco, with WesBanco being the surviving corporation. Following the merger, Fidelity Savings Bank, a Pennsylvania chartered stock savings bank which is Fidelity’s main operating subsidiary, will merge with and into WesBanco Bank, a West Virginia banking corporation which is WesBanco’s main operating subsidiary (the “bank merger”). The Articles of Incorporation and Bylaws of WesBanco and WesBanco Bank immediately prior to the merger will constitute the Articles of Incorporation and Bylaws of WesBanco and WesBanco Bank following the merger.

What Fidelity Shareholders Will Receive in the Merger

If the merger is completed, for each share of Fidelity common stock that you own you will receive (i) 0.8275 shares of WesBanco common stock and (ii) $4.50 in cash, without interest, subject to possible adjustment in accordance with the terms of the merger agreement as discussed below. You will not receive separate consideration for the preferred stock purchase rights associated with the Fidelity common stock issued pursuant to the Fidelity Rights Agreement dated as of March 31, 2003, as amended by amendment No. 1 to Rights Agreement, dated as of March 15, 2005, and Amendment No. 2 to Rights Agreement, dated as of July 19, 2012 (the “Rights Agreement”), as such purchase rights will expire immediately prior to the effective time of the merger.

Possible Exchange Ratio Adjustments. The 0.8275 exchange ratio is subject to adjustment in the event that certain termination provisions, based on the market price of WesBanco’s common stock and the value of the Nasdaq Bank Index, are triggered and the Fidelity board of directors elects to terminate the merger agreement. Fidelity’s right to terminate the merger agreement would arise if the average closing price of WesBanco common stock during the 20 consecutive trading days ending on the Determination Date (as defined below on page [ — ]) is less than $18.85 per share and WesBanco common stock underperforms an index of financial institution stocks, the Nasdaq Bank Index, by more than 15%. However, Fidelity would not have the right to terminate the merger agreement if WesBanco elects to make a compensating adjustment in the exchange ratio. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Termination of the Merger Agreement” beginning on page [ — ] for a description of the possible exchange ratio adjustments that may result from this termination provision. In addition, the merger agreement provides that the exchange ratio will be adjusted in the event WesBanco changes the number of shares of WesBanco common stock issued and outstanding prior to the effective time of the merger as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in WesBanco’s capitalization.

Effects of the Merger

The merger shall become effective as set forth in the articles of merger that shall be filed with the West Virginia Secretary of State and Department of State of the Commonwealth of Pennsylvania. At that time, the separate existence of Fidelity will cease and WesBanco will be the surviving corporation. The assets, liabilities and capital of Fidelity will be merged with those of WesBanco and those assets, liabilities and capital will then constitute part of the assets, liabilities and capital of WesBanco. WesBanco will continue to operate under its articles of incorporation and bylaws effective as of immediately prior to the merger, and the officers and directors of WesBanco will continue as the officers and directors of the surviving corporation, except that Richard G. Spencer, Fidelity’s President and Chief Executive Officer, will be appointed to the board of directors of WesBanco after the merger. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Interests of Certain Persons in the Merger” beginning on page [ — ]. The Articles of Incorporation and Bylaws of WesBanco will be unaffected by the merger. The tenure of the directors and officers of WesBanco immediately prior to the merger will be unaffected by the merger.

At the effective time of the merger, each share of Fidelity common stock issued and outstanding immediately prior to the time the merger becomes effective will be converted automatically into the right to receive the merger consideration. Shares of Fidelity common stock held by Fidelity in its treasury or beneficially owned by WesBanco (other than in a fiduciary capacity by them for others) will not be exchanged for the merger consideration in the merger. Instead, these shares will be canceled and retired. In addition, restricted shares of Fidelity common stock will not be exchanged for the merger consideration but will instead be converted into the right to receive a cash payment of $22.50 per share. Fidelity shareholders will not receive separate consideration for the preferred stock purchase rights associated with the Fidelity common stock issued pursuant to the Rights Agreement, as such purchase rights will expire immediately prior to the effective time of the merger.

After the merger becomes effective, each certificate evidencing shares of Fidelity common stock will be deemed to evidence only the right to receive the merger consideration and, under certain circumstances, dividends on shares of Fidelity common stock with a record date prior to the completion of the merger and dividends on shares of WesBanco common stock with a record date after the completion of the merger. The holder of an unexchanged certificate will not receive any dividend or other distribution payable by WesBanco until the certificate has been exchanged.

Exchange and Payment Procedures

Immediately prior to the effective time of the merger, WesBanco will deposit with Computershare Investor Services, LLC, the Exchange Agent, (i) book entry shares representing the aggregate number of shares of WesBanco common stock issuable pursuant to the merger agreement in exchange for all of the shares of Fidelity common stock outstanding immediately prior to the effective time of the merger, (ii) immediately available funds equal to the aggregate amount of cash, without interest, payable by WesBanco pursuant to the merger agreement in exchange for all of the shares of Fidelity common stock outstanding immediately prior to the effective time of the merger and (iii) cash to be paid to Fidelity shareholders in lieu of fractional shares of WesBanco common stock.

As soon as practicable after the effective time of the merger, the Exchange Agent will mail each holder of record of Fidelity common stock a letter of transmittal containing instructions for use in effecting the surrender of certificates representing shares of Fidelity common stock in exchange for the merger consideration or cash in lieu of fractional shares. After the effective time of the merger, each holder of a Fidelity stock certificate, other than certificates representing treasury shares (as defined in the merger agreement), who has surrendered such certificate or who has provided customary affidavits and indemnification regarding the loss or destruction of such certificate, together with duly executed transmittal materials, to the Exchange Agent, will be entitled to receive, for each share of Fidelity common stock, (i) 0.8275 shares of WesBanco common stock, (ii) $4.50 in cash, without interest, and (iii) cash in lieu of any fractional shares of WesBanco common stock to which such holder is otherwise entitled. WesBanco will have no obligation to deliver the merger consideration or cash in lieu of fractional shares to any Fidelity shareholder until the Fidelity shareholder surrenders his certificates representing his shares of Fidelity common stock.

If a Fidelity stock certificate has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit of that fact by the claimant. WesBanco may require the claimant to post a bond in a reasonable amount as an indemnity against any claim that may be made against WesBanco with respect to the claimant’s lost, stolen or destroyed Fidelity stock certificate.

The Exchange Agent or, following the first anniversary of the effective time of the merger, WesBanco, may be entitled to deduct and withhold from any cash amounts payable to any holder of shares of our common stock such amounts as the Exchange Agent or WesBanco is required to deduct and withhold under the Code, or any state, local or foreign tax law or regulation. Any amounts that WesBanco or the Exchange Agent withhold will be treated as having been paid to such holder of Fidelity common stock.

Fidelity common stock certificates may be exchanged for merger consideration and cash in lieu of fractional shares of WesBanco common stock through the Exchange Agent for up to 12 months after the completion of the merger. At the end of that period, the Exchange Agent will return any WesBanco shares and cash to WesBanco. Any holders of Fidelity common stock certificates who have not exchanged their certificates for the merger consideration before that date will then be entitled to look only to WesBanco to seek payment of the merger consideration, any cash in lieu of fractional shares of WesBanco common stock and any unpaid dividends or distributions payable to such holder pursuant to the merger agreement. Neither Fidelity nor WesBanco will be liable to any former holder of Fidelity common stock for any merger consideration that is paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Following the effective time of the merger, there shall be no transfers on the stock transfer books of Fidelity other than to settle transfers of Fidelity common stock that occurred prior to the effective time of the merger.

Benefit Agreements

Employee Stock Ownership Plan. The Fidelity Employee Stock Ownership Plan (the “ESOP”) will be terminated as of the effective time of the merger by Fidelity in accordance with its terms. Until the ESOP is terminated, Fidelity will continue to make contributions to the ESOP in accordance with applicable accruals and in the ordinary course of business. The accounts of all participants and beneficiaries in the ESOP will become fully vested as of the effective time of the merger. Any shares of Fidelity common stock held in the ESOP shall be converted into the right to receive 0.8275 shares of WesBanco common stock plus $4.50 in cash, without interest, for each share of Fidelity common stock, which shall be allocated to the accounts of ESOP participants who have account balances in the ESOP in accordance with the applicable provisions of the ESOP. The merger agreement also requires Fidelity to file all necessary documents with the IRS for a determination letter for termination of the ESOP as soon as practicable. As soon as practicable following the effective time or the receipt of a favorable determination letter from the IRS regarding the qualified status of the ESOP upon its termination, the account balances in the ESOP shall be either distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. WesBanco has agreed to permit Fidelity employees who become WesBanco employees following completion of the merger to roll over the their account balances in the ESOP to the WesBanco Employee Stock Ownership and 401(k) Plan (the “KSOP”).

401(k) Plan. Pursuant to the terms of the merger agreement, Fidelity is required to terminate its 401(k) Plan, immediately prior to or as of the effective time of the merger. Until the 401(k) Plan is terminated, Fidelity will continue to make contributions to the 401(k) Plan in accordance with applicable accruals and in the ordinary course of business. The accounts of all participants and beneficiaries in the 401(k) Plan as of the effective time will become fully vested upon termination of the 401(k) Plan. Upon the later of the effective time of the merger or the receipt of a favorable determination letter from the IRS regarding the qualified status of the 401(k) Plan upon its termination, Fidelity will, at each employee’s option, either distribute the account balances to participants or transfer the balances to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. WesBanco has agreed to permit Fidelity employees who become WesBanco employees following completion of the merger to rollover their account balances to WesBanco’s KSOP.

Dividend Reinvestment Plan. Pursuant to the terms of the merger agreement, Fidelity has suspended the acceptance of dividends and other contributions of participants in its Dividend Reinvestment Plan (“DRIP”). In addition, prior to the effective time of the merger, Fidelity is required to terminate its DRIP and distribute all shares of Fidelity common stock and the value of all cash held in a participant’s account in accordance with the terms of the DRIP.

Severance and Benefits for Terminated Fidelity Employees. Employees of Fidelity (other than employees who are otherwise parties to employment, severance or change in control agreements) (i) who are not offered the opportunity to continue as employees of WesBanco or WesBanco Bank after the merger or (ii) who are terminated without cause within one year after the merger, will be entitled to receive (A) severance compensation based on the number of years of service with Fidelity and the employees’ weekly rate of pay, (B) accrued benefits, including vacation pay, through the date of separation, and (C) any rights to continuation of medical coverage to the extent such rights are required under applicable federal or state law and subject to the employee’s compliance with all applicable requirements for such continuation coverage, including payment of all premiums or other expenses related to such coverage.

Outplacement Services for Fidelity Employees. After the effective time of the merger, employees of Fidelity and its subsidiaries who are part of any reduction in force during the ninety (90) calendar days following the merger will be eligible to receive outplacement services with a cost of up to $1,500 for each such employee.

Other Benefit Arrangements. As of the effective time of the merger, WesBanco will honor and assume the employment agreements, severance agreements, salary continuation agreements and officer group term life insurance agreements in effect between Fidelity and its senior officers.

Treatment of Fidelity Stock Options

Options issued by Fidelity to employees and directors to purchase an aggregate of [ • ] shares of Fidelity common stock were outstanding as of the record date. Upon completion of the merger, each outstanding option to purchase shares of Fidelity common stock, whether or not then exercisable, will be cancelled in exchange for the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Fidelity common stock subject to such stock option, multiplied by (ii) the excess, if any, of $22.50 over the per share exercise price of such Fidelity stock option. The cash payment will be subject to applicable tax withholding.

Treatment of Fidelity Restricted Stock

Upon completion of the merger, each outstanding share of Fidelity restricted stock that is outstanding immediately prior to the completion of the merger, will vest in full immediately and will be converted into the right to receive $22.50 per share, without interest, subject to applicable tax withholding. Notwithstanding the previous sentence, if any shares of Fidelity TARP Preferred Stock are held by the U.S. Treasury at the time of completion of the merger, then 5,647 shares of Fidelity restricted stock held by Richard G. Spencer (the “Converted Restricted Stock”) shall not become entitled to receive $22.50 in cash for each share. Instead, each share of Converted Restricted Stock shall be converted into the right to acquire the number of shares of WesBanco common stock, determined by multiplying the number of shares of Converted Restricted Stock immediately prior to completion of the merger by the sum of (i) the exchange ratio and (ii) 0.2033 (the quotient determined by dividing $4.50 by $22.13, which was the average closing sales price of WesBanco common stock for the 10 consecutive trading days ending on July 19, 2012, the date the merger agreement was signed) (rounded down, if necessary, to a whole share of WesBanco common stock). Each such share of Converted Restricted Stock shall otherwise be subject to the same terms and conditions as were applicable to the shares of Fidelity restricted stock immediately prior to the completion of the merger; provided, however, that after the completion of the merger, no Converted Restricted Stock shall vest and become unrestricted shares of WesBanco common stock at any time during which any shares of WesBanco Preferred Stock (as defined below) are held by the U.S. Treasury.

Treatment of Fidelity TARP Preferred Stock and Fidelity TARP Warrant

The merger agreement provides that upon completion of the merger, each outstanding share of Fidelity TARP Preferred Stock, will be converted into the right to receive one share of WesBanco Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“WesBanco Preferred Stock”) with substantially the same rights, powers and preferences as the Fidelity TARP Preferred Stock, unless purchased or redeemed prior to the effective time of the merger. The outstanding warrant, (the “Fidelity TARP Warrant”), to purchase Fidelity common stock, which was issued on December 12, 2008 to the U.S. Treasury, will be converted into a warrant to purchase WesBanco common stock, subject to appropriate adjustments to reflect the exchange ratio. Subject to the receipt of requisite regulatory approvals, WesBanco and Fidelity have agreed to use their reasonable best efforts to have the Fidelity TARP Preferred Stock either purchased by WesBanco or one of its subsidiaries, in which case it is expected to be extinguished upon consummation of the merger, or redeemed by Fidelity. WesBanco also may elect to have the Fidelity TARP Warrant purchased or redeemed, but has no obligation to do so. There can be no certainty or guarantee as to the timing or occurrence of the redemption or repurchase of either the Fidelity TARP Preferred Stock or the Fidelity TARP Warrant.

Possible Short-Term Retention of Fidelity Management Employees

If the Fidelity TARP Preferred Stock has not been repurchased or redeemed from the U.S. Treasury by Fidelity or WesBanco at least one calendar day prior to the effective time of the merger, WesBanco will continue the employment of certain Fidelity management employees under the terms of their Fidelity employment agreements and change in control agreements as employees of WesBanco or WesBanco Bank for a period of at least 30 calendar days following the effective time or the merger.

Background of the Merger

Fidelity’s board of directors has regularly reviewed and evaluated strategic options available to it with the goals of strengthening Fidelity’s capital and financial position, identifying opportunities for growth consistent with safe and sound banking operations, and enhancing long-term shareholder value.

From time to time, representatives of various area financial institutions (but not including WesBanco) expressed their interest in Fidelity to Richard G. Spencer, Fidelity’s President and CEO, regarding the possibility of Fidelity engaging in a business combination with their institutions. No deal terms were ever proposed or discussed in connection with any of these communications, nor did Fidelity actively evaluate or pursue any of these expressions of interest. In addition, Mr. Spencer regularly met with various investment advisory firms with significant experience providing financial advisory services to banks and thrifts, to discuss the current state of the Pittsburgh banking market, Fidelity’s prospects as an independent institution, and the mergers and acquisition landscape.

In August 2011, members of the Board of Directors serving as the Shareholder Value Committee met with representatives of an investment advisory firm with significant experience providing financial advisory services to banks and thrifts, to review recent mergers and acquisition (M&A) activity and to gain a better understanding of the M&A process. The investment advisor firm presented an overview of the financial industry, market analysis, peer group analysis, and a review of the current mergers and acquisitions landscape, including recent transactions. As part of this presentation, the investment advisor presented illustrations of the potential financial effects of a business combination with several area financial institutions, including those that had previously expressed on an informal basis an interest in Fidelity. It was discussed that the increasing regulatory burdens on community banks would soon require Fidelity to make additional major investments in technology and compliance that would increase Fidelity’s cost structure and negatively impact its profitability. In addition, the current low-margin operating environment, the potential dilutive impact of redeeming the Fidelity TARP Preferred Stock Fidelity had issued in December 2008 to the U.S. Department of the Treasury and the escalating cost of such investment with the dividend rate increasing to 9% in 2013 were reviewed considering their potential impact on the future profitability of Fidelity. The discussions also included the issues associated with future prospects of raising additional capital necessary to redeem the outstanding shares of Fidelity TARP Preferred Stock. The Board of Directors was briefed on these discussions during September 2011. The Board also discussed succession planning matters associated with the future retirement of Mr. Spencer as Fidelity’s President and CEO. The Board determined that it should continue to educate itself on the process of exploring various strategic alternatives.

During December 2011, President Spencer met the CEO of a Pittsburgh-area financial institution to discuss approaches to the merger process and general interest in exploring a potential transaction as partners. Mr. Spencer reported on these discussions to Fidelity’s board of directors. In February 2012, Chairman Green and President Spencer met with the Chairman and CEO of the same financial institution to further discuss approaches to the merger process and general interest in exploring a potential transaction as partners. In addition, following such meeting, President Spencer received an unsolicited general expression of interest from this party related to exploring a potential transaction with Fidelity. Chairman Green and President Spencer reported on these discussions to Fidelity’s board of directors.

In early March 2012, Chairman Green and President Spencer met with representatives of Spidi & Fisch, PC, which we refer to as Spidi & Fisch, a law firm with significant experience advising financial institutions. The meeting included a discussion of the process of exploring strategic alternatives, the fiduciary duties and responsibilities of Fidelity’s board of directors in the context of exploring a business combination transaction, matters associated with an unsolicited expression of interest, and discussion of the timing, general process and regulatory and shareholder approval requirements for a merger transaction.

On March 6, 2012, representatives of Spidi & Fisch participated in a Fidelity Board of Directors meeting to discuss the process of exploring strategic alternatives, the fiduciary duties and responsibilities of Fidelity’s board of directors in the context of exploring a business combination transaction, matters associated with responding to an unsolicited expression of interest, and discussed the timing, general process and regulatory and shareholder approval requirements for a merger transaction. Also during March 2012, President Spencer met with the CEO of another Pittsburgh-area financial institution to discuss approaches to the merger process and general interest in exploring a potential transaction as partners. Mr. Spencer reported on these discussions to Fidelity’s board of directors.

In April 2012, the Board reviewed and discussed proposals from various investment advisory firms to assist Fidelity in the process of exploring its strategic alternatives and the preparation and distribution of a confidential offering memorandum. The Board authorized management to negotiate and sign an engagement letter with the selected investment advisory firm. On May 1, 2012, Fidelity entered into an agreement with MHH for such investment advisory services. Fidelity and MHH began the preparation of a confidential offering memorandum and the process of exploring strategic alternatives.

During May 2012, representatives of MHH met with President Spencer to discuss preparation of the confidential offering memorandum, discuss the Pittsburgh Pennsylvania banking market and the mergers and acquisition landscape. At a meeting of Fidelity’s Board on May 15, 2012, MHH presented a draft of a confidential information memorandum to be distributed to interested parties following execution of a confidentiality agreement. Such memorandum included non-public information regarding Fidelity’s business and recent operating performance. MHH discussed the goals of the process, with the primary objective being to seek to obtain the highest per share consideration for Fidelity’s shareholders, and the terms that interested parties would be asked to address as part of their proposals. In addition to price per share, these included, among other things, the structure of the proposed transaction, price protection, treatment of stock options, personnel issues, treatment of Fidelity benefit plans, the treatment of the Fidelity TARP Preferred Stock, due diligence procedures, and the existence of financing or other contingencies.

MHH presented a list of twelve financial institutions that could potentially be interested in a merger with Fidelity and provided some background information on the likelihood of their interest in a business combination with Fidelity. The list of potential transaction partners was developed by MHH based on consultation with Fidelity’s management, analysis of publicly available information about other financial institutions and their acquisition histories, and MHH’s knowledge and expertise concerning Fidelity’s market area and the current market for transactions involving financial institutions. The proposed list included the two institutions that had previously expressed an interest in Fidelity. The directors discussed whether there were any other reasonably likely potential merger partners who had been omitted from the list and concluded that there were not. It was the consensus of the Board that the list presented by MHH was appropriate and that all of the institutions on the list should be contacted to determine their interest in a potential business combination with Fidelity.

In mid-May, MHH, with the assistance of management of Fidelity, finalized the confidential information memorandum and on May 18, 2012 began contacting the financial institutions on the list presented to the directors to ascertain their interest in a possible business combination. Nine of the institutions contacted executed confidentiality agreements, and thereafter MHH provided these interested parties with a copy of the confidential information memorandum. All of the interested parties that executed confidentiality agreements were also given access to an electronic data room containing additional information regarding Fidelity’s operations beginning on May 24, 2012. The interested parties were given until June 5, 2012 to submit a written expression of interest.

WesBanco contacted Macquarie Capital (USA) Inc. (“Macquarie”) on May 29, 2012 about engaging their services as an investment banker on behalf of WesBanco and after some discussion engaged Macquarie on May 30, 2012 to assist them in the potential transaction with Fidelity (with the formal engagement letter being executed on June 22, 2012).

On June 5, 2012, six of the institutions, including WesBanco and the two institutions that earlier in the year had expressed an interest in Fidelity, had submitted a proposal for a possible business combination. Three of the proposals, including the proposal from WesBanco, contemplated that Fidelity stock would be exchanged for a combination of cash and common stock of the acquirer, and three of the proposals contemplated a 100% stock-for-stock merger. Each proposal was subject to further due diligence and other customary conditions.

Fidelity’s board of directors met on June 7, 2012. MHH presented information on the current market for mergers and acquisitions, including transaction pricing multiples for comparable transactions. MHH then reviewed the process undertaken to that point and discussed the proposals received by Fidelity. MHH informed the board of directors that Fidelity had received six proposals for a business combination transaction. MHH reviewed the key terms and characteristics of each proposal, including the amount and type of consideration offered. MHH also provided a comparison of the financial performance of each of the six potential partners, as well as an analysis of their branch networks, their acquisition histories and their independent research analysts’ consensus estimates for their respective stocks. Of the six proposals, WesBanco’s proposal was among the top three proposals offering potentially the highest value to shareholders.

MHH also reviewed the next steps in the transaction process. The board of directors selected the three highest proposals, including WesBanco, to conduct a full due diligence investigation of Fidelity in order to provide further clarification regarding their proposals. During a conference call on Friday, June 8, 2012, WesBanco was advised by Macquarie that it had been invited to do due diligence and it was one of three finalists in the bidding process.

Between June 8, 2012 and June 22, 2012, representatives of WesBanco and two other financial institutions conducted thorough due diligence investigations of Fidelity. The due diligence investigation included, among other things, discussions with Fidelity’s senior management and review of Fidelity’s loan portfolio, securities portfolio and other assets, legal documents and obligations. During the due diligence period, representatives of MHH and the financial advisors for the three interested parties discussed the results of their due diligence investigations. During this time period Fidelity also provided significant additional information to the three interested parties through the electronic data room and responded to many requests for additional information. In addition, on June 12, 2012 and June 13, 2012 Fidelity’s board of directors, members of senior management and representatives of MHH met with members of each of the three potential partners’ management teams, board members and their respective investment bankers to learn more about each of the potential partners’ operating styles, cultures, financial prospects for the future and their integration plans for Fidelity. On June 20, 2012, at a regularly scheduled meeting of the executive committee of the WesBanco board of directors, the financial parameters of a potential deal were discussed and considered in further detail and the executive committee authorized WesBanco’s executive officers and chairman to proceed with negotiations.

Revised expressions of interest were submitted by WesBanco and two other parties on June 25, 2012. Several discussions were held on June 26th and June 27th with representatives of Macquarie and MHH to clarify terms and conditions of the proposal. WesBanco proposed to acquire Fidelity in a merger in which the holders of Fidelity common stock would receive shares of WesBanco stock and $4.50 in cash, which at the time represented a combined value of $22.50 for each share of Fidelity common stock. The stock portion of the offer was to be a fixed exchange ratio based on the 10 day average closing price of WesBanco common stock immediately prior to signing a definitive merger agreement. WesBanco’s offer was the highest value of the three proposals considered. The other two proposals were all stock transactions.

The Fidelity board met again on June 28, 2012 with MHH and representatives of Spidi & Fisch to review the updated expressions of interest received and the Board’s fiduciary duties associated with the process being undertaken. Immediately prior to the start of the Fidelity board meeting the second highest bidder contacted MHH and orally increased their offer. It was, however, still not the highest proposal. MHH informed the board of the increased offer and the board considered it.

Based upon these considerations, the board of directors determined to negotiate exclusively with WesBanco, with the understanding that if WesBanco substantially modified its proposal during subsequent negotiations,

Fidelity could resume discussions with the next highest bidder. The board of directors then authorized management to commence negotiations of the terms of a merger between Fidelity and WesBanco. The board of directors discussed the use of a fixed exchange ratio for the stock portion of the merger consideration versus a floating exchange ratio, and WesBanco’s strong preference for a fixed exchange ratio. Fidelity’s Board concluded that a fixed exchange ratio for the stock portion along with the cash portion of the consideration and the other price protection involving a walkaway right prior to the transaction closing offered an acceptable form of consideration for Fidelity’s shareholders. The next highest proposal also included a fixed exchange ratio and was a 100% stock-for-stock transaction.

The proposed transaction was considered, on a preliminary basis, by the board of directors of WesBanco at its meeting held on June 28, 2012, which meeting was attended by representatives of Macquarie. A substantive presentation on the proposed transaction was made by members of the due diligence team and representatives of Macquarie. At the conclusion of the meeting, the executive officers of WesBanco were authorized by the board of directors to proceed with the negotiation of a definitive merger agreement based on the terms of the non-binding letter proposal.

On July 3, 2012, Spidi & Fisch received a draft of the merger agreement from WesBanco’s counsel, and the parties began negotiating the terms of the merger agreement and related ancillary documents. Over the ensuing three weeks, representatives of Fidelity and WesBanco management and outside legal advisors and financial advisors worked to finalize the merger agreement and related documents. Among other things, the parties continued to work to finalize provisions of the merger agreement regarding the determination of the exchange ratio, certain covenants of the parties, the conditions to the parties’ obligations to complete the transaction, certain employee compensation arrangements, and the contents of Fidelity’s disclosure schedules. During this negotiation period, the Fidelity board recommended to WesBanco that President Spencer be considered for the WesBanco board. WesBanco indicated it was agreeable to the recommendation. WesBanco ultimately agreed to fix the exchange ratio at 0.8275, plus $4.50 in cash which resulted in an aggregate value of common equity of approximately $72.9 million as of July 19, 2012, based on a value of WesBanco common stock equal to $21.95 per share, which approximated the average trading price of WesBanco common stock over recent weeks preceding that date.

On July 10, 2012, members of management of Fidelity, together with representatives of MHH and Spidi & Fisch, conducted a due diligence investigation of WesBanco. The due diligence investigation included, among other things, discussions with WesBanco’s senior management and review of WesBanco’s loan portfolio, securities portfolio and other assets, legal documents and obligations.

At its regular monthly meeting held on July 17, 2012, Fidelity’s Board received an update on the status of negotiations between the parties and notice of a special meeting of the board called to be held on July 19, 2012 to review and consider the merger agreement and related ancillary documents. On July 18, 2012, the Fidelity Board received a near-final draft of the merger agreement, the voting agreement, a summary of the merger transaction and its terms and conditions prepared by Spidi & Fisch and related documents.

The merger agreement was considered by the board of directors of WesBanco at a special meeting of the board held on July 18, 2012. A substantive presentation on the proposed transaction was made by members of management and Mr. James C. Gardill, as general counsel for WesBanco. The proposed merger agreement, which had been posted to the director website in advance of the meeting, was approved by the WesBanco board of directors by unanimous vote.

Fidelity’s board of directors met on July 19, 2012. Spidi & Fisch presented a summary of the legal terms of the merger agreement that had been negotiated with WesBanco and the shareholder and regulatory approvals that would be required to complete the transaction, including the possible timeframe for obtaining such approvals. Fidelity’s board of directors also considered the WesBanco proposal in the light of the constituency provisions of the Pennsylvania Business Corporation Law, including the impact a merger would have on Fidelity’s employees and the communities in which Fidelity or its subsidiaries operate or are located, and WesBanco’s offer to have a member of Fidelity’s board of directors become a director of WesBanco.

MHH presented an analysis of the financial terms of the WesBanco proposal, including the transaction value, form of consideration, and dividend impact for Fidelity’s shareholders as well as the historical performance of WesBanco’s stock, potential effects of the proposed merger on WesBanco, WesBanco’s business and financial information, WesBanco’s asset and deposit mixes and retail profile, WesBanco’s branch network and overlap with Fidelity’s branches. MHH’s presentation included discussion of the matters described under “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Opinion of Fidelity’s Financial Advisor” beginning on page [ — ] of this proxy statement/prospectus. MHH noted that WesBanco’s proposal of stock and cash had a value as of July 18, 2012 of $23.13 per share of Fidelity common stock representing approximately an 83% premium over Fidelity’s stock price as of July 18, 2012. MHH further noted that WesBanco’s proposal would be significantly accretive to Fidelity’s dividends per share.

MHH then delivered to Fidelity’s board of directors its oral opinion, subsequently confirmed in writing, that based upon and subject to the factors and assumptions stated in that opinion, as of such date, the merger consideration to be received in respect of each share of Fidelity common stock in the transaction was fair to Fidelity’s common shareholders from a financial point of view.

Following these discussions, and extensive review and discussion among Fidelity’s directors, including consideration of the factors described below under “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Fidelity’s Reasons for the Merger” and consideration of MHH’s presentation, including MHH’s analyses of transaction ratios, the trading history of Fidelity common stock and WesBanco common stock, financial results of comparable companies, selected merger transactions, discounted dividends analysis on a stand-alone basis, and the pro forma impact of the proposed merger, Fidelity’s board of directors unanimously approved the WesBanco merger agreement and the transactions contemplated thereby. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Opinion of Fidelity’s Financial Advisor” beginning on page [ — ] of this proxy statement/prospectus.

Later in the afternoon on July 19, 2012, the parties executed the merger agreement. The transaction was announced by a press release during the evening of July 19, 2012.

Fidelity’s Reasons for the Merger

After careful consideration, Fidelity’s board of directors determined that the merger is in the best interests of Fidelity and its shareholders. Fidelity’s board of directors therefore unanimously recommends that the Fidelity shareholders vote “FOR” the adoption of the merger agreement and approval of the merger.

In reaching the determination to approve the merger, Fidelity’s board of directors consulted with Fidelity’s senior management, financial advisor and legal advisor, and drew on its knowledge of the business, operations, properties, assets, financial condition, operating results, historical market prices and prospects of Fidelity and WesBanco, as well as current economic and market conditions. In connection with its review and approval of the merger, and in the course of its deliberations, Fidelity’s board of directors considered numerous factors that weighed in favor of the merger, including the following:

•

Merger Consideration. Fidelity’s board of directors considered the value of the consideration offered by WesBanco. The consideration, at the time of their decision, represented an approximate 83% premium over the market price of Fidelity’s common stock on July 18, 2012. Fidelity’s board of directors also considered the adequacy of the merger consideration, not only in relation to the market price of Fidelity’s common stock, but also in relation to the historical, present and anticipated future operating results and financial position of Fidelity as an independent entity.

Fidelity’s board of directors considered the price level of WesBanco’s common stock in relation to its price level in recent years and in relation to its peers and the possibility that Fidelity shareholders who receive WesBanco common stock in the merger would have the opportunity to participate in future stock price growth of WesBanco.

Fidelity’s board of directors also considered the risks and uncertainties in evaluating the merger consideration in view of the potential fluctuation of WesBanco’s common stock price given the fixed exchange ratio for the stock portion of the merger consideration, and the period of time between the execution of the merger agreement and the closing.

•

Strategic Alternatives. Fidelity’s board of directors carefully considered the strategic alternatives available to Fidelity, including pursuing a business combination with a third party and maintaining the status quo. In this context, Fidelity’s board of directors considered the economic and competitive pressures facing smaller financial institutions, increasing regulatory burdens, the need to make major investments in technology and compliance, and the issues associated with future prospects of raising additional capital necessary to redeem the outstanding shares of Preferred Stock. Fidelity’s board of directors discussed these alternatives in its deliberations and received advice from senior management, MHH as its financial advisor and Spidi & Fisch as its special legal counsel. Fidelity’s board of directors concluded that the execution of Fidelity’s business plan under the best case scenarios was not likely to create greater present value for Fidelity shareholders compared to the value to be paid by WesBanco.

•

The Sale Process. Fidelity’s board of directors considered the extent and breadth of the sale process conducted by Fidelity, with the assistance of MHH and its legal advisors, in soliciting, evaluating and responding to potential bidders likely to be interested in acquiring Fidelity.

•

MHH’s Fairness Opinion and Analysis. Fidelity’s board of directors considered the opinion, analyses and presentations of MHH described under the heading “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Opinion of Fidelity’s Financial Advisor.” MHH’s opinion concluded that the merger consideration offered to Fidelity’s common shareholders in the merger was fair from a financial point of view to the holders of such stock.

•

Future Prospects. Fidelity’s board of directors evaluated the business, operations, financial conditions, earnings, management and future prospects of WesBanco and Fidelity and believed that a business combination with WesBanco would enable Fidelity’s shareholders to participate in a combined company that would have enhanced future prospects compared to those that Fidelity is likely to achieve on a stand-alone basis. In reaching its conclusion, Fidelity’s board of directors took into consideration, among other things, the following benefits of a merger with WesBanco: enhanced revenue, increased market capitalization, a lower cost of capital, stronger capital position, funding capabilities and liquidity position, cost savings through integration and synergies and, as a result, improved capabilities to cope with potential challenges and risks.

•

Likelihood of Prompt Regulatory Approval. Fidelity’s board of directors considered the likelihood that WesBanco and Fidelity would receive the necessary regulatory approvals to complete the transactions contemplated in the merger agreement, including the merger and the bank merger, in a timely fashion.

•

Terms and Conditions of the Merger Agreement Relating to Closing. Fidelity’s board of directors believed the terms and conditions of the merger agreement, including the parties’ respective representations and warranties, the conditions to closing and termination provisions, provided adequate assurances as to WesBanco’s obligation and ability to consummate the merger in a timely manner, without any extraordinary conditions.

•

WesBanco’s Desire to Appoint a Fidelity Director to WesBanco’s Board of Directors. Fidelity’s board of directors considered the ability of Fidelity shareholders to retain a voice in management oversight by appointing one of Fidelity’s directors to WesBanco’s board of directors.

•

Merger Consideration. Fidelity’s board of directors considered that shareholders of Fidelity would receive both 0.8275 shares of WesBanco stock and $4.50 in cash in exchange for their shares of Fidelity common stock.

•

Tax. Fidelity’s board of directors expected that the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code and Fidelity shareholders generally will not recognize any gain or loss for federal income tax purposes on the exchange of shares of Fidelity common stock for shares of WesBanco common stock in the merger, except with respect to any cash received as part of the merger consideration and cash received instead of fractional shares of WesBanco common stock.

•

Impact on Constituencies. As permitted by the Pennsylvania Business Corporation Law, Fidelity’s board of directors considered the effect of the merger on the employees, depositors and customers of Fidelity and on the communities in which Fidelity operates or is located. Fidelity’s board of directors believed that WesBanco and Fidelity share a commitment to their customers, employees, shareholders, and the communities both companies serve. Fidelity’s board of directors considered that the branch networks of the two banks do not overlap, which is expected to help minimize the job loss resulting from the merger, and that as part of a larger organization Fidelity’s employees would have greater career opportunities. Fidelity’s board of directors also considered WesBanco’s ability to provide a wider array of products, including wealth management, trust and investment services, treasury management and mobile banking, as well as larger lending limits as being beneficial to Fidelity’s customers.

In the course of its deliberation regarding the merger, Fidelity’s board of directors also considered the following factors, which it determined did not outweigh the expected benefits to Fidelity and its shareholders:

•

Provisions and Covenants Contained in the Merger Agreement. Fidelity’s board of directors considered the restrictions on the operation of Fidelity’s business during the period between signing of the merger agreement and completion of the merger, as well as other covenants and agreements of Fidelity contained in the merger agreement. Fidelity’s board of directors also considered the provisions of the merger agreement relating to payment of the termination fee upon certain events, and the limitations on Fidelity’s ability to discuss alternative transactions during the pendency of the merger. Fidelity’s board of directors further considered the requirement that Fidelity must convene a special meeting of common shareholders to vote on the transaction with WesBanco regardless of whether it changes its recommendation unless the merger agreement is terminated.

•

Completion Risks. Fidelity’s board of directors considered the risks and costs associated with the merger not being completed in a timely manner or at all, including as a result of any failure to obtain requisite regulatory approvals. Fidelity’s board of directors considered that these risks and costs included the diversion of management and employee attention, potential employee attrition, the potential effect on business and customer relationships and potential litigation brought by shareholders of Fidelity arising from the merger agreement or the transactions contemplated thereby.

•

Integration Risks. Fidelity’s board of directors considered the challenges of combining the businesses, assets and workforces of Fidelity and WesBanco, which could affect the post-merger success and the ability to achieve anticipated cost savings and other potential synergies. Fidelity’s board of directors considered the prior experience of WesBanco in integrating its acquisitions.

•

Insider Interests. Fidelity’s board of directors considered the fact that the interests of Fidelity directors and executive officers with respect to the merger may be different from those of other Fidelity shareholders in certain limited circumstances. See “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Interests of Certain Persons in the Merger” on page [ — ].

The reasons set forth above are not intended to be exhaustive, but include the material considerations of Fidelity’s board of directors in approving the merger agreement. In reaching its determination to approve and recommend the transaction, Fidelity’s board of directors looked at the totality of the information presented to it and did not assign any relative or specific weights to the factors considered, and individual directors may have given different weights to different factors. AFTER CONSIDERING, AMONG OTHER THINGS, THE MATTERS DISCUSSED ABOVE AND THE OPINION OF MHH REFERRED TO ABOVE, FIDELITY’S BOARD OF DIRECTORS BELIEVED THAT THE MERGER WAS IN THE BEST INTERESTS OF FIDELITY AND ITS SHAREHOLDERS, AND THEREFORE, UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE FIDELITY SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

It should be noted that this explanation of the reasoning of Fidelity’s board of directors (and some other information presented in this section) is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” commencing on page [ — ].

Opinion of Fidelity’s Financial Advisor

In May 2012, Fidelity engaged MHH to render financial advisory and investment banking services to Fidelity. MHH agreed to assist Fidelity in assessing the fairness, from a financial point of view, of the $4.50 in cash and 0.8275 shares of WesBanco common stock to be paid as consideration for each share of common stock of Fidelity to the holders (subject to certain exceptions) of such Fidelity common stock pursuant to the merger agreement (the “merger consideration”). Fidelity selected MHH on the basis of MHH’s experience and expertise in representing community banks in similar transactions.

As part of its engagement, representatives of MHH attended the meeting of the Fidelity Board of Directors held on July 19, 2012, at which the Fidelity Board of Directors evaluated the proposed merger with WesBanco. At this meeting, MHH reviewed the financial aspects of the proposed merger and rendered an opinion that, as of such date, the Merger Consideration offered to Fidelity common shareholders in the merger was fair, from a financial point of view. The Fidelity Board approved the merger agreement at this meeting.

The full text of MHH’s written opinion is attached as Annex B to this document and is incorporated herein by reference. Fidelity shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by MHH. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

MHH’s opinion speaks only as of the date of the opinion. The opinion is directed to the Fidelity Board and addresses only the fairness, from a financial point of view, to the Fidelity common shareholders of the merger consideration in the proposed merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Fidelity shareholder as to how the shareholder should vote at the Fidelity special meeting on the merger or any related matter.

In rendering its opinion, MHH reviewed, among other things:

•	the merger agreement;

•	certain publicly available financial statements and other historical financial information of Fidelity that was deemed relevant;

•	certain publicly available financial statements and other historical financial information of WesBanco that was deemed relevant;

•	internal financial projections for Fidelity prepared by and reviewed with management of Fidelity;

•	publicly available median earnings estimates for WesBanco for 2012, 2013 and 2014;

•

the pro forma financial impact of the merger on WesBanco, based on assumptions related to transaction expenses, accounting adjustments, and cost savings determined by and discussed with senior management of WesBanco;

•

publicly reported historical price and trading activity for Fidelity and WesBanco common stock, including a comparison of certain financial and stock market information for Fidelity and WesBanco with similar publicly traded companies;

•	the financial terms of certain recent business combinations in the banking industry, to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

MHH also held discussions with members of senior management of Fidelity and WesBanco regarding their past and current business operations, regulatory relations, financial conditions, future prospects of their respective companies; and such other matters as they deemed relevant to their opinion.

In conducting its review and arriving at its opinion, MHH relied upon the accuracy and completeness of all financial and other information provided to them or otherwise publicly available. MHH did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. MHH relied upon the management of Fidelity and WesBanco as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to MHH, and MHH assumed that such forecasts and projections reflected the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such managements.

MHH assumed, without independent verification, that the aggregate allowance for loan and lease losses for Fidelity and WesBanco are adequate to cover those losses. MHH did not make or obtain any evaluation or appraisals of the property, assets and liabilities of Fidelity and WesBanco, nor did it examine any individual credit files.

The projections furnished to MHH and used by it in certain of its analyses were prepared by Fidelity and WesBanco’s senior management teams. Fidelity and WesBanco do not publicly disclose internal management projections of the type provided to MHH in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, MHH assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments related to the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers and modifications; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

MHH further assumed that the merger will be accounted for using the acquisition method under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. MHH’s opinion is not an expression of an opinion as to the prices at which shares of Fidelity common stock or shares of WesBanco common stock will trade following the announcement of the merger or actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger.

In performing its analyses, MHH made numerous assumptions with respect to industry performance, general business, economic, market and financial condition and other matters, which are beyond the control of MHH, Fidelity and WesBanco. Any estimates contained in the analyses performed by MHH are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the MHH opinion was among several factors taken into consideration by the Fidelity board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Fidelity board with respect to the fairness of the consideration.

The following is a summary of the material analyses presented by MHH to the Fidelity board on July 19, 2012, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the MHH opinion or the presentation made by MHH to the Fidelity board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, MHH did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, MHH believes that its analyses and the summary of its analyses must be considered as a whole and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Summary of Proposal. Pursuant to the terms of the merger agreement, each outstanding share of Fidelity common stock will be converted into the right to receive 0.8275 shares of common stock, par value $2.0833 per share, of WesBanco and $4.50 in cash. Based on WesBanco’s 15 day average price at the close on July 17, 2012, two days before the announcement of the transaction, of $22.32, the merger consideration represented a price of $22.50 per share to Fidelity’s common shareholders.

Selected Comparable Companies Analyses. Using publicly available information, MHH compared the financial condition and market performance of Fidelity to selected publicly traded thrifts headquartered in Maryland, New Jersey, Ohio and Pennsylvania with assets between $300 million and $2 billion. Additionally, using publicly available information, MHH compared the financial condition and market performance of

WesBanco to selected publicly traded banks headquartered in Maryland, New Jersey, New York, Ohio, Pennsylvania and West Virginia with assets between $2 and $10 billion. To perform this analysis, MHH used financial information as of and for the three months ended March 31, 2012, if available. Market price information was as of July 17, 2012. Earnings estimates for 2012 and 2013 were taken from a nationally recognized earnings estimate consolidator for comparable companies. Certain financial data prepared by MHH, and as referenced in the tables presented below may not correspond to the data presented in Fidelity’s and WesBanco’s historical financial statements, as a result of the different periods, assumptions and methods used by MHH to compute the financial data presented.

MHH’s analysis showed the following concerning Fidelity’s and WesBanco’s financial conditions:

Fidelity	Fidelity Group Minimum	Fidelity Group Maximum
Return on Average Assets	0.14%	-1.17%	1.10%
Return on Average Equity	2.16%	-12.22%	9.27%
Net Interest Margin	2.38%	2.22%	3.78%
Noninterest Income / Average Assets	0.63%	0.16%	1.15%
Efficiency Ratio	77.4%	56.2%	78.9%

WesBanco	WesBanco Group Minimum	WesBanco Group Maximum
Return on Average Assets	0.70%	-0.36%	1.20%
Return on Average Equity	6.23%	-2.73%	11.56%
Net Interest Margin	3.62%	1.84%	4.64%
Noninterest Income / Average Assets	1.10%	0.28%	2.02%
Efficiency Ratio	58.3%	46.9%	71.8%

Fidelity	Fidelity Group Minimum	Fidelity Group Maximum
Tangible Common Equity / Tangible Assets	6.4%	6.9%	18.4%
Tier 1 Capital Ratio	13.5%	11.7%	25.7%
Loans / Assets	51.5%	33.6%	71.9%
Nonperforming Loans / Loans	1.65%	0.91%	6.28%
Nonperforming Assets + 90 Days / Assets	2.92%	0.68%	5.70%
Last Twelve Months Net Charge-Offs / Avg. Loans	1.02%	0.02%	1.82%

WesBanco	WesBanco Group Minimum	WesBanco Group Maximum
Tangible Common Equity / Tangible Assets	6.8%	5.8%	12.5%
Tier 1 Capital Ratio	12.9%	10.5%	21.9%
Loans / Assets	57.2%	49.8%	73.6%
Nonperforming Loans / Loans	2.49%	0.90%	5.03%
Nonperforming Assets + 90 Days / Assets	1.55%	0.54%	3.86%
Last Twelve Months Net Charge-Offs / Avg. Loans	0.81%	0.24%	1.52%

Fidelity	Fidelity Group Minimum	Fidelity Group Maximum
Stock Price / Tangible Book Value per Share	0.90	x	0.73	x	1.15%
Stock Price / LTM EPS	30.49	x	11.88	x	69.44	x
Dividend Yield	0.64%	0.00%	4.49%
Last Twelve Months Dividend Payout Ratio	19.51%	0.00%	51.33%

	WesBanco		WesBanco Group Minimum		WesBanco Group Maximum
Stock Price / Tangible Book Value per Share	1.65	x	1.06	x	2.48	x
Stock Price / LTM EPS	13.05	x	12.40	x	41.95	x
Dividend Yield	3.05%		2.79%		6.86%
Last Twelve Months Dividend Payout Ratio	38.60%		30.65%		100.0%

Recent Transactions Analysis. MHH reviewed publicly available information related to 1) 27 selected Nationwide bank and thrift transactions involving institutions with assets between $250 million and $1 billion announced since June 30, 2011; 2) five selected Pennsylvania, Maryland, Ohio and West Virginia based bank and thrift transactions involving institutions with assets between $250 million and $1 billion announced since June 30, 2010; 3) 14 Pennsylvania based bank and thrift transactions involving institutions of all asset sizes announced since June 30, 2010; 4) 28 selected Nationwide bank and thrift transactions where the acquiree had a return on average assets (“ROAA”) between 0.00% — 0.75% and a NPAs/Assets ratio between 1.00% — 3.00% (“Performance-based Group”) announced since June 30, 2010; and 5) three Western Pennsylvania based bank and thrift transactions announced since June 30, 2010. After reviewing all of the transactions presented, MHH focused on the transactions in groups 2), 3) and 5). The transactions included in those groups were:

MD, PA, OH & WV transactions since 6/30/10; Assets between $250 million & $1 billion:
Acquiror:	Acquiree:
ESSA Bancorp Inc.	First Star Bancorp Inc.
Beneficial Mutual Bancorp	SE Financial Corp.
Cheviot Financial	First Franklin Corp.
Old Line Bancshares Inc.	Maryland Bankcorp Inc.
F.N.B. Corp.	Comm Bancorp Inc.

Pennsylvania transactions since 6/30/10:
Acquiror:	Acquiree:
S&T Bancorp Inc.	Gateway Bank of Pennsylvania
Tompkins Financial Corporation	VIST Financial Corp.
ESSA Bancorp Inc.	First Star Bancorp Inc.
Beneficial Mutual Bancorp	SE Financial Corp.
S&T Bancorp Inc.	Mainline Bancorp Inc.
Susquehanna Bancshares Inc.	Tower Bancorp Inc.
F.N.B. Corp.	Parkvale Financial Corp.
GNB Financial Services Inc.	Herndon National Bank
Susquehanna Bancshares Inc.	Abington Bancorp Inc.
Norwood Financial Corp.	North Penn Bancorp Inc.
Private Investor	Asian Financial Corporation
Investor Group	Royal Bancshares of PA
Customers Bancorp Inc.	Berkshire Bancorp Inc.
F.N.B. Corp.	Comm Bancorp Inc.

Western Pennsylvania transactions since 6/30/10:
Acquiror:	Acquiree:
S&T Bancorp Inc.	Gateway Bank of Pennsylvania
S&T Bancorp Inc.	Mainline Bancorp Inc.
F.N.B. Corp.	Parkvale Financial Corp.

Transaction multiples for the merger were evaluated two ways based on the exchange ratio of 0.8275 and $4.50 cash consideration per share: 1) using the 15 day average closing price of WesBanco’s common stock as of July 17, 2012 to arrive at an aggregate offer price of $22.50 per common share for Fidelity and 2) using the

July 18, 2012 closing price (one day prior to announcement) of WesBanco’s common stock to arrive at an aggregate offer price of $23.13 per common share for Fidelity. For each transaction referred to above, MHH derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

•	the latest closing price one day prior to the announcement of the acquisition ( “Premium to Market Value”);

•	book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	last-twelve-months earnings per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

•	assets of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

The results of the analysis are set forth in the following table:

Transaction Price to:	WesBanco/ Fidelity Merger (15 day value)		WesBanco/ Fidelity Merger (1 day value):		PA, MD, OH & WV transactions since 6/30/10, assets between $250mm & $1bn median:	Pennsylvania transactions since 6/30/10 median:		Western Pennsylvania transactions since 6/30/10 median:
Prior Market Price (“Premium”)	77.9%		82.8%		85.4%	71.0%		NA
Book Value	152.5%		156.8%		110.5%	124.6%		137.8%
Tangible Book Value	162.1%		166.6%		110.5%	124.7%		140.1%
LTM EPS	54.9	x	56.4	x	NM	33.4	x	34.2	x
Assets	10.8	x	11.2	x	8.8%	11.2%		10.7%

No company or transaction used as a comparison in the above analysis is identical to Fidelity, WesBanco or the merger. Accordingly, an analysis of these results is not mathematical. Instead, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Financial Impact Analysis. MHH performed pro forma merger analysis on the combined projected income statement and balance sheet information of Fidelity and WesBanco. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact the merger would have on certain projected financial results of WesBanco. In the course of this analysis, MHH used earnings estimates for WesBanco for 2013, 2014 and 2015 from WesBanco’s management and used earnings estimates for Fidelity for 2013, 2014 and 2015 from Fidelity’s management. This analysis indicated that the merger is expected to be accretive to WesBanco’s estimated earnings per share in 2013, 2014 and 2015. The analysis also indicated that the merger is expected to be dilutive to book value per share and tangible book value per share for WesBanco and that WesBanco is expected to maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by WesBanco following the merger may vary from the projected results, and the variations may be material.

Discounted Dividends Analysis. MHH performed a discounted dividends analysis to estimate a range of the present values of after-tax cash flows that Fidelity could theoretically produce for dividends to equity holders through 2016 on a standalone basis. In performing this analysis, MHH used management’s earnings estimates for Fidelity for 2012 through 2015 and applied an earnings growth rate of 5.0% thereafter, and assumed discount rates ranging from 10.0% to 14.0%. The range of values was determined by adding the present value of projected cash flows to Fidelity shareholders from 2012 through 2016 and the present value of the terminal value of

Fidelity’s common stock. In determining the cash flows available to shareholders, MHH assumed that Fidelity would maintain a tangible common equity to tangible asset ratio of 7.0% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for Fidelity. In calculating the terminal value of Fidelity, MHH applied multiples ranging from 10.0 to 14.0 times 2016 projected earnings. This resulted in a range of values for Fidelity from $7.33 to $11.76 per share. In addition, MHH applied premiums ranging from 100% to 140% of 2016 projected tangible book value. This resulted in a range of values for Fidelity from $8.97 to $14.60 per share. The discounted dividends present value analysis is a widely used valuation methodology that relies on numerous assumptions, including growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Fidelity.

MHH, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for corporate and other purposes. Fidelity and MHH have entered into an agreement whereby MHH has acted as financial advisor to Fidelity in connection with the merger. Fidelity has paid MHH a fee of $50,000 upon the execution of the engagement agreement and a fee of approximately $250,000 upon the execution of the definitive agreement and plan of merger. Additionally, Fidelity has agreed to pay MHH a Contingent Fee at the time of closing which is estimated to be approximately $998,850, against which both fees previously paid will be credited. In addition, Fidelity has agreed to reimburse MHH for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify MHH for certain liabilities arising out of its engagement. During the two years preceding the date of its opinion to Fidelity MHH has not received compensation (other than the $50,000 engagement retainer fee from Fidelity in connection with the merger) for investment banking services from either Fidelity or WesBanco.

Opinion of WesBanco’s Financial Advisor

Macquarie rendered its opinion to WesBanco’s Board of Directors that, as of July 19, 2012, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration was fair, from a financial point of view, to WesBanco.

The text of Macquarie’s written opinion, dated July 19, 2012, is attached as Annex C to this document and is incorporated herein by reference.

Macquarie’s opinion speaks only as of the date of the opinion. Macquarie’s opinion is directed to WesBanco and addresses only the fairness, from a financial point of view, to WesBanco of the consideration to be paid in the merger. Macquarie’s written opinion does not, in any way, address the fairness of the merger consideration to the Fidelity shareholders and accordingly, should not in any way be relied upon by the shareholders of Fidelity for any purpose in their consideration of the advisability of the merger.

In rendering its opinion, Macquarie reviewed, among other things:

•	a draft of the merger agreement dated July 19, 2012, which Macquarie assumed was in substantially final form and would not vary in any respect material to its analysis;

•	certain publicly available business and financial information relating to Fidelity, WesBanco and their respective subsidiaries that Macquarie deemed to be relevant;

•

certain non-public internal financial statements and other non-public financial and operating data relating to Fidelity, WesBanco and their respective subsidiaries that were prepared and provided to Macquarie by the management of Fidelity and/ or WesBanco; and

•	certain financial projections relating to Fidelity, WesBanco and their respective subsidiaries that were provided to or discussed with Macquarie by the management of Fidelity and/ or WesBanco;

•	discussed the past and current operations, financial projections, current financial condition and prospects of Fidelity and WesBanco with the respective management teams of Fidelity and WesBanco;

•	reviewed the financial terms of certain publicly available transactions in the industry in which Fidelity operates that Macquarie deemed relevant; and

•	performed such other analyses and examinations and considered such other factors that Macquarie deemed appropriate.

For purposes of its analysis and opinion, Macquarie assumed and relied upon, without undertaking responsibility for independently verifying, the accuracy and completeness of the information reviewed by Macquarie or reviewed for Macquarie, as well as the due authorization, execution and enforceability of the merger agreement. With respect to the financial projections which were furnished to or discussed with Macquarie, Macquarie assumed that such financial projections were reasonably prepared on bases reflecting the best then currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Fidelity or WesBanco, as applicable. Macquarie expressed no view as to any such financial projections or the assumptions on which they are based.

For purposes of rendering its opinion, Macquarie assumed, with WesBanco’s consent, that:

•	the representations and warranties of each party contained in the merger agreement are true and correct;

•

each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver or modification thereof;

•

the draft of the merger agreement dated July 19, 2012 was in substantially final form and that the final execution version of the merger agreement would not vary from this draft in any respect material to Macquarie’s analysis; and

•

all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Fidelity, WesBanco or the consummation of the merger.

Macquarie did not make, nor assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of Fidelity, WesBanco or any of their respective subsidiaries, nor was Macquarie furnished with any such appraisals. In addition, Macquarie did not evaluate the solvency or fair value of Fidelity, WesBanco or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Macquarie’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Macquarie as of, July 19, 2012. Subsequent developments may affect Macquarie’s opinion and Macquarie does not have any obligation to update, revise or reaffirm its opinion.

Macquarie was not asked to pass upon, and expressed no opinion with respect to, any matter other than whether, as of July 19, 2012, the merger consideration to be paid by WesBanco is fair, from a financial point of view, to WesBanco. Macquarie did not express any view on, and Macquarie’s opinion does not address (i) the advisability of any other transaction that WesBanco may be considering at the time the opinion was rendered or the effect of any such transaction on WesBanco’s current or future financial condition or results of operations or (ii) any other term or aspect of the merger agreement or the merger, or any agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger. In addition, Macquarie did not express any view on, and its opinion does not address, the fairness of the merger to the holders of any class of securities of Fidelity, creditors of WesBanco or Fidelity or other constituencies of WesBanco or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of WesBanco or Fidelity, or class of such persons, in connection with the merger, whether relative to the merger consideration or otherwise. Macquarie’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to WesBanco or any other party to the merger, nor does it address the underlying business decision of WesBanco, or any other party to the merger, to engage in the merger. Macquarie is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by WesBanco, any other party to the merger, their respective affiliates and their respective advisors with respect to legal, regulatory, accounting and tax matters. Macquarie’s opinion was approved and authorized for issuance by a fairness opinion review committee of Macquarie.

Summary of Analyses by Macquarie

The following is a summary of the material financial analyses delivered by Macquarie to WesBanco’s board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Macquarie, nor does the order of the analyses described represent relative importance or weight given to those analyses by Macquarie. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Macquarie’s financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses of Macquarie. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 18, 2012 (the last practicable trading day prior to the date that Macquarie delivered its opinion to WesBanco’s board of directors) and is not necessarily indicative of current market conditions.

Selected Peer Group Analysis: Using publicly available information, Macquarie compared the financial performance, financial condition, and market performance of Fidelity to the following depository institutions that Macquarie considered comparable to Fidelity (the “Fidelity Peer Group”):

•	Beneficial Mutual Bancorp, Inc.

•	ESB Financial Corporation

•	ESSA Bancorp, Inc.

•	Fox Chase Bancorp, Inc.

•	Harleysville Savings Financial Corporation

•	TF Financial Corporation

•	Alliance Bancorp, Inc. of Pennsylvania

•	Standard Financial Corp.

•	FedFirst Financial Corporation

•	WVS Financial Corp.

The Fidelity Peer Group includes exchange-traded thrifts in Pennsylvania with assets less than $5.0 billion. Though none of the selected companies is directly comparable to Fidelity, the companies included were chosen because they are publicly traded companies with operations that for the purposes of this analysis may be considered similar to certain operations of Fidelity.

Macquarie also calculated and compared various financial multiples and ratios based on information it obtained from publicly available financial data as of July 18, 2012, and earnings estimates were taken from FactSet, a nationally recognized earnings estimate consolidator. Certain financial data prepared by Macquarie, and as referenced in the tables presented below may not correspond to the data presented in Fidelity’s and WesBanco’s historical financial statements, or to the data prepared by MHH, presented under the section

“Proposal No. 1 — Proposal to Adopt the Merger Agreement — Opinion of Fidelity’s Financial Advisor,” as a result of the different periods, assumptions and methods used by Macquarie to compute the financial data presented.

Macquarie’s analysis showed the following concerning Fidelity’s financial performance in relation to the Fidelity Peer Group:

Financial Performance Measures	Fidelity	Fidelity Peer Group Median	Fidelity Peer Group 75th Percentile(1)	Fidelity Peer Group 25th Percentile(1)
Core Return on Average Assets (2)	0.30%	0.48%	0.66%	0.41%
Core Return on Average Equity (2)	3.96%	3.61%	5.56%	2.30%

(1)

The 75th percentile represents the third quartile (top 25%), ranked by performance of the Fidelity Peer Group. The 25th percentile represents the first quartile (bottom 25%), ranked by performance of the Fidelity Peer Group.

(2)	Calculated for the twelve month period ended March 31, 2012.

Macquarie’s analysis showed the following concerning Fidelity’s financial condition in relation to the Fidelity Peer Group:

Financial Condition Measures (1)	Fidelity	Fidelity Peer Group Median	Fidelity Peer Group 75th Percentile(2)	Fidelity Peer Group 25th Percentile(2)
Tangible Common Equity/ Tangible Assets	6.42%	12.90%	16.50%	10.03%
Adjusted NPA + 90PD/Total Assets(3)	2.96%	1.77%	1.07%	3.20%
Adjusted Texas Ratio (4)	49.25%	14.48%	8.96%	20.59%

(1)	Calculated for the three month period ended March 31, 2012.
(2)

The 75th percentile represents the third quartile (top 25%), ranked by performance of the Fidelity Peer Group. The 25th percentile represents the first quartile (bottom 25%), ranked by performance of the Fidelity Peer Group.

(3)	Calculated as nonperforming assets and loans 90 days or more past due excluding the delinquent portion guaranteed by the U.S. government and other real estate owned covered by loss-sharing agreements with the FDIC.
(4)	Calculated as adjusted NPAs + 90PD/Tangible Equity + Loan Loss Reserves where adjusted nonperforming assets and loans 90 days or more past due exclude the delinquent portion guaranteed by the U.S. government and other real estate owned covered by loss-sharing agreements with the FDIC.

Macquarie’s analysis showed the following concerning Fidelity’s market performance in relation to the Fidelity Peer Group:

Market Performance Measures	Fidelity		Fidelity Peer Group Median		Fidelity Peer Group 75th Percentile(1)		Fidelity Peer Group 25th Percentile(1)
Price to book value multiple (2)	0.86	x	0.85	x	1.1	x	0.7	x
Price to tangible book value multiple (2)	0.91	x	0.88	x	1.1	x	0.8	x
Price to earnings multiple, based on LTM earnings (3)	30.9	x	21.6	x	39.8	x	14.2	x
Price to earnings multiple, based on 2012 GAAP estimated earnings (4)	NA		35.7	x	38.0	x	34.4	x
Core deposit premium (2)	(0.9%)		(2.7%)		1.2%		(5.1%)

(1)

The 75th percentile represents the third quartile (top 25%), ranked by performance of the Fidelity Peer Group. The 25th percentile represents the first quartile (bottom 25%), ranked by performance of the Fidelity Peer Group.

(2)	Calculated for the three month period ended March 31, 2012.
(3)	Calculated for the twelve month period ended March 31, 2012.
(4)	Calculated based upon the closing price and earnings estimates as of July 18, 2012.

Selected Transaction Analysis: Macquarie reviewed publicly available information related to (i) transactions involving banks in Pennsylvania, West Virginia and Ohio greater than $20 million in transaction value since 2010 where the Texas Ratio was less than 100% and (ii) all transactions since 2010 where the transaction value was between $50 million and $1.5 billion and the target was in the Midatlantic or Northeast regions with a Texas Ratio less than 100%. The Texas Ratio is a commonly accepted methodology for analyzing the strength of the bank and is calculated by taking a bank’s non-performing assets and loans, as well as loans delinquent for more than 90 days, and dividing this number by the bank’s tangible capital equity plus its loan loss reserves. The transactions included in this analysis were:

Announcement Date	Acquiror	Acquired Company

6/14/2012	Investors Bancorp, Inc.	Marathon Banking Corporation
5/31/2012	Berkshire Hills Bancorp, Inc.	Beacon Federal Bancorp, Inc.
5/30/2012	United Financial Bancorp, Inc.	New England Bancshares, Inc.
4/30/2012	Independent Bank Corp.	Central Bancorp, Inc.
3/29/2012	S&T Bancorp, Inc.	Gateway Bank of Pennsylvania
1/25/2012	Tompkins Financial Corporation	VIST Financial Corp.
12/5/2011	Beneficial Mutual Bancorp, Inc. (MHC)	SE Financial Corp.
9/14/2011	S&T Bancorp, Inc.	Mainline Bancorp, Inc.
6/20/2011	Susquehanna Bancshares, Inc.	Tower Bancorp, Inc.
6/15/2011	F.N.B. Corporation	Parkvale Financial Corporation
6/2/2011	BankUnited, Inc.	Herald National Bank
4/28/2011	Valley National Bancorp	State Bancorp, Inc.
4/19/2011	Brookline Bancorp, Inc.	Bancorp Rhode Island, Inc.
1/26/2011	Susquehanna Bancshares, Inc.	Abington Bancorp, Inc.
1/20/2011	People’s United Financial, Inc.	Danvers Bancorp, Inc.
12/21/2010	Berkshire Hills Bancorp, Inc.	Legacy Bancorp, Inc.
12/15/2010	United Bankshares, Inc.	Centra Financial Holdings, Inc.
12/14/2010	Norwood Financial Corp.	North Penn Bancorp, Inc.
10/22/2010	Community Bank System, Inc.	Wilber Corporation
10/12/2010	Berkshire Hills Bancorp, Inc.	Rome Bancorp, Inc.
8/18/2010	First Niagara Financial Group, Inc.	NewAlliance Bancshares, Inc.
8/9/2010	F.N.B. Corporation	Comm Bancorp, Inc.
7/15/2010	People’s United Financial, Inc.	LSB Corporation
6/28/2010	Eastern Bank Corporation	Wainwright Bank & Trust Company
5/25/2010	Kearny Financial Corp. (MHC)	Central Jersey Bancorp
4/19/2010	Donegal Financial Services Corp.	Union National Financial Corporation

For each precedent transaction, Macquarie derived and compared, among other things, the implied ratio of price per common share paid for by the acquired company to tangible book value per share of the acquired company based on the latest financial statements of the company publicly available prior to the announcement of the acquisition and book value per share of the acquired company based on the latest financial statements of the company publicly available prior to the announcement of the merger. Additionally, for each precedent transaction, Macquarie derived and compared the premium paid in aggregate consideration over tangible book value to core deposits which were defined as total deposits less jumbo CDs.

Transaction multiples for the merger were derived from the $22.50 per share transaction value based on (i) WesBanco’s average price of $21.75 for the 15 days prior to the signing of the merger agreement and (ii) financial data as of March 31, 2012 for Fidelity. Macquarie then compared these results with announced multiples for the selected transactions. The selected transaction analysis was also highly influenced by S&T Bancorp’s acquisition of Gateway Bank of Pennsylvania and F.N.B Corporation’s acquisition of Parkvale Financial Corporation, the two most recent transactions involving a target that competes in Fidelity Bancorp’s deposit markets. The results of this analysis are set forth in the following table:

	WesBanco / Fidelity (1)		Selected Multiple High (2)		Selected Multiple Low (3)		S&T Bancorp/ Gateway Bank of PA		F.N.B Corp/ Parkvale Financial Corp
Price/Tangible Book Value	1.62	x	2.0	x	1.4	x	1.4	x	2.0	x
Price/ Book Value	1.53	x	1.4	x	1.3	x	1.4	x	1.4	x
Core Deposit Premium	6.60%		10.2%		6.1%		10.2%		5.2%

(1)	Calculated for the three month period ended March 31, 2012.
(2)	Represents the higher value of either S&T Bancorp, Inc.’s acquisition of Gateway Bank of Pennsylvania or F.N.B. Corporation’s acquisition of Parkvale Financial Corporation.
(3)	Calculated by taking the median of the selected precedent transactions.

No company or transaction used as a comparison in the above analysis is identical to WesBanco, Fidelity, or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis: Macquarie performed a discounted cash flow analysis to estimate a range for the implied equity value per share of Fidelity common stock. In this analysis, Macquarie assumed discount rates ranging from 11.0% to 13.0% to derive (i) the present value of the estimated free cash flows that Fidelity could generate over the period beginning December 2012 and ending in December 2017 and (ii) the present value of Fidelity’s terminal value at the end of 2017. Terminal values for Fidelity were calculated based on a range of 11.0x to 13.0x estimated 2018 earnings per share. Macquarie analyzed three discounted cash flow scenarios based on three different forecasts for Fidelity provided by Fidelity management and adjusted based on guidance from WesBanco management, both with and without synergies and earnings adjustments from the merger:

•

Standalone Projections: In the first scenario, Macquarie computed the net present value of Fidelity using standalone projections based on the budget provided by Fidelity management and adjusted based on guidance from WesBanco management. Based on this analysis, Macquarie derived a range of implied equity values per share of Fidelity common stock of $12.91 to $14.80.

•

Pro Forma Projections — Without Synergies: In the second scenario, Macquarie computed the net present value of Fidelity by adjusting the Standalone Projections to include certain restructuring charges anticipated by WesBanco to result from the merger. The adjustments also included certain purchase adjustments to fair value to Fidelity’s assets and liabilities and their accretion and amortization based on guidance from WesBanco. Based on this analysis, Macquarie derived a range of implied equity values per share of Fidelity common stock of $10.69 to $12.57.

•

Pro Forma Projections — With Synergies: In the third scenario, Macquarie computed the net present value of Fidelity by adjusting the Pro Forma Projections discussed in the second scenario to include certain expenses and cost savings forecasted as a result of the merger and other synergies based on guidance from WesBanco. Based on this analysis, Macquarie derived a range of implied equity values per share of Fidelity common stock of $22.99 to $26.31.

Implied Fidelity Equity Value per Share Range

	Standalone Projections	Pro Forma Projections – Without Synergies	Pro Forma Projections – With Synergies
Low	$12.91	$10.69	$22.99
High	$14.80	$12.57	$26.31

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Fidelity common stock.

Forecasted Pro Forma Financial Analysis: Macquarie analyzed the estimated financial impact of the merger on WesBanco’s 2013, 2014, and 2015 estimated earnings per share. For both WesBanco and Fidelity, Macquarie used earnings estimates based on projections provided by management of each company, respectively. In addition, Macquarie assumed that the merger will result in cost savings equal to management’s estimates. Based on its analysis, Macquarie determined that the merger would be accretive to WesBanco’s earnings per share in 2013, excluding restructuring charges and merger-related expenses.

Furthermore, the analysis indicated that WesBanco’s Leverage Ratio, Tier 1 Risk-Based Capital Ratio, and Total Risk-Based Capital Ratio would all remain above regulatory minimums for well capitalized institutions. This analysis was based on internal projections provided by WesBanco’s and Fidelity’s senior management teams. For all of the above analysis, the actual results achieved by WesBanco following the merger may vary from the projected results, and the variations may be material.

WesBanco’s Board of Directors selected Macquarie as its financial advisor because Macquarie is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement dated as of June 22, 2012, WesBanco engaged Macquarie to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, WesBanco has agreed to pay Macquarie a transaction fee of $750,000, a significant portion of which is contingent upon the consummation of the merger. In addition, WesBanco has agreed to reimburse certain of Macquarie’s expenses and to indemnify Macquarie against certain liabilities arising out of its engagement. In the ordinary course of business, Macquarie or its affiliates may actively trade in the debt and equity securities, or options on securities, of WesBanco or any other company that may be involved in the merger, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Macquarie and its affiliates may have in the past provided, may be currently providing and in the future may provide, financial advisory services to WesBanco, Fidelity or their respective affiliates, for which Macquarie or such affiliates have received, and would expect to receive, compensation. Specifically, in the past two years, Macquarie served as a financial advisor to WesBanco in relation to its bid to acquire another financial institution, receiving an aggregate amount of $59,295.64 from WesBanco for such services.

Interests of Certain Persons in the Merger

In considering the recommendation of the Fidelity board of directors with respect to the merger agreement, Fidelity shareholders should be aware that certain persons, including some of the directors and executive officers of Fidelity, have interests in the merger that are in addition to their interests as shareholders of Fidelity generally. The Fidelity board of directors was aware of these interests as well as others and considered them in adopting the merger agreement and the transactions contemplated thereby. As described in more detail below, these interests include certain payments and benefits that may be provided to the executive officers upon completion of the merger, including enhanced cash severance and continued medical, life and disability insurance benefits. The dates and share prices used below to quantify these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur and do not represent a projection about the future value of Fidelity common stock.

Cash Payment for Outstanding Options. Under the terms of the merger agreement, all Fidelity stock options that are outstanding and unexercised at the time of the merger, whether or not vested, will be cancelled, and in lieu thereof the holders of such options will be paid in cash an amount equal to the product of (i) the number of shares of Fidelity common stock subject to such option at the closing and (ii) an amount equal to the excess, if any, of $22.50 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements.

Acceleration of Vesting of Restricted Stock Awards. Under the terms of the merger agreement, unless any shares of Fidelity TARP Preferred Stock are held by the U.S. Treasury at the time of completion of the merger, each outstanding share of Fidelity restricted stock that is outstanding immediately prior to the completion of the merger, will vest in full immediately upon completion of the merger and will be converted into the right to receive $22.50 per share, without interest, subject to applicable tax withholding. Mr. Spencer holds 5,647 restricted stock shares as of the date of this proxy statement/prospectus which will become vested as a result of the merger. For information on the alternative treatment of Mr. Spencer’s restricted stock in the event the U.S. Treasury holds Fidelity TARP Preferred Stock at the completion of the merger, please see “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Treatment of Fidelity Restricted Stock” beginning on page [ — ].

Existing Employment Agreements. Fidelity and Fidelity Savings Bank previously entered into employment agreements with President and Chief Executive Officer Richard G. Spencer and Executive Vice President and Chief Lending Officer Michael A. Mooney. The employment agreements have a term of 36 months. Prior to the date that is 45 days prior to the annual anniversary of the date of the agreements, the board of the directors of Fidelity shall consider all relevant factors, including the executive’s performance, and if appropriate approve an extension of the term of the agreements for an additional twelve months, so that the remaining term shall be 36 months. If an agreement is not renewed, the agreement will expire two years following the anniversary date. The agreements provide for a minimum base salary of $225,000 per year for Mr. Spencer and $165,000 per year for Mr. Mooney, which may be increased from time to time in such amounts as may be determined by the board of directors of Fidelity. For the fiscal year ended September 30, 2011, the base salaries for Mr. Spencer and Mr. Mooney were $239,130 and $176,093, respectively. In addition, the executive may receive bonus payments as determined by the board of directors of Fidelity, subject to compliance with applicable law. In addition to base salaries and bonuses, the agreements provide for, among other things, insurance benefits and participation in other employee and fringe benefits applicable to executive personnel. The agreements provide for termination of the employment of the executive by Fidelity for cause at any time.

The employment agreements also provide for certain payments to the executives in the event Fidelity terminates the executive’s employment during the term of the agreement for reasons other than cause, disability, retirement or death, each as defined in the agreements, or if the executive terminates his employment due to a material breach of the agreement by Fidelity and as of the date of termination no change in control of Fidelity has occurred, no written agreement which contemplates a change in control of Fidelity and which still is in effect has been entered into by Fidelity and no discussions and/or negotiations are being conducted which relate to the same. In such event, Fidelity will maintain and provide to the executive or, in the event of death, his beneficiary, severance pay in an amount equal to his base salary as of his date of termination and also, for a period of twelve months or the date of the executive’s full-time employment by another employer, continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements at no cost to the executive.

Upon a change in control of Fidelity, the executive will be entitled to an aggregate cash severance amount in a lump sum equal to 2.99 times the executive’s average annual compensation included in the executive’s gross income for the five taxable years ending before the date on which the date of termination occurs. In addition, the executive will also, for a period ending at the earlier of thirty-six months or the date of the executive’s full-time employment by another employer, be entitled to continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements at no cost to the executive. The agreements provide that the executives will have any payments reduced by the amount necessary to avoid having an excess parachute payment under Section 280G of the Code. At September 30, 2012, Messrs. Spencer and Mooney would have been entitled to payments of approximately $706,998 and $519,148, respectively, in the event of their termination in connection with a change in control. Fidelity, however, is prohibited from making severance payments to Messrs. Spencer and Mooney during the period in which it has received an investment under the TARP Capital Purchase Program.

Existing Change in Control Agreements. Fidelity Savings Bank entered into change in control agreements with Senior Vice Presidents Lisa L. Griffith, Sandra L. Lee, Anthony F. Rocco and Richard L. Barron effective January 2009. The change in control agreements provide for a term of 36 months, and may be extended by the board of directors of Fidelity Savings Bank annually on the anniversary date for an additional twelve months, so that the remaining term shall be 36 months, upon a determination and resolution of the board of directors of Fidelity Savings Bank that the performance of the employee has met the requirements and standards of the board of directors. If an agreement is not renewed, the agreement will expire two years following the anniversary date.

The change of control agreements provide for severance payments and other benefits in the event employment with Fidelity Savings Bank is (A) involuntarily terminated upon a change in control of Fidelity Savings Bank or Fidelity, absent just cause, as defined in the agreement, in connection with, or within twenty-four months after, a change in control, or (B) terminated voluntarily by the employee, for any reason, within twelve months following a change in control. A “change in control” is defined to include any of the following: (i) the sale of all, or a material portion, of the assets of the Fidelity Savings Bank or Fidelity, (ii) the merger or recapitalization of Fidelity Savings Bank or Fidelity, whereby Fidelity Savings Bank or Fidelity is not the surviving entity, (iii) a change in control of Fidelity Savings Bank or Fidelity, as otherwise defined or determined by the Pennsylvania Department of Banking or the Federal Reserve Board or regulations promulgated by such agencies, or (iv) the acquisition, directly or indirectly, of the beneficial ownership of 25% or more of the outstanding voting securities of Fidelity Savings Bank or Fidelity by any person, trust, entity or group. “Just cause” is defined to include termination because of the employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order of an applicable banking regulator, or material breach of the agreement.

In the event of termination as described above, the employee will be paid an amount equal to two hundred percent of the taxable compensation paid to the employee by Fidelity Savings Bank during the most recently completed calendar year prior to such termination of employment or the date of change in control, whichever is greater, and be provided continued participation in Fidelity Savings Bank’s medical and dental insurance plans for a period of one year. The agreements provide that the employees will have any payments reduced by the amount necessary to avoid having an excess parachute payment under Section 280G of the Code. At September 30, 2012, Ms. Griffith, Ms. Lee, Mr. Rocco and Mr. Barron would have been entitled to payments of approximately $279,280, $220,828, $217,908 and $210,774, respectively, in the event of a termination in connection with a change in control. Fidelity, however, is prohibited from making severance payments to the employees during the period in which it has received an investment under the TARP Capital Purchase Program.

Pension Benefits. We maintain a Supplemental Executive Retirement Plan (“SERP”) for selected officers, including Messrs. Spencer and Mooney and Ms. Griffith. The SERP provides the participants with a target retirement benefit at age 65 of 70% of the final projected base salary in effect at that time, reduced by estimated Social Security payments to be received and the value of the other Fidelity-sponsored retirement plans, the 401(k) Savings Plan and the ESOP. Benefits are payable for a 15-year period. The executive becomes vested and eligible for an early retirement benefit after completing 15 years of service. Mr. Spencer is currently vested in a normal retirement benefit of $72,090 per annum and Mr. Mooney is currently vested and eligible for an early retirement benefit of $41,431 per annum payable in the form of 180 monthly payments. Annual benefits payable to Messrs. Spencer and Mooney and Ms. Griffith upon their normal retirement at age 65 are $70,000, $84,000 and $60,000, respectively. The SERP also provides for a lump sum payment to Ms. Griffith upon a change in control. As of September 30, 2012, the amount payable under the occurrence of a change in control to Ms. Griffith is approximately $71,006.

Non-Competition and Consulting Agreements. WesBanco has offered to enter into a one-year non-competition agreement and a three-year consulting agreement with Mr. Spencer. The non-competition agreement provides that for a period of at least one year following the effective date of the merger, Mr. Spencer will not engage in any activities which compete with WesBanco. The consulting agreement provides that Mr. Spencer will provide certain consulting services to WesBanco in connection with the integration of Fidelity with WesBanco and aspects of the greater Pittsburgh, Pennsylvania market. Mr. Spencer will be paid an aggregate of $200,000 for entering into these agreements. A similar non-compete agreement will be offered to Mr.  Mooney in exchange for a payment of $100,000.

Summary of Golden Parachute Arrangements

The following table sets forth the aggregate dollar value of the various elements of compensation that each named executive officer of Fidelity would receive that is based on or otherwise relates to the merger, assuming the following:

•	the merger closed on September 30, 2012, the last practicable date prior to the date of this proxy statement/prospectus;

•	the employment of Messrs. Spencer and Mooney and Ms. Griffith had been terminated without cause immediately following the closing of the merger on September 30, 2012;

•	the projected costs of providing continued life, health, and accident insurance coverage is based on current premiums;

•

WesBanco and Messrs. Spencer and Mooney and Ms. Griffith take actions to avoid any non-deductibility of payments and penalties that would be imposed by Section 280G. Pursuant to the employment agreements of Messrs. Spencer and Mooney and the change in control severance agreement of Ms. Griffith, absent these actions to avoid Section 280G implications the payments they would otherwise be entitled to would be reduced to below the Section 280G limits pursuant to the terms of those agreements; and

•

WesBanco and Mr. Spencer take actions to avoid non-deductibility of payments pursuant to Section 162(m) of the Code, as modified by the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009.

Any changes in these assumptions or estimates would affect the amounts shown in the following table.

Golden Parachute Compensation

Name	Cash($)(1)	Equity($)(2)	Pension/ NQDC($)(3)	Perquisites/ Benefits($)(4)	Other($)(5)	Total($)(6)
Richard G. Spencer	$706,998	$303,140	$43,346	$93,698	$200,000	$1,347,182
Michael A. Mooney	$519,148	$128,303	$30,264	$67,770	$100,000	$845,485
Lisa L. Griffith	$279,280	$96,257	$71,006	$8,804	$0	$455,347

(1)

For Mr. Spencer and Mr. Mooney, in the event of his involuntary termination of employment or voluntary termination for good reason within 24 months following a change in control transaction, each will receive a cash payout equal to 2.99 times his five year average taxable compensation. For Ms. Griffith, the severance amount is equal to 2 times her taxable compensation for the most recently-completed calendar year. If the merger closes during 2012, such cash payout is estimated as set forth in this column, subject to adjustment based upon certain restrictions and limitations in accordance with Section 280G of the Code.
(2)	Includes Restricted Stock awards which will accelerate vesting upon a change in control: Spencer – 5,647 shares. This column assumes that such shares will be cashed out at $22.50 per share at the merger closing. This column also includes payments in cancellation of stock options equal to the difference of $22.50 and the option exercise price for total option cancellation payments of: Spencer — $176,083, Mooney —$128,303 and Griffith — $96,257.
(3)	Mr. Spencer and Mr. Mooney are eligible to receive retirement benefits under the Fidelity Salary Continuation Plan upon termination of employment at any time. There is no acceleration of vesting with respect to the merger transaction. Retirement benefits will be paid in the form of 180 monthly payments at the rate of $72,090 per annum for Mr. Spencer and $41,431 per annum for Mr. Mooney following termination of employment assumed to be at December 31, 2012.

For Ms. Griffith, assuming a termination of employment related to a change in control transaction as of December 31, 2012, the accelerated vesting of the retirement benefit is equal to a one-time lump-sum payment of $71,006.

In addition, for Mr. Spencer and Mr. Mooney, retirement income enhancements in accordance with the terms of their employment agreements will be three years of continued benefits under the ESOP and 401(k) Plan as follows:

	ESOP	401(k)
Richard G. Spencer	$22,417	$20,929
Michael A. Mooney	16,667	13,597

(4)	For Ms. Griffith, represents the cost of continuation of medical and dental benefits for 18 months. For Mr. Spencer and Mr. Mooney, both are eligible to receive continued participation in all group insurance, life insurance, health and accident, disability and other employee plans, programs and arrangements (other than stock options and restricted stock plans) for a period of thirty-six months following termination of employment following a change in control. The 36 month cost for such benefit plan continuations are as follows.

	Club Dues	Health	Dental	Vision	LTD	Group Life	Supplemental Medical
Richard G. Spencer	$17,685	$46,871	$2,031	$570	$1,584	$1,944	$23,013
Michael A. Mooney		46,871	2,031	570	1,584	1,944	14,770

(5)	Includes payments to Mr. Spencer of $200,000 from WesBanco related to entering into a three-year consulting agreement with WesBanco and a non-competition agreement for the period of one year following the completion of the merger and a payment to Mr. Mooney of $100,000 for a similar non-competition agreement. In addition, Mr. Spencer and Mr. Mooney are each vested in a post-retirement life insurance benefit of $400,000 and $300,000, respectively, plus they each shall receive payment annually equal to the taxes due by them attributable to such insurance benefit. This benefit is not related to a change in control transaction.
(6)	The total amount payable to each listed individual is subject to reduction in the event that such amount detailed as payable as cash in accordance with the respective employment agreement or change in control severance agreement is reduced based upon certain restrictions and limitations in accordance with Section 280G of the Internal Revenue Code.

Employee Severance Benefits. Pursuant to the merger agreement, WesBanco has agreed to use commercially reasonable efforts to continue the employment of at least a majority of the employees of Fidelity and its subsidiaries after the merger. Any employees who are not offered the opportunity to continue as employees after the merger or who are terminated without cause within one year after the effective time of the merger, in the case of (1) and (3) below, or who are terminated without cause within ninety (90) calendar days after the effective time of the merger, in the case of (2) below, will be entitled to receive:

(1) severance payments based on the number of years worked and the employee’s weekly rate of pay;

(2) certain outplacement consultation services at a cost not to exceed $1,500 per employee; and/or

(3) accrued benefits, including vacation pay, through the date of termination of employment.

Board of Directors Appointments. Pursuant to the merger agreement, Richard G. Spencer, Fidelity’s President and Chief Executive Officer, will be appointed to the board of directors of WesBanco. Mr. Spencer will serve until the next meeting of WesBanco’s shareholders and will be nominated for election to the WesBanco board at that shareholder meeting and subsequent shareholder meetings until he has served a three-year term. In addition, each member of the Fidelity board of directors at the effective time of the merger, will be appointed to a newly-created advisory board for WesBanco Bank for the greater Pittsburgh, Pennsylvania market. Each advisory board member will serve for at least one year and, except for Mr. Spencer, will receive the same annual compensation they received for service on the Fidelity board of directors for the fiscal year ended September 30, 2011. In the event a vacancy should arise on the WesBanco board of directors within one year after the effective time of the merger, WesBanco will consider for nomination, but not be obligated to nominate, a member of the greater Pittsburgh advisory board.

Indemnification. WesBanco has agreed that it will, following the effective time of the merger for a period of six years, indemnify, defend, and hold harmless the current and former directors and officers of Fidelity against all costs, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the effective time of the merger to the fullest extent permitted by applicable law, including provisions relating to advances of expenses. The merger agreement further provides that WesBanco will obtain six years of extended liability insurance to provide for continued coverage of Fidelity’s directors and officers with respect to matters occurring prior to the effective time of the merger, subject to a cap that limits the amount that WesBanco must expend for such liability insurance to no more than an aggregate of $100,000.

Ownership by Fidelity Officers and Directors. As of the record date, directors and officers of Fidelity beneficially owned, in the aggregate, [ • ] shares of Fidelity common stock, representing approximately [ • ]% of the outstanding shares of Fidelity common stock. Directors and officers of Fidelity will be treated the same as other Fidelity shareholders.

Regulatory Approvals

Completion of the merger and the bank merger are each subject to certain federal and state bank regulatory agency filings and approvals. WesBanco and Fidelity cannot complete the merger and the bank merger unless and until WesBanco and Fidelity receive all necessary prior approvals from the applicable bank regulatory authorities. WesBanco and Fidelity have agreed to use their best efforts to obtain all such necessary prior approvals required to consummate the transactions contemplated by the merger agreement. Neither WesBanco nor Fidelity can predict whether or when WesBanco and Fidelity will obtain the required regulatory approvals, waivers or exemptions necessary for the merger of WesBanco with Fidelity and the merger of WesBanco Bank with Fidelity Savings Bank.

Federal Deposit Insurance Corporation. The bank merger is subject to the approval by the Federal Deposit Insurance Corporation (“FDIC”) under the Bank Merger Act. In granting its approval under the Bank Merger Act, the FDIC must consider, among other factors, the competitive effect of the merger, the managerial and financial resources and future prospects of the merging banks, the effect of the merger on the convenience and needs of the communities to be served, including the records of performance of the merging banks in meeting the credit needs of the communities under the Community Reinvestment Act, the effectiveness of the merging banks in combating money laundering activities, and the risk that would be posed by the merger to the stability of the United States banking or financial system. Applicable regulations require publication of notice of the application and an opportunity for the public to comment on the application in writing. WesBanco filed the requisite bank merger application with the FDIC on August 17, 2012.

The bank merger (the completion of which is not a condition to the merger) may not be consummated until 30 days after the approval of the FDIC (or such shorter period as the FDIC may prescribe with the concurrence of the United States Department of Justice, but not less than 15 days), during which time the Department of Justice may challenge the bank merger on antitrust grounds.

Federal Reserve Board. The merger requires the approval of the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended, unless the Federal Reserve Board is willing to grant a waiver pursuant to its regulations allowing for such waivers. WesBanco intends to file a request for such waiver and believes that the transaction qualifies for such a waiver procedure. If a waiver is not received, the Federal Reserve Board will also consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors. In such case, the merger may not be consummated until 30 days after the approval of the Federal Reserve Board (or such shorter period as the Federal Reserve Board may prescribe with the concurrence of the United States Department of Justice, but not less than 15 days), during which time the Department of Justice may challenge the merger on antitrust grounds.

The commencement of an antitrust action by the Department of Justice would stay the effectiveness of the Federal Reserve Board or FDIC approval, as the case may be, unless a court specifically orders otherwise. In reviewing the merger and the bank merger, the Department of Justice could analyze the merger’s effect on competition differently than the Federal Reserve Board and the FDIC, and it is possible that the Department of Justice could reach a different conclusion than the applicable banking regulator regarding the merger’s (or the bank merger’s) competitive effects.

West Virginia Division of Financial Institutions. Both the merger and the bank merger require the approval of the West Virginia Division of Financial Institutions. WesBanco filed the requisite application for approval of the merger and the bank merger with the West Virginia Division of Financial Institutions on August 17, 2012.

Pennsylvania Department of Banking. The merger also requires the approval of the Pennsylvania Department of Banking under the Pennsylvania Banking Code of 1965. WesBanco filed the requisite application for approval of the merger with the Pennsylvania Department of Banking on August 17, 2012.

Other Requisite Approvals, Notices and Consents. The prior written approval of the Pennsylvania Department of Banking is not required for the bank merger because the resulting institution will be a West Virginia banking corporation. Pennsylvania law does require WesBanco to provide certain notice and documents to the Pennsylvania Department of Banking regarding the proposed bank merger. WesBanco provided this notice and documentation to the Pennsylvania Department of Banking on August 17, 2012.

Neither Fidelity nor WesBanco is aware of any other regulatory approvals required for completion of the merger other than approvals we describe above. Should WesBanco or Fidelity require any other approvals, Fidelity and WesBanco presently contemplate both of us would seek to obtain such approvals. There can be no assurance, however, that WesBanco and Fidelity can obtain any other approvals, if required.

There can be no assurance that the regulatory authorities described above will approve the merger or the bank merger, and if such mergers are approved, there can be no assurance as to the date on which WesBanco and Fidelity will receive such approvals. The mergers cannot proceed in the absence of the receipt of all requisite regulatory approvals.

The approval of any application merely implies the satisfaction of regulatory criteria for approval. Any such approval does not include review of the merger from the standpoint of the adequacy of the merger consideration our shareholders will receive upon the merger. Further, regulatory approvals do not constitute an endorsement or recommendation of the merger.

No Dissenter’s Rights for Holders of Shares of Fidelity Common Stock

Under Pennsylvania law, holders of a corporation’s common stock are not entitled to exercise dissenters’ rights if shares of the corporation are registered on a national securities exchange, designated as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority or held beneficially or of record by more than 2,000 persons. Consequently, because Fidelity’s common stock is currently listed on Nasdaq Global Market, Fidelity shareholders will not have the right to exercise dissenters’ rights. If the merger agreement is adopted and the merger is completed, shareholders who voted against the adoption of the merger agreement will be treated the same as shareholders who voted for the adoption of the merger agreement and their shares will automatically be converted into the right to receive the merger consideration. Therefore, if you own shares of Fidelity common stock on the record date but you are against the merger, you may vote against adoption of the merger agreement but you may not exercise dissenter’s rights for your shares.

The holders of the Fidelity TARP Preferred Stock will not be entitled to vote on any of the proposals at the special meeting. However, under Pennsylvania law, because the holders of the Fidelity TARP Preferred Stock are not entitled to vote those shares, those holders will be given dissenter’s rights with respect to their shares of Fidelity TARP Preferred Stock.

Delisting and Deregistration of Fidelity Common Stock Following the Merger

If the merger is completed, Fidelity common stock will be delisted from the Nasdaq Global Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

Management Following the Merger

Each of the current directors and executive officers of WesBanco will continue to serve in those capacities following the merger. For information as to their identities, backgrounds, compensation and certain other matters relating to WesBanco’s directors and executive officers, please refer to WesBanco’s proxy statement for its 2012 annual meeting of shareholders, which is incorporated by reference herein. See ‘Where You Can Find More Information about WesBanco and Fidelity.” In addition, Richard G. Spencer, the President and Chief Executive Officer of Fidelity will join the WesBanco board of directors. Mr. Spencer was appointed Chief Executive Officer of Fidelity and Fidelity Savings Bank on January 1, 2003. Since January 1, 2001, he had served as President and Chief Operating Officer. Prior to January 1, 2001, Mr. Spencer served as Chief Financial Officer and Treasurer of Fidelity and Fidelity Savings Bank.

Accounting Treatment

WesBanco will account for the merger as an “acquisition,” as that term is used under U.S. generally accepted accounting principles (“GAAP”), for accounting and financial reporting purposes. Under acquisition accounting, our assets, including identifiable intangible assets, and liabilities, including executory contracts and other commitments, as of the effective time of the merger will be recorded at their respective fair values and added to the balance sheet of WesBanco. Any excess of the purchase price over the fair values will be recorded as goodwill. Financial statements of WesBanco issued after the merger will include these fair values and our results of operations from the effective time of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion addresses the material United States federal income tax consequences of the merger to holders of Fidelity common stock. The discussion is based on the Code, Treasury regulations promulgated thereunder, administrative rulings and practice, and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to Fidelity shareholders that hold their Fidelity common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal taxation that may be relevant to a particular shareholder in light of its personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws, including:

•	banks, financial institutions or trusts,

•	tax-exempt organizations,

•	insurance companies,

•	dealers in securities or foreign currency,

•	traders in securities who elect to apply a mark-to-market method of accounting,

•	pass-through entities and investors in such entities,

•	foreign persons,

•

shareholders who received their Fidelity common stock through the exercise of employee stock options or holders of options to acquire Fidelity common stock who receive such options, in each case, through a tax-qualified retirement plan or otherwise as compensation, and

•	shareholders who hold Fidelity common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger.

Each holder of Fidelity common stock should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

The merger is conditioned upon receipt at closing by Fidelity of a legal opinion from Spidi & Fisch, PC, tax counsel to Fidelity, and upon receipt at closing by WesBanco of a legal opinion from K&L Gates LLP, tax counsel to WesBanco, in each case, to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. Neither of these opinions is binding on the Internal Revenue Service or the courts, and neither Fidelity nor WesBanco intends to request a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth below.

The opinions of K&L Gates LLP and Spidi & Fisch, PC will rely on certain assumptions that customarily are made with respect to transactions of this kind. The opinions also will rely on certain factual representations contained in officers’ certificates of Fidelity and WesBanco. K&L Gates LLP and Spidi & Fisch, PC will assume such representations to be true, correct and complete. If any such representation cannot be made on the effective date of the merger, or any such representation or assumption is incorrect, then K&L Gates LLP and Spidi & Fisch, PC may be unable to render the opinions upon which the closing is conditioned.

The remainder of this discussion assumes that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, in which case neither WesBanco nor Fidelity will recognize any gain or loss as a result of the merger.

Receipt of WesBanco Common Stock and Cash

Gain But No Loss. A Fidelity shareholder will recognize gain, but not loss, in an amount equal to the lesser of:

•	the amount of gain realized with respect to the Fidelity common stock surrendered in the exchange; and

•

the amount of cash received (other than cash received in lieu of a fractional share of WesBanco common stock, which will be taxed as discussed below under “— Cash Received in Lieu of a Fractional Share of WesBanco Common Stock”).

The amount of gain realized with respect to the Fidelity common stock exchanged will equal the excess, if any, of:

•	the sum of the cash received plus the fair market value of WesBanco common stock received over

•	the Fidelity shareholder’s adjusted tax basis in such Fidelity common stock.

For this purpose, gain or loss must be calculated separately for each identifiable block of shares of Fidelity common stock surrendered in the merger, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Holders should consult their tax advisors regarding the manner in which cash and shares of WesBanco common stock should be allocated among different blocks of their Fidelity common stock surrendered in the merger.

For purposes of determining the character of this gain, such Fidelity shareholder will be treated as having received only WesBanco common stock in exchange for such shareholder’s Fidelity common stock, and as having immediately redeemed a portion of such WesBanco common stock for the cash received. Unless this deemed redemption is treated as a dividend (as described below in “— Possible Treatment of Cash as a Dividend”) to the extent of such shareholder’s ratable share of accumulated earnings and profits of Fidelity, the gain will be capital gain if the Fidelity common stock is held by such shareholder as a capital asset at the time of the merger. Any capital gain will be long-term capital gain if, as of the date of the exchange, the holding period for such Fidelity common stock is more than one year.

Tax Basis. The aggregate adjusted tax basis of WesBanco common stock received in the merger generally will be equal to the aggregate adjusted tax basis of the shares of Fidelity common stock surrendered in the merger, reduced by the amount of cash received by the holder in the merger (excluding any cash received instead of a fractional share), and increased by the amount of gain recognized by the holder in the merger (including any portion of the gain that is treated as a dividend, as described below under “— Possible Treatment of Cash as a Dividend,” but excluding any gain or loss resulting from the deemed issuance and redemption of fractional shares as described below under “— Cash Received in Lieu of a Fractional Share of WesBanco Common Stock”).

Holding Period. The holding period of WesBanco common stock received in the merger will include the holding period of the Fidelity common stock exchanged therefor.

Possible Treatment of Cash as a Dividend. For purposes of this determination, the holder of Fidelity common stock is treated as if it first exchanged all of its shares of Fidelity common stock solely for WesBanco common stock and then WesBanco immediately redeemed a portion of the WesBanco common stock in exchange for the cash the holder actually received. The gain recognized in this deemed redemption will be treated as capital gain, and not as a dividend equivalent if the deemed redemption is (1) “substantially disproportionate” with respect to the holder or, (2) “not essentially equivalent to a dividend” (i.e., the deemed redemption results in a “meaningful reduction” in the Fidelity shareholder’s interest in WesBanco common stock). The exchange would be substantially disproportionate with respect to the holder if the holder’s percentage interest in WesBanco common stock (including stock constructively owned by the holder) immediately after the merger is less than 80% of what the percentage interest would have been if, hypothetically, the holder had received solely WesBanco common stock in exchange for all Fidelity common stock owned or constructively owned by the holder before the merger. Whether an exchange would result in a meaningful reduction depends on the particular Fidelity shareholder’s facts and circumstances. The Internal Revenue Service has ruled that a shareholder in a publicly-held corporation whose stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs can be considered to have a “meaningful reduction” if that shareholder has a minor reduction in its percentage stock ownership in the deemed redemption. Accordingly, the gain recognized in the deemed exchange by such a shareholder would be treated as capital gain. In determining a Fidelity shareholder’s interest in WesBanco common stock, the Fidelity shareholder may be deemed to own any shares of WesBanco common stock owned, or constructively owned, by certain persons related to such Fidelity shareholder or that are subject to an option held by the Fidelity shareholder or a related person.

These rules are complex and dependent upon the specific factual circumstances particular to each Fidelity shareholder. Consequently, each holder should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder. Fidelity shareholders that are corporations should consult their tax advisors regarding their eligibility for a dividends received deduction and the treatment of the dividend as an “extraordinary dividend” under section 1059 of the Code.

Cash Received in Lieu of a Fractional Share of WesBanco Common Stock

A Fidelity shareholder who receives cash instead of a fractional share of WesBanco common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of that fractional share by WesBanco. Unless the receipt of such cash is treated as a dividend under the principles discussed above under “— Possible Treatment of Cash as a Dividend,” a Fidelity shareholder generally will recognize gain or loss equal to the difference between the amount of cash received and the Fidelity shareholder’s portion of such shareholder’s aggregate adjusted tax basis of the shares of Fidelity common stock exchanged in the merger which is allocable to the fractional share. Such gain or loss will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is more than one year.

Backup Withholding

Backup withholding at a 28% rate will generally apply to merger consideration that includes cash if the exchanging Fidelity shareholder fails to properly certify that it is not subject to backup withholding, generally on Internal Revenue Service Form W-9. Certain holders, including, among others, United States corporations, are not subject to backup withholding, but they may still need to furnish a Form W-9 or otherwise establish an exemption. Any amounts withheld from payments to a Fidelity shareholder under the backup withholding rules are not additional taxes and will be allowed as a refund or credit against the shareholder’s United States federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences of the merger. You are urged to consult your tax advisors concerning the United States federal, state, local and foreign tax consequences of the merger to you.

Conduct of Business Prior to the Merger

Pursuant to the merger agreement, Fidelity and WesBanco have agreed that, until the merger becomes effective or the merger agreement is terminated, whichever occurs first, each will, among other things and with some exceptions:

•

except for the use of information in preparing this proxy statement/prospectus and in connection with other required governmental filings, hold all information relating to the transactions contemplated by the merger agreement in the strictest confidence and not use or disclose any of such information except after such information (A) otherwise is or becomes generally available to the public, (B) was already known to the party receiving the information on a nonconfidential basis prior to the disclosure or (C) is subsequently disclosed to the party receiving the information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information;

•	use its best efforts to take, or cause to be taken, all necessary actions required to consummate the transactions contemplated by the merger agreement;

•

take all necessary steps to exempt the merger agreement and the merger from applicable anti-takeover laws and assist the other party in any challenge of the validity, or applicability to the merger, of any such law;

•

not make any press release or other public announcement concerning the transactions contemplated by the merger agreement without the consent of the other party, except to the extent that such press release or public announcement may be required by law;

•	cooperate in furnishing information for the preparation and filing of the proxy statement/prospectus;

•

cooperate and use its best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental and regulatory authorities which are necessary to consummate the transactions contemplated in the merger agreement;

•

to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any governmental or regulatory authority in connection with the transactions contemplated by the merger agreement;

•

consult with the other party with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and governmental and regulatory authorities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated by the merger agreement;

•

upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its subsidiaries to any third party or governmental or regulatory authority;

•

not (A) knowingly take any action that would, or would be reasonably likely to, prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986; or (B) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, (ii) any of the conditions of the merger, as set forth in the merger agreement, not being satisfied, or (iii) a material violation of any provision of the merger agreement, except, in each case, as may be required by applicable law;

•

promptly shall notify the other party in writing if the party becomes aware of any fact or condition that (A) causes or constitutes a breach in any material respect of any of such party’s representations and warranties or (B) would (except as expressly contemplated by the merger agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the breaching party’s disclosure schedule, that party shall promptly deliver to the other party a supplement to its disclosure schedule specifying such change. During the same period, each party shall promptly notify the other party of (A) the occurrence of any breach in any material respect of any of the party’s or its subsidiaries’ covenants contained in the merger agreement, (B) the occurrence of any event that may make the satisfaction of the conditions in the merger agreement impossible or unlikely in any material respect or (C) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to the disclosing party, to result in a material adverse effect with respect to the disclosing party;

•

coordinate the payment of any dividends and the record date and payment dates relating thereto, such that Fidelity shareholders (who will become WesBanco shareholders after the merger) shall not receive two dividends, or fail to receive one dividend, from Fidelity and/or WesBanco for any single calendar quarter; and

•

use their respective reasonable best efforts to cause or facilitate (A) the purchase by WesBanco or one of its subsidiaries of, or (B) the repurchase or redemption by Fidelity of, (i) all of the issued and outstanding shares of Fidelity TARP Preferred Stock and, (ii) at the election of WesBanco, the Fidelity TARP Warrant from the U.S. Treasury, in each case prior to or concurrently with the effective time of the merger.

In addition, except as otherwise approved in writing by WesBanco, Fidelity has agreed that,:

•

it will conduct and cause each of its subsidiaries to conduct their respective businesses only in the ordinary and usual course consistent with past practice and not in a manner inconsistent with any representation or warranty contained in the merger agreement;

•

it will not sell, transfer, mortgage, pledge, or subject any of its material assets to a lien or other encumbrance except for (A) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval, (B) securitization activities in the ordinary course of business and (C) sales of loans, participations or real estate owned in the ordinary course of business, and (D) other dispositions of assets, including subsidiaries, if the fair market value of the total consideration received therefrom does not exceed in the aggregate, $50,000;

•	it will not make any capital expenditures, additions or betterments which exceed $50,000 in the aggregate;

•

it will not enter into any material contract that would be reasonably likely to (A) have a material adverse effect on Fidelity, (B) materially impair Fidelity’s ability to perform its obligations under the merger agreement or (C) prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•

it will not declare or pay any dividends or other distributions on any shares of Fidelity common stock other than (A) Fidelity’s regular quarterly cash dividend for each fiscal quarter ending on or after June 30, 2012 in an amount not to exceed $.02 per share, (B) regular quarterly cash dividends on the Fidelity TARP Preferred Stock in accordance with the terms thereof, (C) dividends from any Fidelity subsidiary and (D) in connection with and as required by the terms of the trust preferred securities issued by a Fidelity subsidiary;

•

it will not purchase, redeem or otherwise acquire any Fidelity capital stock other than pursuant to repurchase rights of Fidelity or certain put rights granted to employees or former employees of Fidelity pursuant to Fidelity stock option plans or pursuant to the cashless exercise of any Fidelity stock option or in settlement of any withholding obligation in connection with any Fidelity stock option plans;

•	it will not issue or grant any options or other rights to acquire shares of Fidelity capital stock other than the issuance of Fidelity common stock pursuant to the exercise of existing stock options;

•	it will not effect, directly or indirectly, any share split or share dividend, recapitalization, combination, exchange of shares, readjustment or other reclassification;

•	it will not amend its Articles of Incorporation, Bylaws or other government documents except as expressly contemplated by the merger agreement;

•	it will not merge or consolidate with any other person or otherwise reorganize except as permitted under the merger agreement;

•

it will not acquire any portion of the assets, business or properties of any other entity other than (A) by way of foreclosures, (B) acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice and (C) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval;

•

other than in the ordinary course of business consistent with past practice and except as required by law or certain existing contractual obligations, it will not enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Fidelity;

•

with certain exceptions, it will not announce or pay any general wage or salary increase or bonus, other than normal pay increases and year-end bonuses for the 2012 fiscal year consistent with past practices and not in excess of $200,000 in the aggregate, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any officer, director or employee;

•

it will not incur or guarantee certain long-term indebtedness or issue long-term debt securities other than (A) in replacement of existing or maturing debt, (B) certain inter-company indebtedness of its subsidiaries, or (C) in the ordinary course of business consistent with past practice;

•	it will not change its accounting principles, practices or methods, other than as may be required by GAAP;

•

it will not change its existing deposit policy, incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice, or accept any brokered deposit having a maturity longer than 365 days, other than in the ordinary course of business;

•

other than in accordance with existing business plans, it will not sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file any application pertaining to such action with any regulatory authority;

•

it will not change any of its commercial or consumer loan policies in any material respect, including credit underwriting criteria, or make any material exceptions thereto, unless so required by applicable law or governmental authority;

•	it will not purchase or sell any mortgage loan servicing rights other than in the ordinary course of business;

•	it will not commence or settle any material claim, action or proceeding except settlements involving only monetary remedies in amounts, in the aggregate, that are not material;

•	it will not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, restructuring, recapitalization or reorganization;

•

it will not make or change any tax election, file any amended tax return, fail to timely file any tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, file any claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•

subsequent to March 31, 2012, it will not incur impairment charges under GAAP on its portfolio of trust preferred securities (collateralized debt obligations and individual bank trust preferred securities), private label mortgage backed securities and/or bank equity securities, recorded in either non-interest income or as part of other comprehensive income, in shareholders’ equity, in an amount in excess of $3.8 million;

•

it will not (A) have total non-performing assets (defined as non-accrual loans, accruing troubled debt restructurings, loans past due 90 days or more and still accruing, and other real estate owned) exceeding $32.5 million at the month end immediately prior to the effective time of the merger, excluding certain non-performing assets that have been approved for sale; and (B) have net charge-offs during the period from the date of the merger agreement to the effective time of the merger exceeding an aggregate of $2.0 million if the effective time of the merger occurs on or before December 31, 2012; provided, however, that if the effective time of the merger occurs after December 31, 2012, the $2.0 million limit will be increased by an additional $200,000 per month until the effective time of the merger, excluding any charges taken between the date of the merger agreement and the effective time of the merger as a result of approved sales of certain non-performing assets;

•

it will, and will cause its subsidiaries to, use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted, except with respect to such properties and facilities, the loss of which would not reasonably be expected to have a material adverse effect on Fidelity;

•

it will, and will cause its subsidiaries to, perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on Fidelity;

•

it will, and will cause its subsidiaries to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them;

•

it will maintain its insurance at existing levels with reputable insurers and upon renewal or termination of such insurance, Fidelity and its subsidiaries will use commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained on September 30, 2011;

•

it will, and it will cause each of its subsidiaries to, afford to WesBanco and to WesBanco’s officers, employees, investment bankers, attorneys, accountants and other advisors reasonable and prompt access during normal business hours, until the merger becomes effective or the merger agreement is terminated, whichever comes first, to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records;

•

except as excluded in the merger agreement, it will, and it will cause each of its subsidiaries to, make available to WesBanco on a prompt basis (A) a copy of each report, schedule, form, statement and other document filed or received by it, until the merger becomes effective or the merger agreement is terminated, whichever comes first, pursuant to the requirements of domestic or foreign laws and (B) all other information concerning its business, properties and personnel as WesBanco may reasonably request; provided, however, that WesBanco shall not unreasonably interfere with Fidelity’s business operations;

•

it will not, and will not permit any person acting on its behalf to, solicit, initiate or knowingly encourage or participate in any discussions or furnish any information or enter into any agreement or letter of intent with respect to any proposal that is reasonably likely to lead to the acquisition of (A) assets or businesses constituting 20% or more of the total consolidated revenues or assets of Fidelity and its subsidiaries or (B) 20% or more of Fidelity’s common stock; provided that the Fidelity board of directors does not determine in good faith, after consulting with legal counsel, that the failure to take any such action will result in a breach of its fiduciary duties;

•

it will use commercially reasonable efforts to enter into contracts for the sale of certain loans, identified by WesBanco and Fidelity in the schedules to the merger agreement, conditioned on the consummation of the merger in accordance with the merger agreement;

•

it will take such action as is necessary to terminate the Fidelity dividend reinvestment plan and distribute all shares of Fidelity common stock and the value of all cash held in participant’s plan accounts in accordance with the terms of the dividend reinvestment plan;

•

it will terminate the Fidelity employee stock ownership plan effective as of the effective time of the merger and the accounts of all participants and beneficiaries in the Fidelity employee stock ownership plan as of the effective time of the merger will become fully vested; and

•

it will terminate the Fidelity 401(k) plan effective as of or immediately prior to the effective time of the merger and the accounts of all participants and beneficiaries in the Fidelity 401(k) plan as of the effective time of the merger will become fully vested upon termination of the Fidelity 401(k) plan.

In addition, WesBanco has further agreed that:

•

it will use commercially reasonable efforts to continue the employment of at least a majority of the employees of Fidelity and its subsidiaries and, for those employees whose employment is not continued, WesBanco will provide those individuals with certain benefits;

•	it will use commercially reasonable efforts to cause the shares of WesBanco common stock to be issued in the merger to be approved for listing on Nasdaq;

•	it will provide certain indemnification and related insurance for the directors and officers of Fidelity and its subsidiaries for a period of six years after the effective time of the merger;

•

it will cause Richard G. Spencer, President and Chief Executive Officer of Fidelity to be appointed to the board of directors of WesBanco until the next meeting of WesBanco shareholders and shall nominate Mr. Spencer for election at such meeting and until Mr. Spencer has served a full three year term on the WesBanco board of directors;

•	it will create an advisory board for the greater Pittsburgh, Pennsylvania market to which each director of Fidelity will be appointed for at least one year;

•

it will conduct, and cause its subsidiaries to conduct, its business in the ordinary and usual course consistent with past practice and will not take any action that would have a materially adverse effect on the surviving corporation without Fidelity’s written consent;

•

it will vote all shares of Fidelity common stock and Fidelity TARP Preferred Stock (to the extent the Fidelity TARP Preferred Stock has voting rights) owned by WesBanco or for which WesBanco has voting authority as of the record date for the Fidelity special meeting in favor of adoption of the merger agreement; and

•

if the Fidelity TARP Preferred Stock has not been repurchased or redeemed from the US Treasury by Fidelity or WesBanco at least one calendar day prior to the effective time of the merger, WesBanco will continue the employment of certain former Fidelity management employees under the terms of their existing employment agreements and change in control agreements for a period of not less than 30 calendar days following the effective time of the merger.

Conditions to the Merger

The respective obligations of Fidelity and WesBanco to effect the merger are subject to the following conditions, among others:

•	the adoption of the merger agreement by the shareholders of Fidelity;

•	the absence of any order to restrain, enjoin, or otherwise prevent the consummation of the merger entered by any court or administrative body which remains in effect on the date the merger closes;

•	the effectiveness of the Registration Statement on the date the merger closes;

•	the absence of a pending or threatened stop order or proceedings seeking a stop order suspending the effectiveness of the Registration Statement or any amendments thereto;

•	the receipt of all material governmental or other consents, approvals, and permissions;

•	the merger will not violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

•

on or before the date the merger closes, the receipt of an opinion from each party’s tax counsel to the effect that for federal income tax purposes the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code, and regarding certain other tax matters;

•

the accuracy in all material respects of the representations and warranties of the parties and the performance by the parties in all material respects of all of their obligations set forth in the merger agreement, and the receipt of a certificate from an appropriate officer certifying the foregoing; and

•	the shares of WesBanco common stock to be issued in the merger shall have been approved for listing on Nasdaq.

In addition to the conditions discussed above, WesBanco’s obligation to consummate the merger is conditioned upon the receipt of all consents and approvals required to be obtained by WesBanco. In addition to the conditions discussed above, Fidelity’s obligation to consummate the merger is conditioned upon the receipt of a certificate from the exchange agent acknowledging that the exchange agent is in possession of the aggregate merger consideration.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the closing of the merger, either before or after the special meeting of the Fidelity shareholders:

•	by mutual written consent of Fidelity and WesBanco;

•

by either Fidelity or WesBanco if the other party shall have breached any of its representations or warranties or if the other party shall have materially failed to comply with any of its covenants or agreements under the merger agreement and which breach or non-compliance is not cured within thirty calendar days of notice thereof;

•	by either Fidelity or WesBanco if the merger has not closed by March 31, 2013, and such failure to close is not caused by a breach of the merger agreement by the terminating party;

•	by either Fidelity or WesBanco if the Fidelity shareholders do not adopt the merger agreement at the Fidelity special meeting, or any adjournment thereof;

•	by either Fidelity or WesBanco if the governmental approvals required to consummate the merger are denied by a final non-appealable action; or

WesBanco may terminate the merger agreement:

•

if Fidelity’s board of directors (A) modifies, qualifies, withholds or withdraws its recommendation, to its shareholders, that they should approve the merger agreement, or makes any statement, filing or release, in connection with the special meeting of the Fidelity shareholders or otherwise which is inconsistent with the Seller Recommendation, (B) breaches its obligations to call, give notice of and commence the special meeting of Fidelity shareholders, (C) approves or recommends an Acquisition Proposal (as defined below on page [ • ]), (D) fails to publicly recommend against a publicly announced Acquisition Proposal within ten (10) business days of being requested to do so by WesBanco, (E) fails to publicly reconfirm its recommendation, to the Fidelity shareholders, that they adopt the merger agreement, within ten (10) business days of being requested to do so by WesBanco, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	if there shall have been a material breach of Fidelity’s covenant not to solicit competing offers.

In addition, Fidelity may terminate the merger agreement:

•

in order to enter into an agreement with respect to an unsolicited proposal that if consummated would be reasonably likely to result in a transaction more favorable to Fidelity’s shareholders from a financial point of view, provided that certain other terms and conditions contained in the merger agreement are also complied with, and Fidelity pays the termination fee described below; or

•	if there is a substantial decline in WesBanco’s stock price that is not generally experienced by comparable banks, as described in detail below.

The operation of the conditions permitting Fidelity to terminate the merger agreement based on a decrease in the market price of the WesBanco common stock reflects the parties’ agreement that Fidelity shareholders will assume the risk of a decline in value of the WesBanco common stock to $18.85 per share under any circumstances and that Fidelity shareholders will assume the risk of a more significant decline in value of WesBanco common stock unless the percentage decline from $22.17 to the average value of WesBanco common stock during the twenty trading day period ending on the Determination Date is more than 15% greater than the percentage decrease, if any, in the closing value of the Nasdaq Bank Index from July 19, 2012 to the Determination Date. The purpose of this agreement is that a decline in the value of WesBanco’s common stock which is comparable to the decline in the value of an index of comparable publicly-traded stocks is indicative of a broad-based change in market and economic conditions affecting the financial services industry generally rather than factors which affect the value of the WesBanco common stock in particular.

Specifically, Fidelity may terminate the merger agreement during the five-day period (“Election Period”) beginning on the date that is the first to occur of (A) the first date on which all required bank regulatory approvals have been received or (B) the date on which Fidelity’s shareholders adopt the merger agreement (such first occurring date being the “Determination Date”) if all of the following occur:

(i) the average daily closing price of a share of WesBanco common stock during the twenty trading days ending on the Determination Date (the “WesBanco Ending Price”) is less than $18.85;

(ii) the quotient obtained by dividing the WesBanco Ending Price by $22.17 (the “WesBanco Starting Price”) is less than the difference obtained by subtracting 0.15 from the quotient obtained by dividing the closing value of the Nasdaq Bank Index on the Determination Date by 1,797.89, which was the closing value of the Nasdaq Bank Index on July 19, 2012 (the “Index Ratio”);

(iii) Fidelity notifies WesBanco in writing of Fidelity’s intention to terminate the merger agreement during the Election Period; and

(iv) WesBanco elects not to increase the exchange ratio in accordance with the formula described below within the five-day period following its receipt of notice that Fidelity intends to so terminate the merger agreement.

Even if the first two conditions described above are met, the Fidelity board of directors may elect not to terminate the merger agreement. Any decision to terminate the merger agreement will be made by the Fidelity board of directors in light of all of the circumstances existing at the time. Prior to making any decision to terminate the merger agreement, the Fidelity board of directors would consult with its financial and other advisors and would consider all financial and other information it deemed relevant to its decision, including whether the then current consideration to be received in the merger would deliver more value to Fidelity shareholders than the value that could be expected in the event Fidelity were to continue as an independent company (which would occur if the Fidelity board of directors were to elect to abandon the merger and WesBanco determined not to increase the exchange ratio). In addition, the Fidelity board of directors would consider whether, in light of market and other industry conditions at the time of such decision, the exchange ratio continued to be fair from a financial point of view to Fidelity’s shareholders. If Fidelity elected not to terminate the merger agreement, which it could do without any action on the part of Fidelity shareholders, the exchange ratio of WesBanco common stock would remain 0.8275.

If each of the first two conditions set forth above were satisfied and the Fidelity board of directors elected to terminate the merger agreement, WesBanco would have the option of increasing the consideration payable to Fidelity shareholders by adjusting the exchange ratio as described below. WesBanco is under no obligation to adjust the exchange ratio and there can be no assurance that WesBanco would elect to adjust the exchange ratio to prevent the termination of the merger agreement. Any decision would be made by WesBanco in light of the circumstances existing at the time. If WesBanco elected to adjust the exchange ratio, Fidelity could not terminate the merger agreement as a result of the above-described circumstances.

The operation and effect of the provisions of the merger agreement dealing with a decline in the market price of WesBanco’s common stock may be illustrated by the following three scenarios:

(1) One scenario is that the WesBanco Ending Price is above $18.85. In this event, Fidelity would not have the right to terminate the merger agreement.

(2) A second scenario is that the WesBanco Ending Price is less than $18.85 but that the percentage decline in the price of the WesBanco common stock from the initial measurement price of $22.17 is not more than 15%

greater than the percentage decline, if any, in the closing value of the Nasdaq Bank Index. Under this scenario, Fidelity would not have the right to terminate the merger agreement.

(3) A third scenario is that the WesBanco Ending Price is less than $18.85 and the percentage decline in the price of WesBanco common stock from the initial measurement price is more than 15% greater than the decline in the closing value of the Nasdaq Bank Index. Under this scenario, Fidelity would have the right, but not the obligation, to terminate the merger agreement unless WesBanco elected to increase the exchange ratio to equal the number obtained by dividing $18.00 by the greater of (A) $18.85 or (B) the product obtained by multiplying $18.85 by the Index Ratio.

If, between July 19, 2012 and the Determination Date, WesBanco declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, the prices for the common stock of WesBanco shall be appropriately adjusted for purposes of the above-discussed termination provision.

In the event of any termination of the merger agreement by either Fidelity or WesBanco as provided above, all further obligations of Fidelity and WesBanco under the merger agreement, except with respect to specified matters, will terminate.

Expenses

Whether or not the merger is completed, all legal and accounting fees, and other costs and expenses incurred in connection with the merger agreement and the transactions contemplated in the merger agreement, will be paid by the party incurring such expenses. WesBanco will pay all governmental and regulatory authority fees incurred in connection with the transactions contemplated by the merger agreement.

Termination Fee

The merger agreement provides that Fidelity may be required to pay a termination fee to WesBanco of $3.2 million in the following circumstances:

•

If (A)WesBanco terminated the merger agreement because Fidelity’s board of directors (1) has modified, qualified, withheld or withdrawn its recommendation to the Fidelity shareholders that they vote to approve the merger, or made any statement, filing or release, in connection with the special meeting of Fidelity shareholders or otherwise, that was inconsistent with such recommendation, (2) breached its obligations to call, give notice of and commence the special meeting of Fidelity shareholders, (3) approved or recommended an Acquisition Proposal, (4) failed to publicly recommend against a publicly announced Acquisition Proposal within ten business days of being requested to do so by WesBanco, (5) failed to publicly reconfirm its recommendation to the Fidelity shareholders that they vote to approve the merger within ten business days of being requested to do so by WesBanco, or (6) resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions, and (B) Fidelity consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction within 12 months of such termination;

•

If (A) the merger agreement is terminated by Fidelity because the Fidelity board of directors has approved or recommended to the Fidelity shareholders an Acquisition Transaction between Fidelity and a third party and (B) within 12 months of such termination, Fidelity consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction;

•

If (A) the merger agreement is terminated by either party because the merger has not been completed by March 31, 2013 or because the Fidelity shareholders failed to adopt the merger agreement at the special meeting of Fidelity’s shareholders, (B) an Acquisition Proposal with respect to Fidelity was publicly announced, disclosed or communicated to Fidelity’s board of directors prior to March 31,

2013 and the special meeting of Fidelity shareholders, and (C) within 12 months of such termination, Fidelity consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction; or

•

If (A) prior to the effective date of the merger Fidelity had committed a material breach of any of its representations, warranties, covenants or agreements, (B) an Acquisition Proposal with respect to Fidelity was publicly announced, disclosed or communicated to Fidelity’s board of directors prior to such breach by Fidelity or during the 30-day cure period resulting in termination of the merger agreement by WesBanco, and (C) within 12 months of such termination, Fidelity consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction.

As defined in the merger agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry offer or proposal from WesBanco), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. An “Acquisition Transaction” means:

•

any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Fidelity or any of its subsidiaries;

•

any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Fidelity or any of its subsidiaries representing, in the aggregate, twenty percent (20%) or more of the assets of Fidelity and its subsidiaries on a consolidated basis;

•

any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of Fidelity or any of its subsidiaries;

•

any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of Fidelity or any of its subsidiaries; or

•	any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

Amendment or Waiver

The provisions of the merger agreement may be waived at any time by the party that is entitled to the benefit of those provisions, by action taken by the board of directors of that party. Any of the terms of the merger agreement may be amended or modified in writing before the special meeting of the Fidelity shareholders. The merger agreement may be amended after the special meeting and prior to the closing of the merger only to the extent permitted by applicable laws and to the extent the amendment does not alter or change the amount or kind of WesBanco common stock to be received by Fidelity shareholders in the merger.

OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER

Voting Agreements

The following summary of the voting agreements is qualified by reference to the complete text of the form of voting agreement, which is attached to this document as Annex D and incorporated into this document by reference.

In connection with the merger agreement, WesBanco entered into voting agreements with certain Fidelity directors and officers, consisting of Richard G. Spencer, Christopher S. Green, Robert F. Kastelic, Oliver D.

Keefer, Donald J. Huber, J. Robert Gales, Michael A. Mooney, Lisa L. Griffith, Sandra L. Lee, Anthony F. Rocco and Richard L. Barron. In the voting agreements, each of these shareholders has agreed to vote all of his shares of Fidelity common stock:

•	in favor of adoption of the merger agreement and the transactions described in the merger agreement, including the merger;

•

against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Fidelity contained in the merger agreement or of the shareholder contained in the voting agreement, or that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, inhibit or preclude the timely consummation of the merger or the fulfillment of a condition under the merger agreement to Fidelity’s and WesBanco’s respective obligations to consummate the merger or change in any manner the voting rights of any class of shares of Fidelity; and

•

against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger or any of the other transactions described in the merger agreement.

Under the voting agreements, each of the shareholders also agreed not to, and not to permit any of his or her affiliates, to:

•

initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•	participate in any discussions or negotiations regarding an Acquisition Proposal;

•	enter into any agreement with respect to an Acquisition Proposal;

•

solicit proxies or become a participant in a solicitation with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement;

•	initiate a shareholders’ vote or action by consent of Fidelity shareholders with respect to an Acquisition Proposal; or

•	except by reason of the voting agreement, become a member of a group with respect to any Fidelity voting securities that takes any action in support of an Acquisition Proposal.

In addition, except under limited circumstances, these shareholders also agreed not to dispose of or encumber their shares of Fidelity common stock while the voting agreements are in effect. The voting agreements terminate immediately upon the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

As of the record date, there were [ • ] shares of Fidelity common stock subject to the voting agreements, which represent approximately [ • ]% of the outstanding shares of Fidelity common stock as of that date.

INFORMATION ABOUT WESBANCO

WesBanco is a bank holding company headquartered in Wheeling, West Virginia. WesBanco provides a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. WesBanco offers these services through two reportable segments, community banking and trust and investment services. As of June 30, 2012, WesBanco had approximately $5.5 billion in consolidated total assets, $4.4 billion in deposits and $649 million of shareholders’

equity. WesBanco operates through 112 banking offices, one loan production office and 104 ATM machines in West Virginia, Ohio and Pennsylvania. WesBanco’s main office is located at One Bank Plaza, Wheeling, West Virginia, 26003 and its telephone number is (304) 234-9000.

WesBanco’s community banking segment offers services traditionally offered by full-service commercial banks, including commercial demand, individual demand and time deposit accounts, as well as commercial, mortgage and individual installment loans, and certain non-traditional offerings, such as insurance and securities brokerage services. The trust and investment services segment offers trust services as well as various alternative investment products including mutual funds. The market value of assets managed or held in custody by the trust and investment services segment was approximately $3.1 billion at June 30, 2012. These assets are held by WesBanco in fiduciary or agency capacities for their customers.

As of June 30, 2012, WesBanco’s commercial banking subsidiary, WesBanco Bank, was operated through 112 offices and 104 ATM machines located in West Virginia, Ohio, and Western Pennsylvania.

WesBanco offers additional services through its non-banking subsidiaries, WesBanco Insurance Services, Inc., a multi-line insurance agency specializing in property, casualty and life insurance, and benefit plan sales and administration for personal and commercial clients; and WesBanco Securities, Inc., a full service broker-dealer, which also offers discount brokerage services. WesBanco Asset Management, Inc., which was incorporated in 2002, holds certain investment securities in a Delaware-based subsidiary. WesBanco Properties, Inc. holds certain commercial real estate properties. The commercial property is leased to WesBanco Bank and to non-related third parties. WesBanco, Inc. has eight capital trusts, which are all wholly-owned trust subsidiaries of WesBanco formed for the purpose of issuing trust preferred securities and lending the proceeds to WesBanco. WesBanco Bank’s Investment Department also serves as investment adviser to a family of mutual funds, namely the “WesMark Funds”. The fund family is composed of the WesMark Growth Fund, the WesMark Balanced Fund, the WesMark Small Company Growth Fund, the WesMark Government Bond Fund, and the WesMark West Virginia Municipal Bond Fund. There were approximately 1,404 full-time equivalent employees employed by all WesBanco affiliates as of June 30, 2012.

The lending philosophy of WesBanco is to minimize credit losses by underwriting loans to uniform credit standards (which includes independent analysis of the repayment capacity of each borrower; adequacy of collateral, if any, to secure each loan; and other factors unique to each loan that may increase or mitigate their risk), diversifying its loan portfolio to avoid concentrations of credit to any single borrower, group of related borrowers, industry, or collateral type, and conducting ongoing reviews and monitoring of the loan portfolio. WesBanco makes commercial, commercial real estate, residential real estate (including home equity), and direct and indirect consumer loans to individuals and businesses that are primarily located within its market areas.

No material portion of the deposits of WesBanco Bank has been obtained from a single or small group of customers, and the loss of any customer’s deposits or a small group of customers’ deposits would not have a material adverse effect on the business of WesBanco.

As part of its operations, WesBanco regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for financial holding company investment. In addition, WesBanco regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, WesBanco publicly announces such material acquisitions when a definitive agreement has been reached.

For further information about WesBanco, please see “Where You Can Find More Information About WesBanco and Fidelity.”

INFORMATION ABOUT FIDELITY

Fidelity, a Pennsylvania corporation headquartered in Pittsburgh, Pennsylvania, provides a full range of banking services through its wholly owned banking subsidiary, Fidelity Savings Bank, which operates under the name Fidelity Savings Bank, PaSB. Fidelity conducts no significant business or operations of its own other than holding all the outstanding stock of Fidelity Savings Bank. Because the primary activities of Fidelity are those of Fidelity Savings Bank, references to Fidelity Savings Bank used throughout this document, unless the context indicates otherwise, generally refer to the consolidated entity.

Fidelity Savings Bank is a Pennsylvania chartered stock savings bank which is headquartered in Pittsburgh, Pennsylvania. Deposits in Fidelity Savings Bank are insured to applicable limits by the Deposit Insurance Fund of the FDIC. Fidelity Savings Bank is a member of the Federal Home Loan Bank (“FHLB”) of Pittsburgh. Fidelity Savings Bank, incorporated in 1927, conducts business from thirteen full service offices located in Allegheny and Butler counties, two of the seven Pennsylvania counties which comprise the metropolitan and suburban areas of greater Pittsburgh. Fidelity Savings Bank’s wholly owned subsidiary, FBIC, Inc., was incorporated in the State of Delaware in July 2000. FBIC, Inc. was formed to hold and manage Fidelity Savings Bank’s fixed-rate residential mortgage loan portfolio, which may include engaging in mortgage securitization transactions. FBIC, Inc. has not completed any mortgage securitization transactions to date. Total assets of FBIC, Inc. as of June 30, 2012 were $94.6 million.

Fidelity’s executive offices are located at 1009 Perry Highway, Pittsburgh, Pennsylvania 15237 and its telephone number is (412) 367-3300. Fidelity maintains a website at www.fidelitybancorp-pa.com.

Competition

Fidelity Savings Bank is one of many financial institutions serving its market area. The competition for deposit products and loan originations comes from other depository institutions such as commercial banks, thrift institutions, and credit unions in Fidelity Savings Bank’s market area. Competition for deposits also includes insurance products sold by local agents and investment products such as mutual funds and other securities sold by local and regional brokers. Fidelity Savings Bank competes for loans with a variety of non-depository institutions such as mortgage brokers, finance companies, and insurance companies. Based on data compiled by the FDIC, Fidelity Savings Bank had a 0.56% share of all FDIC-insured deposits in the Pittsburgh Metropolitan Statistical Area as of June 30, 2011, the latest date for which such data was available, ranking it 18th among 59 FDIC-insured institutions. This data does not reflect deposits held by credit unions with which Fidelity Savings Bank also competes.

Lending Activities

Fidelity Savings Bank’s principal lending activity is the origination of loans secured primarily by first mortgage liens on existing single-family residences in Fidelity Savings Bank’s market area. At June 30, 2012, Fidelity Savings Bank’s loan portfolio included $112.0 million of residential loans, $2.7 million of residential construction loans, $84.4 million of commercial and multi-family real estate loans, and $14.0 million of commercial construction loans. Fidelity Savings Bank also engages in consumer installment lending primarily in the form of home equity loans. At June 30, 2012, Fidelity Savings Bank had $61.8 million in home equity loans in the portfolio. Substantially all of Fidelity Savings Bank’s borrowers are located in Fidelity Savings Bank’s market area and would be expected to be affected by economic and other conditions in this area. Fidelity does not believe that there are any other concentrations of loans or borrowers exceeding 10% of total loans.

Loan Portfolio Composition. The following table sets forth the composition of Fidelity’s loan portfolio by loan type in dollar amounts and in percentages of the total portfolio at the dates indicated.

	As of June 30, 2012		As of September 30,
			2011		2010		2009		2008		2007
	$	%	$	%	$	%	$	%	$	%	$	%
			(Dollar amounts in thousands)
Real estate loans
Residential:
Single-family (1-4 units)	$114,350	33.1	$125,818	34.8	$129,269	33.2	$164,718	38.4	$215,940	45.4	$226,791	47.6
Multi-family (over 4 units)	—	—	—	—	40	—	82	—	154	—	239	0.1
Construction:
Residential	2,666	0.8	7,236	2.0	1,762	0.5	1,707	0.4	8,580	1.8	8,539	1.8
Commercial	18,407	5.3	16,501	4.6	25,997	6.7	26,879	6.3	26,519	5.6	24,363	5.1
Commercial:
Other real estate	70,193	20.3	72,237	20.0	83,018	21.4	84,711	19.7	74,498	15.7	70,512	14.8
Multi-family (over 4 units)	14,200	4.1	10,584	2.9	12,574	3.2	12,375	2.9	9,576	2.0	8,694	1.9

Total real estate loans	219,816	63.6	232,376	64.3	252,660	65.0	290,472	67.7	335,267	70.5	339,138	71.3
Installment loans	64,229	18.6	69,197	19.2	75,794	19.5	84,381	19.6	94,654	19.9	95,628	20.1
Commercial business loans and leases	61,534	17.8	59,455	16.5	60,210	15.5	54,534	12.7	45,527	9.6	40,953	8.6

Total loans receivable	345,579	100.0	361,028	100.0	388,664	100.0	429,387	100.0	475,448	100.0	475,719	100.0

Less:
Loans in process	(6,483)		(8,774)		(9,581)		(13,778)		(11,265)		(13,752)
Unearned discounts and fees	(279)		(206)		(190)		(120)		27		(11)
Allowance for loan losses	(4,288)		(5,763)		(5,821)		(5,702)		(3,424)		(3,027)

Net loans receivable	$334,529		$346,285		$373,072		$409,787		$460,786		$458,929

Loan Portfolio Sensitivity. The following table sets forth the estimated maturity of Fidelity’s loan portfolio at September 30, 2011. The table does not include prepayments or scheduled principal repayments. Prepayments and scheduled principal repayments on loans totaled $120.4 million for the year ended September 30, 2011. All loans are shown as maturing based on contractual maturities. Demand loans, loans which have no stated maturity and overdrafts, are shown as due in one year or less.

	Due within 1 year	Due after 1 through 5 years	Due after 5 years	Total
	(Dollar amounts in thousands)
Real estate loans:
Residential	$19	$1,962	$123,837	$125,818
Commercial	13,662	24,796	44,363	82,821
Construction	8,481	3,693	11,563	23,737
Installment loans	6,611	8,394	54,192	69,197
Commercial business loans and leases	42,497	8,890	8,068	59,455

Total	$71,270	$47,735	$242,023	$361,028

The following table sets forth the dollar amount of all loans at September 30, 2011, due after September 30, 2012, which have fixed interest rates and floating or adjustable interest rates.

	Fixed Rates	Floating or Adjustable Rates	Total
	(Dollar amounts in thousands)
Real estate loans
Residential	$89,249	$36,550	$125,799
Commercial	23,438	45,721	69,159
Construction	7,122	8,134	15,256
Installment loans	44,488	18,098	62,586
Commercial business loans and leases	8,477	8,481	16,958

Total	$172,774	$116,984	$289,758

Contractual principal repayments of loans do not necessarily reflect the actual term of Fidelity Savings Bank’s loan portfolio. The average lives of mortgage loans are substantially less than their contractual maturities because of loan payments and prepayments and because of enforcement of due-on-sale clauses, which generally give Fidelity Savings Bank the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average lives of mortgage loans, however, tend to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when current mortgage loan rates are substantially lower than rates on existing mortgage loans.

Residential Real Estate Lending. Fidelity Savings Bank originates single-family residential loans and residential construction loans which provide for periodic interest rate adjustments. The adjustable-rate residential mortgage loans offered by Fidelity Savings Bank in recent years have 10, 15, 20, or 30-year terms and interest rates which adjust every one, three, or five years generally in accordance with the index of average yield on U.S. Treasury Securities adjusted to a constant maturity of the applicable time period. In addition, Fidelity Savings Bank offers adjustable-rate mortgages that adjust according to the rates on one-year U.S. Treasury Securities after an initial fixed-rate period of three or five years. There is generally a two percentage point cap or limit on any increase or decrease in the interest rate per year with a five or six percentage point limit on the amount by which the interest rate can increase over the life of the loan. Fidelity Savings Bank has not engaged in the practice of using a cap on the payments that could allow the loan balance to increase rather than decrease, resulting in negative amortization. At June 30, 2012 approximately $28.8 million or 25.1% of the residential mortgage loans in Fidelity Savings Bank’s loan portfolio consisted of loans with adjustable rates of interest.

Fidelity Savings Bank also originates fixed rate, single-family residential loans with terms of 10, 15, 20 or 30 years in order to provide a full range of products to its customers, but generally only under terms, conditions and documentation which permit the sale of these loans in the secondary market. Additionally, Fidelity Savings Bank also offers a 10 year balloon loan with payments based on 30 year amortization. At June 30, 2012, approximately $85.6 million or 74.9% of the residential mortgage loans in Fidelity Savings Bank’s loan portfolio consisted of loans which provide for fixed rates of interest. Although these loans provide for repayments of principal over a fixed period of up to 30 years, it is Fidelity Savings Bank’s experience that such loans have remained outstanding for a substantially shorter period of time. Fidelity Savings Bank’s policy is to enforce the “due on sale” clauses contained in most of its fixed rate, adjustable-rate, and conventional mortgage loans which generally permit Fidelity Savings Bank to require payment of the outstanding loan balance if the mortgaged property is sold or transferred and thus contributes to shortening the average lives of such loans.

Fidelity Savings Bank will lend generally up to 80% of the appraised value of the property securing the loan (referred to as the loan-to-value ratio) up to a maximum amount equal to the FNMA conforming loan limit of $417,000 but will lend up to 95% of the appraised value up to the same amount if the borrower obtains private mortgage insurance on the portion of the principal amount of the loan that exceeds 80% of the appraised value of the property securing the loan. Fidelity Savings Bank also originates residential mortgage loans in amounts over

$417,000. Fidelity Savings Bank will generally lend up to 80% of the appraised value of the property securing such loans. These loans may have terms of up to 30 years, but frequently have terms of 10 or 15 years or are 10-year balloon loans with payments based on 15-year to 30-year amortization. Generally, such loans will not exceed a maximum loan amount of $1.0 million, although Fidelity Savings Bank may consider loans above that limit on a case-by-case basis. Fidelity Savings Bank principally lends on owner-occupied residential properties with only $7.8 million in residential mortgages secured by non-owner-occupied properties.

Fidelity Savings Bank requires the properties securing mortgage loans it originates and purchases to be appraised by independent appraisers who are approved by or who meet certain prescribed standards established by the Board of Directors. Fidelity Savings Bank also requires title, hazard, and (where applicable) flood insurance in order to protect the properties securing its residential and other mortgage loans. Borrowers are subject to employment verification, credit evaluation reports, and must meet established underwriting criteria with respect to their ability to make monthly mortgage payments.

Commercial and Multi-family Real Estate Lending. In addition to loans secured by single-family residential real estate, Fidelity Savings Bank also originates, to a lesser extent, loans secured by commercial real estate and multi-family real estate properties. Fidelity Savings Bank’s commercial real estate loans are secured by retail stores, suburban office buildings, self-storage centers, and a variety of other commercial properties. Over 95% of this type of lending is done within Fidelity Savings Bank’s primary market area. At June 30, 2012, Fidelity Savings Bank’s portfolio included $84.4 million of commercial real estate loans, which includes $14.2 million of multi-family real estate loans.

Although terms vary, commercial and multi-family residential real estate loans are generally made for terms of up to 10 years with a longer period for amortization and in amounts of up to 75% of the lesser of appraised value or sales price. These loans may be made with adjustable rates of interest, but Fidelity Savings Bank also will make fixed-rate commercial or multi-family real estate loans on a 10 or 7-year payment basis, with the period of amortization negotiated on a case-by-case basis.

Commercial and multi-family mortgage loans generally are larger and are considered to entail significantly greater risk than one-to-four family real estate lending. The repayment of these loans typically is dependent on the successful operations and income stream of the borrower and the real estate securing the loan as collateral. These risks can be significantly affected by economic conditions. In addition, non-residential real estate lending generally requires substantially greater evaluation and oversight efforts compared to residential real estate lending.

Construction Lending. Fidelity Savings Bank also engages in loans to finance the construction of one-to-four family dwellings. This activity is generally limited to individual units and may, to a limited degree, include speculative construction by developers. Fidelity Savings Bank also engages in loans to finance the construction of commercial real estate properties. The inspections, for approval of payment vouchers, are performed by third parties and are based on stages of completion. Applications for construction loans primarily are received from former borrowers and builders who have worked with Fidelity Savings Bank in the past. Construction loans are originated with permanent financing terms consistent with Fidelity Savings Bank’s residential and commercial real estate loan products; however, construction loans require only interest payments for the first six months for residential and twelve months for commercial construction loans. On the month following the construction period, and thereafter, payment of both principal and interest is required. The construction loan payment is calculated to amortize the loan in the approved term less the construction period.

Construction lending is generally considered to involve a higher degree of credit risk than long-term permanent financing of residential and commercial real estate properties. If the estimate of construction cost proves to be inaccurate, Fidelity Savings Bank may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If Fidelity Savings Bank is forced to foreclose on a project prior to completion, there is no assurance that it will be able to recover all of the unpaid portion of the loan. In addition, Fidelity Savings Bank may be required to fund additional amounts to complete a project acquired through foreclosure and may have to hold the property for an indeterminate period of time.

Installment Lending. Fidelity Savings Bank offers a wide variety of installment loans, including home equity loans and consumer loans. At June 30, 2012, home equity loans amounted to $61.8 million or 96.2% of Fidelity Savings Bank’s total installment loan portfolio. These loans are made on the security of the unencumbered equity in the borrower’s residence. Home equity loans are made at fixed and adjustable rates for terms of up to 20 years and home equity lines of credit are made at variable rates. Home equity loans generally may not exceed 80% of the value of the secured property when aggregated with all other liens, although a limited number of loans up to 100% value may be made at increased rates.

Consumer loans consist of motor vehicle loans, other types of secured consumer loans, and unsecured personal loans. At June 30, 2012, these loans amounted to $362,000, which represented 0.56% of Fidelity Savings Bank’s total installment loan portfolio. At June 30, 2012, motor vehicle loans amounted to $22,000 and unsecured loans and loans secured by property other than real estate amounted to $340,000.

Fidelity Savings Bank also makes other types of installment loans such as savings account loans, personal lines of credit, and overdraft loans. At June 30, 2012, these loans amounted to $2.1 million or 3.2% of the total installment loan portfolio. That total consisted of $339,000 of savings account loans, $1.2 million of personal lines of credit, and $52,000 of overdraft loans.

Consumer and overdraft loans and, to a lesser extent, home equity loans may involve a greater risk of nonpayment than traditional first mortgage loans on single-family residential dwellings. Consumer loans may be unsecured or secured by depreciating collateral which may not provide an adequate source for repayment in the event of default. However, such loans generally provide a greater rate of return and Fidelity Savings Bank underwrites the loans in conformity to underwriting standards adopted by its Board of Directors to mitigate such risk.

Commercial Business Loans and Leases. Commercial business loans of both a secured and unsecured nature are made by Fidelity Savings Bank for business purposes to incorporated and unincorporated businesses. Typically, these are loans made for the purchase of equipment, to finance accounts receivable, and to finance inventory as well as other business purposes. Commercial business loans and leases are considered to have a higher degree of credit risk than secured real estate lending. The repayment of unsecured commercial business loans is wholly dependent of the success of the borrower’s business, while secured commercial business loans may be secured by collateral that may not be readily marketable in the event of default. At June 30, 2012, commercial business loans amounted to $61.5 million or 18.2% of the total loan portfolio. In addition, Fidelity Savings Bank makes commercial leases to businesses, typically for the purchase of equipment. All leases are funded as capital leases and Fidelity Savings Bank does not assume any residual risk at the end of the lease term. At June 30, 2012, commercial leases amounted to $85,000 or 0.03% of the total loan portfolio.

Loan Servicing and Sales. In addition to interest earned on loans, Fidelity Savings Bank receives income through the servicing of loans and loan fees charged in connection with loan originations and modifications, late payments, changes of property ownership, and for miscellaneous services related to its loans. Income from these activities varies from period to period with the volume and type of loans made. Fidelity Savings Bank did not recognize any loan servicing fee income for the nine months ended June 30, 2012 or for the year ended September 30, 2011. As of June 30, 2012, there were no outstanding loans serviced for others.

Fidelity Savings Bank charges loan origination fees which are calculated as a percentage of the amount loaned. The fees received in connection with the origination of conventional single-family residential real estate loans have generally amounted to one to three points (one point being equivalent to 1% of the principal amount of the loan). In addition, Fidelity Savings Bank typically receives fees of one half to one point in connection with the origination of conventional, multi-family residential loans, and commercial real estate loans. Loan fees and certain direct costs are deferred and the net fee or cost is amortized into income using the interest method over the expected life of the loan.

Fidelity Savings Bank sells fixed-rate residential mortgage loans in the secondary market through an arrangement with several investors. This program allows Fidelity Savings Bank to offer more attractive rates in its highly competitive market. Fidelity Savings Bank does not service those loans sold in the secondary market. Customers may choose to have their loan serviced by Fidelity Savings Bank; however, the loan is priced slightly higher and retained in Fidelity Savings Bank’s loan portfolio. For the nine months ended June 30, 2012 and the year ended September 30, 2011, Fidelity Savings Bank sold $31.3 million and $15.7 million, respectively, of fixed-rate residential mortgage loans.

Loan Approval Authority and Underwriting. Applications for all types of loans are taken at Fidelity Savings Bank’s home office and branch offices by branch managers and loan originators and forwarded to the administrative office for processing. In most cases, a branch manager conducts an interview with the applicant at the branch office. Residential and commercial real estate loan originations are primarily attributable to walk-in and existing customers, real estate brokers, and mortgage loan brokers. Installment loans are primarily obtained through existing and walk-in customers. The Board of Directors has delegated authority to the Loan Committee consisting of the Chairman, President, Chief Lending Officer, and Chief Financial Officer, to approve first mortgages on single-family residences of up to $750,000, commercial first mortgages of up to $750,000, home equity loans of up to $300,000, secured consumer loans of up to $75,000, unsecured consumer loans of up to $50,000, and commercial business loans up to $500,000. Any loan in excess of those amounts must be approved by the Board of Directors. The Board of Directors has further delegated authority to Fidelity Savings Bank’s President to approve first mortgages on single-family residences, commercial first mortgages, home equity, secured consumer, unsecured consumer, and commercial loans up to the FNMA conforming loan limit (currently $417,000), $200,000, $200,000, $75,000, $50,000, and $200,000, respectively. The terms of the delegation also permit the President to delegate authority to any other Bank officer under the same or more limited terms. Pursuant to this authority, the President has delegated to the Chief Lending Officer, subject to certain conditions, the authority to approve motor vehicle loans, secured personal loans, and unsecured personal loans up to $75,000, $75,000, and $50,000, respectively; to approve one-to-four family first mortgage loans up to the FNMA conforming loan limit (currently $417,000); to approve home equity loans up to $200,000 if the amount of the loan plus prior indebtedness is not in excess of an 80% loan-to-value ratio; to approve home equity loans up to $100,000 if the amount of the loan plus prior indebtedness is in excess of 80%; to approve commercial loans up to $200,000; and to approve checking account overdraft protection loans that conform to the parameters of the program.

Classified Assets. Federal bank examiners require insured depository institutions to use a classification system for monitoring their problem assets. Under this classification system, problem assets are classified as “substandard,” “doubtful,” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all the weaknesses inherent in those classified as “substandard,” with the added characteristic that the weaknesses present make “collection of principal in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose Fidelity to risk sufficient to warrant classification in one of the above categories, but which possess some weakness, are required to be designated as “special mention” by management.

When an insured depository institution classifies problem assets as either “substandard” or “doubtful,” it may establish allowances for loan losses in an amount deemed prudent by management. When an insured institution classifies problem assets as “loss,” it is required either to establish an allowance for losses equal to 100% of that portion of the assets so classified or to charge off such amount. An institution’s determination as to the classification of its assets and the amount of its allowances is subject to review by the FDIC which may order the establishment of additional loss allowances.

Included in classified assets were the following non-accrual loans at June 30, 2012: 15 single-family residential real estate loans totaling $1.1 million, four commercial real estate loans totaling $4.1 million, 16 home equity and installment loans totaling $345,000, and seven commercial business loan(s) totaling $783,000. Certain other loans, while performing as of June 30, 2012, were classified as special mention, substandard, doubtful, or loss. Performing loans, which were classified as of June 30, 2012, included two single-family residential real estate loans totaling $219,000, 12 commercial real estate loans totaling $12.8 million, two commercial construction loans totaling $2.4 million, 26 home equity and installment loans totaling $973,000, and 15 commercial business loans totaling $2.2 million. While these loans are currently performing, they have been classified for one of the following reasons: the loan is ninety days past due, however, interest is less than ninety days past due; the borrower has filed for bankruptcy; other loans to the borrower are non-performing; internal loan review has identified a deterioration of the borrower’s financial capacity or a collateral shortfall; the loan was previously nonperforming but will retain its classification status until the loan continues to perform for at least a six-month period; or the loan was previously nonperforming but will retain its classification status because the loan is now thirty to ninety days past due. For the same reasons performing loans have been classified, there are performing loans that have been designated impaired. Impaired loans were $17.5 million at June 30, 2012. At June 30, 2012, performing loans designated as impaired included nine commercial real estate loans totaling $11.1 million, two commercial construction loans totaling $2.4 million and 14 commercial business loans totaling $2.2 million. Conversely, there are approximately $1.8 million of residential mortgage, home equity and installment loans that are non-performing, however are collectively evaluated for impairment for which no impairment was noted at June 30, 2012. See “Nonperforming Loans and Foreclosed Real Estate.”

Included in classified assets were the following non-accrual loans at September 30, 2011: seventeen single-family residential real estate loans totaling $1.8 million, two commercial real estate loans totaling $4.4 million, eighteen home equity and installment loans totaling $726,000, and one commercial business loan totaling $9,000. Certain other loans, while performing as of September 30, 2011, were classified as special mention, substandard, doubtful, or loss. Performing loans, which were classified as of September 30, 2011, included three single-family residential real estate loans totaling $315,000, fifteen commercial real estate loans totaling $16.0 million, one commercial construction loan totaling $1.5 million, twenty three home equity and installment loans totaling $638,000, and eighteen commercial business loans totaling $2.2 million. While these loans are currently performing, they have been classified for one of the following reasons: the loan is ninety days past due, however, interest is less than ninety days past due; the borrower has filed for bankruptcy; other loans to the borrower are non-performing; internal loan review has identified a deterioration of the borrower’s financial capacity or a collateral shortfall; the loan was previously nonperforming but will retain its classification status until the loan continues to perform for at least a six-month period; or the loan was previously nonperforming but will retain its classification status because the loan is now thirty to ninety days past due. For the same reasons performing loans have been classified, there are performing loans that have been designated impaired. Impaired loans were $21.9 million at September 30, 2011. At September 30, 2011, performing loans designated as impaired included eleven commercial real estate loans totaling $12.3 million, one commercial construction loan totaling $1.5 million and fifteen commercial business loans totaling $1.7 million. Conversely, there are approximately $2.5 million of residential mortgage, home equity and installment loans that are non-performing, however are collectively evaluated for impairment for which no impairment was noted at September 30, 2011. See “Nonperforming Loans and Foreclosed Real Estate.”

Included in classified assets were the following non-accrual loans at September 30, 2010: nineteen single-family residential real estate loans totaling $1.9 million, six commercial real estate loans totaling $7.2 million, twenty one home equity and installment loans totaling $1.2 million, and three commercial business loans totaling $70,000. Certain other loans, while performing as of September 30, 2010, were classified as special mention, substandard, doubtful, or loss. Performing loans, which were classified as of September 30, 2010, included one single-family residential real estate loan totaling $30,000, thirteen commercial real estate loans totaling $15.0 million, eighteen home equity and installment loans totaling $327,000, and six commercial business loans totaling $492,000. While these loans are currently performing, they have been classified for one of the following reasons: the loan is ninety days past due, however, interest is less than ninety days past due; the borrower has filed for bankruptcy; other loans to the borrower are non-performing; internal loan review has identified a deterioration of the borrower’s financial capacity or a collateral shortfall; the loan was previously nonperforming but will retain its classification status until the loan continues to perform for at least a six-month period; or the loan was previously nonperforming but will retain its classification status because the loan is now thirty to ninety days past due. See “Nonperforming Loans and Foreclosed Real Estate.”

Included in classified assets were the following non-accrual loans at September 30, 2009: thirteen single-family residential real estate loans totaling $1.4 million, seven commercial real estate loans totaling $11.8 million, thirteen home equity and installment loans totaling $350,000, and eleven commercial business loans totaling $1.4 million. Certain other loans, while performing as of September 30, 2009, were classified as special mention, substandard, doubtful, or loss. Performing loans, which were classified as of September 30, 2009, included one single-family residential real estate loan totaling $37,000, nine commercial real estate loans totaling $9.2 million, eleven home equity and installment loans totaling $368,000, and seven commercial business loans totaling $678,000. While these loans are currently performing, they have been classified for one of the following reasons: the loan is ninety days past due, however, interest is less than ninety days past due; other loans to the borrower are non-performing; internal loan review has identified a deterioration of the borrower’s financial capacity or a collateral shortfall; the loan was previously nonperforming but will retain its classification status until the loan continues to perform for at least a six-month period; or the loan was previously nonperforming but will retain its classification status because the loan is now thirty to ninety days past due. See “Nonperforming Loans and Foreclosed Real Estate.”

The following table sets forth Fidelity’s classified assets in accordance with its classification system.

	At June 30, 2012	At September 30,
		2011	2010	2009
	(In thousands)
Special Mention	$4,302	$6,679	$2,929	$—
Substandard	15,557	20,836	23,208	24,746
Doubtful	—	10	117	417

	$19,859	$27,525	$26,254	$25,163

Classified assets decreased during the nine months ended June 30, 2012 as compared to fiscal 2011 primarily due to one commercial real estate loan relationship totaling $4.0 million being transferred from substandard to other real estate owned. Also another commercial real estate loan classified as substandard totaling $2.7 million paid off during the nine month period ending June 30, 2012. Classified assets increased during fiscal 2011 as compared to fiscal 2010 primarily due to one commercial real estate loan totaling $3.3 million and two commercial business loans totaling $458,000 that were classified as special mention as of September 30, 2011 and not classified as of September 30, 2010. The increase in classified assets during fiscal 2011 was partially offset by substandard loans that were subsequently cured after September 30, 2010. Classified assets increased during fiscal 2010 as compared to fiscal 2009 primarily due to eleven residential real estate loans totaling $1.1 million and thirteen commercial real estate loans totaling $15.0 million that were classified as of September 30, 2010 and not classified as of September 30, 2009. The increase in classified assets during fiscal 2010 was partially offset by loans that were subsequently cured after September 30, 2009.

Nonperforming Loans and Foreclosed Real Estate. When a borrower fails to make a required payment on a loan, Fidelity Savings Bank attempts to cause the default to be cured by contacting the borrower. In general, contacts are made after a payment is more than 15 days past due, and a late charge is assessed at that time. In most cases, defaults are cured promptly. If the delinquency on a mortgage loan exceeds 90 days and is not cured through Fidelity Savings Bank’s normal collection procedures or an acceptable repayment arrangement is not worked out with the borrower, Fidelity Savings Bank will normally institute measures to remedy the default, including commencing a foreclosure action or, in special circumstances, accepting from the mortgagor a voluntary deed of the secured property in lieu of foreclosure.

The remedies available to a lender in the event of a default or delinquency with respect to residential mortgage loans and the procedures by which such remedies may be exercised are subject to Pennsylvania laws and regulations. Under Pennsylvania law, a lender is prohibited from accelerating the maturity of a residential mortgage loan, commencing any legal action (including foreclosure proceedings) to collect on such loan, or taking possession of any loan collateral until the lender has first provided the delinquent borrower with at least 30 days prior written notice specifying the nature of the delinquency and the borrower’s right to correct such delinquency. Additionally, a lender is restricted in exercising any remedies it may have with respect to loans for one and two-family principal residences located in Pennsylvania (including the lender’s right to foreclose on such property) until the lender has provided the delinquent borrower with written notice detailing the borrower’s rights to seek consumer credit counseling and state financial assistance.

Loans are placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual, generally when a loan is ninety days or more delinquent. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. The President, Chief Lending Officer, Chief Financial Officer, Vice President of Commercial Loan Credit and Administration, Collection Manager, and Loan Counselor meet monthly to review non-performing assets and any other assets that may require classification or special consideration. Adjustments to the carrying values of such assets are made as needed and a detailed report is submitted to the Board of Directors on a monthly basis.

Foreclosed real estate is recorded at fair value less estimated cost to sell. Costs relating to development and improvement of the property are capitalized whereas costs of holding such real estate are expensed as incurred. Additional write downs are charged to income and the carrying value of the property reduced when the carrying value exceeds fair value less estimated cost to sell.

The following table sets forth information regarding Fidelity’s non-accrual loans and foreclosed real estate at the dates indicated. Fidelity had accruing loans past due 90 days or more of $6.3 million, $5.5 million, $4.8 million, $2.4 million, at June 30, 2012, September 30, 2011, 2010, and 2009, respectively. Such loans consisted of commercial real estate loans, commercial business loans, and commercial lines of credit which were outstanding past their contractual maturity dates. In each case, such loans were otherwise current in accordance with their terms and Fidelity does not consider them nonperforming. The recorded investment in loans that are considered to be impaired under U.S. generally accepted accounting principles was $17.5 million at June 30, 2012, for which the related allowance for credit losses was $887,000. Interest income that would have been recorded and collected on loans accounted for on a non-accrual basis under the original terms of such loans was $343,000 and $437,000, respectively, for the nine months ended June 30, 2012 and year ended September 30, 2011. During the nine months ended June 30, 2012 and year ended September 30, 2011, $98,000 and $229,000 in interest income were recorded on such loans.

	At June 30, 2012	At September 30,
		2011	2010	2009	2008	2007
	(Dollar amounts in thousands)
Non-accrual loans:
Residential real estate loans (1-4 family)	$1,067	$1,764	$1,939	$1,397	$701	$831
Construction, multi-family, and commercial real estate	4,106	4,398	7,151	11,772	2,993	5,628
Installment loans	345	726	1,212	350	676	340
Commercial business loans and Leases	783	9	70	1,386	1,357	1,947

Total nonperforming loans	$6,301	$6,897	$10,372	$14,905	$5,727	$8,746

Total nonperforming loans as a percent of net loans receivable	1.88%	1.99%	2.78%	3.64%	1.24%	1.91%

Total foreclosed real estate, net	$6,906	$3,125	$398	$103	$170	$52

Total nonperforming loans and foreclosed real estate as a Percent of total assets	1.98%	1.50%	1.55%	2.05%	0.81%	1.21%

Nonperforming loans decreased to $6.3 million (1.88% of net loans receivable) at June 30, 2012 compared to $6.9 million (1.99% of net loans receivable) at September 30, 2011. At June 30, 2012, non-accrual loans consisted of fifteen 1-4 family residential real estate loans totaling $1.1 million, four commercial real estate loans totaling $4.1 million, sixteen installment loans totaling $345,000, and seven commercial business loans totaling $783,000.

Nonperforming loans decreased to $6.9 million (1.99% of net loans receivable) at September 30, 2011 compared to $10.4 million (2.78% of net loans receivable) at September 30, 2010. At September 30, 2011, non-accrual loans consisted of seventeen 1-4 family residential real estate loans totaling $1.8 million, two commercial real estate loans totaling $4.4 million, eighteen installment loans totaling $726,000, and one commercial business loan totaling $9,000.

The decrease in non-performing loans during fiscal 2011 as compared to fiscal 2010 is primarily attributed to a $2.1 million commercial real estate loan and a $225,000 installment loan that were transferred to foreclosed real estate during fiscal 2011.

The decrease in non-performing loans during fiscal 2010 as compared to fiscal 2009 is primarily attributed to a $3.5 million commercial participation loan to a borrower in the restaurant industry that was non-performing during fiscal 2009 but was not considered non-performing at September 30, 2010. Fidelity originally agreed to a restructure of this loan at its maturity by entering into a forbearance agreement with the borrower to make reduced payments over a six-month period in an effort to give the borrower greater flexibility to restructure its operations and to improve its cash flows.

At June 30, 2012, Fidelity did not have any potential problem loans that were not reflected in the above table where known information about possible credit problems of borrowers caused management to have serious doubts about the ability of such borrowers to comply with present repayment terms.

Allowance for Loan Losses

Management establishes reserves for estimated losses on loans based upon its evaluation of the inherent risks in the loan portfolio. The adequacy of the allowance is determined by management through the evaluation of such pertinent factors as the growth and composition of the loan portfolio, historical loss experience, the level and trend of past due and non-performing loans, the general economic conditions affecting the collectability of loans in the portfolio, and other relevant factors. Large groups of smaller balance homogenous loans, such as residential real estate, small commercial real estate, home equity, and consumer loans are evaluated in the aggregate using historical loss factors and other data. Large balance and/or more complex loans, such as multi-family and commercial real estate loans may be evaluated on an individual basis and are also evaluated in the aggregate to determine adequate reserves. As individually significant loans become impaired, specific reserves are assigned to the extent of impairment. Fidelity analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses. Management believes that Fidelity’s allowance for losses of $4.3 million as of June 30, 2012 is adequate to absorb probable loan losses in the portfolio.

The following table sets forth the rollforward of Fidelity Savings Bank’s allowance for loan losses.

	Nine Months Ended June 30,		Year Ended September 30,
	2012	2011	2011	2010	2009	2008	2007
	(Dollar amounts in thousands)
Balance at beginning of period	$5,763	$5,821	$5,821	$5,702	$3,424	$3,027	$2,917
Provision for loan losses	1,275	900	1,200	1,600	5,870	1,260	575
Charge offs:
Residential real estate	(76)	(13)	(30)	(13)	(138)	(102)	(11)
Commercial real estate	(2,318)	(192)	(714)	(109)	(2,437)	(150)	(14)
Installment	(73)	(77)	(142)	(297)	(296)	(164)	(135)
Commercial	(591)	(814)	(428)	(1,136)	(842)	(531)	(362)

Total	(3,058)	(1,096)	(1,314)	(1,555)	(3,713)	(947)	(522)
Recoveries:
Residential real estate	—	—	—	30	44	—	7
Commercial real estate	190	—	—	—	—	—	9
Installment	7	12	15	33	26	73	24
Commercial	111	33	41	11	51	11	17

Total	308	45	56	74	121	84	57

Net charge-offs	(2,750)	(1,051)	(1,258)	(1,481)	(3,592)	(863)	(465)

Balance at end of period	$4,288	$5,670	$5,763	$5,821	$5,702	$3,424	$3,027

Ratio of net charge-offs during the period to average loans outstanding during the period	0.79%	0.29%	0.35%	0.37%	0.79%	0.19%	0.10%

Allocation of the Allowance for Loan Losses

The following table sets forth the allocation of the allowance by category and the percent of loans in each category to total loans which management believes can be allocated only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future loss and does not restrict the use of the allowance to absorb losses in any category.

	At June 30,		At September 30,
	2012		2011		2010		2008		2009		2007
	Amount	%	$	%	$	%	$	%	$	%	$	%
	(Dollar amounts in thousands)
Residential real estate loans	$377	33.1%	$395	34.8%	$236	33.2%	$279	38.4%	$474	45.4%	$452	47.7%
Commercial real estate loans		24.4	2,866	22.9	3,255	24.6	3,538	22.6	742	17.7	743	16.7
Construction loans		6.1	38	6.6	45	7.2	49	6.7	67	7.4	150	6.9
Installment loans	335	18.6	396	19.2	371	19.5	360	19.6	205	19.9	226	20.1
Commercial business loans and leases	1,517	17.8	1,947	16.5	1,914	15.5	1,476	12.7	1,936	9.6	1,456	8.6
Unallocated	—	N/A	121	N/A	—	N/A	—	N/A	—	N/A	—	N/A

Total	$4,288	100.0%	$5,763	100.0%	$5,821	100.0%	$5,702	100.0%	$3,424	100.0%	$3,027	100.0%

Investment Activities

Fidelity Savings Bank is required to maintain a sufficient level of liquid assets (including specified short-term securities and certain other investments) as determined by management and defined and reviewed for adequacy by the FDIC during its regular examinations. The FDIC, however, does not prescribe by regulation a minimum amount or percentage of liquid assets. The level of liquid assets varies depending upon several factors, including (i) the yields on investment alternatives, (ii) management’s judgment as to the attractiveness of the yields then available in relation to other opportunities, (iii) expectation of future yield levels, and (iv) management’s projections as to the short-term demand for funds to be used in loan origination and other activities. Securities, including mortgage-backed securities, are classified at the time of purchase, based upon management’s intentions and abilities, as securities held-to-maturity or securities available-for-sale. Securities acquired with the intent and ability to hold to maturity are classified as held-to-maturity and are stated at cost and adjusted for amortization of premium and accretion of discount which are computed using the level yield method and recognized as adjustments of interest income. All other securities are classified as available-for-sale to serve principally as a source of liquidity.

Current regulatory and accounting guidelines regarding securities (including mortgage-backed securities) require us to categorize securities as “held-to-maturity,” “available-for-sale,” or “trading.” At June 30, 2012, Fidelity Savings Bank had securities classified as “held-to-maturity” and “available-for-sale” in the amount of $69.7 million and $173.5 million, respectively and had no securities classified as “trading.” Securities classified as “available-for-sale” are reported for financial reporting purposes at fair value with net changes in the market value from period to period included as a separate component of stockholders’ equity net of income taxes. At June 30, 2012, Fidelity’s securities available-for-sale had an amortized cost of $174.2 million and fair value of $173.5 million. The changes in fair value in the available-for-sale portfolio reflect normal market conditions and vary, either positively or negatively, based primarily on changes in general levels of market interest rates relative to the yields of the portfolio. Additionally, changes in the fair value of securities available-for-sale do not affect the loans-to-one borrower limit.

Fidelity conducts periodic reviews to identify and evaluate each investment that has an unrealized loss in accordance with U.S. generally accepted accounting principles. An unrealized loss exists when the current fair value of an individual security is less than its amortized cost basis. Unrealized losses that are determined to be temporary in nature are recorded net of tax in Accumulated Other Comprehensive Income (AOCI) for available-for-sale securities while such losses related to held-to-maturity securities are not recorded as these investments are carried at their amortized cost.

Regardless of the classification of the securities as available-for-sale or held-to-maturity, Fidelity has assessed each position for credit impairment.

Factors considered in determining whether a loss is temporary include:

•	the length of time and the extent to which fair value has been below cost;

•	the severity of the impairment;

•	the cause of the impairment and the financial condition and near-term prospects of the issuer;

•	activity in the market of the issuer which may indicate adverse credit conditions;

•	if Fidelity intends to sell the investment;

•	if it’s more-likely-than-not Fidelity will be required to sell the investment before recovering its amortized cost basis; and

•	if Fidelity does not expect to recover the investment’s entire amortized cost basis (even if Fidelity does not intend to sell the security).

Fidelity’s review for impairment generally entails:

•	identification and evaluation of investments that have indications of possible impairment;

•

analysis of individual investments that have fair values less than amortized cost, including consideration of the length of time the investment has been in an unrealized loss position and the expected recovery period;

•

discussion of evidential matter, including an evaluation of factors or triggers that could cause individual investments to qualify as having other-than-temporary impairment and those that would not support other-than-temporary impairment; and

•	documentation of the results of these analyses, as required under business policies

For debt securities that are not deemed to be credit impaired, management performs additional analysis to assess whether it intends to sell or would more-likely-than-not be required to sell the investment before the expected recovery of the amortized cost basis. Management has asserted that it has no intent to sell and that it believes it is more-likely-than-not that it will not be required to sell the investment before recovery of its amortized cost basis.

Similarly, for equity securities, management considers the various factors described above including its intent and ability to hold the equity security for a period of time sufficient for recovery to amortized cost. Where management lacks that intent or ability, the security’s decline in fair value is deemed to be other-than-temporary and is recorded in earnings.

For debt securities, a critical component of the evaluation for other-than-temporary impairment is the identification of credit-impaired securities where management does not receive cash flows sufficient to recover the entire amortized cost basis of the security. The extent of Fidelity’s analysis regarding credit quality and the stress on assumptions used in the analysis had been refined for securities where the current fair value or other characteristics of the security warrant.

Fidelity recorded impairment charges on securities of $951,000 during the nine months ended June 30, 2012 compared to $1.5 million during fiscal 2011. During the fiscal year ended September 30, 2011, $1.1 million of impairment charges were recorded on six investments in pooled trust preferred securities resulting from several factors, including a downgrade on their credit ratings, failure to pass their principal coverage tests, indications of a break in yield, and the decline in the net present value of their projected cash flows. Management of Fidelity has deemed the impairment on these six trust preferred securities to be other-than-temporary based upon these factors and the duration and extent to which the market value has been less than cost, the inability to forecast a recovery in market value, and other factors concerning the issuers in the pooled security. Fidelity also recorded $135,000 of impairment charges on a single-issuer trust preferred security. The impairment charges were a result of the financial institution issuer being put on regulatory order after several quarters of losses and it started deferring interest payments on both its trust preferred and its TARP preferred shares outstanding. During the fiscal year ended September 30, 2010, $3.5 million of impairment charges were recorded on six investments in pooled trust preferred securities resulting from several factors, including a downgrade on their credit ratings, failure to pass their principal coverage tests, indications of a break in yield, and the decline in the net present value of their projected cash flows. Management of Fidelity has deemed the impairment on these six trust preferred securities to be other-than-temporary based upon these factors and the duration and extent to which the market value has been less than cost, the inability to forecast a recovery in market value, and other factors concerning the issuers in the pooled security. For the fiscal year ended September 30, 2011, Fidelity recognized in earnings impairment charges of $204,000 and in other comprehensive income non-credit impairment charges of $17,000 relating to one private label mortgage-backed security. The impairment charges resulted from a downgrade in its credit rating, as well as independent third-party analysis of the underlying collateral of the bond. For the fiscal year ended September 30, 2010, Fidelity recognized in earnings impairment charges of $57,000 and in other comprehensive income non-credit impairment charges of $294,000 relating to one private label mortgage-backed security. The impairment charges resulted from a downgrade in its credit rating, as well as independent third-party analysis of the underlying collateral of the bond. Based on the factors concerning the issuer, management of Fidelity deemed the impairment on this security to be other-than-temporary. During the fiscal year ended September 30, 2011, Fidelity recognized in earnings impairment charges of $87,000 on one investment in common stock of a local financial institution resulting from the duration and extent to which the market value has been less than the cost and the performance of the financial institution over the past two years. There were no impairment charges taken on these securities for the fiscal year ended September 30, 2010.

At June, 2012, Fidelity Savings Bank’s investment portfolio policy allowed investments in instruments such as: (i) U.S. Treasury obligations; (ii) U.S. federal agency or federally sponsored agency obligations; (iii) municipal obligations; (iv) mortgage-backed securities and collateralized mortgage obligations; (v) certificates of deposit; (vi) investment grade corporate bonds; and (vii) equity securities and mutual funds. The Board of Directors may authorize additional investments.

As a source of liquidity and to supplement its lending activities, Fidelity Savings Bank has invested in residential mortgage-backed securities. Mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. Mortgage-backed securities represent a participation interest in a pool of single-family or other types of mortgages. Principal and interest payments are passed from the mortgage originators, through intermediaries (generally quasi-governmental agencies) that pool and repackage the participation interests in the form of securities, to investors, like us. The quasi-governmental agencies, which include GinnieMae, FreddieMac, and FannieMae, guarantee the payment of principal and interest to investors.

Mortgage-backed securities typically are issued with stated principal amounts. The securities are backed by pools of mortgages that have loans with interest rates that are within a set range and have varying maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable-rate mortgage loans. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates. The interest rate risk characteristics of the underlying pool of mortgages (i.e., fixed-rate or adjustable-rate) and the prepayment risk are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages. Expected maturities will differ from contractual maturities due to scheduled repayments and because borrowers may have the right to call or prepay obligations with or without prepayment penalties. Mortgage-backed securities issued by GinnieMae, FreddieMac, and FannieMae make up a majority of the pass-through certificates market.

Fidelity Savings Bank also invests in mortgage-related securities, primarily collateralized mortgage obligations issued or sponsored by GinnieMae, FreddieMac, and FannieMae as well as private issuers. Investments in private issuer collateralized mortgage obligations are made because these issues generally are higher yielding than agency sponsored collateralized mortgage obligations with similar average life and payment characteristics. All such investments are rated “AAA” by a nationally recognized credit rating agency. Collateralized mortgage obligations are a type of debt security that aggregates pools of mortgages and mortgage-backed securities and creates different classes of collateralized mortgage obligations securities with varying maturities and amortization schedules as well as a residual interest with each class having different risk characteristics. The cash flows from the underlying collateral are usually divided into “tranches” or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage backed securities as opposed to pass through mortgage backed securities where cash flows are distributed pro rata to all security holders. Unlike mortgage backed-securities from which cash flow is received and prepayment risk is shared pro rata by all securities holders, cash flows from the mortgages and mortgage-backed securities underlying collateralized mortgage obligations are paid in accordance with a predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche or class may carry prepayment risk which may be different from that of the underlying collateral and other tranches. Collateralized mortgage obligations attempt to moderate reinvestment risk associated with conventional mortgage-backed securities resulting from unexpected prepayment activity.

As a Pennsylvania savings bank, Fidelity Savings Bank has the authority to invest in the debt or equity securities of any corporation or similar entity existing under the laws of the United States, any state or the

District of Columbia subject to the “prudent man” rule. Aggregate equity investments may not exceed the lesser of 7.5% of the book value of Fidelity Savings Bank’s assets or 75% of its capital and surplus. The aggregate investment in the equity securities of any one issuer may not exceed 1% of the book value of Fidelity Savings Bank’s assets or more than 5% of the total outstanding shares of the issuer. Under FDIC regulations, Fidelity Savings Bank may only invest in listed equity securities or mutual funds.

Investment and Mortgage-Backed Securities Portfolio

The following tables set forth the composition, amortized cost, and fair value of Fidelity Savings Bank’s investment and mortgage backed securities at the dates indicated.

Investment Securities

	At June 30,		At September 30,
	2012		2011		2010		2009
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollar amounts in thousands)
Available-for-sale:
U.S. government and agency	$30,231	$30,650	$39,228	$39,794	$49,442	$50,278	$50,999	$51,999
Municipal obligations	29,500	31,733	30,086	31,828	27,838	29,550	22,708	23,464
Corporate obligations	8,780	8,444	3,985	3,215	7,980	7,606	14,563	14,174
Equity securities in financial institutions	1,545	1,532	2,468	1,501	2,685	1,778	3,144	2,502
Other equity securities	1,000	990	1,000	944	1,000	932	1,000	796
Mutual funds	2,780	2,821	2,697	2,737	8,716	9,214	9,605	9,900
Freddie Mac preferred stock	—		—	—	—	—	—	91
Trust preferred securities	14,150	8,156	14,405	7,950	16,695	10,940	21,394	13,527

Total	$87,986	$84,326	$93,869	$87,969	$114,356	$110,298	$123,413	$116,453

Held-to-maturity:
U.S. government and agency	$22,003	$22,068	$17,533	$17,615	$20,064	$20,220	$15,106	$15,198
Municipal obligations	6,774	7,204	10,896	11,256	16,514	17,055	19,387	19,965
Corporate obligations	—	—	—	—	—	—	1,718	1,738

Total	$28,777	$29,272	$28,429	$28,871	$36,578	$37,275	$36,211	$36,901

At June 30, 2012, Fidelity did not hold any non-U.S. Government and U.S. Government agency or corporation securities that exceeded ten percent of stockholders’ equity.

Mortgage-Backed Securities

	At June 30, 2012		At September 30,
			2011		2010		2009
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollar amounts in thousands)
Available-for-sale:
GNMA	$8,253	$8,861	$9,816	$10,424	$12,009	$12,538	$6,138	$6,472
FNMA	40,491	42,312	39,616	41,144	15,017	15,680	14,024	14,464
FHLMC	7,477	7,746	11,148	11,520	10,998	11,385	6,816	7,135
GNMA Remic	6,027	6,127	4,645	4,793	8,254	8,417	3,905	4,047
FNMA Remic	7,138	7,209	2,693	2,703	2,770	2,787	4,449	4,456
FHLMC Remic	3,684	3,734	4,842	4,923	4,308	4,451	7,607	7,706
FHLB Remic	—	—	—	—	—	—	1,230	1,253
Collateralized mortgage obligations	8,744	8,632	2,487	2,309	3,483	3,370	4,647	4,129
Small Business Administration	4,431	4,525	4,953	5,005	5,754	5,774	—	—

Total	$86,245	$89,146	$80,200	$82,821	$62,593	$64,402	$48,816	$49,662

Held-to-maturity:
GNMA	$435	488	$569	$631	$894	966	$2,102	$2,212
FNMA	3,874	4,003	4,731	4,882	3,995	4,211	5,289	5,488
FHLMC	2,828	2,907	3,407	3,456	2,042	2,108	4,713	4,798
GNMA Remic	13,727	14,081	16,058	16,429	10,794	11,031	4,984	4,890
FNMA Remic	1,398	1,412	3,877	3,877	4,417	4,403	2,578	2,579
FHLMC Remic	17,760	18,110	21,272	21,793	12,650	12,815	11,356	11,369
Collateralized mortgage obligations	930	945	2,080	2,097	3,457	3,224	5,215	4,500

Total	$40,952	$41,946	$51,994	$53,165	$38,249	$38,758	$36,237	$35,836

The following tables set forth the amortized cost of each category of investment securities of Fidelity Savings Bank at June 30, 2012 which mature during each of the periods indicated, and the weighted average yield for each range at maturities. The yields on the tax-exempt investments have been adjusted to their pre-tax equivalents, assuming a 34% tax rate.

	One Year or Less		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Weighted Average Yield	Amount	Weighted Average Yield	Amount	Weighted Average Yield	Amount	Weighted Average Yield	Amount	Weighted Average Yield
	(Dollar amounts in thousands)
Available-for-sale:
U.S. government and Agency	$2,014	1.63%	$23,217	1.47%	$2,000	1.50%	$3,000	2.00%	$30,231	1.53%
Municipal obligations	—	—	4,395	3.12	17,321	4.32	7,584	4.39	29,500	4.15
Corporate obligations	1,497	5.38	5,288	1.15	—	—	1,995	1.75	8,780	2.01
Equity securities in financial institutions	1,545	4.55	—	—	—	—	—	—	1,545	4.55
Other equity securities	1,000	4.00	—	—	—	—	—	—	1,000	4.00
Mutual funds[1]	2,780	3.20	—	—	—	—	—	—	2,780	3.29
Trust preferred securities	—	—	—	—	—	—	14,150	2.75	14,150	2.75

Total	$8,836	3.57%	$33,100	1.65%	$19,321	4.02%	$26,729	3.06%	$87,986	2.79%

Held-to-maturity:
U.S. government and agency	$2,003	1.98%	$8,000	0.63%	$8,000	1.61%	$4,000	2.00%	$22,003	1.36%
Municipal obligations	—	—	—	—	3,410	4.38	3,364	4.52	6,774	4.45

Total	$2,003	1.98%	$8,000	0.63%	$11,410	2.44%	$7,364	3.15%	$28,777	2.09%

(1)	Consists of investments in the Access Capital Fund and the CRA Qualified Investment Fund.

Information regarding the contractual maturities and weighted average yield of Fidelity Savings Bank’s mortgage-backed securities portfolio at June 30, 2012 is presented below.

	Amounts at June 30, 2012 Which Mature In
	One Year or Less	After One to Five Years	After Five to Ten Years	Over Ten Years	Total
	(Dollar amounts in thousands)
Available-for-sale:
GNMA	$—	$—	$164	$8,089	$8,253
FNMA	71	101	3,011	37,308	40,491
FHLMC	—	110	1,504	5,863	7,477
GNMA Remic	—	—	—	6,027	6,027
FNMA Remic	—	—	—	7,138	7,138
FHLMC Remic	—	—	907	2,777	3,684
Collateralized mortgage obligations	—	—	3,747	4,998	8,745
Small Business Administration	—	1,399	—	3,031	4,430

Total	$71	$1,610	$9,333	$75,231	$86,246

Weighted average yield	3.19%	1.91%	1.92%	2.67%	2.58%

Held-to-maturity:
GNMA	—	—	—	435	435
FNMA	—	273	1,905	1,696	3,874
FHLMC	—	334	—	2,494	2,828
GNMA Remic	—	—	—	13,727	13,727
FNMA Remic	—	—	—	1,398	1,398
FHLMC Remic	—	—	1,640	16,120	17,760

Collateralized mortgage obligations	—	—	554	376	930

Total	$—	$607	$4,099	$36,246	$40.952

Weighted average yield	—%	3.75%	3.84%	2.11%	2.31%

Sources of Funds

General. Savings deposits obtained through the home office and branch offices have traditionally been the principal source of Fidelity Savings Bank’s funds for use in lending and for other general business purposes. Fidelity Savings Bank also derives funds from scheduled amortizations and prepayments of outstanding loans and mortgage-backed securities and sales of securities available-for-sale. Fidelity Savings Bank also may borrow funds from the FHLB of Pittsburgh and other sources. Borrowings generally may be used on a short-term basis to compensate for seasonal or other reductions in savings deposits or other inflows at less than projected levels, as well as on a longer-term basis to support expanded lending activities.

Deposits. Fidelity Savings Bank’s current deposit products include savings accounts, demand deposit accounts, NOW accounts, money market deposit accounts, and certificates of deposit. Terms on interest-bearing deposit accounts range from three months to ten years. Included among these deposit products are Individual Retirement Account (“IRA”) certificates.

Fidelity Savings Bank’s deposits are obtained primarily from residents of Allegheny and Butler Counties. The principal methods used by Fidelity Savings Bank to attract deposit accounts include the offering of a wide variety of services and accounts, competitive interest rates, on-line account opening, and convenient office locations and service hours. Also, during fiscal 2008, Fidelity Savings Bank joined the Certificate of Deposit Account Registry Service (“CDARS”). This service enables Fidelity Savings Bank to provide customers with access to up to $50 million in FDIC insurance on CD investments. If a customer places a deposit using the CDARS service the deposit is divided into amounts under $250,000 and spread out among other banks that use CDARS making the full amount eligible for FDIC insurance. It is a deposit-gathering tool that Fidelity Savings Bank is using to build more profitable relationships without having to pledge collateral. As of September 30, 2011 Fidelity Savings Bank had $2.0 million of CDARS deposits.

The following table shows the distribution of, and certain other information relating to Fidelity Savings Bank’s deposits by type as for the periods indicated.

	Nine Months Ended June 30, 2012
			Years Ended September 30,
			2011		2010		2009
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
	(dollars in thousands)
Checking accounts:
Non-interest bearing	$57,980	—%	$52,511	—%	$48,669	—%	$40,629	—%
Interest-bearing	62,009	0.05	55,574	0.06	50,064	0.14	45,783	0.29
Savings account	72,569	0.16	68,714	0.21	63,101	0.40	58,089	0.89
Money market accounts	92,378	0.24	93,967	0.36	102,223	0.69	97,186	1.58
Certificate accounts	171,878	2.11	174,520	2.22	181,889	2.43	187,306	3.03

Total	$456,814	0.88	$445,286	0.99%	$445,946	1.22%	$428,993	1.83%

In recent years, Fidelity Savings Bank has been required by market conditions to rely increasingly on short term certificate accounts and other deposit alternatives that are more responsive to market interest rates than fixed rate, fixed term certificates that were historically Fidelity Savings Bank’s primary source of deposits. As a result of consumer preference for shorter term, market rate sensitive accounts, Fidelity Savings Bank has, like most financial institutions, experienced a significant shift in deposits towards relatively short term, market rate accounts. In recent years, Fidelity Savings Bank has been successful in attracting retirement accounts which have provided Fidelity Savings Bank with a relatively stable source of funds. As of June 30, 2012, Fidelity Savings Bank’s total retirement funds were $47.6 million or 10.2% of its total deposits.

Fidelity Savings Bank attempts to control the flow of deposits by pricing its accounts to remain generally competitive with other financial institutions in its market area, but does not necessarily seek to match the highest rates paid by competing institutions. In this regard, the senior officers of Fidelity Savings Bank meet weekly to determine the interest rates which Fidelity Savings Bank will offer to the general public.

Rates established by Fidelity Savings Bank are also affected by the amount of funds needed by Fidelity Savings Bank on both a short-term and long-term basis, alternative sources of funds, and the projected level of interest rates in the future. The ability of Fidelity Savings Bank to attract and maintain deposits and Fidelity Savings Bank’s cost of funds have been, and will continue to be, significantly affected by economic and competitive conditions.

Certificates of Deposits. Maturities of certificates of deposit of $100,000 or more that were outstanding as of June 30, 2012 are summarized as follows:

Maturity	Amount
(Dollar amounts in thousands)
3 months or less	$7,833
Over 3 months through 6 months	9,425
Over 6 months through 12 months	8,083
Over 12 months	15,783

Total	$41,124

Borrowings. Fidelity Savings Bank is eligible to obtain advances from the FHLB of Pittsburgh upon the security of the common stock it owns in that bank, securities owned by Fidelity Savings Bank and held in safekeeping by the FHLB, and certain of its residential mortgages, provided certain standards related to credit worthiness have been met. As of October 2, 2009, specific collateral is required to be pledged for borrowings with the FHLB of Pittsburgh. Such advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. FHLB advances are generally available to meet seasonal and other withdrawals of deposit accounts, to expand lending, and to aid the effort of members to establish better asset and liability management through the extension of maturities of liabilities. At June 30, 2012, Fidelity Savings Bank had $65.0 million of long-term advances outstanding. Original maturities of long-term debt range from four to ten years.

Fidelity Savings Bank also, from time to time, enters into sales of securities under agreements to repurchase (“repurchase agreements”). Such repurchase agreements are treated as financings and the obligations to repurchase securities sold are reflected as liabilities in the statement of financial condition. At June 30, 2012, Fidelity Savings Bank had $64.0 million in repurchase agreements outstanding, including $55.0 million in retail repurchase agreements and $9.0 million in wholesale structured repurchase agreements.

Fidelity Savings Bank has five separate repurchase agreements with PNC Bank, N.A. (“PNC”) and Citigroup Global Markets, Inc. (“CGMI”). Each agreement is structured as the sale of a specified amount of identified securities to the counterparty which Fidelity Savings Bank has agreed to repurchase five to seven years after the initial sale. The underlying securities consist of various U.S. Government and agency obligations, municipal obligations, and mortgage-backed securities which continue to be carried as assets of Fidelity Savings Bank and Fidelity Savings Bank is entitled to receive interest and principal payments on the underlying securities. Fidelity Savings Bank is required to post additional collateral if the market value of the securities subject to repurchase falls below 105% of principal amount. While the repurchase agreements are in effect, Fidelity Savings Bank is required to pay interest quarterly at the rate specified in the agreement. Four of the agreements provide an initial fixed or floating interest rate that converts to a floating or fixed rate at the end of six months to one year. The counterparty has the option of terminating the five repurchase agreements at the conversion date and quarterly thereafter. Fidelity Savings Bank also has one fixed rate agreement that does not convert. The counterparty may terminate this agreement at the end of six months. The counterparty may also terminate any of the repurchase agreements upon certain events of default including Fidelity Savings Bank’s failure to maintain well-capitalized status. Upon termination, Fidelity Savings Bank would be required to repurchase the securities. At June 30, 2012, Fidelity Savings Bank had $25.0 million outstanding with PNC and $30.0 million outstanding with CGMI. At June 30, 2012, Fidelity Savings Bank had $10.0 million in structured repurchase agreements scheduled to mature in 2012, $30.0 million scheduled to mature in 2013 and $15.0 million scheduled to mature in 2014.

At June 30, 2012, Fidelity had outstanding subordinated debt in the amount of $7.7 million. The debentures were issued on September 20, 2007 and initially bore an interest rate of 7.05% per annum through December 15, 2007. The rate adjusts quarterly thereafter to three-month LIBOR plus a margin of 136 basis points. The debentures mature on December 15, 2037 and are callable in whole or in part at par on or after December 15, 2012. Fidelity has the right to defer payments of interest on the debentures for up to five years. During any period of deferral, however, Fidelity will be prohibited from paying dividends on any class of its capital stock. The debt was issued to a Delaware statutory business trust, FB Capital Statutory Trust III, established by Fidelity for this purpose. The trust purchased the debentures using funds from the sale of trust preferred securities on substantially the same terms as the subordinated debt. During the second quarter of fiscal 2008, Fidelity entered into an interest rate swap to manage its exposure to interest rate risk. This interest rate swap transaction involved the exchange of Fidelity’s floating rate interest rate payment on its $7.5 million in floating rate preferred securities for a fixed rate interest payment without the exchange of the underlying principal amount (see Note 18 “Derivative Instruments”).

The following table sets forth certain information regarding the short-term borrowings (due within one year or less) of Fidelity Savings Bank at the dates or for the periods indicated.

	At or for the Nine Months Ended June 30,		At or for the Year Ended September 30,
	2012	2011	2011	2010	2009
	(Dollar amounts in thousands)
Retail repurchase agreements:
Average balance outstanding	$9,724	$10,306	$10,115	$9,746	$9,979
Maximum amount outstanding at any month-end during the period	$11,585	$13,700	$13,700	$13,393	$13,023
Weighted average interest rate during the period	0.13%	0.18%	0.18%	0.45%	0.94%
Balance outstanding at end of period	$8,956	$10,175	$11,373	$13,342	$11,244
Weighted average interest rate at end of period	0.11%	0.18%	0.13%	0.25%	0.50%
Federal funds purchased:
Average balance outstanding	$—	$—	$—	$—	$236
Maximum amount outstanding at any	—%	—%
month-end during the period	$—	$—	$—	$—	$2,000
Weighted average interest rate during the period	—%	—%	—%	—%	0.60%
Balance outstanding at end of period	$—	$—	$—	$—	$—
Weighted average interest rate at end of period	—%	—%	—%	—%	—%
Treasury, tax, and loan borrowings:
Average balance outstanding	$81	$222	$223	$184	$271
Maximum amount outstanding at any month-end during the period	$302	$537	$537	$420	$1,016
Weighted average interest rate during the period	—%	—%	—%	—%	0.11%
Balance outstanding at end of period	$—	$166	$302	$130	$104
Weighted average interest rate at end of period	—%	—%	—%	—%	—%
FHLB Repo plus Advances:
Average balance outstanding	$—	$—	$—	$—	$12
Maximum amount outstanding at any month-end during the period	$—	$—	$—	$—	$40,000
Weighted average interest rate during the period	—%	—%	—%	—%	0.54%
Balance outstanding at end of period	$—	$—	$—	$—	$—
Weighted average interest rate at end of period	—%	—%	—%	—%	—%
FHLB Revolving Line of Credit:
Average balance outstanding	$—	$—	$—	$—	$6,076
Maximum amount outstanding at any month-end during the period	$—	$—	$—	$—	$43,605
Weighted average interest rate during the period	—%	—%	—%	—%	0.84%
Balance outstanding at end of period	$—	$—	$—	$—	$—
Weighted average interest rate at end of period	—%	—%	—%	—%	—%
Total average short-term borrowings	$9,805	$10,528	$10,338	$9,930	$16,574
Average interest rate of total short-term borrowings	0.11%	0.18%	0.13%	0.25%	0.50%

Employees

At June 30, 2012, Fidelity had 137 full-time and 20 part-time employees. None of these employees are represented by a collective bargaining agreement, and Fidelity believes that it enjoys good relations with its personnel.

Properties

Location		Lease Expiration Date including
Address	County	Lease to Own Options
Main Office
1009 Perry Highway Pittsburgh, PA 15237	Allegheny	Own

Branch Offices:
3300 Brighton Road Pittsburgh, PA 15212	Allegheny	Own

251 South Main Street Zelienople, PA 16063	Butler	Own

312 Beverly Road Pittsburgh, PA 15216	Allegheny	Lease 7/31/13

4719 Liberty Avenue Pittsburgh, PA 15224	Allegheny	Own

728 Washington Road Pittsburgh, PA 15228	Allegheny	Own

2034 Penn Avenue Pittsburgh, PA 15222	Allegheny	Own

683 Lincoln Avenue Bellevue, PA 15202	Allegheny	Own

100 Broadway Street Carnegie, PA 15106	Allegheny	Own

1729 Lowrie Street Pittsburgh, PA 15212	Allegheny	Own

1339 Freedom Road Cranberry Township, PA 16066	Butler	Own

5000 Centre Avenue Pittsburgh, PA 15232	Allegheny	Own

617 Duncan Avenue Pittsburgh, PA 15237	Allegheny	Lease 01/26/31[1]

Administrative Offices:
Loan Center 1014 Perry Highway Pittsburgh, PA 15237	Allegheny	Lease 09/30/17

Operations Center 1015 Perry Highway Pittsburgh, PA 15237	Allegheny	Own

[1]	Fidelity Savings Bank owns the building but leases the land for this branch office.

Legal Proceedings

Fidelity is not involved in any legal proceedings other than legal proceedings occurring in the ordinary course of business, of which none are expected to have a material adverse effect on Fidelity. In the opinion of management, the aggregate amount involved in such proceedings is not material to the financial condition or results of operations of Fidelity Savings Bank.

FIDELITY MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes,” “anticipates,” “contemplates,” “expects,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in interest rates, risks associated with the effect of integrating newly acquired businesses, the ability to control costs and expenses, and general economic conditions. Fidelity does not undertake to, and specifically disclaims any obligation to, update any such forward-looking statements.

Fidelity’s business is conducted principally through its wholly-owned subsidiary, Fidelity Savings Bank. All references to Fidelity refer collectively to Fidelity and Fidelity Savings Bank, unless the context indicates otherwise.

Critical Accounting Policies, Judgments, and Estimates

Certain critical accounting policies affect the more significant judgments and estimates used in the preparation of the consolidated financial statements. These policies are contained in Note 1 to the consolidated financial statements.

Our accounting and reporting policies conform with U.S. generally accepted accounting principles and general practices within the financial services industry. Recent accounting pronouncements are contained in Note 1 to the consolidated financial statements. The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurances that actual results will not differ from those estimates. If actual results are different than management’s judgments and estimates, Fidelity’s financial results could change, and such change could be material.

Allowance for Loan Losses. Fidelity considers that the determination of the allowance for loan losses involves a higher degree of judgment and complexity than its other significant accounting policies. The balance in the allowance for loan losses is determined based on management’s review and evaluation of the loan portfolio in relation to past loss experience, the size and composition of the portfolio, current economic events and conditions, and other pertinent factors, including management’s assumptions as to future delinquencies, recoveries, and losses. All of these factors may be susceptible to significant change. To the extent actual outcomes differ from management’s estimates, additional provisions for loan losses may be required that would adversely impact earnings in future periods.

Valuation of Goodwill. Fidelity assesses the impairment of goodwill at least annually and whenever events or significant changes in circumstances indicate that the carrying value may not be recoverable. Factors that Fidelity considers important in determining whether to perform an impairment review include significant underperformance relative to forecasted operating results and significant negative industry or economic trends. If Fidelity determines that the carrying value of goodwill may not be recoverable, then Fidelity will assess impairment based on a projection of discounted future cash flows and measure the amount of impairment based on fair value.

Accounting for Stock Options. Stock based compensation expense is reported in net income utilizing the fair-value-based method in accordance with U.S. generally accepted accounting principles. The fair value of each option award is estimated at the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in Note 13. Expected volatilities are based on the historical volatility of Fidelity’s stock. Fidelity uses historical data to estimate option exercise and employee and director terminations within the model, as well as the expected term of options granted, which represents the period of time that options granted are expected to be outstanding. Separate groups of employees and directors that have similar historical exercise behavior are considered separately for valuation purposes. Ranges result from certain groups of employees and directors exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. All of these assumptions may be susceptible to change and would impact earnings in future periods.

Securities. Securities for which Fidelity has the positive intent and ability to hold to maturity are reported at cost adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Declines in the fair value of individual securities below their amortized cost that are other-than-temporary result in writedowns of the individual securities to their estimated fair value. For a discussion on the determination of an other-than-temporary decline, please refer to Note 1 of the consolidated financial statements. Fidelity recognized other-than-temporary writedowns of $1.5 million and $3.6 million in fiscal 2011 and 2010, respectively.

Impaired Loans. A loan is considered impaired when, based on current information and events, it is probable that Fidelity Savings Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, Fidelity Savings Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Income Taxes. Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets and liabilities are adjusted through the provision for income taxes for the effects of changes in tax laws and rates on the date of enactment. Fidelity establishes a valuation allowance for deferred tax assets in accordance with U.S. generally accepted accounting principles when it is more-likely-than-not that the deferred tax asset will not be realized through carry-back to taxable income in prior years, future reversals of existing taxable temporary differences and, to a lesser extent, future taxable income.

Fidelity did not record any unrecognized tax benefits as of September 30, 2011 and 2010. Fidelity recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the years ended September 30, 2011 and 2010, Fidelity recognized neither interest nor penalties. Fidelity has not recorded an accrual for the payment of interest and penalties at September 30, 2011 and 2010.

Comparison of Financial Condition at June 30, 2012 and September 30, 2011

Total assets of Fidelity decreased $1.3 million, or 0.2%, to $665.6 million at June 30, 2012 from $666.9 million at September 30, 2011. Significant changes in individual categories include decreases in securities held-to-maturity of $10.7 million and net loans outstanding of $11.8 million, offset by increases in cash and cash equivalents of $16.5 million and foreclosed real estate of $3.8 million. The decrease in securities held-to-maturity is a result of maturities and repayments. The decrease in net loans reflects $74.4 million of repayments, partially offset by $59.0 million in loan originations. The increase in cash and cash equivalents is a result of an increase in maturities and repayments of loans and securities. The increase in foreclosed real estate is a result of one large commercial real estate property that was acquired.

Total liabilities of Fidelity decreased $3.6 million, or 0.6%, to $612.9 million at June 30, 2012 from $616.4 million at September 30, 2011. The decrease is primarily due to a decrease in long-term debt of $15.0 million, and a decrease in securities sold under agreement to repurchase of $12.4 million, partially offset by an increase in deposits of $23.2 million. The decrease in long-term debt and securities sold under agreement to repurchase are a result of maturities. The increase in deposits reflects management’s ongoing efforts to attract and retain deposits.

Stockholders’ equity increased to $52.7 million at June 30, 2012, compared to $50.5 million at September 30, 2011. This result reflects total comprehensive income for the nine-month period ended June 30, 2012 of $2.7 million; stock issued under the Dividend Reinvestment Plan of $18,000; stock-based compensation expense of $14,000; and stock options exercised of $7,000. Offsetting these increases were common and preferred stock cash dividends paid of $446,000. Approximately $3.4 million of the balances in retained earnings as of June 30, 2012 and September 30, 2011 represent base year bad debt deductions for tax purposes only, as they are considered restricted accumulated earnings.

Non-Performing Assets

The following table sets forth information regarding non-accrual loans and foreclosed real estate held by Fidelity at the dates indicated. The table does not include $6.6 million and $5.5 million of accruing loans at June 30, 2012 and September 30, 2011, respectively, that were more than 90 days past due but were otherwise performing in accordance with their terms. Included in the $6.6 million of accruing loans at June 30, 2012 are $3.8 million of commercial construction loans, $1.6 million of commercial business loans, and $930,000 of home equity loans that have reached their maturity dates and are in the process of renewing or payoff.

	June 30, 2012	September 30, 2011
	(Dollars in thousands)
Non-accrual residential real estate loans (one-to-four family)	$1,067	$1,764
Non-accrual construction, multi-family residential and commercial real estate loans	4,106	4,398
Non-accrual installment loans	345	726
Non-accrual commercial business loans	783	9

Total nonperforming loans	$6,301	$6,897

Total nonperforming loans as a percent of net loans receivable	1.88%	1.99%

Total foreclosed real estate	$6,906	$3,125

Total nonperforming loans and foreclosed real estate as a percent of total assets	1.98%	1.50%

Included in non-performing loans at June 30, 2012 are fifteen single-family residential real estate loans totaling $1.1 million, four commercial real estate loans totaling $4.1 million, sixteen installment loans totaling $345,000, and seven commercial business loans totaling $783,000. Non-performing loans decreased $596,000 to $6.3 million at June 30, 2012 from $6.9 million at September 30, 2011. The decrease was primarily attributed to non-accrual residential real estate loans and non-accrual installment loans, which was offset by increases in non-accrual commercial business loans added during the current fiscal year.

At June 30, 2012, Fidelity had an allowance for loan losses of $4.3 million or 1.3% of gross loans receivable, as compared to an allowance of $5.8 million or 1.7% of gross loans receivable at September 30, 2011. The allowance for loan losses equals 68.1% of non-performing loans at June 30, 2012 compared to 83.6% at September 30, 2011. The level of the allowance for loan losses as a percentage of non-performing loans reflects the concentration of non-performing loans in the commercial real estate category, most of which are collateral-dependent loans that do not have a related allowance for loan losses as a result of applying impairment tests prescribed under U.S. generally accepted accounting principles (see Footnote 7). Management believes the balance in the allowance for loan losses is adequate based on its analysis of quantitative and qualitative factors as of June 30, 2012. Management has evaluated its entire loan portfolio, including these non-performing loans, and the overall allowance for loan losses and believes that the allowance for losses on loans at June 30, 2012 is reasonable. See also “Provision for Loan Losses” on page [ — ]. However, there can be no assurance that the allowance for loan losses is sufficient to cover possible future loan losses.

Fidelity recognizes that it must maintain an Allowance for Loan and Lease Losses (“ALLL”) at a level that is adequate to absorb estimated credit losses associated with the loan and lease portfolio. Fidelity’s Board of Directors has adopted an ALLL policy designed to provide management with a systematic methodology for determining and documenting the ALLL each reporting period. This methodology was developed to provide a consistent process and review procedure to ensure that the ALLL is in conformity with Fidelity’s policies and procedures and other supervisory and regulatory guidelines.

Fidelity’s ALLL methodology incorporates management’s current judgments about the credit quality of the loan portfolio. The following factors are considered when analyzing the adequacy of the allowance: historical loss experience; volume; type of lending conducted by Fidelity Savings Bank; industry standards; the level and status of past due and non-performing loans; the general economic conditions in Fidelity Savings Bank’s lending area; and other factors affecting the collectability of the loans in its portfolio. The primary elements of Fidelity Savings Bank’s methodology include portfolio segmentation and impairment measurement. Management acknowledges that this is a dynamic process and consists of factors, many of which are external and out of management’s control, that can change often, rapidly and substantially. The adequacy of the ALLL is based upon estimates considering all the aforementioned factors as well as current and known circumstances and events. There is no assurance that actual portfolio losses will not be substantially different than those that were estimated.

Comparison of Results of Operations for the Nine Months Ended June 30, 2012 and 2011

Net Income

Fidelity recorded net income for the nine months ended June 30, 2012 of $856,000 and net income available to common stockholders of $548,000 or $0.17 per diluted common share compared to net income of $938,000 and net income available to common stockholders of $630,000 or $0.21 per diluted common share for the same period in fiscal 2011. The $82,000 decrease in net income primarily reflects a decrease in OTTI charges of $460,000, an increase in income tax benefit of $173,000, and an increase in non-interest income (excluding OTTI charges) of $446,000, partially offset by a decrease in net interest income of $491,000, an increase in provision for loan losses of $375,000, and an increase in noninterest expense of $295,000. OTTI charges were $951,000 for the nine months ended June 30, 2012 compared to $1.4 million for the prior year period.

Fidelity’s net income available to common stockholders and diluted earnings per common share for the nine months ended June 30, 2012 and 2011 reflects the impact of $308,000 of preferred stock dividends and discount accretion in each period.

Interest Rate Spread

Fidelity’s tax-equivalent interest rate spread was 2.12% (annualized) in the nine months ended June 30, 2012 and 2011. Between the nine-month periods, average yields and cost of funds both declined by 29 basis points. The following table shows the average yields earned on Fidelity’s interest-earning assets and the average rates paid on its interest-bearing liabilities for the periods indicated, the resulting interest rate spreads, and the net yields on interest-earning assets.

	Nine Months Ended June 30,
	2012	2011
Average yield on:
Mortgage loans	5.28%	5.61%
Mortgage-backed securities	2.31	2.83
Installment loans	5.00	5.32
Commercial business loans and leases	4.37	4.84
Interest-earning deposits with other institutions, investment securities, and FHLB stock (1)	2.68	2.71

Total interest-earning assets	3.94	4.23

Average rates paid on:
Deposits	1.01	1.14
Securities sold under agreement to repurchase	4.72	4.78
Short-term borrowings	0.18	0.19
Long-term debt	3.18	3.38
Subordinated debt	5.29	5.28

Total interest-bearing liabilities	1.82	2.11

Average interest rate spread	2.12%	2.12%

Net yield on interest-earning assets	2.34%	2.37%

(1)	Interest income on tax-exempt investments has been adjusted for federal income tax purposes using a rate of 34%. Interest income on tax-exempt investment securities was $896,000 and $1.1 million and the yield was 3.81% and 4.08%, prior to adjusting for federal income tax for the nine months ended June 30, 2012 and 2011, respectively.

Interest Income

Interest on loans decreased $1.4 million or 9.5% to $13.3 million for the nine months ended June 30, 2012, compared to $14.7 million in the same period in 2011. The decrease reflects a decrease in the average size of the loan portfolio and a decrease in the average yield earned on the loan portfolio. For the nine-month period ended June 30, 2012, the average outstanding loan balances decreased $10.1 million or 2.8% and the average yield decreased by 37 basis points from 5.44% in the prior period to 5.07% in the current period. The average loan balances continued to decrease primarily due to increases in principal repayments mainly caused by customers refinancing their mortgage loans. Also, due to the current low interest rate environment, for asset/liability purposes, Fidelity Savings Bank continues to sell a portion of the fixed rate, single-family mortgage loans that it originates.

Interest on mortgage-backed securities decreased $224,000 or 9.2% to $2.2 million for the nine-month periods ended June 30, 2012, as compared to $2.4 million in the same period in 2011. The decrease reflects an increase in the average balance of mortgage-backed securities owned, offset by a decrease in the average yield earned on the portfolio. For the nine-month period ended June 30, 2012, the average balance of mortgage-backed securities increased $12.8 million or 11.2% and the average yield decreased by 52 basis points from 2.83% in the prior period to 2.31% in the current period. The yield earned on mortgage-backed securities is affected, to some degree, by the repayment rate of loans underlying the securities. Premiums or discounts on the securities, if any, are amortized to interest income over the life of the securities using the level yield method. During periods of falling interest rates, repayments of the loans underlying the securities generally increase, which shortens the average life of the securities and accelerates the amortization of the premium or discount. Falling rates, however, also tend to increase the market value of the securities.

Interest on interest-bearing demand deposits with other institutions and investment securities (non-tax equivalent) decreased $560,000 or 17.9% to $2.6 million for the nine months ended June 30, 2012, as compared to $3.1 million in the same period in 2011. The decrease reflects a decrease in the average balance of investment securities in the portfolio and a decrease in the yield earned on these investments. For the nine-month period ended June 30, 2012, the average balance of interest-bearing demand deposits with other institutions and investment securities decreased $30.8 million or 17.1% and the average tax-equivalent yield decreased by 3 basis points from 2.71% in the prior period to 2.68% in the current period. The lower average balances were primarily related to repayments, calls and maturities of investment securities. The decreases in the yields are a result of the current lower interest rate environment.

Interest Expense

Interest on deposits decreased $340,000 or 10.1% to $3.0 million for the nine-month period ended June 30, 2012, as compared to $3.4 million during the same period in 2011. The decrease reflects both an increase in the average balance of deposits and a decrease in the average cost of the deposits. For the nine-month period ended June 30, 2012, the average balance of deposits increased $6.7 million or 1.7% and the average yield decreased by 13 basis points from 1.14% in the prior period to 1.01% in the current period. Fidelity manages its cost of interest-bearing deposit accounts by diligently monitoring the interest rates on its products as well as the rates being offered by its competition through bi-weekly interest rate committee meetings and utilizing rate surveys and subsequently adjusting rates accordingly.

Interest on securities sold under agreement to repurchase, including retail, term, and wholesale structured borrowings, decreased $960,000 or 27.7% to $2.5 million for the nine-month period ended June 30, 2012, as compared to $3.5 million during the same period in 2011. The decrease for the nine-month period ended June 30, 2012 reflects both a decrease in the cost of these funds and a lower level of average securities sold under agreement to repurchase. For the nine-month period ended June 30, 2012, the average balance of securities sold under agreement to repurchase decreased $26.0 million or 26.8% and the average yield decreased by 6 basis points from 4.78% in the prior period to 4.72% in the current period. Fidelity Savings Bank had $55.0 million and $65.0 million of wholesale structured borrowings outstanding at June 30, 2012 and 2011, respectively.

Interest on long-term debt, including FHLB fixed rate advances and “Convertible Select” advances, decreased $386,000 or 19.1% to $1.6 million for the nine-month period ended June 30, 2012, as compared to $2.0 million in the same period in 2011. The decrease reflects both a decrease in the average balance of the debt and a decrease in the average cost of the debt. For the nine-month period ended June 30, 2012, the average balance of long-term debt decreased $11.1 million or 13.8% and the average cost decreased by 20 basis points from 3.38% in the prior period to 3.18% in the current period. The decrease in the average balance and average cost reflects Fidelity’s decision to de-leverage the balance sheet and was accomplished by using its excess cash to pay off higher rate long-term debt that has matured between the periods.

Net Interest Income

Fidelity’s net interest income decreased $491,000 or 4.4% to $10.6 million, for the nine-month period ended June 30, 2012, as compared to $11.1 million in the same period in 2011. The decrease in net interest income for the nine-month period ended June 30, 2012 reflects interest income decreasing more than interest expense. Interest income decreased $2.2 million or 10.8% to $18.0 million as compared to $20.2 million in the same period in 2011. The decrease reflects both a decrease in the average balance of interest-earning assets and a decrease in the yields earned on these assets. Interest expense decreased $1.7 million or 18.4% to $7.5 million as compared to $9.1 million in the same period in 2011. The decrease reflects both a decrease in the average balance of interest-bearing liabilities and a decrease in the interest rates paid on interest-bearing liabilities. For the nine months ended June 30, 2012 and 2011 the ratio of average interest-earning assets to average interest-bearing liabilities was 113.7% and 112.6%, respectively.

Provision for Loan Losses

The provision for loan losses was $1.3 million and $900,000 for the nine-month periods ended June 30, 2012 and 2011. At June 30, 2012, the allowance for loan losses decreased to $4.3 million from $5.8 million at September 30, 2011. Net loan charge-offs were $2.8 million for the nine months ended June 30, 2012 as compared to net loan charge-offs of $1.1 million for the nine months ended June 30, 2011.

The provision for loan losses is charged to operations to bring the total allowance for loan losses to a level that represents management’s best estimates of the losses inherent in the portfolio based on a quarterly review by management of factors such as historical loss experience, volume, type of lending conducted by Fidelity Savings Bank, industry standards, the level and status of past due and non-performing loans, the general economic conditions in Fidelity Savings Bank’s lending area, and other factors affecting the collectability of the loans in its portfolio. However, there can be no assurance that the allowance for loan losses will be adequate to cover losses which may be realized in the future and that additional provisions for losses will not be required.

Non-interest Income

Excluding OTTI charges recognized in earnings of $951,000 for the nine months ended June 30, 2012, and $1.4 million for the nine months ended June 30, 2011, respectively, total non-interest income increased $446,000 or 12.7% to $4.0 million for the nine-month period ended June 30, 2012 as compared to $3.5 million during the same period in 2011. The increase for the nine month period ended June 30, 2012 is primarily attributed to an increase in loan service charges and fees, an increase in the gain on sales of loans, and an increase in other operating income, partially offset by a decrease in the gains on the sale of securities.

Impairment charges on securities were $951,000 and $1.4 million for the nine months ended June 30, 2012 and 2011, respectively. The impairment charges for the current nine-month period relate to Fidelity’s holdings of a private label mortgage-backed security, a pooled trust preferred security, and common stock holdings of three local financial institutions. The impairment charges for the prior nine-month period related to Fidelity’s holdings of a private label mortgage-backed security, five pooled trust preferred securities, a single issuer trust preferred security, and common stock of a local financial institution.

Loan service charges and fees increased $91,000 or 18.5% to $582,000 for the nine months ended June 30, 2012 as compared to $491,000 during the same period in 2011. The increase for the nine month period ended June 30, 2012 is primarily attributed to an increase in non-deferred loan fees and title insurance fees.

Fidelity recognized $381,000 in net realized gains on the sales of securities for the nine months ended June 30, 2012, as compared to $586,000 during the same period in 2011. Sales were made from the available-for-sale portfolio as part of management’s asset/liability management strategies.

Gains on the sales of loans were $558,000 for the nine months ended June 30, 2012, as compared to $249,000 during the same period in 2011. The nine-month period ended June 30, 2012 results reflect the sale of approximately $31.3 million of fixed-rate, single-family mortgage loans, compared to $12.8 million of similar loan sales during the prior year period. Due to the low interest rate environment, Fidelity Savings Bank continues to sell a portion of the fixed rate, single-family mortgage loans it originates.

Deposit service charges and fees were $875,000 for the nine months ended June 30, 2012 as compared to $909,000 during the same period in 2011. The decrease is attributed to a decrease in the net volume of fees collected for returned checks.

Automated teller machine (ATM) fees were $786,000 for the nine months ended June 30, 2012 as compared to $733,000 during the same period in 2011. The increase for the nine months ended June 30, 2012 is attributed to an increase in the interchange fees earned on debit card transactions due to an increase in the volume of these transactions.

Non-insured investment product income was $167,000 for the nine months ended June 30, 2012 as compared to $152,000 for the same period in 2011. The increase is primarily attributed to an increase in the commissions earned on the sales of these products due to higher volumes of sales.

Other income was $426,000 for the nine months ended June 30, 2012 as compared to $193,000 for the same period in 2011. The increase is primarily attributable to an increase in the rents received from certain foreclosed real estate properties held by Fidelity.

Non-interest Expense

Total non-interest expense for the nine-month period ended June 30, 2012 increased $295,000, or 2.6%, to $11.6 million, as compared to $11.3 million for the same period in 2011. The increase for the nine months ended June 30, 2012 is primarily attributed to an increase in real estate owned expense and an increase in other operating expense, partially offset by a decrease in FDIC insurance premiums and a decrease in advertising expense.

Compensation and benefits expense was $6.6 million for the nine-month period ended June 30, 2012, as compared to $6.5 million for the same period in 2011. Variances for the nine months ended June 30, 2012 include an increase in salaries expense and a decrease in retirement fund expense. The decrease in retirement fund expense is attributed to an accrual adjustment posted in the prior period to fulfill the contributions made to the Employee Stock Ownership Plan in December 2010; there were no similar adjustments made in the current period.

Office occupancy and equipment expense was $800,000 for the nine months ended June 30, 2012, respectively, as compared to $786,000 for the same period in 2011. The increase for the nine months ended June 30, 2012 is primarily attributed to an increase in rent expense, as a full period was recognized for the McCandless Crossing branch for the current period as opposed to a partial amount for the prior year period.

Depreciation and amortization expense was $403,000 for the nine months ended June 30, 2012 as compared to $429,000 for the same period in 2011. The decrease is attributed to depreciation on furniture and fixtures, as items depreciating in the prior period were fully depreciated in the current period.

Advertising expense was $200,000 for the nine months ended June 30, 2012, as compared to $300,000 for the same period in 2011. The decrease is attributed to a reduction in the advertising accrual.

Professional fees were $328,000 for the nine months ended June 30, 2012 as compared to $336,000 for the same period in 2011. The decrease for the nine months ended June 30, 2012 is primarily attributed to a decrease in legal fees, partially offset by an increase in audit expense.

Federal deposit insurance premiums were $665,000 for the nine months ended June 30, 2012, as compared to $820,000 for the same period in 2011. The decrease for the nine months ended June 30, 2012 is primarily due to a change in how deposit assessments are calculated. Assessments are now based on average consolidated total assets less tangible equity capital of a financial institution as opposed to its domestic deposit base used previously.

Other operating expenses were $2.2 million for the nine months ended June 30, 2012, as compared to $1.7 million for the same periods in 2011. The increase is primarily attributed to an increase in consulting fees and foreclosed real estate expense and write-downs.

Income Taxes

An income tax benefit of $182,000 was recorded for the nine months ended June 30, 2012 as compared to a benefit of $9,000 for the same period in 2011. The tax benefits in the current period were significantly impacted by the OTTI charges during the periods. The OTTI charges recorded in the current periods caused pre-tax income to be lower than tax-exempt income; therefore a tax benefit was recorded. Tax-exempt income includes: income earned on certain municipal investments that qualify for state and/or federal income tax exemption; income earned by Fidelity Savings Bank’s Delaware subsidiary, which is not subject to state income tax; and

earnings on Bank-owned life insurance policies, which are exempt from federal taxation. State and federal tax-exempt income for the nine-month period ended June 30, 2012 was $4.2 million and $874,000, respectively, compared to $4.7 million and $1.1 million, respectively, for the nine-month period ended June 30, 2011.

Capital Requirements

The Federal Reserve Board measures capital adequacy for bank holding companies on the basis of a risk-based capital framework and a leverage ratio. The guidelines include the concept of Tier 1 capital and total capital. Tier 1 capital is essentially common equity, excluding net unrealized gains (losses) on securities available-for-sale, goodwill, and cash flow hedges, plus certain types of preferred stock, including the Fidelity TARP Preferred Stock, and a portion of the Preferred Securities issued by FB Statutory Trust III in 2007. The Preferred Securities may comprise up to 25% of Fidelity’s Tier 1 capital. The Series B Preferred Stock constitutes Tier 1 Capital for both the risk-weighted and leverage capital requirements. Total capital includes Tier 1 capital and other forms of capital such as the allowance for loan losses, subject to limitations, and subordinated debt. The guidelines establish a minimum standard risk-based target ratio of 8%, of which at least 4% must be in the form of Tier 1 capital. At June 30, 2012, Fidelity had Tier 1 capital as a percentage of risk-weighted assets of 13.17% and total risk-based capital as a percentage of risk-weighted assets of 14.23%.

In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines currently provide for a minimum ratio of Tier 1 capital as a percentage of average total assets (the “Leverage Ratio”) of 3% for bank holding companies that meet certain criteria, including that they maintain the highest regulatory rating. All other bank holding companies are required to maintain a Leverage Ratio of at least 4% or be subject to prompt corrective action by the Federal Reserve. At June 30, 2012, Fidelity had a leverage ratio of 8.10%.

The FDIC has issued regulations that require insured institutions, such as Fidelity Savings Bank, to maintain minimum levels of capital. In general, current regulations require a leverage ratio of Tier 1 capital to average total assets of not less than 3% for the most highly rated institutions and an additional 1% to 2% for all other institutions. At June 30, 2012, Fidelity Savings Bank complied with the minimum leverage ratio having Tier 1 capital of 7.79% of average total assets, as defined.

Fidelity Savings Bank is also required to maintain a ratio of qualifying total capital to risk-weighted assets and off-balance sheet items of a minimum of 8%. At June 30, 2012, Fidelity Savings Bank’s total capital to risk-weighted assets ratio calculated under the FDIC capital requirement was 13.76%.

Liquidity

Fidelity’s Asset Liability Committee (“ALCO”) is responsible for monitoring liquidity risk and implementing strategies to ensure it has sufficient sources of funds to meet customers’ withdrawals of deposits and borrowing needs. ALCO also reviews liquidity contingency funding reports that reflect possible liquidity stress due to unanticipated funding or market limitations. Fidelity’s primary sources of funds have historically consisted of deposits, repurchase agreements, amortization and prepayments of outstanding loans, borrowings from the FHLB of Pittsburgh and other sources, including sales of securities and, to a limited extent, loans. At June 30, 2012, the total of approved loan commitments amounted to $4.5 million. In addition, Fidelity had $6.5 million of undisbursed loan funds at that date. The amount of savings certificates, which mature during the next twelve months totals approximately $105.3 million, a substantial portion of which management believes, on the basis of prior experience as well as its competitive pricing strategy, will remain in Fidelity. At June 30, 2012, Fidelity Savings Bank’s maximum borrowing capacity at the FHLB was $98.5 million and $5 million was available on a fed funds facility with a correspondent bank. At June 30, 2012, the market value of investment securities available for pledging purposes was approximately $117.9 million.

Off Balance Sheet Commitments

Fidelity Savings Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

Fidelity Savings Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. Fidelity Savings Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. A summary of the contractual amount of Fidelity’s financial instrument commitments is as follows:

	June 30, 2012	September 30, 2011
	(in thousands)
Commitments to grant loans	$4,521	$15,375
Unfunded commitments under lines of credit	83,626	80,270
Financial and performance standby letters of credit	1,941	592

Fidelity does not issue any guarantees that would require liability recognition or disclosure, other than its standby letters of credit. Standby letters of credit written are conditional commitments issued by Fidelity to guarantee the performance of a customer to a third party. Generally, all letters of credit, when issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. Fidelity Savings Bank requires collateral supporting these letters of credit as deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The current amount of liability as of June 30, 2012 for guarantees under standby letters of credit issued is not material.

Comparison of Results of Operations and Financial Condition for the Years Ended September 30, 2011 and 2010

Overview

Fidelity reported net income of $1.5 million and net income available to common stockholders of $1.1 million or $0.37 per diluted common share compared to net income of $678,000 and net income available to common stockholders of $268,000 or $0.09 per diluted common share for fiscal 2010. The $857,000 increase in earnings for fiscal 2011 primarily reflects a decrease in the provision for loan losses of $400,000 and a decrease of $2.1 million in other-than-temporary impairment (“OTTI”) charges on certain investment securities, partially offset by a decrease in gains on sales of investment securities of $309,000, an increase in operating expenses of $346,000, and an increase in the provision for income taxes of $721,000.

Return on average equity was 3.06% and 1.41% for fiscal years 2011 and 2010, respectively. Return on average assets was 0.22% and 0.09% for fiscal 2011 and 2010, respectively. The ratio of other expenses to average assets for fiscal 2011 was 2.21% compared to 2.06% in fiscal 2010.

Total assets of Fidelity were $666.9 million at September 30, 2011, compared to $696.7 million at September 30, 2010. Decreases were noted in cash and cash equivalents, securities available for sale, FHLB stock, loans receivable, and other assets, partially offset by increases in securities held-to-maturity, and foreclosed real estate.

The operating results of Fidelity depend primarily upon its net interest income, which is the difference between the yield earned on its interest earning assets and the rates paid on its interest bearing liabilities (interest-rate spread) and also the relative amounts of its interest earning assets and interest bearing liabilities. For the fiscal year ended September 30, 2011, the tax-equivalent interest-rate spread increased to 2.15%, as compared to 2.07% in fiscal 2010. The ratio of average interest earning assets to average interest bearing liabilities increased to 112.84% in fiscal 2011, from 110.74% in fiscal 2010. The increase in the spread for fiscal 2011 is attributed to the average rate paid on interest-bearing liabilities decreasing more than the average yield on interest-earning assets. Fidelity’s operating results are also affected to varying degrees by, among other things, service charges and fees, gains and losses on sales of securities and loans, impairment charges on securities, provision for loan losses, other operating income, operating expenses, and income taxes.

Liquidity and Capital Resources

Fidelity has no operating business other than that of Fidelity Savings Bank. Fidelity’s principal liquidity needs are for the payment of dividends and the payment of interest on its outstanding subordinated debt. Fidelity’s principal sources of liquidity are earnings on its investment securities portfolio and dividends received from Fidelity Savings Bank. As a liquidity measure, Fidelity reduced its quarterly cash dividend from $0.14 per share at March 31, 2009 to $0.07 per share at June 30, 2009 and to $0.02 per share at September 30, 2009, where it currently remains. Fidelity Savings Bank is subject to various regulatory restrictions on the payment of dividends. Furthermore, on November 17, 2009, Fidelity made informal commitments to the Federal Reserve Bank of Cleveland (“Reserve Bank”). Fidelity has agreed that, without the prior written approval of the Reserve Bank it will not declare or pay any dividends on outstanding shares and, also without prior written approval, that neither Fidelity nor its nonbank subsidiary will make any distributions of interest, principal or other sums on outstanding trust preferred securities. In addition, without the prior written approval of the Reserve Bank, Fidelity will not redeem or repurchase any shares of its stock and neither Fidelity nor any nonbank subsidiary will incur or guarantee any debt.

The Reserve Bank approved Fidelity’s request to pay approximately $87,500 in dividends on its outstanding series of Fidelity TARP Preferred Stock held by the U.S. Department of Treasury payable November 15, 2011 and the payment of interest in the amount of $101,859 on its issue of trust preferred securities that was payable December 15, 2011.

Fidelity Savings Bank’s primary sources of funds have historically consisted of deposits, amortization and prepayments of outstanding loans and mortgage-backed securities, borrowings from the FHLB of Pittsburgh, and other sources, including repurchase agreements and sales of investments. During fiscal 2011, Fidelity Savings Bank used its capital resources primarily to meet its ongoing commitments to fund maturing savings certificates and savings withdrawals, repay structured repurchase agreements at maturity, fund existing and continuing loan commitments, and to maintain its liquidity. At September 30, 2011 the total of approved loan commitments amounted to $15.4 million and Fidelity had $8.8 million of undisbursed loan funds. Unfunded commitments under lines and letters of credit amounted to $80.9 million at September 30, 2011. The amount of savings certificates which are scheduled to mature in the twelve-month period ended September 30, 2011 is $85.5 million. Management believes that, by evaluation of competitive instruments and pricing in its market area, it can, in most circumstances, manage and control maturing deposits so that a substantial amount of such deposits are redeposited in Fidelity.

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In order to increase the funds available to the Deposit Insurance Fund, the FDIC required all insured depository institutions to prepay their federal deposit insurance assessments through 2012. The prepayment was due December 30, 2009 and was based on the institution’s assessment base and assessment rate as of September 30, 2009 assuming 5% annual growth in deposits and a three basis point increase in the assessment rate during years 2011 and 2012. The prepayment was recorded on the balance sheet as a prepaid expense against which future quarterly assessments will be charged. We made the prepayment from available cash on hand.

Off-Balance Sheet Arrangements

Fidelity is also party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Fidelity is not party to any off-balance sheet arrangements that are reasonably likely to have a material current or future effect on Fidelity’s financial condition, revenues or expenses, results of operations, liquidity or capital expenditures, or resources.

Capital

At September 30, 2011, Fidelity had capital in excess of all applicable regulatory capital requirements. At September 30, 2011, the ratio of Fidelity’s Tier 1 capital to average assets was 7.82%. Fidelity’s ratio of Tier 1 capital to risk-weighted assets was 12.92% and its ratio of total capital to risk-weighted assets was 14.18%.

Fidelity Savings Bank currently exceeds all regulatory capital requirements, having a leverage ratio of Tier 1 capital to total average assets of 7.59%, a ratio of Tier 1 capital to risk-weighted assets of 12.24%, and a ratio of qualifying total capital to risk-weighted assets and off-balance sheet items of 13.49% at September 30, 2011.

Financial Condition

Fidelity’s assets were $666.9 million at September 30, 2011, a decrease of $29.8 million or 4.3% from assets at September 30, 2010. Decreases were noted in cash and cash equivalents, securities available for sale, FHLB stock, loans receivable, and other assets, partially offset by increases in securities held-to-maturity, and foreclosed real estate. Fidelity’s asset size decreased in fiscal 2011 after decreasing in fiscal 2010 and remaining relatively flat in fiscal 2009. These results reflect Fidelity’s decision to manage growth to increase capital ratios in light of the current regulatory, economic, and interest rate environment. While this deleveraging strategy has resulted in a reduction in asset size, some amount of leverage remains.

Loan Portfolio

Net loans receivable decreased $26.8 million or 7.2% to $346.3 million at September 30, 2011 from $373.1 million at September 30, 2010. Loans originated totaled $108.0 million in fiscal 2011, including amounts disbursed under lines of credit, versus $86.7 million in fiscal 2010. Mortgage loans originated amounted to $68.5 million, including $15.4 million originated for sale, compared to $58.6 million, including $31.1 million originated for sale, in fiscal 2011 and 2010, respectively. Fidelity Savings Bank did not purchase any mortgage loans in fiscal 2011 or fiscal 2010. The increase in the level of mortgage loan originations in fiscal 2011 primarily reflects an increase in customer refinancing as compared to fiscal 2010 as rates remained at historically low levels. The origination of adjustable rate mortgages (ARM’s) increased to $29.9 million in fiscal 2011 from $19.7 million in fiscal 2010. During fiscal 2011, Fidelity Savings Bank continued to emphasize ARM’s, since they would perform better in a rising rate environment. Due to the low interest rate environment during fiscal 2011, for asset/liability purposes, Fidelity Savings Bank continued to sell a portion of the fixed rate, single-family mortgage loans that were originated, rather than retaining them in Fidelity Savings Bank’s portfolio. Gains of $300,000 were realized on these sales in fiscal 2011. Principal repayments on outstanding mortgage loans increased to $73.5 million in fiscal 2011 as compared to $65.3 million in fiscal 2010. The combination of the above factors resulted in an overall decrease in mortgage loans receivable to $232.4 million at September 30, 2011 from $252.7 million at September 30, 2010.

Other loan originations, including installment loans, commercial business loans, and disbursements under lines of credit totaled $39.5 million in fiscal 2011 versus $28.1 million in fiscal 2010. During fiscal 2011, Fidelity Savings Bank continued to emphasize other loans, particularly home equity loans, home equity lines of credit, and commercial business loans, since they generally have shorter terms than mortgage loans and would reduce Fidelity Savings Bank’s exposure in a rising rate environment. The increase in originations was due to the state of the economy and interest rates. While the recession ended in June 2009, the economic recovery has been slow and rates remain at historically low levels. Installment loan originations and consumer lines of credit disbursements were $13.8 million in fiscal 2011 compared to $9.8 million in fiscal 2010. Commercial business loan originations and business line of credit disbursements were $25.8 million in fiscal 2011 compared to $18.3 million in fiscal 2010. Principal repayments on other loans were $46.9 million in fiscal 2011 compared to $31.0 million in 2010. The net result of the above factors caused the balance of installment loans to decrease to $69.2 million at September 30, 2011, as compared to $75.8 million at September 30, 2010. Commercial business loans and leases were $59.5 million at September 30, 2011 versus $60.2 million at September 30, 2010.

Non-Performing Assets

The following table sets forth information regarding non-accrual loans and foreclosed real estate at the dates indicated. The table does not include $5.5 million and $1.4 million in loans at September 30, 2011 and 2010, respectively, that were more than 90 days past maturity but were otherwise performing in accordance with their terms. These loans represent commercial real estate loans, commercial business loans, and commercial business lines of credit, which were outstanding past their contractual maturity dates. In each case, such loans were otherwise current in accordance with their terms and Fidelity does not consider them nonperforming.

	September 30,
	2011	2010
	(Dollar amounts in thousands)
Non-accrual residential real estate loans (one-to-four family)	$1,764	$1,939
Non-accrual construction, multi-family residential and commercial real estate loans	4,398	7,151
Non-accrual installment loans	726	1,212
Non-accrual commercial business and lease loans	9	70

Total non-performing loans	$6,897	$10,372

Total non-performing loans as a percent of net loans receivable	1.99%	2.78%

Total foreclosed real estate, net of related reserves	$3,125	$398

Total non-performing loans and foreclosed real estate as a percent of total assets	1.50%	1.55%

Nonperforming loans decreased to $6.9 million (1.99% of net loans receivable) at September 30, 2011 compared to $10.4 million (2.78% of net loans receivable) at September 30, 2010. The decrease in non-performing loans during fiscal 2011 as compared to fiscal 2010 is primarily attributed to a $2.1 million commercial real estate loan and a $225,000 installment loan that were transferred to foreclosed real estate during fiscal 2011.

At September 30, 2011, non-accrual loans consisted of seventeen 1-4 family residential real estate loans totaling $1.8 million, two commercial real estate loans totaling $4.4 million, eighteen installment loans totaling

$726,000, and one commercial business loan totaling $9,000. Management has evaluated these loans and believes that the allowance for loan losses at September 30, 2011 is adequate. The allowance for loan losses was $5.8 million at September 30, 2011 and September 30, 2010. The balance at September 30, 2011, at 1.7% of net loans receivable, and 83.6% of non-performing loans, is considered reasonable by management.

Foreclosed real estate at September 30, 2011 consists of four single-family residential properties, one land development property, and four non-farm non-residential property, all of which are located in Fidelity Savings Bank’s market area. Management believes that the carrying values of the properties at September 30, 2011 approximate their fair values less estimated costs to sell. However, while management uses the best information available to make such determinations, future adjustments may become necessary.

Cash and Cash Equivalents

Cash and cash equivalents decreased $4.5 million, or 15.3%, to $24.9 million at September 30, 2011 from $29.3 million at September 30, 2010. The decrease in cash and cash equivalents reflects a decrease in cash of $1.4 million and a decrease in interest-bearing deposits in other banks of $3.1 million. The net decrease in cash and cash equivalents is a result of Fidelity repaying $30.0 million in wholesale repurchase agreements that matured during the current year, partially offset by an increase in cash flows from loan repayments and increased deposits.

Securities Available-for-Sale

Securities available-for-sale decreased $3.9 million or 2.2% to $170.8 million at September 30, 2011 from $174.7 million at September 30, 2010. These securities may be held for indefinite periods of time and are generally used as part of Fidelity Savings Bank’s asset/liability management strategy. These securities may be sold in response to changes in interest rates, prepayment rates, or to meet liquidity needs. These securities consist of mortgage-backed securities, collateralized mortgage obligations, U.S. Government and Agency securities, municipal obligations, mutual funds, corporate obligations, trust preferred securities, and other equity securities. During fiscal 2011, Fidelity purchased $69.1 million of these securities and sold $33.7 million. Sales of these securities in fiscal 2011 resulted in a net pretax gain of $809,000.

Securities Held-to-Maturity

Securities held-to-maturity increased $5.6 million or 7.5% to $80.4 million at September 30, 2011, compared to $74.8 million at September 30, 2010. These investments are comprised of mortgage-backed securities, collateralized mortgage obligations, U.S. Government and Agency securities, and municipal securities. During fiscal 2011, Fidelity Savings Bank purchased $51.9 million of these securities.

Other Assets

Other assets decreased $1.8 million or 34.4% to $3.4 million at September 30, 2011, compared to $5.3 million at September 30, 2010. The decrease in other assets is primarily due to the decrease in prepaid FDIC insurance premiums. In December 2009, the FDIC required all insured depository institutions to prepay their federal deposit insurance assessment through 2012. The prepayment was based on the institution’s assessment base and assessment rate as of September 30, 2009 assuming a 5% annual growth in deposits and a three basis point increase in the assessment rate during years 2011 and 2012.

Deposits

Deposits increased $1.7 million during fiscal 2011 to $446.1 million at September 30, 2011 compared to $444.4 million at September 30, 2010. Deposit growth was generated in checking accounts and savings accounts, partially offset by decreases in money market accounts and time deposits. The increase reflects management’s ongoing efforts to attract and retain deposits.

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase represents retail agreements and wholesale structured borrowings. Securities sold under agreement to repurchase decreased $32.0 million or 29.5% to $76.4 million at September 30, 2011, from $108.3 million at September 30, 2010. The decrease is the result of a decrease in both wholesale structured repurchase agreements and retail agreements. During fiscal 2011 and 2010 Fidelity had $11.4 million and $13.3 million of retail agreements outstanding, respectively. During fiscal 2011 and 2010 Fidelity had $65.0 million and $95.0 million of wholesale structured borrowings outstanding, respectively. Fidelity repaid $30.0 million in wholesale borrowings that matured during fiscal 2011.

Short-Term Borrowings

Short-term borrowings currently include treasury, tax, and loan notes. These borrowings increased $172,000 to $302,000 at September 30, 2011, from $130,000 at September 30, 2010. Fidelity Savings Bank did not have any other short-term borrowings outstanding as of September 30, 2011.

Long-Term Debt

Long-term debt represents FHLB advances including fixed-rate advances and “Convertible Select” advances. Long-term debt decreased $401,000 or .5% to $80.0 million at September 30, 2011, from $80.4 million at September 30, 2010. The decrease was a result of Fidelity repaying a $400,000 Federal Home Loan Bank advance that matured during the current year.

Subordinated Debt

Subordinated debt represents debt issued by Fidelity to FB Capital Statutory Trust III in conjunction with the issuance of trust preferred securities by the Trust. The debt is unsecured and ranks subordinated and junior in right of payment to all indebtedness, liabilities, and obligations of Fidelity. The debt is due concurrently with the trust preferred securities. Subordinated debt was $7.7 million at September 30, 2011 and 2010.

Stockholders’ Equity

Stockholders’ equity increased $905,000 or 1.8% to $50.5 million at September 30, 2011 compared to $49.6 million at September 30, 2010. This result reflects net income of $1.5 million; stock options exercised of $1,000; stock issued under the Dividend Reinvestment Plan of $16,000; stock-based compensation expense of $37,000; and a contribution of treasury stock to the Employee Stock Ownership Plan of $250,000. Offsetting these increases were common and preferred stock cash dividends paid of $595,000 and an increase in the accumulated other comprehensive loss of $339,000, which is a result of changes in the net unrealized losses on the available-for-sale securities, changes in non-credit losses on available-for-sale and held-to-maturity securities, and by the unrealized loss recognized on the cash flow hedge as discussed in Note 18, “Derivative Instrument”. On December 12, 2008, Fidelity sold $7.0 million in preferred stock to the U.S. Department of Treasury as a participant in the federal government’s TARP Capital Purchase Program. In connection with the investment, Fidelity also issued a ten-year warrant to the Treasury which permits the Treasury to purchase up to 121,387 shares of its common stock at an exercise price of $8.65 per share. The Series B Preferred Stock will pay dividends at the rate of 5% per annum until the fifth anniversary of issuance and, unless earlier redeemed, at the rate of 9% thereafter. Until the third anniversary of the issuance of the Series B Preferred Stock or its earlier redemption or transfer by the Treasury Department to an unaffiliated holder, Fidelity may not increase the dividend on the common stock or repurchase any shares of common stock. Approximately $3.4 million of the balances in retained earnings as of September 30, 2011 and 2010 represent base year bad debt deductions for tax purposes only, as they are considered restricted accumulated earnings.

Certain Ratios

	Year Ended September 30,
	2011	2010	2009
Return on average assets	0.22%	0.09%	(0.23%)
Return on average equity	3.06%	1.41%	(3.65%)
Average equity to average assets ratio	7.34%	6.72%	6.43%
Dividend payout ratio	21.62%	90.91%	(56.06%)
Book value per common share	$14.24	$14.03	$13.25

Results of Operations

Comparison of Fiscal Years Ended September 30, 2011 and 2010

Fidelity recorded net income of $1.5 million and net income available to common stockholders of $1.1 million or $0.37 per diluted common share for the year ended September 30, 2011 compared to net income of $678,000 and net income available to common stockholders of $268,000 or $0.09 per diluted common share for fiscal 2010. The $857,000 increase in earnings for fiscal 2011 primarily reflects a decrease in the provision for loan losses of $400,000 and a decrease of $2.1 million in other-than-temporary impairment (“OTTI”) charges on certain investment securities, partially offset by a decrease in gains on sales of investment securities of $309,000, an increase in operating expenses of $346,000, and in increase in the provision for income taxes of $721,000. The net income available to common stockholders and diluted earnings per common share also reflects $410,000 in preferred stock dividends and discount accretion during the fiscal period ended September 30, 2011 and 2010.

Average Balance Sheet and Analysis of Net Interest Income

The following table presents for the periods indicated the total dollar amount of interest from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars, rates, and the net interest margin. The average balance of loans receivable includes non-accrual loans. Average balances are based on month-end balances. Fidelity does not believe that the use of month-end balances has a material impact on the information presented. Interest income on tax-exempt investments has been adjusted for federal income tax purposes using an assumed rate of 34%.

	Year Ended September 30,
	2011			2010			2009
			Average			Average			Average
	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost
	(Dollar amounts in thousands)
Interest-earning assets:
Mortgage loans	$232,719	$13,013	5.59%	$260,441	$14,681	5.64%	$314,223	$18,278	5.82%
Installment loans	70,927	3,744	5.28	79,766	4,434	5.56	89,683	5,339	5.95
Commercial business and lease loans	53,373	2,586	4.85	57,576	2,840	4.93	52,550	2,642	5.03
Mortgage-backed securities	118,996	3,323	2.79	98,358	3,079	3.13	89,012	3,842	4.32
Investment securities and FHLB stock:
Taxable	106,208	2,506	2.36	119,976	3,044	2.54	99,616	4,012	4.03
Tax-exempt(1)	36,057	2,136	5.93	41,480	2,520	6.08	39,357	2,538	6.45
Interest-earning deposits	30,253	77	0.25	24,289	53	0.22	18,990	28	0.15

Total interest-earning assets	648,533	27,385	4.22	681,886	30,651	4.50	703,431	36,679	5.21

Non-interest-earning assets	34,374			36,438			32,003

Total assets	$682,907			$718,324			$735,434

	Year Ended September 30,
	2011			2010			2009
			Average			Average			Average
	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost
	(Dollar amounts in thousands)
Interest-bearing liabilities:
Deposits	$392,775	$4,418	1.12%	$397,277	$5,516	1.39%	$388,364	$8,419	2.17%
Short-term borrowings	2,375	5	0.21	2,437	6	0.23	21,108	124	0.59
Securities sold under agreement to repurchase	91,835	4,355	4.74	106,083	5,061	4.77	105,717	5,109	4.83
Long-term debt	80,031	2,708	3.38	102,221	3,993	3.91	118,671	4,909	4.14
Subordinated debt	7,732	408	5.28	7,732	409	5.28	7,732	411	5.31

Total interest-bearing liabilities	574,748	11,894	2.07	615,750	14,985	2.43	641,592	18,972	2.96

Non-interest bearing liabilities	58,031			54,326			46,517

Total liabilities	632,779			670,076			688,109
Stockholders’ equity	50,128			48,248			47,325

Total liabilities and stockholders’ equity	$682,907			$718,324			$735,434

Net interest income		$15,491			$15,666			$17,707

Interest rate spread(2)			2.15%			2.07%			2.25%

Net interest margin(3)			2.39%			2.30%			2.52%

Ratio of average interest-earning assets to average interest-bearing liabilities			112.84%			110.74%			109.64%

(1)

Interest income on tax-exempt investment securities was $1.5 million, $1.7 million and $1.8 million and the yields were 4.05%, 4.18%, and 4.46%, prior to adjusting for federal income tax for the years ended September 30, 2011, 2010, and 2009, respectively.

(2)	Interest rate spread is the difference between the average yield on total interest-earning assets and the average cost of total interest-bearing liabilities.
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Rate/Volume Analysis

The following table presents certain information regarding changes in interest income and interest expense of Fidelity Savings Bank for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided with respect to changes attributable to (1) changes in volume (change in volume multiplied by old rate), and (2) changes in rate (change in rate multiplied by old volume). Changes in rate/volume (change in rate multiplied by change in volume) have been allocated between changes in rate and changes in volume based on the absolute values of each. Interest income on tax-exempt investments has been adjusted for federal income tax purposes using a rate of 34%.

	Year Ended September 30, 2011 vs. 2010			Year Ended September 30, 2010 vs. 2009
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
(Dollar amounts in thousands)
Interest income on interest-earning assets:
Mortgage loans	$(1,562)	$(107)	$(1,669)	$(3,128)	$(469)	$(3,597)
Mortgage-backed securities	647	(403)	244	405	(1,168)	(763)
Installment loans	(467)	(222)	(689)	(532)	(373)	(905)
Commercial business loans and leases	(207)	(47)	(254)	253	(55)	198
Investment securities and other investments	(628)	(269)	(897)	612	(1,573)	(961)

Total interest-earning assets	(2,217)	(1,048)	(3,265)	(2,390)	(3,638)	(6,028)

Interest expense on interest-bearing liabilities:
Deposits	(64)	(1,034)	(1,098)	184	(3,087)	(2,903)
Borrowed funds	(1,502)	(490)	(1,992)	(1,455)	373	(1,082)
Subordinated debt	—	(1)	(1)	—	(2)	(2)

Total interest-bearing liabilities	(1,566)	(1,525)	(3,091)	(1,271)	(2,716)	(3,987)

Net change in net interest income	$(651)	$477	$(174)	$(1,119)	$(922)	$(2,041)

Interest Income on Loans

Interest income on loans decreased by $2.6 million or 11.9% to $19.3 million in fiscal 2011 from $22.0 million in fiscal 2010. The decrease reflects both a decrease in the average size of the loan portfolio and a decrease in the average yield earned on the loan portfolio. The average size of the loan portfolio decreased from an average balance of $397.8 million in fiscal 2010 to $357.0 million in fiscal 2011. The average yield decreased by 10 basis points from 5.52% in fiscal 2010 to 5.42% in fiscal 2011. The average loan balance decreased primarily due to principal repayments that were higher than loan originations for the current year. Also, due to the continued low interest rate environment, for asset/liability purposes, Fidelity Savings Bank continues to sell a portion of the fixed rate, single-family mortgage loans that it originates.

Interest Income on Mortgage-Backed Securities

Interest income on mortgage-backed securities increased by $244,000 or 7.9% to $3.3 million in fiscal 2011 from $3.1 million in fiscal 2010. The increase reflects an increase in the average balance of mortgage-backed securities held partially offset by a decrease in the yield earned on these securities. The average balance of mortgage-backed securities held, including mortgage-backed securities available-for-sale, increased from $98.4 million in fiscal 2010 to $119.0 million in fiscal 2011. The average yield decreased by 34 basis points from 3.13% in fiscal 2010 to 2.79% in fiscal 2011. The yield earned on mortgage-backed securities is affected, to some degree, by the repayment rate of loans underlying the securities. Premiums or discounts on the securities, if any, are amortized to interest income over the life of the securities using the level yield method. During periods of falling interest rates, repayments of the loans underlying the securities generally increase, which shortens the average life of the securities and accelerates the amortization of the premium or discount. Falling rates, however, also tend to increase the market value of the securities. A rising rate environment generally causes a reduced level of loan repayments and a corresponding decrease in premium/discount amortization rates. Rising rates generally decrease the market value of the securities.

Interest Income on Investments

Interest income on investments (including those available-for-sale), which includes interest earning deposits with other institutions and FHLB stock, decreased by $785,000 or 16.2% to $4.0 million in fiscal 2011, from $4.8 million in fiscal 2010. The decrease reflects both a decrease in the average balance of such investments and a decrease in the average tax-equivalent yield earned on these investments. The average balance of these investments decreased from $185.7 million in fiscal 2010 to $172.5 million in fiscal 2011. The average tax-equivalent yield decreased by 29 basis points from 3.02% in fiscal 2010 to 2.74% in fiscal 2011. The lower average balance was primarily attributed to a shift in a portion of the investment portfolio from investment securities to mortgage backed securities whose payment characteristics allow for better reinvestment opportunities in a rising rate environment. The decrease in tax-equivalent yield is a result of the current lower interest rate environment.

Interest Expense on Deposits

Interest on deposits decreased $1.1 million or 19.9% to $4.4 million in fiscal 2011 from $5.5 million in fiscal 2010. The decrease reflects both a decrease in the average balance of interest-bearing deposits and a decrease in the average rate paid on deposits. The average balance of interest-bearing deposits decreased from $397.3 million in fiscal 2010 to $392.8 million in fiscal 2011. The average yield decreased by 27 basis points from 1.39% in fiscal 2010 to 1.12% in fiscal 2011. The increase reflects management’s ongoing efforts to attract and retain deposits. Fidelity manages its cost of interest bearing deposit accounts by diligently monitoring the interest rates on its products as well as the rates being offered by its competition through bi-weekly interest rate committee meetings and utilizing rate surveys and hence subsequently adjusting rates accordingly.

Interest Expense on Securities Sold Under Agreement to Repurchase

Interest expense on securities sold under agreement to repurchase (including retail and structured borrowings) decreased $706,000 or 14.0% to $4.4 million in fiscal 2011 from $5.1 million in fiscal 2010. The decrease reflects a decrease in the average securities sold under agreement to repurchase as well as a slight decrease in the cost of these funds. The average balance of securities sold under agreement to repurchase decreased from $106.1 million in fiscal 2010 to $91.8 million in fiscal 2011. The average yield decreased by 3 basis points from 4.77% in fiscal 2010 to 4.74% in fiscal 2011.

Interest Expense on Short-Term Borrowings

Interest expense on short-term borrowings was $5,000 in fiscal 2011 compared to $6,000 in fiscal 2010. The average balance of short-term borrowings was relatively unchanged at approximately $2.4 million in fiscal 2011 and fiscal 2010. The average cost decreased slightly from 0.23% in fiscal 2010 to 0.21% in fiscal 2011.

Interest Expense on Long-Term Debt

Interest expense on long-term debt (including FHLB fixed rate advances, and “Convertible Select” advances) decreased $1.3 million or 32.2% to $2.7 million in fiscal 2011, compared to $4.0 million in fiscal 2010. The decrease reflects both a decrease in the average balance of long-term debt and a decrease in the cost of these borrowings. The average balance of long-term debt decreased from $102.2 million in fiscal 2010 to $80.0 million in fiscal 2011. The average yield decreased by 53 basis points from 3.91% in fiscal 2010 to 3.38% in fiscal 2011. The decrease in average balance was attributed to Fidelity using its excess cash to pay off $38.1 million in Federal Home Loan Bank advances that matured during fiscal 2010, with the majority of the maturities in the latter part of the fiscal year. Approximately $400,000 in advances matured and paid off during fiscal 2011. As a result, average balances were higher in fiscal 2010 as compared to fiscal 2011.

Interest Expense on Subordinated Debt

Interest on subordinated debt was relatively unchanged at $408,000 in fiscal 2011 compared to $409,000 in fiscal 2010. The average balance and cost of these floating-rate debentures remained unchanged. The average cost was 5.28% in fiscal 2011 and in fiscal 2010. For fiscal 2011 and 2010, interest expense on subordinated debt was net of $279,000 and $276,000, respectively, in interest expense on an interest rate swap contract to hedge its interest rate exposure from the subordinated debt.

Provision for Loan Losses

The provision for loan losses is charged to operations to bring the total allowance for loan losses to a level that represents management’s best estimates of the losses inherent in the portfolio, based on a quarterly review by management of the following factors:

•	historical experience

•	volume

•	type of lending conducted by Fidelity Savings Bank

•	industry standard

•	the level and status of past due and non-performing loans

•	the general economic conditions in Fidelity Savings Bank’s lending area

•	other factors affecting the collectability of the loans in its portfolio

Large groups of smaller balance homogenous loans, such as residential real estate, small commercial real estate, and home equity and consumer loans are evaluated in the aggregate using historical loss factors and other data. Large balance and/or more complex loans, such as multi-family and commercial real estate loans may be evaluated on an individual basis and are also evaluated in the aggregate to determine adequate reserves. As individually significant loans become impaired, specific reserves are assigned to the extent of the impairment.

The provision for loan losses was $1.2 million for the fiscal year ended September 30, 2011. The provision for loan losses was $1.6 million for the fiscal year ended September 30, 2010. The provisions reflect management’s evaluation of the loan portfolio, current economic conditions, and other factors as described above. The allowance was relatively unchanged at $5.8 million at September 30, 2011 and 2010. Loan charge-offs, net of recoveries, were $1.3 million in fiscal 2011 compared to $1.5 million in fiscal 2010. The balance of non-performing loans has decreased to $6.9 million at September 30, 2011 compared to $10.4 million at September 30, 2010. Please refer to discussion of non-performing assets on page [ • ].

The allowance for loan losses is maintained at a level that represents management’s best estimate of losses in the loan portfolio at the balance sheet date. However, there can be no assurance that the allowance for losses will be adequate to cover losses, which may be realized in the future, and that additional provisions for losses will not be required.

Other Income

Excluding OTTI charges recognized in earnings of $1.5 million and $3.6 million for the fiscal years ended September 30, 2011 and 2010, respectively, non-interest or total other income decreased $498,000 or 9.6% to $4.7 million for the year ended September 30, 2011 compared to $5.2 million for the prior year. The decrease is primarily due to a decrease in the realized gains on the sales of securities, a decrease in the gains on sales of loans, and a decrease in deposit service charges and fees, partially offset by an increase in ATM fees, an increase in non-insured investment product income, an increase in earnings on cash surrender value of life insurance and an increase in other operating income.

Included in non-interest income is service fee income on loans and late charges of $658,000, which decreased by $14,000 in fiscal 2011. These fees were $672,000 in fiscal 2010. Fiscal 2011 results include a decrease in late fees collected on mortgage loans and a decrease in loans, partially offset by an increase in miscellaneous fees collected on commercial loans.

Fidelity recorded net gains on sales of securities of $809,000 in fiscal 2011. Fidelity recorded net gains on sales of securities of $1.1 million in fiscal 2010. Sales during fiscal 2011 were made from the available-for-sale category. The sales reflected normal efforts to reposition portions of the portfolio at various times during the year to reflect changing economic conditions, changing market conditions, and to carry out asset/liability management strategies.

Fidelity recognized in earnings impairment charges on securities of $1.5 million during fiscal 2011 compared to $3.6 million in fiscal 2010. During the fiscal year ended September 30, 2011, $1.1 million of impairment charges were recorded on six investments in pooled trust preferred securities resulting from several factors, including a downgrade on their credit ratings, failure to pass their principal coverage tests, indications of a break in yield, and the decline in the net present value of their projected cash flows. Management has deemed the impairment on these six trust preferred securities to be other-than-temporary based upon these factors and the duration and extent to which the market value has been less than cost, the inability to forecast a recovery in market value, and other factors concerning the issuers in the pooled security. Fidelity also recorded $135,000 of impairment charges on a single-issuer trust preferred security. These impairment charges were a result of the financial institution issuer being put on regulatory order after several quarters of losses and it started deferring interest payments on both its trust preferred and its TARP preferred shares outstanding. During the fiscal year ended September 30, 2010, $3.5 million of impairment charges were recorded on six investments in pooled trust preferred securities resulting from several factors, including a downgrade on their credit ratings, failure to pass their principal coverage tests, indications of a break in yield, and the decline in the net present value of their projected cash flows. Management has deemed the impairment on these six trust preferred securities to be other-than-temporary based upon these factors and the duration and extent to which the market value has been less than cost, the inability to forecast a recovery in market value, and other factors concerning the issuers in the pooled security. For the fiscal year ended September 30, 2011, Fidelity recognized in earnings impairment charges of $204,000 and in other comprehensive income non-credit impairment charges of $17,000 relating to one private label mortgage-backed security. The impairment charges resulted from a downgrade in its credit rating, as well as independent third-party analysis of the underlying collateral for the bond. For the fiscal year ended September 30, 2010, Fidelity recognized in earnings impairment charges of $57,000 and in other comprehensive income non-credit impairment charges of $294,000 relating to one private label mortgage-backed security. The impairment charges resulted from a downgrade in its credit rating, as well as independent third-party analysis of the underlying collateral for the bond. Based on the factors concerning the issuer, management of Fidelity deemed the impairment on this security to be other-than-temporary. During the fiscal year ended September 30, 2011, Fidelity recognized in earnings impairment charges of $87,000 on one investment in common stock of a local financial institution resulting from the duration and extent to which the market value has been less than cost and the performance of the financial institution over the past two years. There were no impairment charges taken on these equity securities for the fiscal year ended September 30, 2010.

Gain on sale of loans was $300,000 and $472,000 in fiscal years 2011 and 2010, respectively. Fidelity sells, servicing released, a portion of the fixed-rate, first mortgage residential loans it originates. This strategy allows Fidelity to offer competitive market rates on loans, while not retaining in its portfolio some loans that may not fit the current asset/liability strategy. In addition, such loans can generally be sold at a profit when a commitment to sell is locked in when the application is taken. The decrease in the gain on sale of loans was due to Fidelity Savings Bank selling $15.3 million of loans during fiscal 2011 as compared to $31.1 million in fiscal 2010. Due to the low interest rate environment during fiscal years 2011 and 2010, Fidelity Savings Bank decided to sell most of the fixed rate, single-family mortgage loans that were originated.

Deposit service charges and fees were $1.2 million and $1.4 million in fiscal years 2011 and 2010, respectively. The decrease in fiscal 2011 is attributed to a decrease in the net volume of fees collected for returned checks.

Automated teller machine (ATM) fees were $985,000 and $931,000 in fiscal years 2011 and 2010, respectively. The increase in fiscal 2011 is attributed to an increase in the interchange fees earned on debit card transactions, partially offset by a decrease in monthly ATM card fees.

Non-insured investment product income was $218,000 and $167,000 in fiscal years 2011 and 2010, respectively. The increase in fiscal 2011 is primarily attributed to an increase in the commissions earned on the sales of these products due to higher volumes of sales.

Cash surrender value of life insurance income was $255,000 and $235,000 in fiscal years 2011 and 2010, respectively. The increase in fiscal 2011 is primarily attributed to a new life insurance policy that was added during fiscal 2011.

Other Expenses

Other expenses increased $346,000 or 2.3% to $15.1 million in fiscal 2011 compared to $14.8 million in fiscal 2010 primarily due to an increase in compensation and benefits expense, an increase in office occupancy and equipment expense, an increase in depreciation and amortization, an increase in net foreclosed real estate expense, and an increase in other operating expenses, partially offset by a decrease in FDIC deposit insurance premiums, a decrease in advertising expense, and a decrease in professional fees.

Compensation, payroll taxes, and fringe benefits, the largest component of operating expenses, increased $466,000 or 5.7% to $8.7 million in fiscal 2011 compared to $8.2 million in fiscal 2010. Factors contributing to the increase in fiscal 2011 were an increase in commissions and bonus expense, health insurance expense, and retirement fund expense, partially offset by a decrease in stock option expense. The increase in commissions expense is primarily attributable to Fidelity Savings Bank putting a larger percentage of its residential loan originations into the portfolio during fiscal 2011 as compared to fiscal 2010 for which the residential loan officers get paid a higher commission as compared to loans sold in the secondary market.

Office occupancy and equipment expense increased $31,000 or 3.0% to $1.1 million in fiscal 2011 compared to $1.0 million in fiscal 2010. The increase in fiscal 2011 reflects an increase in rent expense relating to the land lease of its McCandless Crossing branch location, which opened in November 2010, and an increase in real estate taxes paid on office buildings. Partially offsetting these increases were decreases in office repairs and maintenance and utilities expense.

Depreciation and amortization increased $33,000 or 6.2% to $568,000 in fiscal 2011 compared to $535,000 in fiscal 2010. The increase is primarily attributed to Fidelity opening its new McCandless Crossing branch location in November 2010.

Advertising expense was $300,000 and $332,000 in fiscal years 2011 and 2010, respectively. Fidelity strives to market its products and services in a cost effective manner and incorporates a market segmentation strategy in its business plan to effectively manage its advertising dollars.

Professional fees were $438,000 and $499,000 in fiscal years 2011 and 2010, respectively. Professional fees include legal fees, audit fees, and supervisory examination and assessment fees. The decrease in fiscal 2011 is primarily attributed to a $75,000 decrease in legal fees, partially offset by a $16,000 increase in audit fees. The decrease in legal fees is primarily related to the collection efforts on delinquent loans, which declined in fiscal 2011 as compared to fiscal 2010. The increase in audit fees is primarily related to a customary increase in fees paid to its audit firm to audit the financial statements of Fidelity and to prepare its tax returns.

Service bureau expense amounted to $566,000 and $571,000 for fiscal years ended 2011 and 2010, respectively. While these fees were relatively unchanged from the prior period, Fidelity Savings Bank continually strives to expand technology and new products and services.

Federal deposit insurance premiums decreased $186,000 or 15.1% to $1.0 million in fiscal 2011 compared to $1.2 million in fiscal 2010. The decrease in fiscal 2011 is attributed to a slight decrease in the assessment rate and the elimination of the separate assessment imposed on Fidelity Savings Bank for its election to participate in the Transaction Account Guarantee Program under the FDIC’s Temporary Liquidity Guarantee Program which provided unlimited insurance coverage for non-interest bearing transaction accounts, effective December 31, 2010.

Other operating expenses, which consist primarily of check processing costs, software costs, bank service charges, director’s fees, gains/losses on the sales of foreclosed real estate, foreclosed real estate expense, intangible amortization, and other administrative expenses, amounted to $2.5 million in fiscal 2011 and $2.4 million in fiscal 2010. The increase is primarily attributed to an increase in the net loss on the sales of foreclosed real estate and an increase in foreclosed real estate expense, including $126,000 in write downs.

Income Taxes

Total income tax provision for the year ended September 30, 2011 was $136,000, as compared to a tax benefit of $585,000 for the year ended September 30, 2010. The increase in the tax provision for fiscal 2011 was primarily due to the increase in pre-tax income, which was impacted by the OTTI charges, and partially offset by a decrease in the level of tax-exempt income. The tax benefit for fiscal 2010 was primarily a result of Fidelity having tax-exempt income that was higher than pre-tax income due to the OTTI charges and increases in the provision for loan losses that were taken. Tax-exempt income includes income earned on certain municipal investments that qualify for state and/or federal income tax exemption; income earned by Fidelity Savings Bank’s Delaware subsidiary, which is not subject to state income tax; and earnings on Bank-owned life insurance policies, which are exempt from federal taxation. State and federal tax-exempt income for fiscal 2011 was $6.2 million and $1.4 million, respectively, compared to $7.2 million and $1.6 million, respectively, for fiscal 2010.

COMPARATIVE RIGHTS OF SHAREHOLDERS

After the merger, you will become shareholders of WesBanco and your rights will be governed by WesBanco’s articles of incorporation, WesBanco’s bylaws and the West Virginia Business Corporations Act, which we refer to as WVBCA. The following summary discusses differences between WesBanco’s articles of incorporation and bylaws and our articles of incorporation and bylaws and the differences between the Pennsylvania Business Corporation Law, which we refer to as PBCL, and the WVBCA. For information as to how to get the full text of each party’s respective articles of incorporation or bylaws, see “Where You Can Find More Information About WesBanco and Fidelity” beginning on page [ — ].

We do not intend for the following summary to be a complete statement of the differences affecting the rights of our shareholders who become WesBanco shareholders, but rather as a summary of the more significant differences affecting the rights of such shareholders and certain important similarities. We qualify the following summary in its entirety by reference to the articles of incorporation and bylaws of WesBanco, our articles of incorporation and bylaws and applicable laws and regulations. We urge you to read WesBanco’s articles of incorporation and bylaws, Fidelity’s articles of incorporation and bylaws, and the WVBCA, the PBCL and federal law governing bank holding companies in their entirety.

Capital Stock

Fidelity is authorized to issue 10,000,000 shares of Fidelity common stock of which [ — ] shares are issued and outstanding as of [ — ], 2012, and 5,000,000 shares of serial preferred stock, par value $0.01 per share, of which 7,000 shares are issued and outstanding as of [ — ], 2012. The Fidelity common stock is traded on the Nasdaq Global Market.

WesBanco is authorized to issue 50,000,000 shares of WesBanco common stock, $2.0833 par value per share, of which [ — ] shares were issued and [ — ] shares were outstanding as of [ — ], 2012, and 1,000,000 shares of preferred stock, without par value, of which there were no shares issued and outstanding as of [ — ], 2012. The WesBanco common stock is traded on the Nasdaq Global Select Market.

Notice and Adjournment of Shareholder Meetings

Fidelity’s bylaws provide that notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice at least ten days before the date of the meeting to each shareholder of record entitled to vote at the meeting. The PBCL provides that the shareholders present in person or by proxy at any regular or special meeting may adjourn such meeting for such periods as they direct. Adjournments of meetings at which directors are to be elected may only be adjourned from day to day or for periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct until the directors have been elected.

WesBanco’s bylaws provide that written notice must be served, either personally, by mail, or by electronic transmission, upon each shareholder of record entitled to vote at such meeting, not less than five days prior to the meeting. WesBanco’s bylaws provide that shareholders may adjourn a meeting at which a quorum is not present without notice other than announcement at the meeting.

Call of Special Meeting of Shareholders

Fidelity’s articles of incorporation provide that special meetings of the shareholders may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, the Chairman of the Board, or the President.

WesBanco’s bylaws provide that special meetings of the shareholders may be called by the board of directors, the President, or any number of shareholders owning in the aggregate at least 10% of the number of shares outstanding.

Dissenters’ Rights

Under the PBCL, shareholders are entitled to dissenters’ rights in the event of corporate actions involving certain mergers, share exchanges, asset transfers, as well as certain other fundamental transactions. Dissenters’ rights are generally denied to holders of shares listed on a national securities exchange or held beneficially or of record by more than 2,000 persons.

Under the WVBCA, shareholders are entitled to appraisal rights with respect to corporate actions involving certain mergers, share exchanges, asset dispositions, and certain article amendments that reduce the shares of a shareholder to a fraction of a share where the corporation has an obligation to repurchase the share fraction. No appraisal rights exist in the case of a merger, however, if (i) the stock of the acquiring corporation is listed on a national securities exchange or designated as a national market system security by the NASD, or (ii) the stock has at least 2,000 shareholders and the outstanding shares of a class or series has a market value of at least $20 million, exclusive of the value of the shares held by subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10% of the shares.

Director Number and Term

Fidelity’s bylaws provide that it has a classified board of directors, which is divided into three classes as nearly equal as possible, with each director having a term that expires after three years and when his or her respective successor is elected and qualified. The board of directors may be increased or decreased at any time by a vote of a majority of the board of directors, provided that no decrease has the effect of shortening the term of any incumbent director; however, the number of directors may be no less than five and no more than 15.

WesBanco’s bylaws provide it has a classified board of directors, which is divided into three classes as nearly equal as possible, with each director having a staggered, three-year term. The board of directors shall consist of not less than 15 nor more than 35 members, with the number to be set by the board at its annual meeting. Currently, the WesBanco board of directors has 15 members.

Nomination of Directors

Fidelity’s bylaws provide that nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by, or at the direction of, either a majority of the board of directors or a nominating committee appointed by the board of directors, or (b) by any shareholder entitled to vote at such annual meeting. Nominations by shareholders must be made pursuant to a notice to the secretary of Fidelity delivered to, or mailed and received at, the principal executive offices of Fidelity not less than six days prior to the anniversary date of the immediately preceding annual meeting of the shareholders. The notice must state (a) as to the nominee: (i) the name, age, business address, and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares beneficially owned by the nominee on the date of notice; (iv) any other information relating to the nominee that is required to be disclosed in solicitations of proxies; and (v) the consent of the nominee; and (b) as to the shareholder providing notice: (i) the name and address of the shareholder and any other shareholders known to be supporting the nominee; (ii) the class and number of shares of stock which are beneficially owned by the shareholder on the date of the notice; (iii) a description of all arrangements or understandings between the shareholder and the nominee and any other person(s) pursuant to which the nomination is to be made by the shareholder; and (iv) a representation that the shareholder is entitled to nominate the nominee specified in the notice.

WesBanco’s bylaws provide that nominations of candidates for election as directors at any meeting of shareholders may be made only (a) by or at the direction of the board of directors, or (b) by any shareholder entitled to vote for the election of directors who complies with the procedures in the bylaws. A nomination by a shareholder must be made pursuant to a notice to the secretary of WesBanco no later than (i) with respect to an election to be held at an annual meeting, 90 days prior to the anniversary of the previous year’s annual meeting of shareholders, or (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to the shareholders. The notice must state (a) as to the nominee: (i) the name, age, address (business and residence), and principal occupation or employment and any directorships of such person; (ii) a description of any involvement in legal proceedings; (iii) the number of shares such person beneficially owns and any other ownership interest in the shares of WesBanco; and (iv) any other information that would be required to be disclosed in a definitive proxy statement; and (b) as to the shareholder: (i) the name and address of the shareholder; (ii) the class and number of shares beneficially owned by the shareholder and any other ownership interest in the shares of WesBanco; (iii) any relationship between the shareholder and the proposed nominee; (iv) a representation that the person sending the notice is a shareholder of record on the record date and shall remain such through the meeting date; and (v) a representation that the shareholder intends to appear in person or by proxy at such meeting to move the nomination. Moreover, WesBanco may require additional information to determine the qualifications of the nominee.

Removal of Directors; Filling Vacancies on the Board of Directors

Under the PBCL, any director or the entire board may be removed from office, without cause, by a vote of the shareholders of the company entitled to elect directors, and the board may be removed, with or without cause, by the unanimous vote or consent of shareholders entitled to vote thereon. Fidelity’s articles of incorporation provide that vacancies on the board of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director.

Under the WVBCA, the shareholders may remove one or more directors with or without cause, but only at a meeting called for the purpose of removing the director(s) and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director(s). The director(s) may be removed by the shareholders only by the affirmative vote of a majority of all of the votes entitled to be cast. However, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against his or her removal. WesBanco’s bylaws provide that the shareholders may remove any elected director for cause and fill the vacancy created. Any vacancy not caused by a shareholder removal may be filled by the remaining board members.

Cumulative Voting

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

Pursuant to Fidelity’s articles of incorporation, Fidelity shareholders are prohibited from cumulating their votes for the election of directors.

Under the WVBCA and WesBanco’s articles of incorporation, WesBanco shareholders are entitled to cumulative voting in the election of directors.

Indemnification of Officers and Directors

Under the PBCL, unless otherwise restricted in its bylaws, a corporation has the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Further, a corporation may pay expenses incurred in defending any action or proceeding in advance of the final disposition of action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that the representative is not entitled to indemnification from the corporation.

Under the PBCL, the statutory provisions for indemnification and advancement of expenses are not deemed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, or vote of shareholders or disinterested directors. A corporation may establish a fund to secure or insure in any manner its indemnification obligations. However, indemnification is prohibited in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Under the PBCL, unless otherwise restricted in its bylaws, a corporation may purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability.

Fidelity’s articles of incorporation provide that Fidelity will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of Fidelity, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, or agent of Fidelity, or is or was serving at the request of Fidelity as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the full extent permissible under Pennsylvania law. Fidelity’s articles of incorporation also provide that advances of reasonable expenses may be paid to a director, officer, employee, or agent in defending a civil or criminal action upon receipt of an undertaking by or on behalf of such person to repay the advance if it is ultimately determined that the person is not entitled to be indemnified by Fidelity. Fidelity has entered into indemnification agreements with each of its directors pursuant to which Fidelity has agreed to indemnify each director to the fullest extent provided by law. The indemnification agreements also establish procedures for submitting claims for indemnification and advancement of expenses and provide for certain rights in the event of a change in control. The indemnification agreements are binding on any successor to Fidelity.

Under the WVBCA, a corporation is generally permitted to indemnify a director if the director conducted himself or herself in good faith, he or she reasonably believed the conduct to be in the best interests of the corporation (or at least not opposed to the best interests of the corporation for all conduct that was not in his or her official capacity), and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, the WVBCA permits a corporation to include broader indemnification in its articles of incorporation so long as the provision does not limit the liability for (i) receipt of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) certain unlawful distributions, or (iv) an intentional violation of criminal law. The articles of incorporation may also contain a provision (the “elimination provision”) eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director so long as the provision does not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) certain unlawful distributions, or (iv) any transaction from which the director derived an improper personal benefit. The elimination provision may not apply to conduct occurring prior to the provision’s adoption. The WVBCA requires a corporation to indemnify a director, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding.

The WVBCA permits a corporation to advance funds to pay for or reimburse the reasonable expenses incurred by a director, prior to the final disposition of a proceeding, who is a party to a proceeding because he or she is a director, if he or she delivers to the corporation:

A WRITTEN AFFIRMATION OF HIS OR HER GOOD FAITH BELIEF THAT HE OR SHE HAS MET THE RELEVANT STANDARD OF CONDUCT DESCRIBED IN THE FIRST SENTENCE OF THE PRECEDING PARAGRAPH OR THAT THE PROCEEDING INVOLVES CONDUCT FOR WHICH LIABILITY HAS BEEN ELIMINATED UNDER THE ELIMINATION PROVISION; AND

A WRITTEN UNDERTAKING TO REPAY ANY FUNDS ADVANCED IF HE OR SHE IS NOT ENTITLED TO MANDATORY INDEMNIFICATION AND IT IS ULTIMATELY DETERMINED THAT HE OR SHE HAS NOT MET THE RELEVANT STANDARD OF CONDUCT.

The WVBCA provides that a corporation may indemnify its officers to the same extent as a director and, if the officer is not a director or if the officer is a party to the proceeding solely in his capacity as an officer, to a further extent as may be provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or a contract, except that such additional indemnification may not be provided for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or liability arising out of conduct that constitutes (i) receipt by him or her of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law. The WVBCA mandates indemnification of officers that are not directors to the same extent as directors.

WesBanco’s bylaws provide that WesBanco will indemnify each of its directors and officers, whether or not then in office, against all costs and expenses reasonably incurred in connection with any suit to which he is a party by reason of having been an officer or director of WesBanco or another company which he served at the request of WesBanco to the maximum extent permitted under the WVBCA and unless he is adjudged derelict in the performance of his duties as director or officer. Additionally, the WesBanco bylaws provide that a director or officer shall not receive a “prohibited indemnification payment,” which is defined as any payment or agreement to make a payment or reimburse such director or officer for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the director or officer is assessed a civil monetary penalty, is removed or prohibited from conducting the business of banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to WesBanco Bank, Inc. or WesBanco. Finally, WesBanco’s bylaws provide that a reasonable indemnification payment will be made only if all of the following conditions are met: (i) the board of directors investigates and determines in writing that the director or officer acted in good faith and in the best interest of WesBanco Bank, Inc. or WesBanco; (ii) the board of directors investigates and determines that the payment will not materially adversely affect the safety and soundness of WesBanco Bank, Inc. or WesBanco; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the director or officer agrees in writing to reimburse WesBanco, to the extent not covered by permissible insurance, for advanced indemnification payments that subsequently become prohibited indemnification payments.

WesBanco’s bylaws provide that WesBanco may purchase commercial insurance to cover certain costs that WesBanco incurs under the indemnification provisions. Costs that may be covered include legal expenses and restitution that an individual may be ordered to make to WesBanco. Such insurance may not pay or reimburse a director or officer for any final judgment or civil money penalty assessed against such individual. Partial indemnification for legal expenses is permitted in connection with a settlement when there is a formal and final finding that the director or officer has not breached a fiduciary duty, engaged in unsafe or unsound practices, and is not subject to a final prohibition order.

Amendment of Articles of Incorporation and Bylaws

Fidelity’s articles of incorporation may be amended after the amendment is approved by the board of the directors pursuant to a resolution adopted by the affirmative vote of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any such series. However, (i) the affirmative vote of the holders of at least two-thirds of the shares as a single class, as well as such additional vote of the preferred stock as may be required, shall be required to amend, adopt, alter, change, or repeal any provision inconsistent with certain enumerated articles, and (ii) the provisions of article 12, section 6 shall be amended, repealed, altered, changed, or restated only in accordance with the vote requirements specified therein.

Fidelity’s bylaws may be amended by (i) acquiring the affirmative vote of a majority of the directors then in office at any regular or special meeting of the board of directors, or (ii) acquiring the affirmative vote of the holders of a majority of the shares of Fidelity entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required, provided that the affirmative vote of the holders of at least two-thirds of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required, shall be required to amend, adopt, alter, change, or repeal any provision inconsistent with certain sections and articles of the bylaws.

Pursuant to the WVBCA, the WesBanco articles of incorporation and bylaws may generally be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on the matter amendment and a majority of the outstanding stock of each class entitled to vote on the amendment, unless a greater number is specified in the articles of incorporation. The WesBanco articles of incorporation provide that the affirmative vote of the holders of not less than 75% of the outstanding shares of the voting stock is required to amend, alter, change, or repeal the article section dealing with the classes of directors.

WesBanco’s bylaws require the affirmative vote of the holders of not less than 75% of the outstanding shares of the capital stock to amend or repeal the bylaw provisions dealing with the composition of the board of directors. The other bylaw provisions may be amended, altered, or repealed (i) at any duly called and constituted shareholders’ meeting on the affirmative vote of the majority of the stock represented at such meeting, or (ii) at any meeting of the board of directors upon the affirmative vote of the majority of the whole of the board.

Vote Required for Extraordinary Corporate Transactions

Under the PBCL, a plan of merger or consolidation shall only be adopted after receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Fidelity’s articles of incorporation, however, require for a “business combination” the affirmative vote of (i) the holders of at least 75% of the “voting shares,” voting separately as a class, and (ii) an independent majority of shareholders. The term “business combination” is defined to include a merger of consolidation, and the term “voting shares” is defined as the shares entitled to vote generally in an election of directors. However, this higher vote is not required in the event the business combination has been approved by a vote of a majority of those directors who (i) do not own more than 10% of the equity interest in an interested shareholder, (ii) is not an interested shareholder, and (iii) was not first elected as a director within 24 months preceding the date of the vote on the proposed transaction pursuant to a nomination by or on behalf of an interested shareholder.

Under the WVBCA, a consolidation, merger, share exchange, or transfer must be approved by the shareholders of the corporation by the affirmative vote of a majority of all votes entitled to be cast on the matter. The WesBanco articles of incorporation and bylaws do not provide for a greater vote. Additionally, pursuant to the WVBCA, no shareholder approval of a merger or share exchange is required if (i) the corporation will survive the merger or is the acquiring corporation in a share exchange, (ii) the articles of incorporation of the surviving corporation will not be amended, (iii) each shareholder of the corporation whose shares were outstanding immediately before the effective date of the merger or share exchange will hold the same number of shares, with identical preferences, limitations, and relative rights, immediately after the effective date, and (iv) the issuance in the merger or share exchange of shares or other securities convertible into or rights exercisable for shares does not otherwise require shareholder approval under the WVBCA.

Shareholder Rights Agreement

Pursuant to the Fidelity articles of incorporation, the Fidelity board of directors is authorized to divide the authorized and unissued shares of preferred stock into series and to fix by resolution full, limited, multiple, or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options conversion rights, and other special or relative rights they desire. As such, the board established a class of preferred stock, Junior Participating Preferred Stock, Series A, no par value. On March 31, 2003, the board declared a dividend of one preferred share purchase right for each common share outstanding on March 31, 2003, pursuant to a shareholder Rights Agreement. The preferred share purchase right allows the holder to purchase one one-hundredth of a preferred share from Fidelity upon the occurrence of certain specified events involving a change in control of Fidelity. The issuance of such preferred stock could have the effect of delaying, deferring, or preventing a change in control of Fidelity without further action of its shareholders. On July 19, 2012, Fidelity amended its shareholder Rights Agreement to provide that neither WesBanco nor any of its subsidiaries, affiliates, or associates shall become an Acquiring Person as a result of the approval, execution, delivery, or performance, or public announcement thereof, of the Agreement and Plan of Merger by and among WesBanco, WesBanco Bank, Inc., Fidelity, and Fidelity Savings Bank, any or all of the voting agreements, or the consummation of any of the transactions contemplated thereby. The purchase rights issued pursuant to the amended Rights Agreement will expire immediately prior to the effective time of the merger.

WesBanco has not adopted a shareholder rights agreement.

Provisions Affecting Control Share Acquisitions and Business Combinations

Under the PBCL, certain anti-takeover provisions apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders, and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. The PBCL allows corporations to opt out of these anti-takeover provisions. As such, Fidelity has opted out of the provisions relating to items (i) through (iii) above. A general summary of the anti-takeover provisions is set forth below.

Rights of Shareholders to Demand Fair Value Following Control Transaction. A shareholder who objects to a control transaction is entitled to demand to be paid the fair value of such shareholder’s shares. A control transaction for these purposes is the acquisition by a controlling person, as defined above for purposes of the “Disgorgement of Profits by Certain Controlling Persons.” Fair value may not be less than the highest price paid per share by the controlling person within the 90-day period ending on and including the date of the control transaction, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation.

Neither the WVBCA nor WesBanco’s articles of incorporation or bylaws contain any provisions addressing interested shareholder transactions.

PROPOSAL NO. 2 — ADVISORY (NON-BINDING) VOTE ON GOLDEN PARACHUTE COMPENSATION

The Golden Parachute Proposal

In accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Fidelity’s board of directors is providing shareholders with the opportunity to cast an advisory vote on the “golden parachute” compensation payable to the named executive officers of Fidelity in connection with the merger at the special meeting through the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Fidelity named executive officers in connection with the merger, as disclosed in the table entitled “Golden Parachute Compensation” that begins on page [ — ], together with the accompanying footnotes and narrative discussion relating to the named executive officers’ golden parachute compensation and the agreements or understandings pursuant to which such compensation may be paid or become payable, as set forth in the section of this proxy statement/prospectus titled “Proposal No. 1 — Proposal to Adopt the Merger Agreement — Summary of Golden Parachute Arrangements” is hereby APPROVED.”

The vote on this Proposal 2 is a vote separate and apart from the vote on Proposal 1 to adopt the merger agreement. Accordingly, you may vote to approve this Proposal 2 and not to approve Proposal 1, and vice versa. Because the vote is advisory in nature only, it will not be binding on WesBanco, WesBanco Bank, Fidelity or Fidelity Savings Bank regardless of whether the merger agreement is adopted. Accordingly, as the compensation to be paid in connection with the merger is contractual with the executives, regardless of the outcome of this advisory vote, such compensation will be paid, subject only to the conditions applicable to such payment, if the merger agreement is adopted and the merger is completed.

The named executive officers of Fidelity for which this advisory vote is being taken are Richard G. Spencer, President and Chief Executive Officer, Michael A. Mooney, Executive Vice President and Chief Lending Officer and Lisa L. Griffith, Senior Vice President and Chief Financial Officer. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Fidelity’s named executive officers in connection with the completion of the merger transaction. Such compensation will not be payable in the event the merger transaction is not completed.

Recommendation of Our Board of Directors

Fidelity’s board of directors unanimously recommends that our shareholders vote FOR approval, on an advisory (non-binding) basis, of the golden parachute compensation payable to the named executive officers of Fidelity in connection with the merger.

PROPOSAL NO. 3 — ADJOURNMENT PROPOSAL

The Adjournment Proposal

In the event a quorum is present at the special meeting but there are insufficient votes to adopt the merger agreement, the merger proposal will fail unless Fidelity adjourns the special meeting in order to solicit additional proxies from our shareholders. An adjournment under such circumstances will allow us extra time to solicit additional proxies. In order to allow shares present in person or by proxy at the special meeting to vote FOR approval of the adjournment of the special meeting, if necessary, Fidelity is submitting an adjournment of the Fidelity special meeting to you as a separate matter for consideration. Fidelity will vote properly submitted proxy cards FOR approval of the adjournment proposal, unless otherwise indicated on the proxy. If Fidelity shareholders approve the adjournment proposal, Fidelity is not required to give any further notice of the time and place of the adjourned meeting other than an announcement of the time and place provided at the special meeting.

If a quorum is not present at the meeting, the meeting will be adjourned to a later time without a vote.

Recommendation of Our Board of Directors

Our board of directors recommends that Fidelity shareholders vote FOR approval of the adjournment proposal.

BENEFICIAL OWNERSHIP OF FIDELITY COMMON STOCK

Fidelity Directors and Officers. The following table provides information about the shares of Fidelity common stock that may be considered to be beneficially owned by each director, each executive officer and all directors and executive officers of Fidelity as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name and Position	Shares of Fidelity Common Stock Beneficially Owned (1)		Percent of Class
Richard G. Spencer Director, President and Chief Executive Officer	105,302	(2)	3.40%
Christopher S. Green Director, Chairman of the Board	21,213	(3)(4)	*
Robert F. Kastelic Director	39,181	(4)	1.27%
Oliver D. Keefer Director	69,874		2.26%
Donald J. Huber Director	13,970	(4)	*
J. Robert Gales Director	125,861	(5)	4.07%
Michael A. Mooney Executive Vice President	57,087	(6)	1.85%
Lisa L. Griffith Chief Financial Officer	26,112		*
Sandra L. Lee Senior Vice President	36,413		1.18%
Anthony F. Rocco Senior Vice President	30,963	(7)	1.00%
All directors, nominees and executive officers as a group (10 persons)	525,976		16.07%

*	Less than 1% of the Fidelity common stock outstanding.
(1)

Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Includes shares of Fidelity common stock which may be acquired within 60 days pursuant to the exercise of outstanding stock options. The amounts of such shares included above are as follows: J. Robert Gales — 27,186; Christopher S. Green — 10,450; Donald J. Huber — 8,050; Robert F. Kastelic — 27,186; Oliver D. Keefer — 22,186; Richard G. Spencer — 34,128; Michael A. Mooney — 24,747; Lisa L. Griffith — 16,187; Sandra L. Lee — 17,518; and Anthony F. Rocco — 20,446. Includes shares allocated to the ESOP accounts of the following persons: Richard G. Spencer (35,503 shares); Michael A. Mooney (20,174 shares); Lisa L. Griffith (8,996 shares); Sandra L. Lee (16,289 shares); and Anthony F. Rocco (9,561 shares).

(2)	Includes 16,456 shares owned jointly with his spouse and 14,986 shares owned by his spouse.
(3)	Includes 6,792 shares owned by his spouse and 1,882 shares owned jointly with his spouse.
(4)

Excludes 317,788 shares held under the ESOP for which such individual serves as an ESOP Trustee or as a member of the ESOP Committee. Such individuals disclaim beneficial ownership with respect to shares held in a fiduciary capacity.

(5)	Includes 48,304 shares owned solely by his spouse and 49,651 shares held by J. R. Gales & Associates Profit Sharing Plan.
(6)	Includes 9,976 shares owned jointly with his spouse.
(7)	Includes 236 shares owned jointly with his spouse.

Principal Holders. Persons and groups beneficially owning in excess of 5% of Fidelity common stock are required to file reports regarding their beneficial ownership with the Securities and Exchange Commission. A person is the beneficial owner of any shares of Fidelity common stock over which he or she has or shares voting or investment power or which he or she has the right to acquire at any time within 60 days. The following table sets forth information regarding all persons or groups known to Fidelity to beneficially own more than 5% of the Fidelity common stock. Unless otherwise noted, the persons or groups listed below have sole voting and investment power with respect to the listed shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
John W. Palmer Richard J. Lashley PL Capital, LLC PL Capital Advisors, LLC Goodbody/PL Capital, L.P. Goodbody/PL Capital, LLC Financial Edge Fund, L.P. Financial Edge – Strategic Fund, L.P. PL Capital/Focused Fund, L.P. 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	270,780	(1)	8.88%

Fidelity Bancorp, Inc. Employee Stock Ownership Plan 1009 Perry Highway Pittsburgh, PA 15237	317,788	(2)	10.37%

(1)

Includes 135,058 shares beneficially owned by Financial Edge Fund, L.P., 47,832 shares beneficially owned by Financial Edge — Strategic Fund, L.P., 15,624 shares beneficially owned by Goodbody/PL Capital, L.P., 72,166 shares beneficially owned by PL Capital/Focused Fund, L.P and 100 shares beneficially owned by Richard J. Lashley. According to Amendment No. 2 to the statement on Schedule 13D filed by the reporting persons on January 4, 2011, Messrs. Palmer and Lashley are the managing members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital LLC, PL Capital, LLC is the general partner of Financial Edge Fund, L.P., Financial Edge — Strategic Fund, L.P. and PL Capital Focused Fund, L.P, PL Capital, LLC is the general partner of Goodbody/PL Capital, L.P, and PL Capital Advisors, LLC is the investment advisor to the Financial Edge Fund, L.P., Financial Edge — Strategic Fund, L.P., PL Capital Focused Fund, L.P. and Goodbody/PL Capital, L.P.

(2)

The Employee Stock Ownership Plan (“ESOP”), has shared voting and dispositive power over 317,788 shares of Fidelity common stock. The Board of Directors has appointed a committee consisting of non-employee Directors Christopher S. Green, Donald J. Huber and Robert F. Kastelic to serve as the ESOP administrative committee (“ESOP Committee”) and to serve as the ESOP trustees (“ESOP Trustees”). The ESOP Committee or the Board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received, will be voted by the ESOP Trustees as directed by the ESOP Committee. As of the Record Date, [—] shares have been allocated to participant accounts under the ESOP.

FIDELITY EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth in formation as of September 30, 2011 regarding compensation plans under which Fidelity common stock may be issued.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Employees Stock
Compensation Programs and Directors Stock Option
Plan	262,409	$15.87	10,381
Equity compensation plans not approved by security holders:
Directors Stock
Compensation Program/Plans(1)	68,243	14.30	—

Total	330,652	$15.55	10,381

(1)

Pursuant to the 2002 Stock Compensation Plan and 2001 Stock Compensation Plan, shares were reserved for issuance pursuant to options granted to eligible persons. The plans provided for automatic grants of options to directors on December 31 of each year in specified amounts. No additional options may be granted under these plans.

WHERE YOU CAN FIND MORE INFORMATION ABOUT WESBANCO AND FIDELITY

WesBanco and Fidelity each file annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available over the Internet from the SEC’s web site at www.sec.gov. You may read and copy any reports, statements or other information filed by WesBanco or Fidelity at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room.

WesBanco maintains an Internet site that contains information about WesBanco and its subsidiaries at www.wesbanco.com. Fidelity also maintains an Internet site that contains information about Fidelity and its subsidiaries at http://www.fidelitybancorp-pa.com. The reports and other information filed by WesBanco and Fidelity with the SEC are available through their respective internet websites.

This proxy statement/prospectus is part of a Registration Statement on Form S-4 that WesBanco has filed with the SEC with respect to the WesBanco common stock to be issued in the merger. This proxy statement/prospectus constitutes a prospectus of WesBanco and a proxy statement of Fidelity for its special meeting. As permitted by the SEC, this proxy statement/prospectus does not contain all of the information contained in the Registration Statement. You may obtain copies of the Registration Statement on Form S-4 and any amendments thereto, in the manner described above.

The SEC allows the “incorporation by reference” of information into this proxy statement/prospectus, which means that WesBanco can disclose important information to you by referring you to another document filed separately with the SEC by WesBanco. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information that is superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that WesBanco has previously filed with the SEC. These documents contain important information about WesBanco.

The following documents, which have been filed with the SEC by WesBanco, are hereby incorporated by reference into this proxy statement/prospectus:

•	WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	WesBanco’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•

WesBanco’s Current Reports on Form 8-K filed on January 24, 2012, February 6, 2012, February 10, 2012, February 23, 2012, April 17, 2012, April 24, 2012, April 25, 2012, April 26, 2012, July 20, 2012, July 24, 2012, July 30, 2012, August 10, 2012 and August 23, 2012 (in each case, except to the extent furnished but not filed);

•

the description of WesBanco common stock contained in WesBanco’s registration statement on Form 8-A filed by WesBanco pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purpose of updating the description, as filed on May 2, 1977.

All documents filed by WesBanco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and before the date of the special meeting of Fidelity’s shareholders are incorporated by reference into and are deemed to be a part of this document from the date of filing of those documents (other than the portions of those documents not deemed to be filed).

You should rely only on the information contained in this proxy statement/prospectus or on information to which we have referred you. We have not authorized any person to give any information or to make any representations that are different from those in this document.

If you would like to receive a copy of any of the documents incorporated by reference, please contact WesBanco at the address or telephone number listed under the heading “Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters set forth in this filing contain certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the proposed merger between WesBanco and Fidelity, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed Merger may not be fully realized within the expected timeframes; disruption from the proposed Merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule; Fidelity’s shareholders may not approve the proposed Merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in the section of this proxy statement/prospectus titled “Risk Factors” and WesBanco’s 2011 Annual Report on Form 10-K and documents subsequently filed by WesBanco with the Securities and Exchange Commission, including its Form 10-Qs for the quarters ended March 31, 2012 and June 30, 2012. All forward-looking statements included in this filing are based on information available at the time of the release. Neither WesBanco nor Fidelity assumes any obligation to update any forward-looking statement.

LEGAL MATTERS

Certain matters relating to the validity of the WesBanco common stock issuable in connection with the merger will be passed upon for WesBanco by its counsel, Phillips, Gardill, Kaiser & Altmeyer, PLLC, 61 Fourteenth Street, Wheeling, West Virginia 26003. As of June 30, 2012, the members of Phillips, Gardill, Kaiser & Altmeyer, PLLC participating in the preparation of this proxy statement/prospectus owned an aggregate of 51,918 shares of WesBanco common stock. K&L Gates LLP, as tax counsel to WesBanco, and Spidi & Fisch, PC, as tax counsel to Fidelity, each will pass upon certain tax consequences related to the merger.

EXPERTS

The consolidated financial statements of WesBanco, Inc. incorporated by reference in WesBanco’s Annual Report on Form 10-K for the year ended December 31, 2011 and WesBanco management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Fidelity Bancorp, Inc. included in this proxy statement/prospectus, have been audited by S.R. Snodgrass, A.C., independent registered public accounting firm, as indicated in their report thereon, included in this proxy statement/prospectus in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

FIDELITY BANCORP, INC.

INDEX TO

CONSOLIDATED FINANCIAL STATEMENTS

FIDELITY BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition (Unaudited)

(in thousands, except share data)

	June 30, 2012	September 30, 2011
Assets
Cash and due from banks	$8,233	$7,035
Interest-bearing demand deposits with other institutions	33,108	17,821

Cash and Cash Equivalents	41,341	24,856
Securities available-for-sale (amortized cost of $174,231 and $174,069)	173,472	170,790
Securities held-to-maturity (fair value of $71,218 and $82,036)	69,729	80,423
Loans held for sale	2,942	1,837
Loans receivable, net of allowance of $4,288 and $5,763	334,529	346,285
Foreclosed real estate, net	6,906	3,125
Federal Home Loan Bank stock, at cost	7,007	8,173
Office premises and equipment, net	9,414	9,691
Accrued interest receivable	2,103	2,382
Bank owned life insurance	5,989	5,822
Goodwill	2,653	2,653
Deferred tax assets	6,673	7,425
Other assets	2,848	3,453

Total Assets	$665,606	$666,915

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$64,247	$56,370
Interest bearing	405,048	389,732

Total Deposits	469,295	446,102
Securities sold under agreement to repurchase	63,956	76,373
Short-term borrowings	—	302
Long-term debt	65,000	80,000
Subordinated debt	7,732	7,732
Advance payments by borrowers for taxes and insurance	2,591	1,212
Other liabilities	4,290	4,703

Total Liabilities	612,864	616,424

Stockholders’ equity:
Preferred stock, $0.01 par value per share, liquidation preference $1,000; 5,000,000 shares authorized; 7,000 shares issued	6,908	6,863
Common stock, $0.01 par value per share, 10,000,000 shares authorized; 3,679,164 and 3,673,638 shares issued, respectively	37	37
Paid-in-capital	46,666	46,627
Retained earnings	9,953	9,588
Accumulated other comprehensive loss, net of tax	(590)	(2,392)
Treasury stock, at cost – 610,513 shares	(10,232)	(10,232)

Total Stockholders’ Equity	52,742	50,491

Total Liabilities and Stockholders’ Equity	$665,606	$666,915

See accompanying notes to unaudited consolidated financial statements.

FIDELITY BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

(in thousands, except per share data)

	Nine Months Ended June 30,
	2012	2011
Interest income:
Loans	$13,258	$14,652
Mortgage-backed securities	2,213	2,437
Investment securities-taxable	1,622	1,934
Investment securities-tax-exempt	896	1,127
Other	50	67

Total interest income	18,039	20,217

Interest expense:
Deposits	3,013	3,353
Securities sold under agreement to repurchase	2,501	3,461
Short-term borrowings	3	5
Long-term debt	1,639	2,025
Subordinated debt	306	305

Total interest expense	7,462	9,149

Net interest income	10,577	11,068
Provision for loan losses	1,275	900

Net interest income after provision for loan losses	9,302	10,168

Non-interest income:
Other-than-temporary impairment losses	(1,131)	(2,450)
Non-credit related losses recognized in other comprehensive income	180	1,039

Net impairment losses recognized in earnings	(951)	(1,411)
Loan service charges and fees	582	491
Realized gain on sales of securities, net	381	586
Gain on sales of loans	558	249
(Loss) gain on loan interest rate swaps	(4)	12
Deposit service charges and fees	875	909
ATM fees	786	733
Non-insured investment products	167	152
Earnings on cash surrender value of life insurance	191	191
Other	426	193

Total non-interest income	3,011	2,105

Non-interest expense:
Compensation and benefits	6,585	6,492
Office occupancy and equipment expense	800	786
Depreciation and amortization	403	429
Advertising	200	300
Professional fees	328	336
Service bureau expense	446	444
Federal deposit insurance premiums	665	820
Other	2,212	1,737

Total non-interest expense	11,639	11,344

Income before provision for (benefit of) income taxes	$674	$929
Provision for (benefit of) income taxes	(182)	(9)

Net income	856	938
Preferred stock dividend	(263)	(263)
Accretion of preferred stock discount	(45)	(45)

Net income available to common stockholders	$548	$630

Earnings per Share:
Basic earnings per common share	$0.18	$0.21

Diluted earnings per common share	$0.17	$0.21

Dividends per common share	$0.06	$0.06

See accompanying notes to unaudited consolidated financial statements.

FIDELITY BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

	Nine Months Ended June 30,
	2012	2011
Net income	$856	$938
Other comprehensive income:
Comprehensive gain on cash flow hedges	194	169
Tax effect	(66)	(57)
Comprehensive gain on investment securities	2,147	215
Tax effect	(730)	(73)
Reclassification adjustment on investment securities	(381)	(586)
Tax effect	129	199
Comprehensive loss on securities for which other-than-temporary impairment has been recognized in earnings	(180)	(1,039)
Tax effect	61	353
Reclassification adjustment for other-than-temporary impairment losses on debt and equity securities	951	1,411
Tax effect	(323)	(479)

Total other comprehensive income	1,802	113

Total comprehensive income	$2,658	$1,051

See accompanying notes to unaudited consolidated financial statements.

FIDELITY BANCORP, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

(in thousands, except share data)

	Number of Common Shares Issued	Preferred Stock	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance at September 30, 2011	3,673,638	$6,863	$37	$46,627	$9,588	$(2,392)	$(10,232)	$50,491
Net income					856			856
Total other comprehensive income						1,802		1,802
Accretion of preferred stock discount		45			(45)			—
Cumulative dividends on preferred stock					(263)			(263)
Stock-based compensation expense				14				14
Stock options exercised, no tax benefit	1,166			7				7
Restricted stock issued	2,678
Cash dividends declared					(183)			(183)
Shares issued through Dividend Reinvestment Plan	1,682			18				18

Balance at June 30, 2012	3,679,164	$6,908	$37	$46,666	$9,953	$(590)	$(10,232)	$52,742

FIDELITY BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Nine Months Ended June 30,
	2012	2011
Operating Activities:
Net income	$856	$938
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,275	900
Provision for depreciation and amortization	403	429
Deferred loan fee amortization	(24)	(111)
Amortization of investment and mortgage-backed securities (discounts) premiums, net	845	699
Realized gains on sales of securities, net	(381)	(586)
Impairment losses on securities	951	1,411
Loans originated for sale	(31,890)	(11,015)
Sales of loans held for sale	31,343	12,754
Net gains on sales of loans	(558)	(249)
Earnings on cash surrender value of life insurance policies	(191)	(191)
Decrease in interest receivable	279	247
Decrease in interest payable	(118)	(204)
Increase in prepaid taxes	(93)	(197)
Non-cash compensation expense related to stock benefit plans	14	28
Changes in other assets	630	1,381
Changes in other liabilities	(101)	1,270

Net cash provided by operating activities	3,240	7,504

Investing Activities:
Proceeds from sales of securities available-for-sale	9,276	22,382
Proceeds from maturities and principal repayments of securities available-for-sale	37,764	23,459
Purchases of securities available-for-sale	(48,499)	(51,254)
Proceeds from maturities and principal repayments of securities held-to-maturity	41,943	35,273
Purchases of securities held-to-maturity	(31,183)	(41,867)
Net decrease in loans	5,817	26,665
Proceeds from sales of foreclosed real estate	655	297
Purchases of office premises and equipment	(126)	(794)
Redemptions of Federal Home Loan Bank (FHLB) stock	1,166	1,431

Net cash provided by investing activities	16,813	15,592

Financing Activities:
Net increase in deposits	$23,193	$1,172
Net decrease in retail securities sold under agreement to repurchase	(2,417)	(3,167)
Net decrease in wholesale securities sold under agreement to repurchase	(10,000)	(30,000)
Net (decrease) increase in short-term borrowings	(302)	35
Increase in advance payments by borrowers for taxes and insurance	1,379	1,632
Repayments of long-term debt	(15,000)	(401)
Cash dividends paid	(446)	(446)
Stock options exercised	7	—
Proceeds from sale of stock through Dividend Reinvestment Plan	18	12

Net cash used in financing activities	(3,568)	(31,163)

Net increase (decrease) in cash and cash equivalents	16,485	(8,067)
Cash and cash equivalents at beginning of period	24,856	29,337

Cash and cash equivalents at end of period	$41,341	$21,270

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest paid on deposits and other borrowings	$7,580	$9,353

Income taxes paid	$85	$595

Supplemental Schedule of Noncash Investing and Financing Activities
Transfer of loans to foreclosed real estate	$4,688	$2,822

See accompanying notes to unaudited consolidated financial statements.

FIDELITY BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements – (Unaudited)

June 30, 2012

(1)	Consolidation

The consolidated financial statements contained herein for Fidelity Bancorp, Inc. (the “Company”) include the accounts of Fidelity Bancorp, Inc. and its wholly-owned subsidiary, Fidelity Savings Bank, PaSB (the “Bank”). All inter-company balances and transactions have been eliminated.

(2)	Basis of Presentation

The accompanying consolidated financial statements were prepared in accordance with instructions to Form 10-Q, and therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States. However, all adjustments (consisting of normal recurring adjustments), which, in the opinion of management, are necessary for a fair presentation of the financial statements, have been included. These financial statements should be read in conjunction with the audited financial statements and the accompanying notes thereto included in the Company’s Annual Report for the fiscal year ended September 30, 2011. The results for the nine-month period ended June 30, 2012 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2012 or any future interim period.

Certain amounts in the fiscal year 2011 financial statements have been reclassified to conform with the fiscal year 2012 presentation format. These reclassifications had no effect on stockholders’ equity or net income.

(3)	New Accounting Standards

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards. The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. The amendments in this Update are to be applied prospectively. The Company has provided the necessary disclosures in Notes (9) and (10).

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The amendments in this Update improve the comparability, clarity, consistency, and transparency of financial reporting and increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. GAAP and IFRS, the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity was eliminated. The amendments require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. All entities that report items of comprehensive income, in any period presented, will be affected by the changes in this Update. The amendments in this Update should be applied retrospectively, and early adoption is permitted. The Company has provided the necessary disclosure in the Consolidated Statement of Comprehensive Income.

In September 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other Topics (Topic 350), Testing Goodwill for Impairment. The objective of this update is to simplify how entities, both public and nonpublic, test goodwill for impairment. The amendments in the Update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. The amendments in this Update apply to all entities, both public and nonpublic, that have goodwill reported in their financial statements and are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. This ASU is not expected to have a significant impact on the Company’s financial statements.

In September 2011, the FASB issued ASU 2011-09, Compensation-Retirement Benefits-Multiemployer Plans (Subtopic 715-80): Disclosures about an Employer’s Participation in a Multiemployer Plan. The amendments in this Update will require additional disclosures about an employer’s participation in a multiemployer pension plan to enable users of financial statements to assess the potential cash flow implications relating to an employer’s participation in multiemployer pension plans. The disclosures also will indicate the financial health of all of the significant plans in which the employer participates and assist a financial statement user to access additional information that is available outside the financial statements. The amendments should be applied retrospectively for all prior periods presented. This ASU is not expected to have a significant impact on the Company’s financial statements.

In December 2011, the FASB issued ASU 2011-10, Property, Plant, and Equipment (Topic 360): Derecognition of in Substance Real Estate-a Scope Clarification. The amendments in this Update affect entities that cease to have a controlling financial interest in a subsidiary that is in substance real estate as a result of default on the subsidiary’s nonrecourse debt. Under the amendments in this Update, when a parent (reporting entity) ceases to have a controlling financial interest in a subsidiary that is in substance real estate as a result of default on the subsidiary’s nonrecourse debt, the reporting entity should apply the guidance in Subtopic 360-20 to determine whether it should derecognize the in substance real estate. Generally, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related nonrecourse indebtedness. That is, even if the reporting entity ceases to have a controlling financial interest under Subtopic 810-10, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in its consolidated financial statements until legal title to the real estate is transferred to legally satisfy the debt. The amendments in this Update should be applied on a prospective basis to deconsolidation events occurring after the effective date. Prior periods should not be adjusted even if the reporting entity has continuing involvement with previously derecognized in substance real estate entities. For public entities, the amendments in this Update are effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2012. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2013, and interim and annual periods thereafter. Early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The amendments in this Update affect all entities that have financial instruments and derivative instruments that are either (1) offset in accordance with either Section 210-20-45 or Section 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement. The requirements amend the disclosure requirements on offsetting in Section 210-20-50. This information will enable users of an entity’s financial statements to evaluate the effect or potential effect of netting arrangements on an entity’s financial position, including the effect or potential effect of rights of setoff associated with certain financial instruments and derivative instruments in the scope of this Update. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. This ASU is not expected to have a significant impact on the Company’s financial statements.

In December 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. In order to defer only those changes in Update 2011-05 that relate to the presentation of reclassification adjustments, the paragraphs in this Update supersede certain pending paragraphs in Update 2011-05. Entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before Update 2011-05. All other requirements in Update 2011-05 are not affected by this Update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements.

Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011. Nonpublic entities should begin applying these requirements for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. This ASU is not expected to have a significant impact on the Company’s financial statements.

(4)	Stock Based Compensation

On June 30, 2012, the Company had four share-based compensation plans, for which stock options and restricted stock were outstanding as of June 30, 2012. However, the plan described below is the only plan for which stock options and restricted stock are available for grant. The compensation cost that has been charged against income for those plans was $14,000 and $28,000 for the nine months ended June 30, 2012 and 2011, respectively.

The Company’s 2005 Stock-Based Incentive Plan (the Plan), which was shareholder-approved, permits the grant of stock options and restricted stock to its employees and non-employee directors for up to 165,000 shares of common stock, of which a maximum of 55,000 may be restricted stock. Option awards are granted with an exercise price equal to the market value of the common stock on the date of the grant, the options vest over a three-year period, and have a contractual term of seven years, although the Plan permits contractual terms of up to ten years. Option awards provide for accelerated vesting if there is a change in control, as defined in the Plan. Additionally, at December 20, 2011, the Company awarded 2,678 shares of restricted stock from the unallocated shares under the Plan having a market value of approximately $23,995. Compensation expense on the restricted stock awards equals the market value of the Company’s stock on the grant date and will be amortized ratably over the three-year vesting period. As of June 30, 2012, 24,471 share awards were available for grant under this program.

As of June 30, 2012 there was approximately $29,000 of unrecognized compensation costs related to unvested share-based compensation awards granted.

Stock option transactions for the nine months ended June 30, 2012 were as follows:

	Options	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	330,652	$15.55
Granted	—	—
Exercised	(1,166)	6.23
Forfeited	(97,699)	16.26

Outstanding as of June 30, 2012	231,787	$15.31

Exercisable as of June 30, 2012	231,787	$15.31

The options outstanding and exercisable as of June 30, 2012 have a weighted average remaining term of 1.5 years.

No options were granted for the nine-month period ended June 30, 2012 or 2011.

Compensation cost related to restricted stock is recognized based on the market price of the stock at the grant date over the vesting period. Compensation expense related to restricted stock was $11,000 and $20,000 for the nine months ended June 30, 2012 and 2011, respectively. For the nine months ended June 30, 2012, there were 2,678 shares of restricted stock awarded. The market price of stock on the date of grant was $8.96. For the nine months ended June 30, 2011, there were 2,969 shares of restricted stock awarded. The market price of stock on the date of grant was $5.91.

(5)	Earnings Per Share

Basic earnings per share (EPS) excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The following table sets forth the computation of basic and diluted earnings per share (amounts in thousands, except per share data):

	Nine Months Ended June 30,
	2012	2011
Numerator:
Net income available to common stockholders	$548	$630
Denominator:
Denominator for basic earnings per share – weighted average shares outstanding	3,062	3,053
Effect of dilutive securities:
Common stock equivalents	138	9

Denominator for diluted earnings per share – weighted average shares and assumed conversions	3,200	3,062

Basic earnings per common share	$0.18	$0.21

Diluted earnings per common share	$0.17	$0.21

Options to purchase 189,037 shares of common stock at prices ranging from $13.06 to $21.35 per share were outstanding during the nine months ended June 30, 2012, but were not included in the computation of diluted EPS because to do so would have been anti-dilutive. Similarly, options to purchase 286,319 shares of common stock at prices ranging from $11.06 to $22.91 per share and warrants to acquire 121,387 shares of common stock at a price of $8.65 per share were outstanding during the nine months ended June 30, 2011, but were not included in the computation of diluted EPS because to do so would have been anti-dilutive.

(6)	Securities

The amortized cost and fair value of securities are as follows:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
(Dollar amounts in thousands)
Available-for-sale:
As of June 30, 2012:
U.S. government and agency obligations	$30,231	$421	$2	$30,650
Municipal obligations	29,500	2,333	—	31,733
Corporate obligations	8,780	27	363	8,444
Equity securities in financial institutions	1,545	70	83	1,532
Other equity securities	1,000	—	10	990
Mutual funds	2,780	58	17	2,821
Trust preferred securities	14,150	67	6,061	8,156
Mortgage-backed securities:
Agency	60,651	2,798	6	63,443
Collateralized mortgage obligations:
Agency	23,582	238	23	23,797
Private-label	2,012	24	130	1,906

	$174,231	$5,936	$6,695	$173,472

Held-to-maturity:
As of June 30, 2012:
U.S. government and agency obligations	$22,003	$70	$5	$22,068
Municipal obligations	6,774	430	—	7,204
Mortgage-backed securities:
Agency	7,137	301	39	7,399
Collateralized mortgage obligations:
Agency	32,885	720	3	33,602
Private-label	930	15	—	945

	$69,729	$1,536	$47	$71,218

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
(Dollar amounts in thousands)
Available-for-sale:
As of September 30, 2011:
U.S. government and agency obligations	$39,228	$574	$8	$39,794
Municipal obligations	30,086	1,745	3	31,828
Corporate obligations	3,985	75	845	3,215
Equity securities in financial institutions	2,468	46	1,013	1,501
Other equity securities	1,000	—	56	944
Mutual funds	2,697	51	11	2,737
Trust preferred securities	14,405	39	6,494	7,950
Mortgage-backed securities:
Agency	65,533	2,560	—	68,093
Collateralized mortgage obligations:
Agency	12,180	247	8	12,419
Private-label	2,487	26	204	2,309

	$174,069	$5,363	$8,642	$170,790

Held-to-maturity:
As of September 30, 2011:
U.S. government and agency obligations	$17,533	$95	$13	$17,615
Municipal obligations	10,896	360	—	11,256
Mortgage-backed securities:
Agency	8,708	311	49	8,970
Collateralized mortgage obligations:
Agency	41,206	904	12	42,098
Private-label	2,080	36	19	2,097

	$80,423	$1,706	$93	$82,036

The following table presents the amortized cost and fair value of debt securities by contractual maturity dates as of June 30, 2012:

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
As of June 30, 2012:
Due in one year or less	$6,609	$6,652	$2,003	$2,004
Due after one year through five years	31,685	32,243	8,607	8,637
Due after five years through ten years	28,653	30,130	15,509	15,847
Due after ten years	101,959	99,104	43,610	44,730

	$168,906	$168,129	$69,729	$71,218

Proceeds from the sales of securities for the nine months ended June 30, 2012 and 2011 were $9.3 million and $22.4 million, respectively. Gross gains of $426,000 and $586,000 were realized on sales of securities during the nine months ended June 30, 2012 and 2011, respectively. Gross losses of $45,000 and $0 were realized on sales of securities during the nine months ended June 30, 2012 and 2011, respectively.

The Company recognized other-than-temporary impairment losses on securities of $55,000 for the three-month periods ended June 30, 2011. There were no similar impairment charges recognized during the current three-month period ended June 30, 2012. The impairment charges for the three-month period ended June 30, 2011 relate to the Company’s holdings of a private label mortgage-backed security. The Company recognized other-than-temporary impairment losses on securities of $951,000 and $1.4 million for the nine-month periods ended June 30, 2012 and 2011, respectively. The impairment charges for the nine-month period ended June 30, 2012 relate to the Company’s holdings of a private label mortgage-backed security, a pooled trust preferred security, and three common stock holdings of local financial institutions. The impairment charges for the nine-month period ended June 30, 2011 relate to the Company’s holdings of five pooled trust preferred securities, a single issuer trust preferred security, a private label mortgage-backed security, and common stock of a local financial institution.

At June 30, 2012, the unrealized losses on the securities portfolio were primarily attributable to wider credit spreads, reflecting market illiquidity. The Company does not intend to sell these securities and it is not more-likely than-not that the Company will have to sell these securities.

The following tables show the aggregate related fair value of investments with a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve months or more.

	Less than 12 Months			12 Months or More			Total
As of June 30, 2012: (Dollar amounts in thousands)	# of Securities	Fair Value	Unrealized Losses	# of Securities	Fair Value	Unrealized Losses	# of Securities	Fair Value	Unrealized Losses
Available-for-sale:
U.S. government and agency obligations	2	$5,110	$2	—	$—	$—	2	$5,110	$2
Corporate obligations	1	5,283	5	1	640	358	2	5,923	363
Equity securities in financial institutions	2	607	62	1	113	21	3	720	83
Other equity securities	—	—	—	1	990	10	1	990	10
Mutual Funds	—	—	—	1	1,429	17	1	1,429	17
Trust preferred securities	—	—	—	12	7,652	6,061	12	7,652	6,061
Mortgage-Backed securities:
Agency	1	3,005	6	—	—	—	1	3,005	6
Collateralized mortgage obligations:
Agency	4	8,792	23	—	—	—	4	8,792	23
Private-label	—	—	—	2	1,193	130	2	1,193	130

Total temporarily impaired available-for-sale securities	10	22,797	98	18	12,017	6,597	28	34,814	6,695

Held-to-maturity:
U.S. government and agency obligations	2	$5,995	$5	—	$—	$—	2	$5,995	$5
Mortgage-backed securities:
Agency	—	—	—	2	1,754	39	2	1,754	39
Collateralized mortgage obligations:
Agency	4	4,197	3	—	—	—	4	4,197	3

Total temporarily impaired held-to-maturity securities	6	10,192	8	2	1,754	39	8	11,946	47

Total temporarily impaired securities	16	$32,989	$106	20	$13,771	$6,636	36	$46,760	$6,742

	Less than 12 Months			12 Months or More			Total
As of September 30, 2011: (Dollar amounts in thousands)	# of Securities	Fair Value	Unrealized Losses	# of Securities	Fair Value	Unrealized Losses	# of Securities	Fair Value	Unrealized Losses
Available-for-sale:
U.S. government and agency obligations	1	$2,081	$8	—	$—	$—	1	$2,081	$28
Municipal obligations	1	509	3	—	—	—	1	509	3
Corporate obligations	—	—	—	2	1,150	845	2	1,150	845
Equity securities in financial institutions	1	264	12	5	1,145	1,001	6	1,409	1,013
Other equity securities	—	—	—	1	944	56	1	944	56
Mutual Funds	1	1,388	11	—	—	—	1	1,388	11
Trust preferred securities	3	774	223	10	6,835	6,271	13	7,609	6,494
Collateralized mortgage obligations:
Agency	2	3,929	8	—	—	—	2	3,929	8
Private-label	—	—	—	2	1,318	204	2	1,318	204

Total temporarily impaired available-for-sale securities	9	8,945	265	20	11,392	8,377	29	20,337	6,642

Held-to-maturity:
U.S. government and agency obligations	1	$1,987	$135	—	$—	$—	1	$1,987	$13
Mortgage-backed securities:
Agency	2	2,045	49	—	—	—	2	2,045	49
Collateralized mortgage obligations:
Agency	3	3,835	8	1	789	4	4	4,624	12
Private-label	—	—	—	2	496	19	2	496	19

Total temporarily impaired held-to-maturity securities	6	7,867	70	3	1,285	23	9	9,152	9

Total temporarily impaired securities	15	$16,812	$335	23	$12,677	$8,400	38	$29,489	$8,735

The Company conducts periodic reviews to identify and evaluate each investment that has an unrealized loss. An unrealized loss exists when the current fair value of an individual security is less than its amortized cost basis. Unrealized losses that are determined to be temporary in nature are recorded, net of tax, in Accumulated Other Comprehensive Income (AOCI) for available-for-sale securities, while such losses related to held-to-maturity securities are not recorded, as these investments are carried at their amortized cost.

Regardless of the classification of the securities as available-for-sale or held-to-maturity, the Company has assessed each position for other than temporary impairment.

Factors considered in determining whether a loss is temporary include:

•	the length of time and the extent to which fair value has been below cost;

•	the severity of the impairment;

•	the cause of the impairment and the financial condition and near-term prospects of the issuer;

•	activity in the market of the issuer which may indicate adverse credit conditions;

•	if the Company intends to sell the investment;

•	if it’s more-likely-than-not the Company will be required to sell the investment before recovering its amortized cost basis; and

•	if the Company does not expect to recover the investment’s entire amortized cost basis (even if the Company does not intend to sell the security).

The Company’s review for impairment generally entails:

•	identification and evaluation of investments that have indications of possible impairment;

•

analysis of individual investments that have fair values less than amortized cost, including consideration of the length of time the investment has been in an unrealized loss position and the expected recovery period;

•

discussion of evidential matter, including an evaluation of factors or triggers that could cause individual investments to qualify as having other-than-temporary impairment and those that would not support other-than-temporary impairment; and

•	documentation of the results of these analyses, as required under business policies.

For debt securities that are not deemed to be credit impaired, management performs additional analysis to assess whether it intends to sell or would more-likely-than-not be required to sell the investment before the expected recovery of the amortized cost basis. Management has no intent to sell and believes it is more-likely-than-not that it will not be required to sell the investment before recovery of its amortized cost basis.

Similarly, for equity securities, management considers the various factors described above, including its intent and ability to hold the equity security for a period of time sufficient for recovery to amortized cost. Where management lacks that intent or ability, the security’s decline in fair value is deemed to be other-than-temporary and is recorded in earnings.

For debt securities, a critical component of the evaluation for other-than-temporary impairment is the identification of credit impaired securities, where management does not receive cash flows sufficient to recover the entire amortized cost basis of the security. The extent of the Company’s analysis regarding credit quality and the stress on assumptions used in the analysis had been refined for securities where the current fair value or other characteristics of the security warrant. The paragraphs below describe the Company’s process for identifying credit impairment in security types with the most significant unrealized losses as of June 30, 2012.

Trust Preferred Debt Securities

Included in debt securities in an unrealized loss position at June 30, 2012 were twelve different trust preferred offerings with an aggregate fair value of $7.7 million, all of which had floating rates based on LIBOR. The unrealized losses on these debt securities amounted to $6.1 million at June 30, 2012. Due to dislocations in the credit markets broadly, and the lack of trading and new issuances in trust preferred securities, market price indications generally reflect the lack of liquidity in the market. Prices on pooled trust preferred securities were calculated by a third party valuation company. The valuation methodology is based on the premise that the fair value of the security’s collateral should approximate the fair value of its liabilities. In general, the spreads for trust preferred collateral have widened by over 500 basis points since 2007. To determine the decline in the collateral’s value associated with this increase in credit spreads, the third party projected collateral cash flows for each pool using Intex, the commonly used modeling software for securities of this type. Once generated, the cash flows for each pool were discounted at the applicable rate to arrive at the fair value of the collateral. Any declines in the resulting fair value of the collateral below the par value represent the component of loss attributed to credit risk. The credit quality of each collateral pool was then analyzed for the purpose of projecting defaults and recoveries.

Prepayment assumptions were also estimated. With these additional assumptions, cash flow projections for both the collateral and the debt obligation were modeled and valued. The fair value of each bond was then determined by discounting the projected cash flows by an adjusted discount rate (adjusted to capture the default risk). Key assumptions in the valuation model are described below:

Discount rate: In accordance with EITF 99-20-b, the discount rate used for impairment testing is the current yield used to accrete the beneficial interest. Specifically, for securities with fixed rate coupons, the discount rate is equal to the bond’s yield to maturity, calculated at the purchase price. For floating rate securities, the discount rate is equal to the bond’s spread to maturity, calculated at the purchase price, plus the forward curve for the benchmark index, which is generally 3-month LIBOR.

Deferrals and defaults: For performing bank issuers, defaults are projected using an internal CAMELS model developed by the third party preparing the valuations. Issuers that have CAMELS ratings of 4 or 5, and fail a second level stress test, are assigned default probabilities of either 50% or 100%. Banks that pass these default thresholds are projected to default at an annual rate of 2% for 2 years, and 36 basis points every year thereafter. Defaults of insurance company and REIT issuers are projected at the average historical rates for their credit ratings. To account for current economic stresses, these default rates are doubled for insurance companies in each of the first two years of the projection. Ratings of CCC- are assigned to unrated issuers, and assume immediate defaults for issuers with ratings below CCC-. The model assumes that all issues in deferral will default immediately, unless they have entered into definitive agreements to either be acquired, or raise material amounts of capital. In addition, there are different recovery assumptions for deferrals and defaults. For collateral issued by failed banks, insurance companies and REITs, a conservative assumption of zero is modeled for recoveries. For deferring bank collateral, recoveries of 10% are assumed to account for the potential for cures, as well to be consistent with the small recoveries historically associated with TruPS. The model incorporates deferrals announced after the balance sheet date into the cash flow projections, to the extent that they are not already contained in the default projections.

Prepayment rate: Generally, TruPS are callable at par after a 5-year lockout. For deals with issues that have high, fixed rate coupons in excess of 8%, or floating rate spreads greater than 300 basis points, it’s assumed that profitable, well capitalized banks will have the economic incentive to call their TruPS within one year. In addition, it’s assumed that banks subject to Dodd-Frank’s phase-out of TruPS from Tier 1 capital will prepay their issues in the middle of 2013. For mezzanine positions, increasing the prepayment assumptions would result in increased credit losses due to the reduction in the excess spread available to service our bonds. For senior positions, the credit effect would be neutral to positive because increases in prepayments would result in faster return of principal and lower aggregate defaults, all else equal. However, the prepayment assumptions did not change during the year.

During the nine months ended June 30, 2012, the Company recognized in earnings impairment charges of $20,000 on an investment in a pooled trust preferred security. The impairment charges on the pooled trust preferred security resulted from several factors, including a downgrade on its credit ratings, failure to pass its principal coverage test, indications of a break in yield, and the decline in the net present value of its projected cash flows. During the nine months ended June 30, 2011, the Company recognized impairment charges of $1.0 million on five investments in pooled trust preferred securities and $135,000 on a single issuer trust preferred security. The impairment charges on the pooled trust preferred securities resulted from several factors, including a downgrade on their credit ratings, failure to pass their principal coverage tests, indications of a break in yield, and the decline in the net present value of their projected cash flows. The impairment charges on the single issuer trust preferred security resulted from the financial institution being put on regulatory order after several quarters of losses and it started deferring interest payments on both its trust preferred and its TARP preferred shares outstanding. Based on cash flow forecasts for the remaining securities, management expects to recover the remaining amortized cost of these securities. Furthermore, the Company does not intend to sell these securities and it is not more-likely-than-not that the Company will be required to sell these securities before recovery of their cost basis, which may be at maturity.

The following table provides additional detail for each trust preferred security in the Company’s portfolio as of June 30, 2012 (Dollars in thousands):

Deal	Type	Class	Moody’s/ Fitch Rating	Face Value	Book Value	Fair Value	Unrealized Gain/Loss	A	B	C	D
Alesco XVII	Pooled	B	C/CC	$2,086	$574	$209	$(365)	34	27.24%	4.57%	-18.70%
I-PRETSL I	Pooled	A-1	NA/AA	210	210	195	(15)	14	9.26%	8.87%	92.20%
I-PRETSL I	Pooled	B-2	NA/CCC	2,200	2,200	1,254	(946)	14	9.26%	8.87%	21.81%
I-PRETSL III	Pooled	B-2	B2/CCC	5,000	5,000	2,850	(2,150)	22	7.95%	9.34%	28.88%
MM Community Funding	Pooled	B	Ca/C	1,000	390	280	(110)	8	21.14%	6.34%	-82.82%
PRETSL IV	Pooled	Mezzanine	Ca/CCC	244	244	185	(59)	4	2.06%	6.44%	14.23%
PRETSL V	Pooled	Mezzanine	C/D	63	11	6	(5)	0	5.46%	N/A	N/A
PRETSL VIII	Pooled	B-3	C/C	1,342	233	93	(140)	19	42.18%	-6.38%	-97.81%
PRETSL XVIII	Pooled	B	Caa3/CC	2,056	2,015	247	(1,768)	49	29.61%	7.86%	-6.11%
PRETSL XXI	Pooled	C-2	C/C	1,156	—	12	12	49	27.91%	11.65%	-23.15%
PRETSL XXIV	Pooled	D	C/C	1,643	—	—	—	59	32.96%	12.19%	-44.71%
Regional Diversified Funding 2004-1	Pooled	B-2	Ca/D	2,513	—	50	50	23	44.86%	11.94%	-71.58%
BankAmerica Capital	Single-Issuer	NA	Ba1/BB	1,000	954	806	(148)	NA	NA	NA	NA
Fleet Capital Trust V	Single-Issuer	NA	Ba1/BB	1,000	928	806	(122)	NA	NA	NA	NA
Chase Capital II	Single-Issuer	NA	A2/BBB	1,000	954	721	(233)	NA	NA	NA	NA
Citigroup Trust Preferred	Single-Issuer	NA	Baa3/BB+	250	250	251	1	NA	NA	NA	NA
Valley National Trust Preferred	Single-Issuer	NA	WR/NA	187	187	191	4	NA	NA	NA	NA

Total					$14,150	$8,156	$(5,994)

A -	Number of unique, currently performing issuers
B -	Deferrals and defaults as a percentage of original collateral
C -	Deferrals and defaults as a percentage of currently performing collateral. The values in this field represent our estimate of the percentage of currently performing collateral that will default over the life of each deal.
D -	Excess subordination as a percentage of currently performing collateral. Excess subordination represents the percentage of currently performing collateral that would need to default/(cure) for a bond to be fully collateralized. Excess subordination is calculated by subtracting the total principal balance of the class being evaluated, and all the classes senior to it, from the total performing collateral, and dividing the result by the total performing collateral.

Equity Securities in Financial Institutions

At June 30, 2012 the Company had $83,000 of unrealized losses on equity securities in financial institutions. These securities represent investments in common equity offerings of three financial institutions with an aggregate fair value of $720,000. In addition to the general factors mentioned above for determining whether the decline in market value is other than temporary, the analysis of each of these securities includes a review of the profitability of each issuer and its capital adequacy, and all data available to determine the credit quality of each issuer. During the nine months ended June 30, 2012, the Company recognized in earnings impairment charges of $878,000 on three investments in common stock holdings of local financial institutions resulting from the duration and extent to which the market value has been less than the cost and the performance of the financial institution. During the nine months ended June 30, 2011, the Company recognized in earnings impairment charges of $87,000 on one investment in common stock of a local financial institution resulting from the duration and extent to which the market value has been less than the cost and the performance of the financial institution.

Based on the Company’s detailed analysis, and because the Company has the ability and intent to hold the investments until a recovery of its amortized cost basis, except for the investment mentioned above, the Company does not consider these assets to be other-than-temporarily impaired at June 30, 2012. However, continued price declines could result in a write down of one or more of these equity investments.

Corporate Obligations

Included in corporate obligations in an unrealized loss position at June 30, 2012 were two different securities with an aggregate fair value of $5.9 million. The unrealized loss on these securities amounted to $363,000 at June 30, 2012. One of these securities represents an investment in a corporate obligation issued by a financial institution and has a floating rate which resets monthly based on LIBOR. In addition to the general factors mentioned above for determining whether the decline in market value is other-than-temporary, the analysis of this security included a review of the profitability of the issuer and its capital adequacy, and all data available to determine the credit quality of the issuer. The issuer was well capitalized as of June 30, 2012 and the security has an investment grade rating as rated by at least one nationally recognized credit rating agency. The institution had participated in the Treasury’s TARP Capital Purchase Program and has subsequently repaid the TARP proceeds. Based on the Company’s detailed analysis and because the Company has the ability and intent to hold these investments until a recovery of its amortized cost basis, the Company does not consider these securities to be other-than-temporarily impaired at June 30, 2012. There were no impairment charges on corporate obligations for the three and nine months ended June 30, 2012 and 2011.

Private-Label Collateralized Mortgage Obligations

Included in private-label collateralized mortgage obligations in an unrealized loss position at June 30, 2012 were two different securities with an aggregate fair value of $1.2 million. The unrealized loss on these securities amounted to $130,000 at June 30, 2012. For the nine months ended June 30, 2012 the Company recognized $52,000 of credit impairment losses relating to one private label mortgage-backed security. The impairment losses were a result of a downgrade in its credit rating, as well as independent third-party analysis of the underlying collateral for the bond. For the nine months ended June 30, 2011 the Company recognized $142,000 of credit impairment losses relating to this security. Based on management’s analysis of the remaining securities, management determined that the price declines are strictly market and spread related and management expects to recover the remaining amortized cost of these securities. Furthermore, the Company does not intend to sell these securities and believes it is not more-likely-than-not that the Company will be required to sell these securities before recovery of their cost basis, which may be at maturity.

On March 1, 2012, the private label CMO security noted below, for which impairment charges have been taken, was transferred from the held-to-maturity (“HTM”) portfolio to the available-for-sale (“AFS”) portfolio.

Cusip #	Description	Par Value	Book Value	Market Value
949773AB1	WFMBS 2007-6A	$981,512.72	$673,311.41	$674,299.24

In accordance with FASB codification 320-10-25-6a, evidence of a significant deterioration in the issuer’s creditworthiness (for example, a downgrading of an issuer’s published credit rating) would be a change in circumstance that would cause an entity to change its intent to hold a security to maturity without calling into question its intent to hold other debt securities to maturity in the future. The sale or transfer of a HTM security for this reason shall not be considered inconsistent with its original classification.

The Company’s intent to hold this security to maturity changed because of the significant deterioration in the issuer’s (Wells Fargo) creditworthiness. The security was purchased on June 15, 2007 and was rated AAA by Fitch and Aaa by Moody’s on that date. Since the time of purchase, the security was downgraded six times by Moody’s and four times by Fitch. The security was downgraded to below investment grade on December 16, 2008 and April 8, 2009 by Moody’s and Fitch, respectively. Other-than-temporary impairment (“OTTI”) losses were first recognized in June 2010 and continued each consecutive quarter through December 2011. Total OTTI losses were $312,614 relating to this security. All private-label CMO’s in the HTM portfolio were reviewed for transferability to AFS. As of December 31, 2011, the Company had six private-label CMO securities in its HTM portfolio with a book value of $1.8 million. Of these six securities, three were at an unrealized gain position, two were at an unrealized loss position, and the security noted above was written down to its market value. Of the two securities at an unrealized loss position, one paid off in February 2012 and the other continues to make payments and retains its investment grade rating. There were no OTTI losses recognized on any private-label CMO’s in the HTM portfolio other than the security transferred to AFS. On March 7, 2012, the Company subsequently sold the transferred security and recognized a loss of $45,143.

The following is a roll forward for the nine months ended June 30, 2012 of the amounts recognized in earnings related to credit losses on securities which the Company has recorded other-than-temporary impairment charges through earnings and other comprehensive income:

(In Thousands)
Credit component of OTTI as of October 1, 2011	$5,001
Additions for credit-related OTTI charges on previously unimpaired securities	—
Additions for credit-related OTTI charges on previously impaired securities	72

Credit component of OTTI as of June 30, 2012	$5,073

(7)	Loans Receivable and Related Allowance for Loan Losses

The following table summarizes the primary segments of the loan portfolio as of June 30, 2012 and September 30, 2011 (in thousands):

	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
June 30, 2012
Residential loans	$1,660	$110,354	$112,014
Commercial real estate loans
Non owner-occupied	7,581	52,009	59,590
All other commercial real estate	3,541	21,261	24,802
Construction loans
Residential construction loans	—	2,666	2,666
Commercial construction loans	2,393	11,588	13,981
Home equity loans	203	61,553	61,758
Consumer loans	—	2,472	2,472
Commercial business and lease loans	2,151	59,383	61,534

Total	$17,531	$321,286	$338,817

	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
September 30, 2011
Residential loans	$1,666	$116,802	$118,468
Commercial real estate loans
Non owner-occupied	9,487	51,153	60,640
All other commercial real estate	7,176	15,005	22,181
Construction loans
Residential construction loans	—	7,236	7,236
Commercial construction loans	1,515	13,356	14,871
Home equity loans	213	66,474	66,687
Consumer loans	—	2,510	2,510
Commercial business and lease loans	1,858	57,597	59,455

Total	$21,915	$330,133	$352,048

The segments of the Bank’s loan portfolio are disaggregated to a level that allows management to monitor risk and performance. The residential mortgage loan segment is made up of fixed rate and adjustable rate single-family amortizing term loans, which are primarily first liens. The commercial real estate (“CRE”) loan segment is further disaggregated into two classes. Non-owner occupied CRE loans, which include loans secured by non-owner occupied nonfarm nonresidential properties, generally have a greater risk profile than all other CRE loans, which include multifamily structures and owner-occupied commercial structures. The construction loan segment is further disaggregated into two classes. One to four family residential construction loans are generally made to individuals for the acquisition of and/or construction on a lot or lots on which a residential dwelling is to be built. Commercial construction loans are generally made to developers or investors for the purpose of acquiring, developing and constructing residential or commercial structures. Construction lending is generally considered to involve a higher degree of credit risk than long-term permanent financing. If the estimate of construction cost proves to be inaccurate, the Bank may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If the Bank is forced to foreclose on a project prior to completion, there is no assurance that it will be able to recover the entire unpaid portion of the loan. In addition, the Bank may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time. The commercial business and lease loan segment consists of loans made for the purpose of financing the activities of commercial customers. The home equity loan segment consists primarily of home equity loans, which are generally second liens. The consumer loan segment consists of motor vehicle loans, savings account loans, personal lines of credit, overdraft loans, other types of secured consumer loans, and unsecured personal loans.

Management evaluates individual loans in all of the commercial segments for possible impairment if the loan is greater than $50,000 and if the loan either is in nonaccrual status, or is risk rated Substandard. Loans are considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in evaluating impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. The Company does not separately evaluate individual consumer and residential mortgage loans for impairment, unless such loans are part of a larger relationship that is impaired, or are classified as a troubled debt restructuring agreement.

Once the determination has been made that a loan is impaired, the determination of whether a specific allocation of the allowance is necessary is measured by comparing the recorded investment in the loan to the fair value of the loan using one of three methods: (a) the present value of expected future cash flows discounted at the loan’s effective interest rate; (b) the loan’s observable market price; or (c) the fair value of the collateral less selling costs.

The method is selected on a loan-by-loan basis, with management primarily utilizing the fair value of collateral method, which is required for loans that are collateral dependent. The evaluation of the need and amount of a specific allocation of the allowance and whether a loan can be removed from impairment status is made on a monthly basis. The Company’s policy for recognizing interest income on impaired loans does not differ from its overall policy for interest recognition.

The following table presents impaired loans by class, segregated by those for which a specific allowance was required and those for which a specific allowance was not necessary as of June 30, 2012 and September 30, 2011 (in thousands):

	Impaired Loans with Specific Allowance		Impaired Loans with No Specific Allowance	Total Impaired Loans
	Recorded Investment	Related Allowance	Recorded Investment	Recorded Investment	Unpaid Principal Balance
June 30, 2012
Residential loans	$8	$1	$1,652	$1,660	$1,660
Commercial real estate loans
Non owner-occupied	6,093	839	1,488	7,581	7,675
All other commercial real estate	—	—	3,541	3,541	3,541
Commercial construction loans	—	—	2,393	2,393	2,393
Home equity loans	—	—	205	205	205
Commercial business and lease loans	566	47	1,585	2,151	2,151

Total impaired loans	$6,667	$887	$10,864	$17,531	$17,625

September 30, 2011
Residential loans	$—	$—	$1,666	$1,666	$1,666
Commercial real estate loans
Non owner-occupied	7,742	993	1,745	9,487	10,181
All other commercial real estate	4,746	910	2,430	7,176	7,278
Commercial construction loans	—	—	1,515	1,515	1,515
Home equity loans	—	—	213	213	213
Commercial business and lease loans	1,344	601	514	1,858	1,858

Total impaired loans	$13,832	$2,504	$8,083	$21,915	$22,711

There are certain impaired loans whose payments are being applied to reduce the principal balance of the loan because the recovery of interest is not determinable. The unpaid principal balance reflects the balance as if the payments were applied in accordance with the terms of the original contractual agreement whereas the recorded investment reflects the outstanding principal balance for financial reporting purposes.

The following table presents the average recorded investment in impaired loans and related interest income recognized for the periods indicated (in thousands):

	Nine Months Ended June 30, 2012			Nine Months Ended June 30, 2011
	Average Investment in Impaired Loans	Interest Income Recognized on an Accrual Basis	Interest Income Recognized on a Cash Basis	Average Investment in Impaired Loans	Interest Income Recognized on an Accrual Basis	Interest Income Recognized on a Cash Basis
Residential loans	$1,666	$—	$68	$464	$73	$—
Commercial real estate loans
Non owner-occupied	7,586	33	176	7,675	141	153
All other commercial real estate	4,669	—	180	8,855	12	364
Commercial construction loans	1,706	18	50	410	49	—
Home equity loans	209	—	8	29	5	—
Commercial business and lease loans	2,061	18	116	1,336	31	53

Total impaired loans	$17,897	$69	$598	$18,769	$311	$570

Management uses an eight point internal risk rating system to monitor the credit quality of the overall loan portfolio. The first four categories are considered not criticized, and are aggregated as “Pass” rated. The criticized rating categories utilized by management generally follow bank regulatory definitions. The Special Mention category includes assets that are currently protected but are potentially weak, resulting in an undue and unwarranted credit risk, but not to the point of justifying a Substandard classification. Loans in the Substandard category have well-defined weaknesses that jeopardize the orderly liquidation of the debt, and have a distinct possibility that some loss will be sustained if the weaknesses are not corrected. All loans greater than 90 days past payment due date are considered Substandard. Loans which are 90 days past their contractual maturity date are analyzed individually to determine impairment, classification and accrual status. As of June 30, 2012, there were $3.8 million of commercial construction loans and $1.6 million of commercial business loans which were more than 90 days past their contractual maturity date but were otherwise performing in accordance with their terms and were not considered impaired or classified, and were also accruing interest. In general, these loans are either in the process of renewing or paying off. Loans in the Doubtful category have all the weaknesses found in Substandard loans, with the added provision that the weaknesses make collection of debt in full highly questionable and improbable. Any portion of a loan that has been charged off is placed in the Loss category.

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Bank has a structured loan rating process with several layers of internal and external oversight. The Bank’s Commercial Loan Officers are responsible for the timely and accurate risk rating of the loans in their portfolios at origination and on an ongoing basis. The Credit Analysis Department confirms the appropriate risk grade at origination and monitors all subsequent changes to risk ratings. The Bank’s Classified Asset Committee approves all risk rating changes, except those made within the pass risk ratings. The Bank engages an external consultant to conduct loan reviews on a quarterly basis. Generally, the external consultant reviews commercial relationships that equal or exceed $1,000,000, 10% of the number of loans under $1,000,000, and adversely classified commercial credits in excess of $50,000. Detailed reviews, including plans for resolution, are performed on loans classified as Substandard on a monthly basis. Loans in the Special Mention and Substandard categories that are collectively evaluated for impairment are given separate consideration in the determination of the allowance.

The following table presents the classes of the loan portfolio summarized by the aggregate Pass and the criticized categories of Special Mention, Substandard, and Doubtful within the internal risk rating system as of June 30, 2012 and September 30, 2011 (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Total
June 30, 2012
Commercial real estate loans
Non owner-occupied	$51,292	$4,124	$4,174	$—	$59,590
All other commercial real estate	20,348	—	4,454	—	24,802
Construction loans
Residential construction loans	2,666	—	—	—	2,666
Commercial construction loans	11,588	—	2,393	—	13,981
Commercial business and lease loans	59,383	178	1,973	—	61,534

Total	$145,277	$4,302	$12,994	$—	$162,573

September 30, 2011
Commercial real estate loans
Non owner-occupied	$48,237	$6,221	$6,182	$—	$60,640
All other commercial real estate	14,142	—	8,039	—	22,181
Construction loans
Residential construction loans	7,236	—	—	—	7,236
Commercial construction loans	13,356	—	1,515	—	14,871
Commercial business and lease loans	57,251	458	1,736	10	59,455

Total	$140,222	$6,679	$17,472	$10	$164,383

The following table presents (in thousands) the classes of the loan portfolio for which loan performance is the primary credit quality indicator.

	Residential Loans	Home Equity Loans	Consumer Loans	Total
June 30, 2012
Performing loans	$110,947	$61,422	$2,463	$174,832
Non-performing loans	1,067	336	9	1,412

Total	$112,014	$61,758	$2,472	$176,244

September 30, 2011
Performing loans	$116,704	$65,961	$2,510	$185,175
Non-performing loans	1,764	726	—	2,490

Total	$118,468	$66,687	$2,510	$187,665

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans as of June 30, 2012 and September 30, 2011 (in thousands):

	Current	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days+ Past Due	Total Past Due	Non- Accrual	Total Loans
June 30, 2012
Residential loans	$108,105	$791	$2,032	$19	$2,842	$1,067	$112,014
Commercial real estate loans
Non owner-occupied	54,951	275	148	190	613	4,026	59,590
All other commercial real estate	23,953	218	551	—	769	80	24,802
Construction loans
Residential construction loans	2,666	—	—	—	—	—	2,666
Commercial construction loans	10,175	—	—	3,806	3,806	—	13,981
Home equity loans	60,046	284	162	930	1,376	336	61,758
Consumer loans	2,346	74	43	—	117	9	2,472
Commercial business and lease loans	57,209	556	1,364	1,622	3,542	783	61,534

Total	$319,451	$2,198	$4,300	$6,567	$13,065	$6,301	$338,817

September 30, 2011
Residential loans	$112,633	$3,088	$983	$—	$4,071	$1,764	$118,468
Commercial real estate loans
Non owner-occupied	52,146	1,041	749	2,306	4,096	4,398	60,640
All other commercial real estate	19,387	2,220	574	—	2,794	—	22,181
Construction loans
Residential construction loans	7,236	—	—	—	—	—	7,236
Commercial construction loans	13,231	—	—	1,640	1,640	—	14,871
Home equity loans	64,904	197	315	545	1,057	726	66,687
Consumer loans	2,450	52	4	4	60	—	2,510
Commercial business and lease loans	55,900	2,048	447	1,051	3,546	9	59,455

Total	$327,887	$8,646	$3,072	$5,546	$17,264	$6,897	$352,048

An allowance for loan and lease losses (“ALLL”) is maintained to absorb losses from the loan portfolio. The ALLL is based on management’s continuing evaluation of the risk characteristics and credit quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of collateral, past and anticipated loss experience, and the amount of non-performing loans.

The classes described above, provide the starting point for the ALLL analysis. Management tracks the historical net charge-off activity by loan class. A historical charge-off factor is calculated and applied to each class. Loans that are collectively evaluated for impairment are analyzed with general allowances being made as appropriate. For general allowances, historical loss trends are used in the estimation of losses in the current portfolio. Other qualitative factors are also considered.

“Pass” rated credits are segregated from “Criticized” credits for the application of qualitative factors. Management has identified a number of qualitative factors which it uses to supplement the historical charge-off factor because these factors are likely to cause estimated credit losses associated with the existing loan pools to differ from historical loss experience. The qualitative factors are evaluated quarterly and updated using information obtained from internal, regulatory, and governmental sources. The Bank’s qualitative factors consist of: national and local economic trends and conditions; levels of and trends in delinquency rates and non-accrual loans; levels of and trends in the Bank’s borrowers in bankruptcy; trends in volumes and terms of loans; effects of changes in lending policies and strategies; and concentrations of credit from a loan type, industry and/or geographic standpoint.

Management reviews the loan portfolio on a quarterly basis using a defined, consistently applied process in order to make appropriate and timely adjustments to the ALLL. When information confirms all or part of specific loans to be uncollectible, these amounts are promptly charged off against the ALLL.

The following table summarizes the primary segments of the ALLL, segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment. Activity in the allowance is presented for the nine months ended June 30, 2012 and the twelve months ended September 30, 2011 (in thousands):

	Nine Months Ended June 30, 2012
	Residential Loans	Commercial Real Estate Loans	Installment Loans	Commercial Business and Lease Loans	Unallocated	Total
ALLL balance at September 30, 2011	$395	$2,904	$396	$1,947	$121	$5,763
Charge-offs	(76)	(2,318)	(73)	(591)	—	(3,058)
Recoveries	—	190	7	111	—	308
Provision	58	1,283	5	50	(121)	1,275

ALLL balance at June 30, 2012	$377	$2,059	$335	$1,517	$—	$4,288

Individually evaluated for impairment	$1	$839	$—	$47	$—	$887

Collectively evaluated for impairment	$376	$1,220	$335	$1,470	$—	$3,401

	Twelve Months Ended September 30, 2011
	Residential Loans	Commercial Real Estate Loans	Installment Loans	Commercial Business and Lease Loans	Unallocated	Total
ALLL balance at September 30, 2010	$236	$3,300	$371	$1,914	$—	$5,821
Charge-offs	(30)	(714)	(142)	(428)	—	(1,314)
Recoveries	—	—	15	41	—	56
Provision	189	318	152	420	121	1,200

ALLL balance at September 30, 2011	$395	$2,904	$396	$1,947	$121	$5,763

Individually evaluated for impairment	$—	$1,903	$—	$601	$—	$2,504

Collectively evaluated for impairment	$395	$1,001	$396	$1,346	$121	$3,259

For the nine months ended June 30, 2012, the provision of $1.3 million allocated to commercial real estate loans is primarily due to one commercial property. The Company foreclosed on the property and incurred expenses which exceeded the estimated cost previously reserved for in the allowance for loan losses.

The allowance for loan losses is based on estimates, and actual losses will vary from current estimates. Management believes that the granularity of the homogeneous pools and the related historical loss ratios and other qualitative factors, as well as the consistency in the application of assumptions, result in an ALLL that is representative of the risk found in the components of the portfolio at any given date.

The Company’s loan portfolio also includes certain loans that have been modified in a troubled debt restructuring (“TDR”), where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company’s loss mitigation activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. At June 30, 2012 the Company had one home equity loan totaling $60,000 and one residential loan totaling $135,000 that are “TDRs” and are classified as nonperforming. All other “TDRs” are making payments in accordance with the new loan agreements. There are no commitments to lend additional funds to these borrowers. At June 30, 2011 the Company did not have any “TDRs” that were classified as nonperforming.

When the Company modifies a loan, management evaluates any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the operation or liquidation of the collateral. In these cases management uses the current fair value of the collateral, less selling costs, instead of discounted cash flows. If management determines that the value of the modified loan is less than the recorded investment in the loan, impairment is recognized by segment of class of loan, as applicable, through a charge-off to the allowance. Segment and class status is determined by the loan’s classification at origination. As of June 30, 2012 a specific reserve of $29,000 has been established against one commercial real estate loan, one commercial business loan, and one residential loan modified in a troubled debt restructuring. At June 30, 2011 a specific reserve of $138,000 had been established against one commercial real estate loan modified in a troubled debt restructuring.

Loan modifications that are considered “TDRs” completed during the three and nine months ended June 30, 2012 and 2011 were as follows:

	Nine Months Ended June 30,
	2012			2011
(Dollar amounts in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Residential loans	1	$9	$9	6	$1,671	$1,671
Commercial real estate loans
Non owner-occupied	—	—	—	1	3,421	3,298
Commercial construction loans	—	—	—	1	1,641	1,641
Home equity loans	—	—	—	3	117	117
Commercial business and lease loans	1	73	73	—	—	—

Total	2	$82	$82	11	$6,850	$6,727

The restructuring of these loans include extension of the loan terms, accepting interest only payments, and resetting the interest rate.

As of June 30, 2012, one residential loan modification classified as “TDR” subsequently defaulted. The balance of this loan was $135,000. As of June 30, 2011, none of the loan modifications classified as “TDRs” subsequently defaulted.

(8)	Derivative Instruments

The Company accounts for its derivative instruments as either assets or liabilities on the balance sheet at fair value through adjustments to either the hedged items, accumulated other comprehensive income (loss), or current earnings, as appropriate. As part of its overall interest rate risk management activities, the Company utilizes derivative instruments to manage its exposure to various types of interest rate risk. These derivative instruments consist of interest rate swaps. There were two interest rate swap contracts outstanding as of June 30, 2012.

Entering into interest rate derivatives potentially exposes the Company to the risk of counterparties’ failure to fulfill their legal obligations including, but not limited to, potential amounts due or payable under each derivative contract. Notional principal amounts are often used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.

During the second quarter of fiscal 2008, the Company entered into an interest rate swap contract involving the exchange of the Company’s floating rate interest rate payment on its $7.5 million in floating rate preferred securities for a fixed rate interest payment without the exchange of the underlying principal amount. This hedge relationship fails to qualify for the assumption of no ineffectiveness (short cut method) as defined by U.S. generally accepted accounting principles. Therefore, the Company accounts for this hedge relationship as a cash flow hedge. The cumulative change in fair value of the hedging derivative, to the extent that it is expected to be offset by the cumulative change in anticipated interest cash flows from the hedged exposure, will be deferred and reported as a component of accumulated other comprehensive income (AOCI). Any hedge ineffectiveness will be charged to current earnings. Consistent with the risk management objective and the hedge accounting designation, management measured the degree of hedge effectiveness by comparing the cumulative change in anticipated interest cash flows from the hedged exposure over the hedging period to the cumulative change in anticipated cash flows from the hedging derivative. Management utilizes the “Hypothetical Derivative Method” to compute the cumulative change in anticipated interest cash flows from the hedged exposure. To the extent that the cumulative change in anticipated cash flows from the hedging derivative offsets from 80% to 125% of the cumulative change in anticipated interest cash flows from the hedged exposure, the hedge will be deemed effective. The Company will use the Hypothetical Derivative Method to measure ineffectiveness. Under this method, the calculation of ineffectiveness will be done by using the change in fair value of the hypothetical derivative. That is, the swap will be recorded at fair value on the balance sheet and other comprehensive income will be adjusted to an amount that reflects the lesser of either the cumulative change in fair value of the swap or the cumulative change in the fair value of the hypothetical derivative instrument. Management will determine the ineffectiveness of the hedging relationship by comparing the cumulative change in anticipated interest cash flows from the hedged exposure over the hedging period to the cumulative change in anticipated cash flows from the hedging derivative. Any difference between these two measures will be deemed hedge ineffectiveness and recorded in current earnings. As of June 30, 2012, the hedge instrument was deemed to be effective, therefore, no amounts were charged to current earnings. The Company does not expect to reclassify any hedge-related amounts from accumulated other comprehensive income to earnings over the next twelve months.

The pay fixed interest rate swap contract outstanding at June 30, 2012 is being utilized to hedge $7.5 million in floating rate preferred securities. Below is a summary of the interest rate swap contract and the terms at June 30, 2012:

	Notional Amount	Pay Rate	Receive Rate(*)	Maturity Date	Unrealized
(Dollars in thousands)					Gain	Loss
Cash flow hedge	$7,500	5.32%	1.83%	12/15/2012	$—	$134

(*)	Variable receive rate based upon contract rates in effect at June 30, 2012

During the first quarter of fiscal 2009, the Bank originated a $1.0 million fixed rate loan for one of its commercial mortgage loan customers and simultaneously entered into an offsetting fixed interest rate swap contract with PNC Bank, National Association (“PNC”). The Bank pays PNC interest at the same fixed rate on the same notional amount as the customer pays to the Bank on the commercial mortgage loan, and receives interest from PNC at a floating rate on the same notional amount. This interest rate hedging program helps the

Bank limit its interest rate risk while at the same time helps the Bank meet the financing needs and interest rate risk management needs of its commercial customers. The Company accounts for this hedge relationship as a fair value hedge. This interest rate swap contract was recorded at fair value with any resulting gain or loss recorded in current period earnings. For the three and nine months ended June 30, 2012 the Company recorded losses of $6,000 and $4,000, respectively, relating to this contract. For the three and nine months ended June 30, 2011, the Company recorded a loss of $2,000 and a gain of $12,000, respectively, relating to this contract. As of June 30, 2012, the notional amount of the customer-related interest rate derivative financial instrument was $935,000, compared to $954,000 at June 30, 2011.

(9)	Disclosures About Fair Value Measurements

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level I -	Quoted prices are available in the active markets for identical assets or liabilities as of the reported date.

Level II -	Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III -	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

The following tables present the assets and liabilities reported on the consolidated statements of financial condition at their fair value on a recurring basis as of June 30, 2012 and September 30, 2011 by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Level I	Level II	Level III	Total
	(In Thousands)
As of June 30, 2012
Assets:
Available-for-sale securities:
U.S. government and agency obligations	$—	$30,650	$—	$30,650
Municipal obligations	—	31,733	—	31,733
Corporate obligations	—	8,444	—	8,444
Equity securities in financial institutions	1,532	—	—	1,532
Other equity securities	990	—	—	990
Mutual funds	2,821	—	—	2,821
Trust preferred securities	—	—	8,156	8,156
Mortgage-backed securities:
Agency	—	63,443	—	63,443
Collateralized mortgage obligations:
Agency	—	23,797	—	23,797
Private-label	—	1,906	—	1,906

	$5,343	$159,973	$8,156	$173,472

Residential loans held for sale	$—	$2,942	$—	$2,942

Liabilities:
Derivative instruments	$—	$361	$—	$361

	Level I	Level II	Level III	Total
	(In Thousands)
As of September 30, 2011
Assets:
Available-for-sale securities:
U.S. government and agency obligations	$—	$39,794	$—	$39,794
Municipal obligations	—	31,828	—	31,828
Corporate obligations	—	3,215	—	3,215
Equity securities in financial institutions	1,501	—	—	1,501
Other equity securities	944	—	—	944
Mutual funds	2,737	—	—	2,737
Trust preferred securities	—	—	7,950	7,950
Mortgage backed securities:
Agency	—	68,093	—	68,093
Collateralized mortgage obligations:
Agency	—	12,419	—	12,419
Private Label	—	2,309	—	2,309

	$5,182	$157,658	$7,950	$170,790

Residential loans held for sale	$—	$1,837	$—	$1,837

Liabilities:
Derivative instruments	$—	$532	$—	$532

The Company’s Level III investments at June 30, 2012, represent seventeen different trust preferred offerings with an aggregate fair value of $8.2 million, of which twelve had floating rates based on LIBOR at June 30, 2012. Due to dislocations in the credit markets broadly, and the lack of trading and new issuance in trust preferred securities, market price indications generally reflect the lack of liquidity in the market. For further information relating to the Company’s Level III trust preferred securities, reference footnote 6, “Securities”, on pages F-11 through F-19.

The following table presents the changes in the Level III fair value category for the nine months ended June 30, 2012. The Company classifies financial instruments in Level III of the fair value hierarchy when there is reliance on at least one significant unobservable input to the valuation model. In addition to the unobservable inputs, the valuation models for Level III financial instruments typically also rely on a number of inputs that are readily observable either directly or indirectly.

Securities Available-For-Sale (In Thousands)

Beginning balance October 1, 2011	$7,950
Impairment charge on securities	(20)
Net change in unrealized loss on securities available-for-sale	461
Purchases, issuances, calls, and settlements	(78)
Paydowns on securities	(164)
Amortization	7
Transfers in and/or out of Level III	—

Ending balance June 30, 2012	$8,156

The following tables present the assets measured on a nonrecurring basis on the Consolidated Statements of Financial Condition at their fair value as of June 30, 2012 and September 30, 2011 by level within the fair value hierarchy. Impaired loans that are collateral dependent are written down to fair value through the establishment of specific reserves. Techniques used to value the collateral that secure the impaired loan include: quoted market prices for identical assets classified as Level I inputs; observable inputs, employed by certified appraisers, for similar assets classified as Level II inputs. In cases where valuation techniques included inputs that are unobservable and are based on estimates and assumptions developed by management based on the best information available under each circumstance, the asset valuation is classified as Level III inputs.

	Level I	Level II	Level III	Total
	(In Thousands)
As of June 30, 2012
Assets Measured on a Nonrecurring Basis:
Impaired loans	$—	$4,069	$12,575	$16,644
Foreclosed real estate, net	—	6,906	—	6,906

	$—	$10,975	$12,575	$23,550

	Level I	Level II	Level III	Total
	(In Thousands)
As of September 30, 2011
Assets Measured on a Nonrecurring Basis:
Impaired loans	$—	$6,549	$12,862	$19,411
Foreclosed real estate, net	—	3,125	—	3,125

	$—	$9,674	$12,862	$22,536

The following table presents additional quantitative information about assets measured at fair value on a recurring and nonrecurring basis:

	Quantitative Information about Level III Fair Value Measurements
As of June 30, 2012 (In Thousands)	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired loans	$12,466	Appraisal of collateral (1)	Liquidation expenses	5.0% to 10.0% (10.0%)
	109	Discounted cash flow	Discount rate	9.8% (9.8%)
Trust preferred securities	$8,156	Discounted cash flow	Discount rate Prepayment speeds	4.9% to 25.5% (16.0%) 0.0% to 3.0% (0.9%)

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level III inputs which are not identifiable.

(10)	Disclosures About Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s financial instruments, however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective periods, and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each period.

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities.

Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The Company, in estimating its fair value disclosures for financial instruments, used the following methods and assumptions:

Cash and Due From Banks

The carrying amounts reported approximate those assets’ fair value.

Interest Bearing Demand Deposits with Other Institutions

The carrying amounts reported approximate those assets’ fair value.

Securities

Fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities. Prices on pooled trust preferred securities were calculated by a third party using a discounted projected cash-flow technique. Cash flows were estimated based on credit quality and prepayment assumptions. The present value of the projected cash flows was calculated using an adjusted discount rate which reflects higher credit spreads due to economic stresses in the marketplace and lower credit ratings.

Loans Receivable (including loans held for sale)

The net loan portfolio, except certain impaired loans, has been valued using a present value discounted cash flow. The discount rate used in these calculations is based upon the treasury yield curve, as of June 30, 2012, adjusted for non-interest operating costs, credit loss, current market prices and assumed prepayment risk. The carrying amounts of loans held for sale approximate their fair values.

Federal Home Loan Bank Stock

The carrying amounts reported approximate those assets’ fair value.

Accrued Interest Receivable and Payable

The carrying amounts of accrued interest receivable and payable approximate their fair value.

Deposits

Deposits with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Deposits with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

Securities Sold Under Agreements to Repurchase

The fair values for securities sold under agreement to repurchase were estimated using the interest rate currently available from the party that holds the existing debt.

Short-Term Borrowings

The carrying amounts for short-term borrowings approximate the estimated fair value of such liabilities.

Long-Term Debt

The fair values for long-term debt were estimated using the interest rate currently available from the party that holds the existing debt.

Subordinated Debt

Fair values for subordinated debt are estimated using a discounted cash flow calculation similar to that used in valuing fixed rate certificate of deposit liabilities.

Advance Payments by Borrowers for Taxes and Insurance

The fair value of the advance payments by borrowers for taxes and insurance approximates the carrying value of those commitments at those dates.

Interest Rate Swap Contracts

Estimated fair values of interest rate swap contracts are based on quoted market prices.

Off-Balance Sheet Instruments

Fair values for the Company’s off-balance sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

The carrying amounts and fair values of the Company’s financial instruments are presented in the following table:

	June 30, 2012
	Carrying Amount	Fair Value	Level I	Level II	Level III
	(In Thousands)
Financial assets:
Cash and due from banks	$8,233	$8,233	$8,233	$—	$—
Interest bearing demand deposits with other institutions	33,108	33,108	33,108	—	—
Securities available-for-sale	173,472	173,472	5,343	159,973	8,156
Securities held-to-maturity	69,729	71,218	—	71,218
Loans receivable, net (including loans held for sale)	334,529	340,218	—	—	340,218
Federal Home Loan Bank stock	7,007	7,007	7,007	—	—
Accrued interest receivable	2,103	2,103	2,103	—	—
Financial liabilities:
Deposits	469,295	471,849	300,070	—	171,779
Securities sold under agreements to repurchase	63,956	67,450	—	—	67,450
Long-term debt	65,000	69,180	—	—	69,180
Subordinated debt	7,732	7,732	—	—	7,732
Advance payments by borrowers for taxes and insurance	2,591	2,591	2,591	—	—
Accrued interest payable	725	725	725	—	—
Interest rate swap contracts	361	361	361	—	—

	September 30, 2011
	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$7,035	$7,035
Interest bearing demand deposits with other institutions	17,821	17,821
Securities available-for-sale	170,790	170,790
Securities held-to-maturity	80,423	82,036
Loans receivable, net (including loans held for sale)	348,122	353,286
Federal Home Loan Bank stock	8,173	8,173
Accrued interest receivable	2,382	2,382
Financial liabilities:
Deposits	446,102	449,904
Securities sold under agreements to repurchase	76,373	82,006
Short-term borrowings	302	302
Long-term debt	80,000	84,744
Subordinated debt	7,732	7,732
Advance payments by borrowers for taxes and insurance	1,212	1,212
Accrued interest payable	843	843
Interest rate swap contracts	532	532

(11) Federal Home Loan Bank (“FHLB”) Stock Dividends

The FHLB of Pittsburgh paid a cash dividend equal to an annual yield of 0.10% on April 27, 2012 and February 23, 2012. These were the first payments received since the FHLB announced it was suspending dividend payments and the repurchasing of excess capital stock from members in December 2008. On October 20, 2010, the FHLB repurchased approximately $200 million in excess capital stock held by its members. The amount of excess stock repurchased from each member was the lesser of 5% of the member’s total capital stock outstanding or its excess capital stock outstanding. Similar repurchases were made in subsequent quarters, with the most recent occurring on April 27, 2012. The Bank’s investment in the FHLB of Pittsburgh was $7.0 million at June 30, 2012 and is valued at the par issue amount of $100 per share.

(12) TARP Capital Purchase Program

The Company entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”) under the TARP Capital Purchase Program, pursuant to which the Company sold (i) 7,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 121,387 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $7.0 million in cash.

The Series B Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend per share ($0.14) declared on the Common Stock prior to the issuance date. The Company may redeem the Series B Preferred Stock at a price of $1,000 per share plus accrued and unpaid dividends, subject to the concurrence of the Treasury and its federal banking regulators.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $8.65 per share of the Common Stock. Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series B Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series B Preferred Stock, may be issued. The Company has agreed to register the Series B Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series B Preferred Stock and the Warrant. Neither the Series B Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the redemption of 100% of the shares of Series B Preferred Stock.

The fair value of the preferred stock and the common stock warrants was determined based on their relative fair values calculated as of their issuance date. Based on their relative fair values, the TARP proceeds (net of issuance costs) were allocated between preferred stock and additional paid in capital (for the warrant component). The market/discount rate used when deriving the fair value of the preferred stock was 10.00%. This rate was determined by calculating the average dividend rate of the five most recent preferred equity offerings completed by banks and thrifts. A Black-Scholes model was used to calculate the fair value of the common stock warrants. Key assumptions input into the model included: amount of common stock, $1,050,000 (based on 15% of the gross TARP proceeds); market price of the common stock on the warrant grant date, $6.75; exercise price of the warrant, $8.65 (20 day trailing average of the common stock as of the Treasury’s approval date); number of common stock warrants issued, 121,387; expected life of the warrants, 5 years; the risk free interest rate, 1.55%; the continuous annualized volatility of the change in the underlying common stock’s price, 32.00%; and the simple annual expected cash dividend yield on common stock, 8.30%. Based on the calculations, the fair value of the preferred stock represented 95.65% of the total fair value of the preferred stock and common stock warrants, while the fair value of the common stock warrants represented 4.35% of the total. The discount on the preferred stock is being amortized on a straight-line basis over five years.

(13)	Subsequent Events

On July 19, 2012, Fidelity Bancorp, Inc. (“Fidelity”), Fidelity Savings Bank, WesBanco, Inc. (“WesBanco”) and WesBanco Bank, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Fidelity will merge with and into WesBanco (the “Merger”). Under the terms of the Merger Agreement, WesBanco will exchange a combination of its common stock and cash for Fidelity common stock. Fidelity shareholders will be entitled to receive 0.8275 shares of WesBanco common stock and cash in the amount of $4.50 per share for each share of Fidelity common stock. The transaction is expected to close late in the December 31, 2012 quarter or in early 2013.

Report of Independent Registered Public Accounting Firm

Audit Committee

Fidelity Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Fidelity Bancorp, Inc. (the “Company”) and its subsidiaries as of September 30, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fidelity Bancorp, Inc. and subsidiaries as of September 30, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s /     S.R. Snodgrass, A.C.

Wexford, Pennsylvania

December 15, 2011

Consolidated Statements of Financial Condition

	September 30,
	2011	2010
	(Dollar amounts in thousands, except per share data)
Assets
Cash and due from banks	$7,035	$8,414
Interest bearing demand deposits with other institutions	17,821	20,923

Cash and Cash equivalents	24,856	29,337
Securities available-for-sale	170,790	174,700
Securities held-to-maturity, fair value 2011 $82,036; 2010 $76,033	80,423	74,827
Loans held for sale	1,837	1,970
Loans receivable, net of allowance 2011 $5,763; 2010 $5,821	346,285	373,072
Foreclosed real estate, net	3,125	398
Federal Home Loan Bank stock, at cost	8,173	10,034
Office premises and equipment, net	9,691	9,315
Accrued interest receivable	2,382	2,655
Bank owned life insurance	5,822	5,592
Goodwill	2,653	2,653
Deferred tax assets	7,425	6,853
Other assets	3,453	5,264

Total Assets	$666,915	$696,670

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$56,370	$51,963
Interest bearing	389,732	392,485

Total Deposits	446,102	444,448
Securities sold under agreement to repurchase	76,373	108,342
Short-term borrowings	302	130
Long-term debt	80,000	80,401
Subordinated debt	7,732	7,732
Advance payments by borrowers for taxes and insurance	1,212	1,223
Other liabilities	4,703	4,808

Total Liabilities	616,424	647,084
Stockholders’ Equity
Preferred stock, $0.01 par value per share; liquidation preference $1,000; 5,000,000 shares authorized; 7,000 shares issued	6,863	6,803
Common stock, $0.01 par value per share; 10,000,000 shares authorized; issued 2011 3,673,638 shares; 2010 3,668,436 shares	37	37
Paid-in capital	46,627	46,473
Retained earnings	9,588	8,708
Accumulated other comprehensive loss, net of tax	(2,392)	(2,053)
Treasury stock, at cost 2011 610,513 shares; 2010 619,129 shares	(10,232)	(10,382)

Total Stockholders’ Equity	50,491	49,586

Total Liabilities and Stockholders’ Equity	$666,915	$696,670

See notes to consolidated financial statements.

Consolidated Statements of Income

	Years Ended September 30,
	2011	2010
	(Dollar amounts in thousands, except per share data)
Interest Income:
Loans	$19,343	$21,955
Mortgage-backed securities	3,323	3,079
Investment securities-taxable	2,506	3,044
Investment securities-tax-exempt	1,461	1,732
Other	77	53

Total Interest Income	26,710	29,863

Interest Expense:
Deposits	4,418	5,516
Securities sold under agreement to repurchase	4,355	5,061
Short-term borrowings	5	6
Long-term debt	2,708	3,993
Subordinated debt	408	409

Total Interest Expense	11,894	14,985

Net Interest Income	14,816	14,878

Provision for Loan Losses	1,200	1,600

Net Interest Income after Provision for Loan Losses	13,616	13,278

Non-interest Income:
Other-than-temporary impairment losses	(2,714)	(11,283)
Non-credit related losses recognized in other comprehensive income	1,212	7,697

Net impairment losses recognized in earnings	(1,502)	(3,586)
Loan service charges and fees	658	672
Realized gain on sales of securities, net	809	1,118
Gain on sales of loans	300	472
Loss on loan interest rate swaps	(4)	(10)
Deposit service charges and fees	1,226	1,397
ATM fees	985	931
Non-insured investment products	218	167
Earnings on cash surrender value of life insurance	255	235
Other	231	194

Total Non-interest Income	3,176	1,590

Non-interest Expense:
Compensation and benefits	8,656	8,190
Office occupancy and equipment expense	1,067	1,036
Depreciation and amortization	568	535
Advertising	300	332
Professional fees	438	499
Service bureau expense	566	571
Federal deposit insurance premiums	1,043	1,229
Other	2,483	2,383

Total Non-interest Expense	15,121	14,775

Income Before Provision for (Benefit of) Income Taxes	1,671	93
Provision for (Benefit of) Income Taxes	136	(585)

Net Income	1,535	678
Preferred Stock Dividend	(350)	(350)
Accretion of Preferred Stock Discount	(60)	(60)

Net Income Available to Common Stockholders	$1,125	$268

Earnings per Share:
Basic Earnings per Common Share	$0.37	$0.09

Diluted Earnings per Common Share	$0.37	$0.09

See notes to consolidated financial statements.

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands, except per share data)	Number of Common Shares Issued	Preferred Stock	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance at October 1, 2009	3,664,947	$6,743	$37	$46,390	$8,685	$(4,361)	$(10,382)	$47,112
Comprehensive income (loss):
Net income					678			678
Comprehensive loss on cash flow hedges net of tax						(49)		(49)
Comprehensive gain on investment securities, net of reclassification adjustment, net of tax						5,070		5,070
Comprehensive loss on securities for which other-than-temporary impairment has been recognized in earnings, net of reclassification adjustment, net of tax						(2,713)		(2,713)

Total comprehensive income								2,986

Accretion of preferred stock discount		60			(60)			—
Cumulative dividends on preferred stock					(350)			(350)
Stock-based compensation expense				61				61
Stock options exercised, no tax benefit	1,000			7				7
Cash dividends declared ($0.08 per share)					(245)			(245)
Sale of stock through Dividend Reinvestment Plan	2,489			15				15

Balance at September 30, 2010	3,668,436	$6,803	$37	$46,473	$8,708	$(2,053)	$(10,382)	$49,586

Balance at October 1, 2010	3,668,436	$6,803	$37	$46,473	$8,708	$(2,053)	$(10,382)	$49,586
Comprehensive income (loss):
Net income					1,535			1,535
Comprehensive gain on cash flow hedges, net of tax						159		159
Comprehensive loss on investment securities, net of reclassification adjustment, net of tax						(632)		(632)
Comprehensive gain on securities for which other-than-temporary impairment has been recognized in earnings, net of reclassification adjustment, net of tax						134		134

Total comprehensive income								1,196

Accretion of preferred stock discount		60			(60)			—
Cumulative dividends on preferred stock					(350)			(350)
Stock-based compensation expense				37				37
Stock options exercised, no tax benefit	200			1				1
Restricted stock issued	2,969
Cash dividends declared ($0.08 per share)					(245)			(245)
Shares issued through Dividend Reinvestment Plan	2,033			16				16
Contribution of stock to Employee Stock Ownership Plan (ESOP) (8,616 shares)				100			150	250

Balance at September 30, 2011	3,673,638	$6,863	$37	$46,627	$9,588	$(2,392)	$(10,232)	$50,491

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows

	Years Ended September 30,
	2011	2010
	(Dollar amounts in thousands)
Cash Flows from Operating Activities:
Net income	$1,535	$678
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,200	1,600
Provision for depreciation and amortization	568	535
Deferred loan fee amortization	(129)	(29)
Amortization of investment and mortgage-backed securities (discounts) premiums, net	951	974
Deferred income tax provision	(398)	(836)
Realized gains on sales of securities, net	(809)	(1,118)
Impairment losses on securities	1,502	3,586
Loans originated for sale	(15,273)	(31,112)
Sales of loans held for sale	15,706	30,308
Net gains on sales of loans	(300)	(472)
Earnings on cash surrender value of life insurance policies	(255)	(235)
Decrease in interest receivable	273	245
Decrease in interest payable	(194)	(226)
(Increase) decrease in accrued taxes	(209)	1,186
Noncash compensation expense related to stock benefit plans	37	61
Changes in other assets	2,073	(4,358)
Changes in other liabilities	578	(183)

Net Cash Provided by Operating Activities	6,856	604

Cash Flows from Investing Activities:
Proceeds from sales of securities available-for-sale	33,685	16,708
Proceeds from maturities and principal repayments of securities available-for-sale	37,156	58,887
Purchases of securities available-for-sale	(69,056)	(82,638)
Proceeds from maturities and principal repayments of securities held-to-maturity	46,180	47,185
Purchases of securities held-to-maturity	(51,897)	(50,783)
Net decrease in loans	22,481	34,570
Proceeds from sales of foreclosed real estate	330	276
Purchases of office premises and equipment	(944)	(1,380)
Redemptions of Federal Home Loan Bank (FHLB) stock	1,861	—
Purchases of bank owned life insurance	—	(500)

Net Cash Provided by Investing Activities	19,796	22,325

Cash Flows from Financing Activities:
Net increase in deposits	$1,654	$568
Net (decrease) increase in retail securities sold under agreement to repurchase	(1,969)	2,098
Net decrease in wholesale securities sold under agreement to repurchase	(30,000)	—
Net increase in short-term borrowings	172	26
Decrease in advance payments by borrowers for taxes and insurance	(11)	(51)
Repayments of long-term debt	(401)	(38,140)
Cash dividends paid	(595)	(595)
Stock options exercised	1	7
Proceeds from sale of stock through Dividend Reinvestment Plan	16	15

Net Cash Used in Financing Activities	(31,133)	(36,072)

Net Decrease in Cash and Cash Equivalents	(4,481)	(13,143)

Cash and Cash Equivalents — Beginning	29,337	42,480

Cash and Cash Equivalents — Ending	$24,856	$29,337

Supplementary Cash Flow Information

Interest paid on deposits and other borrowings	$12,087	$15,211

Income taxes paid	$745	$175

Supplemental Schedule of Noncash Investing and Financing Activities

Transfer of loans to foreclosed real estate	$3,235	$574

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Note 1 – Significant Accounting Policies

Nature of Operations

Fidelity Bancorp, Inc. (the “Company”) is a bank holding company organized under the Pennsylvania Business Corporation Law. It operates principally as a holding company for its wholly-owned subsidiary, Fidelity Savings Bank, PaSB (the “Bank”), a Pennsylvania-chartered, FDIC-insured state savings bank. The Bank conducts full banking services through thirteen offices in Allegheny and Butler counties. FBIC, Inc. is a wholly-owned subsidiary of the Bank and was formed to hold and manage the Bank’s fixed rate residential mortgage loan portfolio.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank. Intercompany balances and transactions have been eliminated in consolidation.

Estimates

The financial statements are prepared in conformity with U.S. generally accepted accounting principles. These principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and require disclosure of contingent assets and liabilities. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal, recurring nature. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of deferred tax assets, and the evaluation of other-than-temporary impairment of securities.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with customers located in the greater Pittsburgh metropolitan area. Note 2 discusses the types of securities that the Company invests in. Note 3 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash and amounts due from depository institutions and interest-bearing deposits in other financial institutions with original maturities of 90 days or less.

Securities

The Company classifies securities as either: (1) Securities Held-to-Maturity — debt securities that the Company has the positive intent and ability to hold to maturity and which are reported at cost, adjusted for amortization of premium and accretion of discount on a level yield basis; (2) Trading Securities — debt and equity securities bought and held principally for the purpose of selling them in the near term and which are reported at fair value, with unrealized gains and losses included in the current period earnings; or (3) Securities Available-for-Sale — debt and equity securities not classified as either securities held-to-maturity or trading securities and which are reported at fair value, with unrealized gains and losses, net of taxes, included as a separate component of accumulated other comprehensive income. Management determines the appropriate classification of debt securities at the time of purchase.

Other-Than-Temporary Impairments (“OTTI”)

Periodically, all available-for-sale and held-to-maturity securities are evaluated for other-than-temporary impairment. A debt security is considered to be other-than-temporarily impaired if the present value of cash flows expected to be collected are less than the security’s amortized cost basis (the difference defined as the credit loss) or if the fair value of the security is less than the security’s amortized cost basis and the investor intends, or more-likely-than-not will be required, to sell the security before recovery of the security’s amortized cost basis. When OTTI exists, if the investor does not intend to sell the security, and it is more-likely-than-not that it will not be required to sell the security, before recovery of the security’s amortized cost basis, the charge to earnings is limited to the amount of credit loss. Any remaining difference between fair value and amortized cost (the difference defined as the non-credit portion) is recognized in other comprehensive income, net of applicable taxes. Otherwise, the entire difference between fair value and amortized cost is charged to earnings.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. All sales are made without recourse.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees and costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Interest accrual resumes when the loan is no longer 90 or more days past due and the borrower, in management’s opinion, is able to meet payments as they become due.

Allowance for Loan Losses

Management establishes the allowance for loan losses based upon its evaluation of the pertinent factors underlying the types and quality of loans in the portfolio. Commercial loans and commercial real estate loans are reviewed on a regular basis with a focus on larger loans along with loans which have experienced past payment or financial deficiencies. Larger commercial loans and commercial real estate loans which are 90 days or more past due are selected for impairment testing. These loans are analyzed to determine if they are “impaired”, which means that it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. All loans that are delinquent 90 days and are placed on nonaccrual status are classified on an individual basis. Residential loans 90 days past due, which are still accruing interest are classified as substandard. The remaining loans are evaluated and classified as groups of loans with similar risk characteristics.

The Company allocates allowances based on the factors described below. In reviewing risk within the Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) the commercial loan portfolio; (ii) the commercial real estate portfolio; (iii) the consumer loan portfolio; (iv) the residential portfolio. Factors considered in this process included general loan terms, collateral and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical loss percentages to get the adjusted factor to be applied to non-classified loans. The following qualitative factors are analyzed:

•	Levels of and trends in delinquencies and nonaccruals

•	Trends in volume and terms

•	Changes in lending policies and procedures

•	Economic trends

•	Concentrations of credit

The Company also maintains an unallocated allowance to account for any factors or conditions that may cause a potential loss but are not specifically addressed in the process described above. The Company analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.

The allowance for loan losses is maintained at a level believed to be adequate by management to absorb probable losses inherent in the portfolio and is based on the size and current risk characteristics of the loan portfolio, an assessment of individual problem loans and actual loss experience, current economic events in specific industries and other pertinent factors such as regulatory guidance and general economic conditions. Determination of the allowance is inherently subjective as it requires significant estimates, including the amounts and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on historical loss experience and consideration of current economic trends, all of which may be susceptible to significant change. Loan losses are charged off against the allowance, while recoveries of amounts previously charged off are credited to the allowance. A provision for loan losses is charged to operations based on management’s periodic evaluation of the factors previously mentioned, as well as other pertinent factors. Evaluations are conducted quarterly, during which loans may be charged off upon reaching various stages of delinquency and depending upon the loan type.

Loan Charge-off Policies

Consumer loans are generally fully or partially charged down to the fair value of collateral securing the asset when the loan is 180 days past due for open-end loans or 120 days past due for closed-end loans unless the loan is well secured and in the process of collection. All other loans are generally charged down to the net realizable value when the loan is 90 days past due.

Office Premises and Equipment

Office premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets. Office buildings are depreciated over their estimated useful life of 40 years; furniture, fixtures, and equipment are depreciated over their estimated useful lives, which vary between three and ten years; and land improvements are depreciated over their estimated useful life of twenty years.

Bank Owned Life Insurance (“BOLI”)

The Bank has purchased life insurance on the lives of certain officers of the Bank. The beneficial aspects of these life insurance policies are tax-free earnings and a tax-free death benefit, which are realized by the Bank as the owner of the policies. The cash surrender value of these policies is included as an asset on the Consolidated Statement of Financial Condition, and any increases in cash surrender value are recorded as other income on the Consolidated Statement of Income.

Foreclosed Real Estate

Foreclosed real estate is comprised of property acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal foreclosure proceedings take place.

Foreclosed assets initially are recorded at fair value, net of estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, management periodically performs valuations and the assets are carried at the lower of cost or fair value minus estimated costs to sell. Revenues and expenses from operations and changes in the valuation allowance are included in other expenses.

Transfer of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Goodwill and Intangible Assets

The Company accounts for “Goodwill and Other Intangible Assets” for purchased intangible assets and goodwill which is no longer amortized, but tested for impairment on an annual basis. Other acquired intangible assets with finite lives, such as purchased customer accounts, are amortized over their estimated lives. Other intangible assets are amortized using an accelerated method over estimated weighted average useful lives of ten years. The Company periodically assesses whether events or changes in circumstances indicate that the carrying amounts of goodwill and other intangible assets may be impaired. As of September 30, 2011 the Company concluded that no impairment charges needed to be recorded.

There were no changes in the carrying amount of goodwill for the years ended September 30, 2011 and 2010. Goodwill amounted to $2.7 million at September 30, 2011 and September 30, 2010.

Amortizable intangible assets were composed of the following:

	September 30,
		2011	2010
	Gross Carrying Amount	Accumulated Amortization
	(Dollar amounts in thousands)
Amortizable intangible assets, acquisition of deposit accounts	$325	$319	$309

Aggregate amortization expense:
For the year ended September 30, 2011	$10
Estimated amortization expense:
For the year ended September 30, 2012	$5
For the year ended September 30, 2013	1

Income Taxes

Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets and liabilities are adjusted through the provision for income taxes for the effects of changes in tax laws and rates on the date of enactment. The Company establishes a valuation allowance for deferred tax assets in accordance with U.S. generally accepted accounting principles when it is more-likely-

than-not that the deferred tax asset will not be realized through carry-back to taxable income in prior years, future reversals of existing taxable temporary differences and, to a lesser extent, future taxable income.

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the years ended September 30, 2011 and 2010, the Company recognized neither interest nor penalties. The Company has not recorded an accrual for the payment of interest and penalties at September 30, 2011 and 2010. With limited exception, the Company’s federal and state income tax returns for taxable years through 2007 have been closed for purposes of examination by the federal and state taxing jurisdictions.

Treasury Stock

The acquisition of treasury stock is recorded under the cost method. At the date of subsequent reissue, the treasury stock is reduced by the cost of such stock by the last in first out method.

Advertising

The Company follows the policy of accruing advertising costs on a monthly basis, based on its annual budget.

Earnings per Share

Basic earnings per share (EPS) is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The following table sets forth the computation of basic and diluted earnings per share:

	Years Ended September 30,
	2011	2010
(Dollar amounts in thousands, except per share data)
Basic earnings per share:
Net income available to common stockholders	$1,125	$268
Weighted average shares outstanding	3,054,293	3,041,531
Earnings per share	$0.37	$0.09
Diluted earnings per share:
Net income available to common stockholders	$1,125	$268
Weighted average shares outstanding	3,054,293	3,041,531
Dilutive effect of common stock equivalents	11,910	—

Total diluted weighted average shares outstanding	3,066,203	3,041,531

Earnings per share	$0.37	$0.09

Options to purchase 286,319 shares of common stock at prices ranging from $11.06 to $22.91 per share and 121,387 warrants at a price of $8.65 were outstanding during 2011, but were not included in the computation of diluted EPS because to do so would have been anti-dilutive. Similarly options to purchase 353,196 shares of common stock at prices ranging from $6.23 to $22.91 per share, 5,962 shares of restricted stock at prices ranging from $7.00 to $13.06 per share, and 121,387 warrants at a price of $8.65 were outstanding during 2010, but were not included in the computation of diluted EPS because to do so would have been anti-dilutive.

Comprehensive Income

The Company has developed the following table to disclose comprehensive income, which includes the tax effects of the components of other comprehensive income (loss). Other comprehensive income (loss) consists of net unrealized gains (losses) on securities available-for-sale, non-credit impairment charges on securities, and derivatives that qualify as cash flow hedges. Other comprehensive income (loss) and related tax effects for the years ended September 30 consists of:

	2011	2010
	(Dollar amounts in thousands)
Net Income	$1,535	$678
Comprehensive gain (loss) on cash flow hedges net of tax of $81 in 2011 and ($25) in 2010	159	(49)
Comprehensive gain (loss) on investment securities, net of tax of ($80) in 2011 and $3,012 in 2010	(155)	5,846
Reclassification adjustment on investment securities, net of tax of ($245) in 2011 and ($399) in 2010	(477)	(776)
Comprehensive loss on securities for which
Other-than-temporary impairment has been recognized in earnings, net of tax of ($412) in 2011 and ($2,617) in 2010	(800)	(5,080)
Reclassification adjustment for other-than-temporary impairment losses on debt securities, net of tax of $481 in 2011 and $1,219 in 2010	934	2,367

Total comprehensive income	$1,196	$2,986

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded on the Consolidated Statement of Financial Condition when they become payable by the borrower to the Company.

Segment Reporting

The Company acts as an independent community financial services provider, and offers traditional banking and related financial services to individual, business, and government customers. Through its branches, the Company offers a full array of commercial and retail financial services.

Management does not separately allocate expenses, including the cost of funding loan demand, between the commercial and retail operations of the Company. As such, discrete financial information is not available and segment reporting would not be meaningful.

Restrictions on Cash and Due from Bank Accounts

The Bank is required to maintain average reserve balances, in the form of cash and balances with the Federal Reserve Bank based upon deposit composition. Based on its deposit classifications in fiscal 2011 and fiscal 2010, the Bank’s average reserve requirement at September 30, 2011 and 2010 was $434,000 and $433,000, respectively.

Federal Home Loan Bank Stock

The Bank is a member of the FHLB of Pittsburgh and as such, is required to maintain a minimum investment in FHLB stock that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and as such is classified as restricted stock, carried at cost and evaluated for impairment when necessary. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance (c) the impact of legislative and regulatory changes on the customer base of the FHLB and (d) the liquidity position of the FHLB.

The FHLB has incurred losses in the past two years and has suspended the payment of dividends. The losses are primarily attributable to impairment of investment securities associated with the extreme economic conditions in place over the last two years. Management evaluated the stock and concluded that the stock was not impaired for the periods presented herein. More consideration was given to the long-term prospects for the FHLB as opposed to the recent stress caused by the extreme economic conditions the world is facing. Management also considered that the FHLB’s regulatory capital ratios have increased from the prior year, liquidity appears adequate, and new shares of FHLB stock continue to exchange hands at the $100 par value.

Reclassifications

Certain amounts in the 2010 financial statements have been reclassified to conform with the 2011 presentation format. These reclassifications had no effect on stockholders’ equity or net income.

New Accounting Standards

In July 2010, FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. ASU 2010-20 is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. The disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The amendments in ASU 2010-20 encourage, but do not require, comparative disclosures for earlier reporting periods that ended before initial adoption. However, an entity should provide comparative disclosures for those reporting periods ending after initial adoption. The adoption of this ASU did not have a material effect on the Company’s results of operations or financial position. The Company has presented the necessary disclosures in Note (3) herein.

In December 2010, the FASB issued ASU 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating an impairment may exist. The qualitative factors are consistent with the existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In April 2011, the FASB issued ASU 2011-02, Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. The amendments in this Update provide additional guidance or clarification to help creditors in determining whether a creditor has granted a concession and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring. The amendments in this Update are effective for the first interim or annual reporting period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning annual period of adoption. As a result of applying these amendments, an entity may identify receivables that are newly considered impaired. For purposes of measuring impairment of those receivables, an entity should apply the amendments prospectively for the first interim or annual period beginning on or after June 15, 2011. The Company has presented the necessary disclosures in Note (3) herein.

In April 2011, the FASB issued ASU 2011-03, Reconsideration of Effective Control for Repurchase Agreements. The main objective in developing this Update is to improve the accounting for repurchase agreements (repos) and other agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity. The amendments in this Update remove from the assessment of effective control (1) the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee, and (2) the collateral maintenance implementation guidance related to that criterion. The amendments in this Update apply to all entities, both public and nonpublic. The amendments affect all entities that enter into agreements to transfer financial assets that both entitle and obligate the transferor to repurchase or redeem the financial assets before their maturity. The guidance in this Update is effective for the first interim or annual period beginning on or after December 15, 2011 and should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards. The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. The amendments in this update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011. Early application by public entities is not permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. The amendments in this Update improve the comparability, clarity, consistency, and transparency of financial reporting and increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. GAAP and IFRS, the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity was eliminated. The amendments require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. All entities that report items of comprehensive income, in any period presented, will be affected by the changes in this Update. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. The amendments in this Update should be applied retrospectively, and early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In September 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other Topics (Topic 350), Testing Goodwill for Impairment. The objective of this update is to simplify how entities, both public and non-public, test goodwill for impairment. The amendments in the Update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. The amendments in this Update apply to all entities, both public and non-public, that have goodwill reported in their financial statements and are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued or, for non-public entities, have not yet been made available for issuance. This ASU is not expected to have a significant impact on the Company’s financial statements.

In September 2011, the FASB issued ASU 2011-09, Compensation-Retirement Benefits-Multiemployer Plans (Subtopic 715-80). The amendments in this Update will require additional disclosures about an employer’s participation in a multiemployer pension plan to enable users of financial statements to assess the potential cash flow implications relating to an employer’s participation in multiemployer pension plans. The disclosures also will indicate the financial health of all of the significant plans in which the employer participates and assist a financial statement user to access additional information that is available outside the financial statements. For public entities, the amendments in this Update are effective for annual periods for fiscal years ending after December 15, 2011, with early adoption permitted. For nonpublic entities, the amendments are effective for annual periods of fiscal years ending after December 15, 2012, with early adoption permitted. The amendments should be applied retrospectively for all prior periods presented. This ASU is not expected to have a significant impact on the Company’s financial statements.

Note 2 – Securities

The amortized cost and fair value of securities are as follows:

	September 30, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollar amounts in thousands)
Securities Available-for-Sale:
U.S. government and agency obligations	$39,228	$574	$8	$39,794
Municipal obligations	30,086	1,745	3	31,828
Corporate obligations	3,985	75	845	3,215
Equity securities in financial institutions	2,468	46	1,013	1,501
Other equity securities	1,000	—	56	944
Mutual funds	2,697	51	11	2,737
Trust preferred securities	14,405	39	6,494	7,950
Mortgage-backed securities:
Agency	65,533	2,560	—	68,093
Collateralized mortgage obligations:
Agency	12,180	247	8	12,419
Private label	2,487	26	204	2,309

	$174,069	$5,363	$8,642	$170,790

Securities Held-to-Maturity:
U.S. government and agency obligations	$17,533	$95	$13	$17,615
Municipal obligations	10,896	360	—	11,256
Mortgage-backed securities:
Agency	8,708	311	49	8,970
Collateralized mortgage obligations:
Agency	41,206	904	12	42,098
Private label	2,080	36	19	2,097

	$80,423	$1,706	$93	$82,036

	September 30, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollar amounts in thousands)
Securities Available-for-Sale:
U.S. government and agency obligations	$49,442	$836	$—	$50,278
Municipal obligations	27,838	1,742	30	29,550
Corporate obligations	7,980	193	567	7,606
Equity securities in financial institutions	2,685	5	912	1,778
Other equity securities	1,000	—	68	932
Mutual funds	8,716	501	3	9,214
Trust preferred securities	16,695	29	5,784	10,940
Mortgage-backed securities:
Agency	43,778	1,602	3	45,377
Collateralized mortgage obligations:
Agency	15,332	329	6	15,655
Private label	3,483	17	130	3,370

	$176,949	$5,254	$7,503	$174,700

	September 30, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollar amounts in thousands)
Securities Held-to-Maturity:
U.S. government and agency obligations	$20,064	$161	$5	$20,220
Municipal obligations	16,514	554	13	17,055
Mortgage-backed securities:
Agency	6,931	353	—	7,284
Collateralized mortgage obligations:
Agency	27,861	410	21	28,250
Private label	3,457	36	269	3,224

	$74,827	$1,514	$308	$76,033

The amortized cost and fair value of debt securities by contractual maturity are shown in the following table. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	September 30, 2011
	Securities Available-for-Sale		Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollar amounts in thousands)
Due in one year or less	$4,994	$5,026	$2,033	$2,059
Due after one year through five years	32,739	33,530	6,138	6,197
Due after five years through ten years	28,661	29,841	13,410	13,715
Due after ten years	101,510	97,211	58,842	60,065

	$167,904	$165,608	$80,423	$82,036

At September 30, 2011 investments with an amortized cost of $45.5 million and fair values of $47.0 million were pledged to secure short-term and long-term borrowings with the Federal Home Loan Bank and the Federal Reserve Bank.

The proceeds from the sale of securities for the year ended September 30, 2011 was $33.7 million. Gross gains of $809,000 and gross losses of $0 were realized on sales of securities in fiscal 2011. The proceeds from the sale of securities for the year ended September 30, 2010 were $16.7 million. Gross gains of $1.1 million and gross losses of $23,000 were realized on sales of securities in fiscal 2010.

The Company recognized other-than-temporary impairment losses on securities of $1.5 million and $3.6 million for the fiscal periods ended September 30, 2011 and 2010, respectively. The impairment charges for the fiscal period ended September 30, 2011 relate to six pooled trust preferred securities, a single issuer trust preferred security, a private label mortgage-backed security, and common stock of a local financial institution. The impairment charges for the fiscal period ended September 30, 2010 relate to six pooled trust preferred securities and one private label mortgage-backed security.

At September 30, 2011, the unrealized losses on the securities portfolio were primarily attributable to wider credit spreads reflecting market illiquidity. The Company does not intend to sell these securities and it is not more-likely-than-not that the Company will have to sell these securities.

The following tables show the aggregate related fair value of investments with a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for greater than twelve months.

	Less than 12 Months			12 Months or More			Total
	# of	Fair	Unrealized	# of	Fair	Unrealized	# of	Fair	Unrealized
	Securities	Value	Losses	Securities	Value	Losses	Securities	Value	Losses
As of September 30, 2011:
(Dollar amounts in thousands)
Available-for-sale:
U.S. government and agency obligations	1	$2,081	$8	—	$—	$—	1	$2,081	$8
Municipal obligations	1	509	3	—	—	—	1	509	3
Corporate obligations	—	—	—	2	1,150	845	2	1,150	845
Equity securities in financial institutions	1	264	12	5	1,145	1,001	6	1,409	1,013
Other equity securities	—	—	—	1	944	56	1	944	56
Mutual funds	1	1,388	11	—	—	—	1	1,388	11
Trust preferred securities	3	774	223	10	6,835	6,271	13	7,609	6,494
Collateralized mortgage obligations:
Agency	2	3,929	8	—	—	—	2	3,929	8
Private-label	—	—	—	2	1,318	204	2	1,318	204

Total temporarily impaired available-for-sale securities	9	8,945	265	20	11,392	8,377	29	20,337	8,642

Held-to-maturity:
U.S. government and agency obligations	1	$1,987	$13	—	$—	$—	1	$1,987	$13
Mortgage-backed securities:
Agency	2	2,045	49	—	—	—	2	2,045	49
Collateralized mortgage obligations:
Agency	3	3,835	8	1	789	4	4	4,624	12
Private-label	—	—	—	2	496	19	2	496	19

Total temporarily impaired held-to-maturity securities	6	7,867	70	3	1,285	23	9	9,152	93

Total temporarily impaired securities	15	$16,812	$335	23	$12,677	$8,400	38	$29,489	$8,735

	Less than 12 Months			12 Months or More			Total
	# of Securities	Fair Value	Unrealized Losses	# of Securities	Fair Value	Unrealized Losses	# of Securities	Fair Value	Unrealized Losses
As of September 30, 2010:
(Dollar amounts in thousands)
Available-for-sale:
Municipal obligations	1	$998	$7	1	$478	$23	2	$1,476	$30
Corporate obligations	—	—	—	2	1,428	567	2	1,428	567
Equity securities in financial institutions	—	—	—	6	1,367	912	6	1,367	912
Other equity securities	—	—	—	1	932	68	1	932	68
Mutual funds	1	1,332	3	—	—	—	1	1,332	3
Trust preferred securities	—	—	—	15	9,322	5,784	15	9,322	5,784
Mortgage-backed securities:
Agency	1	161	3	—	—	—	1	161	3
Collateralized mortgage obligations:
Agency	—	—	—	1	647	6	1	647	6
Private-label	—	—	—	3	2,663	130	3	2,663	130

Total temporarily impaired available-for-sale securities	3	2,491	13	29	16,837	7,490	32	19,328	7,503

Held-to-maturity:
U.S. government and agency obligations	1	$2,995	$5	—	$—	$—	1	$2,995	$5
Municipal obligations	—	—	—	1	607	13	1	607	13
Collateralized mortgage obligations:
Agency	1	1,653	1	1	1,295	20	2	2,948	21
Private-label	—	—	—	4	1,773	269	4	1,773	269

Total temporarily impaired held-to-maturity securities	2	4,648	6	6	3,675	302	8	8,323	308

Total temporarily impaired securities	5	$7,139	$19	35	$20,512	$7,792	40	$27,651	$7,811

The Company conducts periodic reviews to identify and evaluate each investment that has an unrealized loss. An unrealized loss exists when the current fair value of an individual security is less than its amortized cost basis. Unrealized losses that are determined to be temporary in nature are recorded, net of tax, in Accumulated Other Comprehensive Income (AOCI) for available-for-sale securities, while such losses related to held-to-maturity securities are not recorded, as these investments are carried at their amortized cost.

Regardless of the classification of the securities as available-for-sale or held-to-maturity, the Company has assessed each position for credit impairment.

Factors considered in determining whether a loss is temporary include:

•	the length of time and the extent to which fair value has been below cost;

•	the severity of the impairment;

•	the cause of the impairment and the financial condition and near-term prospects of the issuer;

•	activity in the market of the issuer which may indicate adverse credit conditions;

•	if the Company intends to sell the investment;

•	if it’s more-likely-than-not the Company will be required to sell the investment before recovering its amortized cost basis; and

•	if the Company does not expect to recover the investment’s entire amortized cost basis (even if the Company does not intend to sell the security).

The Company’s review for impairment generally entails:

•	identification and evaluation of investments that have indications of possible impairment;

•

analysis of individual investments that have fair values less than amortized cost, including consideration of the length of time the investment has been in an unrealized loss position and the expected recovery period;

•

discussion of evidential matter, including an evaluation of factors or triggers that could cause individual investments to qualify as having other-than-temporary impairment and those that would not support other-than-temporary impairment; and

•	documentation of the results of these analyses, as required under business policies.

For debt securities that are not deemed to be credit impaired, management performs additional analysis to assess whether it intends to sell or would more-likely-than-not be required to sell the investment before the expected recovery of the amortized cost basis. Management has asserted that is has no intent to sell and that it believes it is more-likely-than-not that it will not be required to sell the investment before recovery of its amortized cost basis.

Similarly, for equity securities, management considers the various factors described above, including its intent and ability to hold the equity security for a period of time sufficient for recovery to amortized cost. Where management lacks that intent or ability, the security’s decline in fair value is deemed to be other-than-temporary and is recorded in earnings.

For debt securities, a critical component of the evaluation for other-than-temporary impairment is the identification of credit impaired securities where management does not receive cash flows sufficient to recover the entire amortized cost basis of the security. The extent of the Company’s analysis regarding credit quality and the stress on assumptions used in the analysis had been refined for securities where the current fair value or other characteristics of the security warrant. The paragraphs below describe the Company’s process for identifying credit impairment in security types with the most significant unrealized losses as of September 30, 2011.

Trust Preferred Debt Securities

Included in debt securities in an unrealized loss position at September 30, 2011 were thirteen different trust preferred offerings with an aggregate fair value of $7.6 million, which had floating rates based on LIBOR. The unrealized losses on these debt securities amounted to $6.5 million at September 30, 2011. Due to dislocations in the credit markets broadly and the lack of trading and new issuances in pooled trust preferred securities, market price indications generally reflect the lack of liquidity in the market. Prices on pooled trust preferred securities were calculated by a third party valuation company. The valuation methodology is based on the premise that the fair value of the security’s collateral should approximate the fair value of its liabilities. In general, the spreads for trust-preferred collateral have widened by over 500 basis points since 2007. To determine the decline in the collateral’s value associated with this increase in credit spreads, the third party projected collateral cash flows for each pool using Intex, the industry standard modeling software for securities of this type. Once generated, the cash flows for each pool were discounted at the applicable rate to arrive at the fair value of the collateral. Any declines in the resulting fair value of the collateral below the par value represents the component of loss attributed to credit risk. The credit quality of each collateral pool was then analyzed for the purpose of projecting defaults and recoveries. Prepayment assumptions were also estimated. With these additional assumptions, cash flow projections for both the collateral and the debt obligation were modeled and valued. The fair value of each bond was then determined by discounting the projected cash flows by an adjusted discount rate (adjusted to capture the default risk). During the fiscal period ended September 30, 2011, the Company recognized in earnings impairment charges of $1.1 million on six investments in pooled trust preferred securities and $135,000 on a single issuer trust preferred security. The impairment charges on the pooled trust preferred securities resulted from several factors, including a downgrade on their credit ratings, failure to pass their principal coverage tests, indications of a break in yield, and the decline in the net present value of their projected cash flows. Management of the Company has deemed the impairment of these six trust preferred securities to be other-than-temporary based upon these factors and the duration and extent to which the market value has been less than cost, the inability to forecast a recovery in market value, and other factors concerning the issuers in the pooled security. The impairment charges on the single issuer trust preferred security resulted from the financial institution being put on regulatory order after several quarters of losses and it started deferring interest payments on both its trust preferred and its TARP preferred shares outstanding. During the fiscal period ended September 30, 2010, the Company recognized in earnings impairment charges of $3.5 million on six investments in pooled trust preferred securities resulting from several factors, including a downgrade on their credit ratings, failure to pass their principal coverage tests, indications of a break in yield, and the decline in the net present value of their projected cash flows. Management of the Company has deemed the impairment of these six trust preferred securities to be other-than-temporary based upon these factors and the duration and extent to which the market value has been less than cost, the inability to forecast a recovery in market value, and other factors concerning the issuers in the pooled security. Based on cash flow forecasts for the remaining securities, management expects to recover the remaining amortized cost of these securities. Furthermore, the Company does not intend to sell these securities and it is not more-likely-than-not that the Company will be required to sell these securities before recovery of their cost basis, which may be at maturity.

Equity Securities in Financial Institutions

At September 30, 2011 the Company had $1.0 million of unrealized losses on equity securities in financial institutions. These securities represent investments in common equity offerings of six financial institutions with an aggregate fair value of $1.4 million. In addition to the general factors mentioned above for determining whether the decline in market value is other-than-temporary, the analysis of each of these securities includes a review of the profitability of each issuer and its capital adequacy, and all data available to determine the credit quality of each issuer. During the fiscal period ended September 30, 2011, the Company recognized in earnings impairment charges of $87,000 on one investment in common stock of a local financial institution resulting from the duration and extent to which the market value has been less than the cost and the performance of the financial institution over the past two years. There were no impairment charges taken on these securities for the fiscal period ended September 30, 2010. Based on the Company’s detailed analysis and because the Company has the ability and intent to hold the investments until a recovery of its amortized cost basis, the Company does not consider these remaining assets to be other-than-temporarily impaired at September 30, 2011. However, continued price declines could result in a writedown of one or more of these equity investments.

Corporate Obligations

Included in corporate obligations in an unrealized loss position at September 30, 2011 were two different securities with an aggregate fair value of $1.2 million. The unrealized loss on these securities amounted to $845,000 at September 30, 2011. These two securities represent investments in corporate obligations issued by financial institutions and have floating rates which reset monthly based on LIBOR. In addition to the general factors mentioned above for determining whether the decline in market value is other-than-temporary, the analysis of each of these securities included a review of the profitability of each issuer and its capital adequacy, and all data available to determine the credit quality of each issuer. Both issuers are well-capitalized as of September 30, 2011 and the securities have an investment grade rating as rated by at least one nationally recognized credit rating agency. Both institutions had participated in the Treasury’s TARP Capital Purchase

Program and have subsequently repaid the TARP proceeds. Based on the Company’s detailed analysis and because the Company has the ability and intent to hold these investments until a recovery of its amortized cost basis, the Company does not consider these securities to be other-than-temporarily impaired at September 30, 2011. There were no impairment charges taken on these securities for the fiscal periods ended September 30, 2011 and 2010.

Private-Label Collateralized Mortgage Obligations

Included in private-label collateralized mortgage obligations in an unrealized loss position at September 30, 2011 were four different securities with an aggregate fair value of $1.8 million. The unrealized loss on these securities amounted to $223,000 at September 30, 2011. A significant amount of the unrealized losses at September 30, 2011 represents one private label mortgage-backed security. For the fiscal periods ended September 30, 2011 and 2010 the Company recognized $204,000 and $57,000, respectively, of credit impairment losses relating to this security. The impairment losses were a result of a downgrade in its credit rating, as well as independent third-party analysis of the underlying collateral for the bond. Based on management’s analysis of the remaining securities, management determined that the price declines are strictly market and spread related and management expects to recover the remaining amortized cost of these securities. Furthermore, the Company does not intend to sell these securities and it is not more-likely-than-not that the Company will be required to sell these securities before recovery of their cost basis, which may be at maturity.

The following is a rollforward for the fiscal period ended September 30, 2011 of the amounts recognized in earnings related to credit losses on securities which the Company has recorded other-than-temporary impairment charges through earnings and other comprehensive income:

(Dollar amounts in thousands)
Credit component of OTTI as of October 1, 2010	$3,586
Additions for credit-related OTTI charges on previously unimpaired securities	135
Additions for credit-related OTTI charges on previously impaired securities	1,280

Credit component of OTTI as of September 30, 2011	$5,001

Note 3 – Loans Receivable and Related Allowance for Loan Losses

The following table summarizes the primary segments of the loan portfolio as of September 30, 2011 and 2010 (in thousands):

	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
September 30, 2011
Residential loans	$1,666	$116,802	$118,468
Commercial real estate loans
Non owner-occupied	9,487	51,153	60,640
All other commercial real estate	7,176	15,005	22,181
Construction loans
Residential construction loans	—	7,236	7,236
Commercial construction loans	1,515	13,356	14,871
Home equity loans	213	66,474	66,687
Consumer loans	—	2,510	2,510
Commercial business and lease loans	1,858	57,597	59,455

Total	$21,915	$330,133	$352,048

	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
September 30, 2010
Residential loans	$93	$127,182	$127,275
Commercial real estate loans
Non owner-occupied	7,069	61,867	68,936
All other commercial real estate	9,924	16,732	26,656
Construction loans
Residential construction loans	—	1,762	1,762
Commercial construction loans	—	18,260	18,260
Home equity loans	—	72,008	72,008
Consumer loans	—	3,786	3,786
Commercial business and lease loans	1,060	59,150	60,210

Total	$18,146	$360,747	$378,893

The segments of the Bank’s loan portfolio are disaggregated to a level that allows management to monitor risk and performance. The residential mortgage loan segment is made up of fixed rate and adjustable rate single-family amortizing term loans, which are primarily first liens. The commercial real estate (“CRE”) loan segment is further disaggregated into two classes. Non-owner occupied CRE loans, which include loans secured by non-owner occupied nonfarm nonresidential properties, generally have a greater risk profile than all other CRE loans, which include multifamily structures and owner-occupied commercial structures. The construction loan segment is further disaggregated into two classes. One to four family residential construction loans are generally made to individuals for the acquisition of and/or construction on a lot or lots on which a residential dwelling is to be built. Commercial construction loans are generally made to developers or investors for the purpose of acquiring, developing and constructing residential or commercial structures. Construction lending is generally considered to involve a higher degree of credit risk than long-term permanent financing. If the estimate of construction cost proves to be inaccurate, the Bank may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If the Bank is forced to foreclose on a project prior to completion, there is no assurance that it will be able to recover all of the unpaid portion of the loan. In addition, the Bank may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time. The commercial business and lease loan segment consists of loans made for the purpose of financing the activities of commercial customers. The home equity loan segment consists primarily of home equity loans, which are generally second liens. The consumer loans consist of motor vehicle loans, savings account loans, personal lines of credit, overdraft loans, other types of secured consumer loans, and unsecured personal loans.

Management evaluates individual loans in all of the commercial segments for possible impairment if the loan is greater than $50,000 and if the loan either is in nonaccrual status, or is risk rated Substandard. Loans are considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in evaluating impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. The Company does not separately evaluate individual consumer and residential mortgage loans for impairment, unless such loans are part of a larger relationship that is impaired, or are classified as a troubled debt restructuring agreement.

Once the determination has been made that a loan is impaired, the determination of whether a specific allocation of the allowance is necessary is measured by comparing the recorded investment in the loan to the fair value of the loan using one of three methods: (a) the present value of expected future cash flows discounted at the loan’s effective interest rate; (b) the loan’s observable market price; or (c) the fair value of the collateral less selling costs. The method is selected on a loan-by-loan basis, with management primarily utilizing the fair value of collateral method, which is required for loans that are collateral dependent. The evaluation of the need and amount of a specific allocation of the allowance and whether a loan can be removed from impairment status is made on a monthly basis. The Company’s policy for recognizing interest income on impaired loans does not differ from its overall policy for interest recognition.

The following table presents impaired loans by class, segregated by those for which a specific allowance was required and those for which a specific allowance was not necessary as of September 30, 2011 and 2010 (in thousands):

	Impaired Loans with Specific Allowance		Impaired Loans with No Specific Allowance	Total Impaired Loans
	Recorded Investment	Related Allowance	Recorded Investment	Recorded Investment	Unpaid Principal Balance
September 30, 2011
Residential loans	$—	$—	$1,666	$1,666	$1,666
Commercial real estate loans
Non owner-occupied	7,742	993	1,745	9,487	10,181
All other commercial real estate	4,746	910	2,430	7,176	7,278
Commercial construction loans	—	—	1,515	1,515	1,515
Home equity loans	—	—	213	213	213
Commercial business and lease loans	1,344	601	514	1,858	1,858

Total impaired loans	$13,832	$2,504	$8,083	$21,915	$22,711

	Impaired Loans with Specific Allowance		Impaired Loans with No Specific Allowance	Total Impaired Loans
	Recorded Investment	Related Allowance	Recorded Investment	Recorded Investment	Unpaid Principal Balance
September 30, 2010
Residential loans	$—	$—	$93	$93	$93
Commercial real estate loans
Non owner-occupied	3,017	542	4,052	7,069	7,351
All other commercial real estate	5,741	812	4,183	9,924	10,253
Commercial business and lease loans	723	188	337	1,060	1,060

Total impaired loans	$9,481	$1,542	$8,665	$18,146	$18,757

There are certain impaired loans whose payments are being applied to reduce the principal balance of the loan because the recovery of interest is not determinable. The unpaid principal balance reflects the balance as if the payments were applied in accordance with the terms of the original contractual agreement whereas the recorded investment reflects the outstanding principal balance for financial reporting purposes.

The following table presents the average recorded investment in impaired loans and related interest income recognized for the periods indicated (in thousands):

	Twelve Months Ended September 30, 2011			Twelve Months Ended September 30, 2010
	Average Investment in Impaired Loans	Interest Income Recognized on an Accrual Basis	Interest Income Recognized on a Cash Basis	Average Investment in Impaired Loans	Interest Income Recognized on an Accrual Basis	Interest Income Recognized on a Cash Basis
Residential loans	$705	$73	$19	$56	$—	$—
Commercial real estate loans
Non owner-occupied	8,038	141	218	7,227	33	269
All other commercial real estate	8,519	12	504	8,201	172	168
Commercial construction loans	631	49	13	33	—	—
Home equity loans	66	10	2	—	—	—
Commercial business and lease loans	1,440	39	101	1,770	14	83

Total impaired loans	$19,399	$324	$857	$17,287	$219	$520

Management uses an eight point internal risk rating system to monitor the credit quality of the overall loan portfolio. The first four categories are considered not criticized, and are aggregated as “Pass” rated. The criticized rating categories utilized by management generally follow bank regulatory definitions. The Special Mention category includes assets that are currently protected but are potentially weak, resulting in an undue and unwarranted credit risk, but not to the point of justifying a Substandard classification. Loans in the Substandard category have well-defined weaknesses that jeopardize the orderly liquidation of the debt, and have a distinct possibility that some loss will be sustained if the weaknesses are not corrected. All loans greater than 90 days past due are considered Substandard. Loans in the Doubtful category have all the weaknesses found in substandard loans, with the added provision that the weaknesses make collection of debt in full highly questionable and improbable. Any portion of a loan that has been charged off is placed in the Loss category.

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Bank has a structured loan rating process with several layers of internal and external oversight. The Bank’s Commercial Loan Officers are responsible for the timely and accurate risk rating of the loans in their portfolios at origination and on an ongoing basis. The Credit Analysis Department confirms the appropriate risk grade at origination and monitors all subsequent changes to risk ratings. The Bank’s Classified Asset Committee approves all risk rating changes, except those made within the pass risk ratings. The Bank engages an external consultant to conduct loan reviews on a quarterly basis. Generally, the external consultant reviews commercial relationships that equal or exceed $1,000,000, 10% of the number of loans under $1,000,000, and adversely classified commercial credits in excess of $50,000. Detailed reviews, including plans for resolution, are performed on loans classified as substandard on a monthly basis. Loans in the Special Mention and Substandard categories that are collectively evaluated for impairment are given separate consideration in the determination of the allowance.

The following table presents the classes of the loan portfolio summarized by the aggregate Pass and the criticized categories of Special Mention, Substandard, and Doubtful within the internal risk rating system as of September 30, 2011 (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Total
September 30, 2011
Commercial real estate loans
Non owner-occupied	$48,237	$6,221	$6,182	$—	$60,640
All other commercial real estate	14,142	—	8,039	—	22,181
Construction loans
Residential construction loans	7,236	—	—	—	7,236
Commercial construction loans	13,356	—	1,515	—	14,871
Commercial business and lease loans	57,251	458	1,736	10	59,455

Total	$140,222	$6,679	$17,472	$10	$164,383

The following table presents (in thousands) the classes of the loan portfolio for which loan performance is the primary credit quality indicator.

	Residential Loans	Home Equity Loans	Consumer Loans	Total
September 30, 2011
Performing loans	$116,704	$65,961	$2,510	$185,175
Non-performing loans	1,764	726	—	2,490

Total	$118,468	$66,687	$2,510	$187,665

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans as of September 30, 2011 (in thousands):

	Current	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days+ Past Due	Total Past Due	Non- Accrual	Total Loans
Residential loans	$112,633	$3,088	$983	$—	$4,071	$1,764	$118,468
Commercial real estate loans
Non owner-occupied	52,146	1,041	749	2,306	4,096	4,398	60,640
All other commercial real estate	19,387	2,220	574	—	2,794	—	22,181
Construction loans
Residential construction loans	7,236	—	—	—	—	—	7,236
Commercial construction loans	13,231	—	—	1,640	1,640	—	14,871
Home equity loans	64,904	197	315	545	1,057	726	66,687
Consumer loans	2,450	52	4	4	60	—	2,510
Commercial business and lease loans	55,900	2,048	447	1,051	3,546	9	59,455

Total	$327,887	$8,646	$3,072	$5,546	$17,264	$6,897	$352,048

An allowance for loan and lease losses (“ALLL”) is maintained to absorb losses from the loan portfolio. The ALLL is based on management’s continuing evaluation of the risk characteristics and credit quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of collateral, past and anticipated loss experience, and the amount of non-performing loans.

The classes described above, provide the starting point for the ALLL analysis. Management tracks the historical net charge-off activity by loan class. A historical charge-off factor is calculated and applied to each class. Loans that are collectively evaluated for impairment are analyzed with general allowances being made as appropriate. For general allowances, historical loss trends are used in the estimation of losses in the current portfolio. Other qualitative factors are also considered.

“Pass” rated credits are segregated from “Criticized” credits for the application of qualitative factors. Management has identified a number of qualitative factors which it uses to supplement the historical charge-off factor because these factors are likely to cause estimated credit losses associated with the existing loan pools to differ from historical loss experience. The qualitative factors are evaluated quarterly and updated using information obtained from internal, regulatory, and governmental sources. The Bank’s qualitative factors consist of: national and local economic trends and conditions; levels of and trends in delinquency rates and non-accrual loans; levels of and trends in the Bank’s borrowers in bankruptcy; trends in volumes and terms of loans; effects of changes in lending policies and strategies; and concentrations of credit from a loan type, industry and/or geographic standpoint.

Management reviews the loan portfolio on a quarterly basis using a defined, consistently applied process in order to make appropriate and timely adjustments to the ALLL. When information confirms all or part of specific loans to be uncollectible, these amounts are promptly charged off against the ALLL.

The following table summarizes the primary segments of the ALLL, segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment as of September 30, 2011. Activity in the allowance is presented for the twelve months ended September 30, 2011 (in thousands):

	Residential Loans	Commercial Real Estate Loans	Installment Loans	Commercial Business and Lease Loans	Unallocated	Total
ALLL balance at September 30, 2010	$236	$3,300	$371	$1,914	$—	$5,821
Charge-offs	(30)	(714)	(142)	(428)	—	(1,314)
Recoveries	—	—	15	41	—	56
Provision	189	318	152	420	121	1,200

ALLL balance at September 30, 2011	$395	$2,904	$396	$1,947	$121	$5,763

Individually evaluated for impairment	$—	$1,903	$—	$601	$—	$2,504

Collectively evaluated for impairment	$395	$1,001	$396	$1,346	$121	$3,259

The following is a summary of the changes in the allowance for loan losses:

	Years Ended September 30,
	2011	2010
	(Dollar amounts in thousands)
Balance, beginning	$5,821	$5,702
Charge-offs	(1,314)	(1,555)
Recoveries	56	74
Provision	1,200	1,600

Balance, ending	$5,763	$5,821

The allowance for loan losses is based on estimates, and actual losses will vary from current estimates. Management believes that the granularity of the homogeneous pools and the related historical loss ratios and other qualitative factors, as well as the consistency in the application of assumptions, result in an ALLL that is representative of the risk found in the components of the portfolio at any given date.

At September 30, 2011 loans with a carrying amount of $113.9 million were pledged to secure short-term and long-term borrowings with the Federal Home Loan Bank.

Commitments to originate loans at September 30, 2011 were approximately as follows:

	Rate	Amount
	(Dollar amounts in thousands)
First mortgage loans:
Fixed rate	3.250% to 5.500%	$2,776
Adjustable rate	3.250% to 5.250%	10,822
Other loans:
Fixed rate	4.240% to 12.625%	211
Adjustable rate	3.250% to 10.250%	1,566

		$15,375

The Bank conducts its business through thirteen offices located in the greater Pittsburgh metropolitan area. At September 30, 2011 and 2010, the majority of the Bank’s loan portfolio was secured by properties located in this region. The Bank does not believe it has significant concentrations of credit risk to any one group of borrowers given its underwriting and collateral requirements.

In the normal course of business, loans are extended to directors, executive officers, and their associates. A summary of loan activity for those directors, executive officers, and their associates with loan balances in excess of $60,000 for the year ended September 30, 2011, is as follows:

2010	Additions	Amounts Collected	2011
(Dollar amounts in thousands)
$2,792	$1,029	$1,370	$2,451

The Company’s loan portfolio also includes certain loans that have been modified in a troubled debt restructuring (“TDR”), where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company’s loss mitigation activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. At September 30, 2011 the Company had two home equity loans totaling $98,000 that are “TDRs” and are classified as nonperforming. All other “TDRs” are making payments in accordance with the new loan agreements. There are no commitments to lend additional funds to these borrowers. At September 30, 2010 the Company did not have any “TDRs” that were classified as nonperforming.

When the Company modifies a loan, management evaluates any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the operation or liquidation of the collateral. In these cases management uses the current fair value of the collateral, less selling costs, instead of discounted cash flows. If management determines that the value of the modified loan is less than the recorded investment in the loan, impairment is recognized by segment of class of loan, as applicable, through a charge-off to the allowance. Segment and class status is determined by the loan’s classification at origination. As of September 30, 2011 a specific reserve of $143,000 has been established against two commercial real estate loans. Also, as of September 30, 2011 the Company charged-off $123,000 for one commercial real estate loan that had a modified loan value which was less than its recorded investment. At September 30, 2010 a specific reserve of $144,000 had been established against one commercial real estate loan modified in a troubled debt restructuring.

Loan modifications that are considered “TDRs” completed during the years ending September 30, 2011 and 2010 were as follows:

	2011
(Dollar amounts in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Residential loans	6	$1,671	$1,671
Commercial real estate loans
Non owner-occupied	2	3,533	3,410
All other commercial real estate	—	—	—
Commercial construction loans	1	1,641	1,641
Home equity loans	5	215	215

Total	14	$7,060	$6,937

2010
(Dollar amounts in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Residential loans	—	$—	$—
Commercial real estate loans
Non owner-occupied	—	—	—
All other commercial real estate	1	2,965	2,965
Commercial construction loans	—	—	—
Home equity loans	—	—	—

Total	1	$2,965	$2,965

As of September 30, 2011 and 2010, none of the loan modifications classified as TDRs subsequently defaulted.

Note 4 – Office Premises and Equipment

Office premises and equipment are summarized as follows:

	September 30,
	2011	2010
	(Dollar amounts in thousands)
Land	$2,081	$2,081
Office buildings	9,795	8,856
Construction in process	46	331
Furniture, fixtures, and equipment	2,050	2,165
Leasehold improvements	308	333

Accumulated depreciation and amortization	(4,589)	(4,451)

	$9,691	$9,315

Depreciation expense was $568,000 and $535,000 for the years ended September 30, 2011, and 2010, respectively.

At September 30, 2011 the Bank had operating leases with respect to two branch offices and the Bank’s Loan Center, which expire on various dates through fiscal 2031. Lease expense amounted to $243,000 and

$211,000 in fiscal years 2011 and 2010, respectively. Minimum annual lease commitments are approximately as follows (dollar amounts in thousands):

2012	$285
2013	288
2014	258
2015	258
2016	266
Thereafter	3,172

$4,527

Note 5 – Deposits

Deposit balances are summarized as follows:

		September 30,
	Weighted Average Rates	2011	2010
		(Dollar amounts in thousands)
Demand deposits	Noninterest bearing	$56,370	$51,963
Savings deposits:
NOW accounts	0.09% in 2011 and 0.14% in 2010	58,539	52,599
Savings	0.17% in 2011 and 0.25% in 2010	70,572	66,250
Money market deposit accounts	0.28% in 2011 and 0.43% in 2010	90,877	96,399

		276,358	267,211

Time deposits:
Fixed rate	Less than 1.00%	62,717	36,042
	1.00% to 2.99%	43,722	72,651
	3.00% to 4.99%	62,655	67,803
	5.00% to 6.99%	650	741

		169,744	177,237

		$446,102	$444,448

The weighted average interest rate for all deposits was .95% and 1.10% at September 30, 2011 and 2010, respectively. Time deposits with balances of $100,000 or more totaled $44,132,000 and $43,916,000 at September 30, 2011 and 2010, respectively.

At September 30, 2011, held-to-maturity investment securities with an amortized cost of $2.0 million were pledged as required to secure deposits of public funds.

The maturities of time deposits at September 30, 2011 are summarized as follows (dollar amounts in thousands):

2012	$85,465
2013	47,192
2014	17,027
2015	11,129
2016	4,894
Thereafter	4,037

$169,744

Interest expense by deposit category is as follows:

	Years Ended September 30,
	2011	2010
	(Dollar amounts in thousands)
NOW accounts	$70	$143
Savings	147	255
Money market deposit accounts	335	705
Time deposits	3,866	4,413

	$4,418	$5,516

Note 6 – Borrowings

Included in short-term borrowings are treasury, tax and loan balances of $302,000 and $130,000 at September 30, 2011 and 2010, respectively.

Long-term debt consisted of the following:

	Interest Rate	September 30,
		2011	2010
		(Dollar amounts in thousands)
Fixed Rate Advances Maturing:
November 29, 2011	4.11%	$10,000	$10,000
November 19, 2012	3.83	10,000	10,000
November 18, 2013	4.07	10,000	10,000
December 18, 2013	3.52	10,000	10,000
Convertible Select Advances Maturing:
October 20, 2010	3.33	—	401
November 2, 2011	4.40	5,000	5,000
January 17, 2018	2.93	15,000	15,000
January 23, 2018	2.29	20,000	20,000

Total Long-Term Debt		$80,000	$80,401

Contractual maturities of long-term debt at September 30, 2011 were as follows (dollar amounts in thousands):

Years ending September 30,
2012	$15,000
2013	10,000
2014	20,000
2015	—
2016	—
Thereafter	35,000

$80,000

The Bank has pledged, as collateral for advances from the FHLB of Pittsburgh, specific qualifying collateral such as investment securities, mortgage-backed securities, and loans, with market values adjusted by a risk-weighting factor equal to at least 100% of the unpaid amount of outstanding advances. The remaining maximum borrowing capacity with the FHLB of Pittsburgh at September 30, 2011 was approximately $16,940,000.

FHLB “Convertible Select” advances are long-term borrowings with terms of up to ten years and have a fixed rate for the first three months to five years of the term. After the fixed rate term expires and quarterly thereafter, the FHLB may convert the advance to an adjustable rate advance at their option. If the advance is converted to an adjustable rate advance, the Bank has the option at the conversion date and quarterly thereafter to prepay the advance with no prepayment fee.

Note 7 – Subordinated Debt

Subordinated debt was $7,732,000 at September 30, 2011 and 2010. The Subordinated Debt represents obligations of the wholly-owned statutory business trust subsidiary (the “Trust”) which is not consolidated for financial statement purposes. The Trust was formed with initial capitalization in common stock of $232,000 and for the exclusive purpose of issuing $7,500,000 of Preferred Securities and using the total proceeds to acquire Junior Subordinated Debt Securities (“Debt Securities”) issued by the Company. The Debt Securities are unsecured and rank subordinate and junior in right of payment to all indebtedness, liabilities, and obligations of the Company. The Debt Securities are due concurrently with the Preferred Securities and bear the same rate of interest as the Preferred Securities. The Preferred Securities qualify as Tier 1 capital for regulatory capital purposes.

The $7,500,000 Floating Rate Preferred Securities were issued on September 20, 2007 and are callable in whole or in part at par on December 15, 2012 and quarterly thereafter, except in certain circumstances. These securities mature on December 15, 2037. These securities bear a current interest rate of 1.71% through December 14, 2011 and adjust quarterly at a rate equal to three-month LIBOR plus 1.36%. During the second quarter of fiscal 2008, the Company entered into an interest rate swap to manage its exposure to interest rate risk. This interest rate swap transaction involved the exchange of the Company’s floating rate interest rate payment on its $7.5 million in floating rate preferred securities for a fixed rate interest payment without the exchange of the underlying principal amount (see Note 18 “Derivative Instrument”).

Note 8 – Securities Sold Under Agreements to Repurchase

The Bank enters into sales of securities under agreements to repurchase. Such repurchase agreements are treated as financings and the obligations to repurchase securities sold are reflected as a liability in the consolidated statements of financial condition. The dollar amount of securities underlying the agreements remains in the asset accounts. The securities sold under agreements to repurchase are collateralized by various securities that are either held in safekeeping by the FHLB or delivered to the broker/dealer who arranged the transaction. The fair value of such securities exceeds the value of the securities sold under agreements to repurchase.

Securities sold under agreements to repurchase included retail borrowings during fiscal 2011 and 2010. The daily average balance during 2011 and 2010 was $10,115,000 and $9,746,000, respectively, and the daily average interest rate was 0.18% and 0.45%, respectively. The maximum amount outstanding at any month-end during 2011 and 2010 was $13,700,000 and $13,393,000, respectively. At September 30, 2011 retail borrowings outstanding were $11,373,000 at a weighted average interest rate of 0.13%. At September 30, 2010 retail borrowings outstanding were $13,342,000 at a weighted average interest rate of 0.25%.

Securities underlying sales of securities under retail repurchase agreements consisted of investment securities that had an amortized cost of $16,587,000 and a fair value of $16,690,000 at September 30, 2011.

The Bank has five separate structured repurchase agreements with PNC Bank, N.A. (“PNC”) and Citigroup Global Markets, Inc. (“CGMI”). Each agreement is structured as the sale of a specified amount of identified securities to the counterparty which the Bank has agreed to repurchase five to seven years after the initial sale. The underlying securities consist of various U.S. Government and agency obligations, municipal obligations, and mortgage-backed securities, which continue to be carried as assets of the Bank, and the Bank is entitled to receive interest and principal payments on the underlying securities. The Bank is required to post additional collateral if the market value of the securities subject to repurchase falls below 105% of principal amount. While the repurchase agreements are in effect, the Bank is required to pay interest quarterly at the rate specified in the agreement. Each of the agreements provides an initial fixed or floating interest rate that converts to a floating or fixed rate at the end of six months to one year. The Bank also has one fixed rate agreement that does not convert. The counterparty has the option of terminating the repurchase agreement at the reset date and quarterly thereafter. The counterparty may also terminate the repurchase agreement upon certain events of default including the Bank’s failure to maintain well-capitalized status. Upon termination, the Bank would be required to repurchase the securities. At September 30, 2011 the Bank had $35,000,000, of borrowings outstanding with PNC, with a weighted average maturity of 1.22 years and had $30,000,000, of borrowings outstanding with CGMI, with a weighted average maturity of 2.34 years. At September 30, 2010 the Bank had $55,000,000, of borrowings outstanding with PNC, with a weighted average maturity of 1.59 years and had $40,000,000, of borrowings outstanding with CGMI, with a weighted average maturity of 2.66 years. Securities underlying sales of securities under structured repurchase agreements consisted of investment securities that had an amortized cost of $75,013,000 and $107,633,000 and a fair value of $78,086,000 and $111,989,000 at September 30, 2011 and 2010, respectively.

The Bank’s structured repurchase agreements are summarized as follows at September 30, 2011 and 2010:

	Interest Rate 2011	Interest Rate 2010	2011	2010
			(Dollar amounts in thousands)
Floating to fixed rate:
February 16, 2011	4.73%	4.73%	$—	$10,000
May 12, 2011	4.95	4.95	—	10,000
May 18, 2011	4.97	4.97	—	10,000
March 2, 2012	4.76	4.76	10,000	10,000
Fixed to floating rate:
July 24, 2013	5.80	5.80	15,000	15,000
September 13, 2013	5.80	5.80	15,000	15,000
August 8, 2014	5.50	5.50	15,000	15,000
Fixed rate:
August 31, 2012	4.44	4.44	10,000	10,000
Total Structured

Repurchase Agreements			$65,000	$95,000

Note 9 – Financial Instruments with Off-Balance Sheet Risk

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

A summary of the contractual amount of the Bank’s financial instrument commitments is as follows:

	September 30,
	2011	2010
	(Dollar amounts in thousands)
Commitments to grant loans	$15,375	$9,093
Unfunded commitments under lines of credit	80,270	70,684
Financial and performance standby letters of credit	592	1,333

The Bank’s customers have available lines of credit as follows: consumer, both secured and unsecured, and commercial, generally secured. The amount available at September 30, 2011 and 2010 was $33,911,000 and $31,614,000, respectively, for consumer lines of credit and $46,359,000 and $39,069,000, respectively, for commercial lines of credit. The interest rate for the consumer lines of credit range from 2.25% to 8.00%, the majority of which are at variable rates. The interest rates for the commercial lines of credit are generally variable and based on prevailing market conditions at the time of funding. The Bank’s customers also have available letters of credit. The amount available under these letters of credit at September 30, 2011 and 2010 was $592,000 and $1,333,000, respectively. The interest rates are generally variable and based on prevailing market conditions at the time of funding.

The Company does not issue any guarantees that would require liability recognition or disclosure, other than its standby letters of credit. Standby letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Generally, all letters of credit when issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The Bank requires collateral supporting these letters of credit as deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The current amount of liability as of September 30, 2011 and 2010 for guarantees under standby letters of credit issued is not material.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the borrower. The collateral consists primarily of residential real estate and personal property.

The Company does not have any off-balance sheet risk at September 30, 2011, except for the commitments referenced above.

Note 10 – Income Taxes

The provision (benefit) of income taxes in the consolidated statements of income consists of the following:

	Years Ended September 30,
	2011	2010
	(Dollar amounts in thousands)
Current:
Federal	$504	$251
State	30	—

	534	251
Deferred, federal	(398)	(836)

	$136	$(585)

The differences between the expected and actual tax provision expressed as percentages of income before tax are as follows:

	Years Ended September 30,
	2011	2010
Expected federal tax rate	34.0%	34.0%
Tax-exempt interest	(26.6)	(556.2)
Valuation allowance on investments	(4.6)	7.9
State income tax, net of federal tax benefit	1.2	—
Other items, net	4.1	(114.7)

Actual Tax Rate	8.1%	(629.0%)

Deferred income taxes consisted of the following components:

	September 30,
	2011	2010
	(Dollar amounts in thousands)
Deferred tax assets:
Allowance for loan losses	$1,959	$1,979
Unrealized losses on securities available-for-sale	1,115	765
Impairment on investments	3,445	3,831
Deferred compensation	619	571
State net operating loss carryforwards	509	445
Capital loss carryforwards	1,405	319
AMT credit carryforward	275	345
Other	233	315

	9,560	8,570
Valuation allowance on deferred tax assets	(1,989)	(1,567)

Gross deferred tax assets	7,571	7,003

Deferred tax liabilities:
Loans- purchase accounting adjustments	—	2
Intangible assets	2	5
Office premises and equipment	144	143

Gross deferred tax liabilities	146	150

Net deferred tax asset	$7,425	$6,853

Net operating loss carryforwards in the amount of $0 and $48,000, obtained from acquisitions, were utilized in fiscal 2011 and 2010, respectively. As of September 30, 2011, the Company has state net operating loss carryforwards of $7,725,773 that expire through 2019. Management does not believe that these state net operating loss carryforwards will be utilized prior to their expiration, and as such, valuation allowances of $509,000 and $445,000 for fiscal 2011 and 2010, respectively, have been provided for them.

The tax benefit for fiscal 2010 was primarily a result of the Company having tax-exempt income that is currently higher than pre-tax income due to the OTTI charges and increases in the provision for loan losses that were taken, thus the effective tax rate is not meaningful. Tax-exempt income includes income earned on certain municipal investments that qualify for state and/or federal income tax exemption; income earned by the Bank’s Delaware subsidiary, which is not subject to state income tax; and earnings on Bank-owned life insurance policies, which are exempt from federal taxation. State and federal tax-exempt income for fiscal 2011 was $6.2 million and $1.4 million, respectively, compared to $7.2 million and $1.6 million, respectively, for fiscal 2010. The amount of tax benefit recognized on the OTTI charges was based on the tax characteristics of each security (capital or ordinary). Those securities that are treated as capital losses for tax purposes have limited tax benefits recorded and a valuation allowance of $1.1 million for fiscal 2010 was provided for them.

There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Company recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Income. With few exceptions, the Company is no longer subject to U.S. federal income tax examinations by tax authorities for years before 2007.

Tax basis bad debt reserves established after 1987 are treated as temporary differences on which deferred income taxes have been provided. Deferred taxes are not required to be provided on tax bad debt reserves recorded in 1987 and prior years (base year bad debt reserves). Approximately $3,404,000 of the balance in retained earnings at September 30, 2011, represents base year bad debt deductions for tax purposes only. No provision for federal income tax has been made for such amount. Should amounts previously claimed as a bad debt deduction be used for any purpose other than to absorb bad debts (which is not anticipated), tax liabilities will be incurred at the rate then in effect.

Note 11 – Stockholders’ Equity

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes as of September 30, 2011 that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2011, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Federal Reserve Board (FRB) measures capital adequacy for bank holding companies on the basis of a risk-based capital framework and a leverage ratio. The minimum ratio of total risk-based capital to risk-weighted assets is 8%. At least half of the total capital must be common stockholders’ equity (not inclusive of net unrealized gains and losses on available-for-sale debt securities, non-credit impairment charges on held-to-maturity debt securities, net unrealized gains on available-for-sale equity securities, and net unrealized gains and losses on cash flow hedges) and perpetual preferred stock less goodwill and other nonqualifying intangible assets (Tier 1 capital). The remainder (i.e., the Tier 2 risk-based capital) may consist of hybrid capital instruments, perpetual debt, term subordinated debt, other preferred stock and a limited amount of the allowance for loan losses. At September 30, 2011, the Company had Tier I capital as a percentage of risk-weighted assets of 12.9% and total risk-based capital as a percentage of risk-weighted assets of 14.2%.

In addition, the FRB has established minimum leverage ratio guidelines for bank holding companies. These guidelines currently provide for a minimum ratio of Tier 1 capital as a percentage of average total assets (the Leverage Ratio) of 3% for bank holding companies that meet certain criteria, including that they maintain the highest regulatory rating. The minimum leverage ratio for all other bank holding companies is 4%. At September 30, 2011, the Company had a leverage ratio of 7.8%.

The following table sets forth certain information concerning the Bank’s regulatory capital at September 30, 2011 and 2010:

	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar amounts in thousands)
As of September 30, 2011:
Total capital (to risk-weighted assets)	$54,861	13.5%	$	≥32,541	≥8.0%	$	≥40,676	≥	10.0%
Tier 1 capital (to risk-weighted assets)	49,768	12.2		≥16,270	≥4.0		≥24,405		≥6.0
Tier 1 capital (to average assets)	49,768	7.6		≥26,238	≥4.0		≥32,798		≥5.0

As of September 30, 2010:
Total capital (to risk-weighted assets)	$55,128	12.4%	$	≥35,577	≥8.0%	$	≥44,471	≥	10.0%
Tier 1 capital (to risk-weighted assets)	49,372	11.1		≥17,788	≥4.0		≥26,682		≥6.0
Tier 1 capital (to average assets)	49,372	7.0		≥28,296	≥4.0		≥35,370		≥5.0

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends, which may be paid at any date, is generally limited to the retained earnings of the Bank and loans or advances are limited to 10 percent of the Bank’s capital stock and surplus on a secured basis.

At September 30, 2011, the Bank’s retained earnings available for the payment of dividends was $14.2 million. Accordingly, $39.6 million of the Company’s equity in the net assets of the Bank was restricted at September 30, 2011. Funds available for loans or advances by the Bank to the Company amounted to $5.5 million. Any such borrowing must be on terms that would be available to unaffiliated parties and must be fully collateralized in accordance with FRB regulations. In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.

On November 17, 2009, the Company made informal commitments to the Federal Reserve Bank of Cleveland (“Reserve Bank”). The Company has agreed that, without the prior written approval of the Reserve Bank it will not declare or pay any dividends on outstanding shares and, also without prior written approval, that neither the Company nor its nonbank subsidiary will make any distributions of interest, principal or other sums on outstanding trust preferred securities. In addition, without the prior written approval of the Reserve Bank, the Company will not redeem or repurchase any shares of its stock and neither the Company nor any nonbank subsidiary will incur or guarantee any debt.

The Reserve Bank approved the Company’s request to pay approximately $87,500 in dividends on its outstanding series of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, held by the U.S. Department of Treasury payable November 15, 2011 and the payment of net interest in the amount of $101,859 on its issue of trust preferred securities that was payable December 15, 2011.

Note 12 – TARP Capital Purchase Program

The Company entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”) under the TARP Capital Purchase Program, pursuant to which the Company sold (i) 7,000 shares of the Registrant’s Fixed Rate

Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 121,387 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $7.0 million in cash.

The Series B Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.

Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend per share declared on the Common Stock prior to the issuance date. The Company may redeem the Series B Preferred Stock at a price of $1,000 per share plus accrued and unpaid dividends, subject to the concurrence of the Treasury and its federal banking regulators. Prior to December 12, 2011, unless the Company has redeemed the Series B Preferred Stock or the Treasury has transferred the Series B Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase its Common Stock dividend or repurchase its Common Stock or other equity or capital securities, other than in certain circumstances specified in the Agreement.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $8.65 per share of the Common Stock. Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series B Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series B Preferred Stock, may be issued. The Company has agreed to register the Series B Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series B Preferred Stock and the Warrant. Neither the Series B Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the redemption of 100% of the shares of Series B Preferred Stock.

The fair value of the preferred stock and the common stock warrants was determined based on their relative fair values calculated as of their issuance date. Based on their relative fair values, the TARP proceeds (net of issuance costs) were allocated between preferred stock and additional paid in capital (for the warrant component). The market/discount rate used when deriving the fair value of the preferred stock was 10.00%. This rate was determined by calculating the average dividend rate of the five most recent preferred equity offerings completed by banks and thrifts. A Black-Scholes model was used to calculate the fair value of the common stock warrants. Key assumptions input into the model included: amount of common stock, $1,050,000 (based on 15% of the gross TARP proceeds); market price of the common stock on the warrant grant date, $6.75; exercise price of the warrant, $8.65 (20 day trailing average of the common stock as of the Treasury’s approval date); number of common stock warrants issued, 121,387; expected life of the warrants, 5 years; the risk free interest rate, 1.55%; the continuous annualized volatility of the change in the underlying common stock’s price, 32.00%; and the simple annual expected cash dividend yield on common stock, 8.30%. Based on the calculations, the fair value of the preferred stock represented 95.65% of the total fair value of the preferred stock and common stock warrants, while the fair value of the common stock warrants represented 4.35% of the total. The discount on the preferred stock is being amortized on a straight-line basis over five years.

Note 13 – Stock Option Plans

On September 30, 2011, the Company had five share-based compensation plans for which stock options and restricted stock are outstanding. However, the plan described below is the only plan for which stock options and restricted stock are available for grant. The compensation cost that has been charged against income for those plans was $37,000 and $61,000 in fiscal 2011 and 2010. The total income tax benefit recognized in the income statement for share-based compensation arrangements was $0 and $14,000 for fiscal 2011 and 2010.

The Company’s 2005 Stock-Based Incentive Plan (the Plan), which is shareholder-approved, permits the grant of stock options and restricted stock to its employees and non-employee directors for up to 165,000 shares of common stock, of which a maximum of 55,000 may be restricted stock. Option awards are granted with an exercise price equal to the market value of the common stock on the date of grant, the options vest over a three-year period, and have a contractual term of seven years, although the Plan permits contractual terms of up to ten years. Option awards provide for accelerated vesting if there is a change in control, as defined in the Plan. No options were awarded in fiscal 2011 or 2010. Additionally, at December 21, 2010 the Company awarded 2,969 shares of restricted stock from the unallocated shares under the Plan having a market value of approximately $17,550. Compensation expense on the restricted stock awards equals the market value of the Company’s stock on the grant date and will be amortized ratably over the three-year vesting period. As of September 30, 2011, 10,381 share awards remain available to grant under the Plan.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In Years)	Aggregate Intrinsic Value
	(Dollar amounts in thousands, except share data)
Outstanding at September 30, 2010	353,196	$15.18
Granted	—	—
Exercised	(200)	6.23
Forfeited	(22,344)	9.77

Outstanding at September 30, 2011	330,652	$15.55	1.7	$—

Exercisable at September 30, 2011	315,585	$16.00	1.6	$—

The total intrinsic value of options exercised during the fiscal years ended September 30, 2011 and 2010, was $720 and $1,270, respectively.

Compensation cost related to restricted stock is recognized based on the market price of the stock at the grant date over the vesting period. Compensation expense related to restricted stock was $25,000 and $36,000 for the fiscal years ended September 30, 2011 and 2010, respectively. The following table summarizes restricted stock awards for the fiscal years ended September 30, 2011 and 2010:

Non-vested Shares	Shares	Weighted Average Grant-Date Fair Value
Non-vested at September 30, 2010	5,964	$8.60
Granted	2,969	5.91
Vested	(3,768)	9.53
Forfeited	(34)	7.00

Non-vested at September 30, 2011	5,131	$6.37

As of September 30, 2011, there was $18,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements. That cost is expected to be recognized over a weighted-average period of 1.1 years. The total fair value of option awards vested during the years ended September 2011 and 2010 was $33,000 and $52,000, respectively, and the total fair value of restricted stock vested during the years ended September 2011 and 2010, was $36,000 and $36,000, respectively.

Cash received from options exercised under all share-based payment arrangements for the fiscal years ended September 30, 2011 and 2010 was $1,246 and $6,230, respectively. There was no actual tax benefit realized for the tax deductions from option exercise of the share-based payment arrangements for the fiscal years ended September 30, 2011 and 2010, respectively.

The Company has a policy of issuing shares from authorized but unissued shares to satisfy share option exercises.

Note 14 – Employee Benefit Plans

Deferred Compensation – Post-Retirement Benefits

The Bank maintains a non-qualified Salary Continuation Plan covering certain officers of the Bank. The Plan is unfunded and provides benefits to participants based upon amounts stipulated in the Plan agreements for a period of 15 years from normal retirement, as defined in the respective Plan agreements. Participants vest in benefits based upon years of service from Plan initiation to normal retirement age. Expense is being accrued based on the present value of future benefits in which the participant is expected to be vested. Expense recognized under the Plan for 2011 and 2010 was approximately $228,000 and $227,000, respectively. The accrued liability under the Plan at September 30, 2011 and 2010 was approximately $2,048,000 and $1,887,000, respectively.

The Bank has entered into life insurance policies designed to offset the Bank’s contractual obligation to pay pre-retirement death benefits and to recover the cost of providing benefits. Participants in the Plan are the insured under the policy, and the Bank is the owner and beneficiary. As of September 30, 2011, the cash surrender value of the bank owned life insurance was $2.2 million with a total death benefit of $5.5 million.

Group Term Replacement Plan

The Bank has purchased life insurance policies on the lives of certain officers of the Bank. By way of separate split dollar agreements, the policy interest is divided between the Bank and the officer. The Bank owns the policy cash surrender value, including accumulated policy earnings, and the policy death benefits over and above the cash surrender value are endorsed to the employee and beneficiary. As of September 30, 2011 the cash surrender value of the bank owned life insurance was $3.7 million with a total death benefit of $9.4 million for which the Bank has a death benefit obligation to beneficiaries of certain officers of $2.9 million. Net earnings recognized in 2011 and 2010 as a result of increased cash surrender value were approximately $211,000 and $202,000, respectively.

Employee Stock Ownership Plan

The Bank maintains a non-contributory, tax qualified Employee Stock Ownership Plan (“ESOP”) for the benefit of officers and employees who have met certain eligibility requirements related to age and length of service. Each year, the Bank makes a discretionary contribution to the ESOP in cash, Company common stock, or a combination of cash and Company stock. Amounts charged to compensation expense were $370,000 and $175,000 in 2011 and 2010, respectively. At September 30, 2011 the ESOP had 318,000 shares at a price of $9.26 per share. All shares were vested at September 30, 2011.

Note 15 – Disclosures About Fair Value Measurements

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels are as follows:

Level I -	Quoted prices are available in the active markets for identical assets or liabilities as of the reported date.
Level II -	Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III -	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

The following tables present the assets and liabilities reported on the consolidated statements of financial condition at their fair value as of September 30, 2011 and 2010 by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Level I	Level II	Level III	Total
As of September 30, 2011	(Dollar amounts in thousands)
Assets:
Available-for-sale securities:
U.S. government and agency obligations	$—	$39,794	$—	$39,794
Municipal obligations	—	31,828	—	31,828
Corporate obligations	—	3,215	—	3,215
Equity securities in financial institutions	1,501	—	—	1,501
Other equity securities	944	—	—	944
Mutual funds	2,737	—	—	2,737
Trust preferred securities	—	—	7,950	7,950
Mortgage backed securities:
Agency	—	68,093	—	68,093
Collateralized mortgage obligations:
Agency	—	12,419	—	12,419
Private Label	—	2,309	—	2,309

	$5,182	$157,658	$7,950	$170,790

Residential loans held for sale	$—	$1,837	$—	$1,837

Liabilities:
Derivative instruments	$—	$532	$—	$532

	Level I	Level II	Level III	Total
As of September 30, 2010	(Dollar amounts in thousands)
Assets:
Available-for-sale securities:
U.S. government and agency obligations	$—	$50,278	$—	$50,278
Municipal obligations	—	29,550	—	29,550
Corporate obligations	—	7,606	—	7,606
Equity securities in financial institutions	1,778	—	—	1,778
Other equity securities	932	—	—	932
Mutual funds	9,214	—	—	9,214
Trust preferred securities	—	—	10,940	10,940
Mortgage backed securities:
Agency	—	45,377	—	45,377
Collateralized mortgage obligations:
Agency	—	15,655	—	15,655
Private Label	—	3,370	—	3,370

	$11,924	$151,836	$10,940	$174,700

Residential loans held for sale	$—	$1,970	$—	$1,970

Liabilities:
Derivative instruments	$—	$736	$—	$736

The Company’s Level III investments at September 30, 2011, represent 19 different trust preferred offerings with an aggregate fair value of $8.0 million, which had floating rates based on LIBOR at September 30, 2011. Due to dislocations in the credit markets broadly, and the lack of trading and new issuance in pooled trust preferred securities, market price indications generally reflect the lack of liquidity in the market. For further information relating to the Company’s Level III trust preferred securities, reference Note 2, “Securities”, on pages F-49 through F-55.

The following table presents the changes in the Level III fair-value category for the fiscal period ended September 30, 2011. The Company classifies financial instruments in Level III of the fair-value hierarchy when there is reliance on at least one significant unobservable input to the valuation model. In addition to the unobservable inputs, the valuation models for Level III financial instruments typically also rely on a number of inputs that are readily observable either directly or indirectly.

Securities Available-For-Sale
(Dollar amounts in thousands)
Beginning balance October 1, 2010	$10,940
Impairment charge on securities	(1,212)
Net change in unrealized loss on securities available for sale	(700)
Purchases, issuances, calls, and settlements	(500)
Paydowns on securities	(587)
Amortization	9
Transfers in and/or out of Level III	—

Ending balance September 30, 2011	$7,950

The following tables present the assets measured on a nonrecurring basis on the consolidated statements of financial condition at their fair value as of September 30, 2011 and 2010 by level within the fair value hierarchy. Impaired loans that are collateral dependent are written down to fair value through the establishment of specific reserve allocations. Techniques used to value the collateral that secure the impaired loan include: quoted market prices for identical assets classified as Level I inputs; observable inputs, employed by certified appraisers, for similar assets classified as Level II inputs. In cases where valuation techniques included inputs that are unobservable and are based on estimates and assumptions developed by management based on the best information available under each circumstance, the asset valuation is classified as Level III inputs.

	Level I	Level II	Level III	Total
As of September 30, 2011	(Dollar amounts in thousands)
Assets Measured on a Nonrecurring Basis:
Impaired loans	$—	$6,549	$12,862	$19,411
Foreclosed real estate, net	—	3,125	—	3,125

	$—	$9,674	$12,862	$22,536

	Level I	Level II	Level III	Total

As of September 30, 2010	(Dollar amounts in thousands)
Assets Measured on a Nonrecurring Basis:
Impaired loans	$—	$10,318	$6,286	$16,604
Foreclosed real estate, net	—	398	—	398

	$—	$10,716	$6,286	$17,002

Note 16 – Disclosures About Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s financial instruments, however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends, and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities.

Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The Company, in estimating its fair value disclosures for financial instruments, used the following methods and assumptions:

Cash and Due From Banks

The carrying amounts reported approximate those assets’ fair value.

Interest Bearing Demand Deposits with Other Institutions

The carrying amounts reported approximate those assets’ fair value.

Securities

Fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities. Prices on trust preferred securities were calculated by a third party using a discounted projected cash-flow technique. Cash flows were estimated based on credit quality and prepayment assumptions. The present value of the projected cash flows was calculated using an adjusted discount rate which reflects higher credit spreads due to economic stresses in the marketplace and lower credit ratings.

Loans Receivable

The net loan portfolio has been valued using a present value discounted cash flow. The discount rate used in these calculations is based upon the treasury yield curve adjusted for non-interest operating costs, credit loss, current market prices and assumed prepayment risk.

Federal Home Loan Bank Stock

The carrying amounts reported approximate those assets’ fair value.

Accrued Interest Receivable and Payable

The carrying amounts of accrued interest receivable and payable approximate their fair value.

Deposits

Deposits with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Deposits with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

Securities Sold Under Agreements to Repurchase

The fair values for securities sold under agreement to repurchase were estimated using the interest rate currently available from the party that holds the existing debt.

Short-Term Borrowings

The carrying amounts for short-term borrowings approximate the estimated fair value of such liabilities.

Long-Term Debt

The fair values for long-term debt were estimated using the interest rate currently available from the party that holds the existing debt.

Subordinated Debt

Fair values for subordinated debt are estimated using a discounted cash flow calculation similar to that used in valuing fixed rate certificate of deposit liabilities.

Advance Payments by Borrowers for Taxes and Insurance

The fair value of the advance payments by borrowers for taxes and insurance approximated the carrying value of those commitments at those dates.

Interest Rate Swap Contracts

Estimated fair values of interest rate swap contracts are based on quoted market prices.

Off-Balance Sheet Instruments

Fair values for the Company’s off-balance sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

The carrying amounts and fair values of the Company’s financial instruments are presented in the following table:

	September 30,
	2011		2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollar amounts in thousands)
Financial assets:
Cash and due from banks	$7,035	$7,035	$8,414	$8,414
Interest bearing demand deposits with other institutions	17,821	17,821	20,923	20,923
Securities available-for-sale	170,790	170,790	174,700	174,700
Securities held-to-maturity	80,423	82,036	74,827	76,033
Loans receivable, net (including loans held for sale)	348,122	353,286	375,042	379,906
Federal Home Loan Bank stock	8,173	8,173	10,034	10,034
Accrued interest receivable	2,382	2,382	2,655	2,655

Financial liabilities:
Deposits	446,102	449,904	444,448	449,467
Short-term borrowings	302	302	130	130
Securities sold under agreements to repurchase	76,373	82,006	108,342	117,307
Subordinated Debt	7,732	7,732	7,732	7,732
Interest rate swap contracts	532	532	736	736
Advance payments by borrowers for taxes and insurance	1,212	1,212	1,223	1,223
Accrued interest payable	843	843	1,037	1,037
Long-term debt	80,000	84,744	80,401	85,871

Off-balance sheet financial instruments:
Standby letters of credit	—	—	—	—
Commitments to extend credit	—	—	—	—

Note 17 – Contingent Liabilities

The Company is subject to a number of asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, after consultation with legal counsel, the resolution of these claims will not have a material adverse effect on the Company’s financial position, liquidity or results of operations.

Note 18 – Derivative Instruments

The Company accounts for its derivative instruments as either assets or liabilities on the balance sheet at fair value through adjustments to either the hedged items, accumulated other comprehensive income (loss), or current earnings, as appropriate. As part of its overall interest rate risk management activities, the Company utilizes derivative instruments to manage its exposure to various types of interest rate risk. These derivative instruments consist of interest rate swaps. There were two interest rate swap contracts outstanding as of September 30, 2011.

Entering into interest rate derivatives potentially exposes the Company to the risk of counterparties’ failure to fulfill their legal obligations including, but not limited to, potential amounts due or payable under each derivative contract. Notional principal amounts are often used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.

During the second quarter of fiscal 2008, the Company entered into an interest rate swap contract involving the exchange of the Company’s floating rate interest rate payment on its $7.5 million in floating rate preferred securities for a fixed rate interest payment without the exchange of the underlying principal amount. This hedge relationship fails to qualify for the assumption of no ineffectiveness (short cut method) as defined by U.S. generally accepted accounting principles. Therefore, the Company accounts for this hedge relationship as a cash flow hedge. The cumulative change in fair value of the hedging derivative, to the extent that it is expected to be offset by the cumulative change in anticipated interest cash flows from the hedged exposure, will be deferred and reported as a component of other comprehensive income (OCI). Any hedge ineffectiveness will be charged to current earnings. Consistent with the risk management objective and the hedge accounting designation, management measured the degree of hedge effectiveness by comparing the cumulative change in anticipated interest cash flows from the hedged exposure over the hedging period to the cumulative change in anticipated cash flows from the hedging derivative. Management will utilize the “Hypothetical Derivative Method” to compute the cumulative change in anticipated interest cash flows from the hedged exposure. To the extent that the cumulative change in anticipated cash flows from the hedging derivative offsets from 80% to 125% of the cumulative change in anticipated interest cash flows from the hedged exposure, the hedge will be deemed effective. The Company will use the Hypothetical Derivative Method to measure ineffectiveness. Under this method, the calculation of ineffectiveness will be done by using the change in fair value of the hypothetical derivative. That is, the swap will be recorded at fair value on the balance sheet and other comprehensive income will be adjusted to an amount that reflects the lesser of either the cumulative change in fair value of the swap or the cumulative change in the fair value of the hypothetical derivative instrument. Management will determine the ineffectiveness of the hedging relationship by comparing the cumulative change in anticipated interest cash flows from the hedged exposure over the hedging period to the cumulative change in anticipated cash flows from the hedging derivative. Any difference between these two measures will be deemed hedge ineffectiveness and recorded in current earnings. As of September 30, 2011 the hedge instrument was deemed to be effective, therefore, no amounts were charged to current earnings. The Company does not expect to reclassify any hedge-related amounts from accumulated other comprehensive income (loss) to earnings over the next twelve months.

The pay fixed interest rate swap contract outstanding at September 30, 2011 is being utilized to hedge $7.5 million in floating rate preferred securities. Below is a summary of the interest rate swap contract and the terms at September 30, 2011:

	Notional	Pay	Receive	Maturity	Unrealized
(Dollar amounts in thousands)	Amount	Rate	Rate(*)	Date	Gain	Loss
Cash flow hedge	$7,500	5.32%	1.71%	12/15/2012	$—	$328

(*)	Variable receive rate based upon contract rates in effect at September 30, 2011

During the first quarter of fiscal 2009, the Bank originated a $1.0 million fixed rate loan for one of its commercial mortgage loan customers and simultaneously entered into an offsetting fixed interest rate swap contract with PNC Bank, National Association (“PNC”). The Bank pays PNC interest at the same fixed rate on the same notional amount as the customer pays to the Bank on the commercial mortgage loan, and receives interest from PNC at a floating rate on the same notional amount. This interest rate hedging program helps the Bank limit its interest rate risk while at the same time helps the Bank meet the financing needs and interest rate risk management needs of its commercial customers. The Company accounts for this hedge relationship as a fair value hedge. This interest rate swap contract was recorded at fair value with any resulting gain or loss recorded in current period earnings. For the fiscal period ended September 30, 2011 and 2010 the Company recorded a loss of $4,000 and $10,000, respectively, relating to this contract. As of September 30, 2011, the notional amount of the customer related interest rate derivative financial instrument was $949,000, compared to $966,000 at September 30, 2010.

Note 19 – Federal Home Loan Bank (“FHLB”) Stock Dividends

The FHLB of Pittsburgh historically paid quarterly cash dividends, which were last paid on November 17, 2008 at an annualized rate of 2.35%. In December 2008, the FHLB announced that it was suspending dividend payments beginning with the dividend payment that would have been payable in the March 2009 quarter in an effort to retain capital. In addition, the historical practice of repurchasing excess capital stock from members of the FHLB was also suspended. However, on October 20, 2010, February 22, 2011, April 28, 2011 and again on July 29, 2011 the FHLB announced the repurchase of approximately $200 million in excess capital stock. The amount of excess capital stock repurchased from any member was the lesser of 5% of the member’s total capital stock outstanding or its excess capital stock outstanding. The Bank’s investment in the FHLB of Pittsburgh was $8.2 million and $10.0 million at September 30, 2011 and 2010, respectively, and is valued at the par issue amount of $100 per share.

Note 20 – Fidelity Bancorp, Inc. Financial Information (Parent Company Only)

Following are condensed financial statements for the parent company:

Condensed Statements of Financial Condition

	September 30,
	2011	2010
	(Dollar amounts in thousands)
Assets
Cash	$967	$650
Investment in subsidiary bank	53,790	52,601
Investment in unconsolidated subsidiary trust	232	232
Securities available-for-sale	2,024	2,869
Other assets	1,600	1,596

Total Assets	$58,613	$57,948

Liabilities and Stockholders’ Equity
Liabilities:
Subordinated debentures	$7,732	$7,732
Other liabilities	390	630

Total Liabilities	8,122	8,362
Total Stockholders’ Equity	50,491	49,586

Total Liabilities and Stockholders’ Equity	$58,613	$57,948

Condensed Statements of Income

	Years Ended September 30,
	2011	2010
	(Dollar amounts in thousands)
Dividends from subsidiary	$4	$4
Interest income	115	182
Interest expense	(408)	(409)
Realized gain on sales of securities, net	5	143
Impairment losses on securities	(221)	—
Other income	420	200
Other expense	(163)	(187)

Loss Before Equity in Undistributed
Earnings of Subsidiary and Income Taxes	(248)	(67)
Income tax benefit	93	33
Equity in undistributed earnings of subsidiary	1,690	712

Net Income	$1,535	$678

Condensed Statements of Cash Flows

	Years Ended September 30,
	2011	2010
Cash Flows from Operating Activities:	(Dollar amounts in thousands)
Net income	$1,535	$678
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Equity in undistributed earnings of subsidiary	(1,690)	(712)
Gain on sale of securities available-for-sale	(5)	(143)
Impairment losses on securities	221	—
Changes in other liabilities	250	—
Other changes, net	(51)	29

Net Cash Provided by (Used in) Operating Activities	260	(148)

Cash Flows from Investing Activities:
Sale of securities available-for-sale	135	658
Maturities of securities available-for-sale	500	—
Net Cash Provided by Investing Activities	635	658

Cash Flows from Financing Activities:
Stock options exercised	1	7
Sale of stock thorough Dividend Reinvestment Plan	16	15
Dividends paid	(595)	(595)

Net Cash Used in Financing Activities	(578)	(573)

Net Increase (Decrease) in Cash and Cash Equivalents	317	(63)
Cash and Cash Equivalents — Beginning	650	713

Cash and Cash Equivalents — Ending	$967	$650

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

July 19, 2012

by and among

WESBANCO, INC.,

WESBANCO BANK, INC.,

FIDELITY BANCORP, INC.

and

FIDELITY SAVINGS BANK

A-i

A-ii

GLOSSARY OF DEFINED TERMS

The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

“401(k) Plan”	—	Section 5.11(b)
“Acquisition Proposal”	—	Section 5.03(a)
“Acquisition Transaction”	—	Section 5.03(a)
“Age Discrimination in Employment Act”	—	Section 3.01(t)(ii)
“Agreement”	—	Preamble
“Average Closing Price”	—	Section 11.01(d)(iv)(2)
“Bank Merger”	—	Preamble
“Bank Secrecy Act”	—	Section 3.01(gg)
“BHC Act”	—	Section 3.01(a)(i)
“Buyer”	—	Preamble
“Buyer Balance Sheet Date”	—	Section 4.01(g)
“Buyer Compensation and Benefit Plans”	—	Section 4.01(t)(i)
“Buyer Consultants”	—	Section 4.01(t)(i)
“Buyer Contracts”	—	Section 4.01(c)(i)
“Buyer Directors”	—	Section 4.01(t)(i)
“Buyer Disclosure Schedule”	—	Preamble
“Buyer Employees”	—	Section 4.01(t)(i)
“Buyer ERISA Affiliate”	—	Section 4.01(t)(iii)
“Buyer ERISA Affiliate Plan”	—	Section 4.01(t)(iii)
“Buyer Filed SEC Documents”	—	Section 4.01(l)
“Buyer Financial Statements”	—	Section 4.01(g)
“Buyer Loans”	—	Section 4.01(o)(ii)
“Buyer Officers”	—	Section 4.01(t)(i)
“Buyer Pension Plan”	—	Section 4.01(t)(ii)
“Buyer Ratio”	—	Section 11.01(d)(2)
“Buyer SEC Documents”	—	Section 4.01(f)(i)
“Buyer Shares” and “Buyer Share”	—	Preamble
“Buyer Stock Option Plans”	—	Section 4.01(c)(i)
“Buyer Sub”	—	Preamble
“Buyer Subsidiary” or “Buyer Subsidiaries”	—	Section 4.01(l)
“Buyer Subsidiary Real Estate Collateral”	—	Section 4.01(w)
“Buyer Top-up Notice”	—	Section 11.01(d)(iv)(2)
“Buyer’s Financial Advisor”	—	Section 4.01(i)
“Classified Buyer Loans”	—	Section 4.01(o)(ii)
“Classified Loans”	—	Section 3.01(k)(ii)
“Closing”	—	Section 9.01
“Closing Date”	—	Section 9.01
“Code”	—	Preamble
“Common Stock Merger Consideration”	—	Section 2.01(a)
“Compensation and Benefit Plans”	—	Section 3.01(t)(i)
“Constituent Corporations”	—	Preamble
“Continuing Employees”	—	Section 6.02(a)
“Converted Seller Restricted Stock”	—	Section 2.02(b)
“Costs”	—	Section 6.06(a)
“CRA”	—	Section 3.01(u)(i)
“Defined Benefit Pension Plan”	—	Section 6.02(a)
“Department”	—	Section 1.03

A-iii

“Dissenting Seller Preferred Stock”	—	Section 2.04
“DOL”	—	Section 3.01(t)(iii)
“DPC Shares”	—	Section 2.01(b)
“DRIP”	—	Section 3.01(b)(i)
“Effective Time”	—	Section 1.03
“Employee Stock Ownership Plan”	—	Section 6.02(a)
“Environmental Law”	—	Section 3.01(y)
“ERISA”	—	Section 3.01(t)(i)
“ESOP”	—	Section 5.11(a)
“Exchange Act”	—	Section 2.03(k)
“Exchange Agent”	—	Section 2.03(a)
“Exchange Fund”	—	Section 2.03(b)
“Exchange Ratio”	—	Section 2.01(a)
“Fair Credit Reporting Act”	—	Section 3.01(ff)
“FDIC”	—	Section 3.01(l)
“Federal Reserve”	—	Section 3.01(k)(ii)
“FHLB”	—	Section 3.01(l)
“GAAP”	—	Section 3.01(f)
“Governmental Authority”	—	Section 3.01(q)
“Gramm-Leach-Bliley Act”	—	Section 3.01(ff)
“Hazardous Substances”	—	Section 3.01(y)
“HSR Act”	—	Section 3.01(w)
“IIPI”	—	Section 3.01(ff)
“Indemnified Party”	—	Section 6.06(a)
“Index Price”	—	Section 11.01(d)(iv)(2)
“Index Ratio”	—	Section 11.01(d)(2)
“Information”	—	Section 7.01
“Insider Transactions”	—	Section 3.01(k)(ii)
“Insurance Amount”	—	Section 6.06(c)
“IRS”	—	Section 3.01(m)
“Junior Subordinated Debt”	—	Section 4.01(c)(i)
“K&L”	—	Section 8.01(c)
“Loans”	—	Section 3.01(k)(i)
“Loan Assets”	—	Section 3.01(j)
“Loan Documentation”	—	Section 3.01(j)
“material”	—	Section 3.01(a)(iv)
“material adverse effect” or “material adverse change”	—	Section 3.01(a)(iv)
“Merger”	—	Preamble
“Merger Consideration”	—	Section 2.01(c)
“Nasdaq”	—	Section 3.01(w)
“Nasdaq GM”	—	Section 3.01(p)
“NDA”	—	Section 12.03
“Notice of Superior Proposal”	—	Section 5.03(e)
“PA DOB”	—	Section 3.01(a)(ii)
“Patriot Act”	—	Section 3.01(gg)
“PBCL”	—	Section 1.01
“PBGC”	—	Section 3.01(t)(iii)
“PCBs”	—	Section 3.01(y)
“Per Share Consideration”	—	Section 11.01(d)(iv)(2)
“Preferred Stock Merger Consideration”	—	Section 2.01(c)
“Proxy Statement/Prospectus”	—	Section 7.06(a)
“Registration Statement”	—	Section 7.06(a)

A-iv

“Regulatory Authorities”	—	Section 3.01(p)
“Required Seller Vote”	—	Section 3.01(ii)
“Representatives”	—	Section 7.01
“Rights Plan”	—	Section 3.01(b)(ii)
“Sarbanes-Oxley Act”	—	Section 3.01(u)(iv)
“SEC”	—	Section 3.01(c)
“Securities Act”	—	Section 3.01(g)(i)
“Seller”	—	Preamble
“Seller Appointee”	—	Section 6.07(a)
“Seller Balance Sheet Date”	—	Section 3.01(f)
“Seller Board”	—	Section 5.03(b)
“Seller Board Recommendation”	—	Section 7.06(f)
“Seller Certificate”	—	Section 2.03(c)
“Seller Consultants”	—	Section 3.01(t)(i)
“Seller Contracts”	—	Section 3.01(x)
“Seller’s Counsel”	—	Section 8.02(c)
“Seller Directors”	—	Section 3.01(t)(i)
“Seller Disclosure Schedule”	—	Preamble
“Seller Employees”	—	Section 3.01(t)(i)
“Seller ERISA Affiliate”	—	Section 3.01(t)(iii)
“Seller ERISA Affiliate Plan”	—	Section 3.01(t)(iii)
“Seller Filed SEC Documents”	—	Section 3.01(h)
“Seller’s Financial Advisors”	—	Section 3.01(r)
“Seller Financial Statements”	—	Section 3.01(f)
“Seller Meeting”	—	Section 7.06(e)
“Seller Officers”	—	Section 3.01(t)(i)
“Seller Pension Plan”	—	Section 3.01(t)(ii)
“Seller Preferred Stock”	—	Section 3.01(b)(i)
“Seller Real Properties”	—	Section 3.01(n)
“Seller Representatives”	—	Section 5.03(a)
“Seller Restricted Stock”	—	Section 3.01(b)(i)
“Seller SEC Documents”	—	Section 3.01(g)(i)
“Seller Shares” and “Seller Share”	—	Preamble
“Seller Stock Award”	—	Section 2.02(b)
“Seller Stock Options”	—	Section 2.02(a)
“Seller Stock Option and Benefit Plans”	—	Section 2.02(a)
“Seller Sub”	—	Preamble
“Seller Subsidiary” and “Seller Subsidiaries”	—	Section 3.01(a)(ii)
“Seller Subsequent Determination”	—	Section 5.03(e)
“Seller Subsidiary Real Estate Collateral”	—	Section 3.01(y)
“Seller Walkaway Right”	—	Section 11.01(d)(iv)
“Seller Warrant”	—	Section 2.02(c)
“Series B Preferred Stock”	—	Section 2.01(c)
“Starting Date”	—	Section 11.01(d)(iv)(2)
“Starting Price”	—	Section 11.01(d)(iv)(2)
“Subsidiary”	—	Section 3.01(c)
“Superior Proposal”	—	Section 5.03(e)
“Surviving Bank Corporation”	—	Section 1.02
“Surviving Corporation”	—	Section 1.01
“Takeover Laws”	—	Section 3.01(z)
“Tax” or “Taxes”	—	Section 3.01(m)
“Tax Returns”	—	Section 3.01(m)

A-v

“Termination Fee”	—	Section 11.02(b)
“Treasury Department”	—	Section 2.02(c)
“Trust Account Shares”	—	Section 2.01(b)
“Updated Buyer Disclosure Schedule”	—	Section 6.04
“Updated Seller Disclosure Schedule”	—	Section 5.02
“Voting Agreement”	—	Preamble
“Voting Agreement Shareholders”	—	Preamble
“Seller’s Counsel”	—	Section 8.02(c)
“Walkaway Determination Date”	—	Section 11.01(d)(iv)(2)
“Warrant Purchase”	—	Section 7.09
“WBC Series B Preferred Stock”	—	Section 2.01(c)
“West Virginia Secretary of State”	—	Section 1.03
“WVBCA”	—	Section 1.01

A-vi

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 19, 2012, is made and entered into by and among WesBanco, Inc., a West Virginia corporation (“Buyer”), WesBanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of Buyer (“Buyer Sub”), Fidelity Bancorp, Inc., a Pennsylvania corporation (“Seller”), and Fidelity Savings Bank, a Pennsylvania state-chartered stock savings bank and a wholly-owned subsidiary of Seller (“Seller Sub”). Buyer and Seller are sometimes hereinafter collectively referred to as the “Constituent Corporations.”

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Seller, Seller Sub, Buyer and Buyer Sub have each determined that it is in the best interests of their respective corporations and shareholders for Buyer to acquire Seller pursuant to a merger of Seller with and into Buyer (the “Merger”) and, immediately after the Merger, a merger of Seller Sub with and into Buyer Sub (the “Bank Merger”), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Boards of Directors of Seller, Seller Sub, Buyer and Buyer Sub have each approved this Agreement and the consummation of the transactions contemplated hereby; and

WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, Seller will cease to have a separate corporate existence and the shareholders of Seller will receive from Buyer in exchange for each share of common stock, $0.01 par value, of Seller (individually “Seller Share” and collectively “Seller Shares”), (a) $4.50 in cash, and (b) 0.8275 shares of common stock, $2.0833 par value per share, of Buyer (individually, a “Buyer Share” and collectively, the “Buyer Shares”), as may be adjusted as provided herein, and any outstanding shares of Seller Preferred Stock as of the Effective Time will be converted into shares of preferred stock of the Buyer all as determined in accordance with the terms of this Agreement; and

WHEREAS, as a condition to the willingness of Buyer to enter into this Agreement, the directors and executive officers of Seller listed on Exhibit A hereto (the “Voting Agreement Shareholders”) have each entered into a Voting Agreement, dated as of the date hereof, with Buyer (each a “Voting Agreement”), pursuant to which each Voting Agreement Shareholder has agreed, among other things, to vote such Voting Agreement Shareholder’s Seller Shares in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger and the Bank Merger contemplated by this Agreement each qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of the Code and the Treasury Regulations promulgated thereunder; and

WHEREAS, Seller has previously provided to Buyer a schedule disclosing additional information about Seller (the “Seller Disclosure Schedule”), and Buyer has previously provided to Seller a schedule disclosing additional information about Buyer (the “Buyer Disclosure Schedule”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and the Bank Merger and also to prescribe certain conditions to the Merger and the Bank Merger.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

THE MERGER

1.01. Merger; Surviving Corporation

Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), Seller shall merge with and into Buyer in accordance with the West Virginia Business Corporation Act (the “WVBCA”) and the Pennsylvania Business Corporation Law (the “PBCL”). Buyer shall be the continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of West Virginia and shall be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term “Surviving Corporation” refers to Buyer at and after the Effective Time. As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted in the manner provided in Article Two.

1.02. Bank Merger; Surviving Bank Corporation

Upon the terms and subject to the conditions of this Agreement, immediately after the Effective Time (as defined in Section 1.03), Seller Sub shall merge with and into Buyer Sub in accordance with the WVBCA, the state banking code of West Virginia, the PBCL and the Pennsylvania Banking Code of 1965. Buyer Sub shall be the continuing and surviving bank corporation in the Bank Merger, shall continue to exist under the laws of the State of West Virginia and shall continue its separate corporate existence after the Effective Time. As used in this Agreement, the term “Surviving Bank Corporation” refers to Buyer Sub at and after the Effective Time. As a result of the Bank Merger, the outstanding shares of capital stock of Seller Sub shall be converted in the manner provided in Section 2.06.

1.03. Effective Time

The Merger and the Bank Merger shall become effective at the time set forth in the respective articles of merger for both the Merger and the Bank Merger that shall be filed with the Secretary of State of the State of West Virginia (the “West Virginia Secretary of State”) and the articles of merger that shall be filed with the Department of State of the Commonwealth of Pennsylvania (the “Department”) on or before the Closing Date; provided, however, that the Bank Merger shall not become effective until after the Merger has become effective. The date and time at which the Merger shall become effective is referred to in this Agreement as the “Effective Time.”

1.04. Effects of the Merger

At the Effective Time:

(a)	the articles of incorporation of Buyer as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation;

(b)	the bylaws of Buyer as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation;

(c)	subject to Section 6.07(a), the directors of Buyer immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation;

(d)	the officers of Buyer immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation;

(e)	each Buyer Share that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger;

(f)	the Merger shall have the effects prescribed in Section 31D-11-1107 of the WVBCA and Section 1929 of the PBCL; and

(g)	the location of the principal office of the Surviving Corporation shall be One Bank Plaza, Wheeling, WV 26003.

1.05. Effects of the Bank Merger

Immediately following the Effective Time of the Bank Merger:

(a)	the articles of incorporation of Buyer Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Bank Corporation;

(b)	the bylaws of Buyer Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank Corporation; and

(c)	the Bank Merger shall have the effects prescribed in Section 31D-11-1107 of the WVBCA and Section 1929 of the PBCL and Section 1609 of the Pennsylvania Banking Code of 1965.

1.06. Tax Consequences

It is intended that the Merger and the Bank Merger shall each constitute a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE TWO

CONVERSION OF SHARES AND OPTIONS; SURRENDER OF CERTIFICATES

2.01. Conversion of Seller Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub or the holder of any of the following securities:

(a)	Subject to the other provisions of this Article Two and the potential additional payment or adjustment as provided in Section 11.01(d)(iv), each Seller Share issued and outstanding immediately prior to the Effective Time (other than (i) Seller Shares held directly or indirectly by Buyer or Seller or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 2.01(b) hereof), and (ii) shares of Seller Restricted Stock (as defined in Section 3.01(b))) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, subject to the provisions set forth in this Agreement, (i) 0.8275 (the “Exchange Ratio”) Buyer Shares and (ii) $4.50 in cash, without interest. The number of Buyer Shares issued, together with the amount of cash to be paid, pursuant to this Section 2.01 is referred to herein as the “Common Stock Merger Consideration”.

(b)

At the Effective Time, all Seller Shares that are owned directly or indirectly by Buyer or Seller or any of their respective Subsidiaries (other than Seller Shares (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary or agency capacity for the benefit of third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or Seller, as the case may be, being referred to herein as “Trust Account Shares”) or (y) held by Buyer or Seller or any of their respective Subsidiaries, directly or indirectly, in respect of a debt previously contracted (any such Seller Shares, and Buyer Shares which are similarly held, being referred to herein as “DPC Shares”)) shall be cancelled and shall cease to exist and no Buyer Shares, cash or other consideration shall be delivered in exchange therefor. At the Effective Time, all Buyer Shares that are owned by Seller or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer without any consideration therefor.

(c)	In the event each issued and outstanding share of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, stated liquidation amount $1,000 per share, of Seller (the “Series B Preferred Stock”) is not purchased or redeemed prior to or contemporaneous with the Effective Time, then each share of the Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall as of the Effective Time automatically be converted into and shall thereafter represent the right to receive, subject to the other provisions of this Article 2, one share (the “Preferred Stock Merger Consideration” and, together with the Common Stock Merger Consideration, the “Merger Consideration”) of the WBC Preferred Stock to be designated, prior to the Closing Date, as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, stated liquidation amount $1,000 per share (the “WBC Series B Preferred Stock”), and otherwise having rights, preferences, privileges and voting powers such that the rights, preferences, privileges and voting powers of the Series B Preferred Stock are not adversely affected by such conversion and having rights, preferences and privileges and voting powers, and limitations and restrictions that, taken as a whole, are not materially less favorable than the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series B Preferred Stock immediately prior to such conversion, taken as a whole.

2.02. Seller Stock Options, Seller Restricted Stock and Seller Warrant

(a)	Seller shall take all requisite action so that, at the Effective Time, each option to acquire Seller Shares (each, a “Seller Stock Option”) granted under Seller’s stock compensation and stock based incentive plans (the “Seller Stock Option and Benefit Plans”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub, the holder of such Seller Stock Option or any other person or entity, cancelled and converted into the right to receive from Seller at the Effective Time an amount in cash, without interest, equal to the product of (x) the aggregate number of Seller Shares subject to such Seller Stock Option, multiplied by (y) the excess, if any, of $22.50 over the per share exercise price under such Seller Stock Option, less any Taxes required to be deducted or withheld in accordance with Section 2.03(i).

(b)

Seller shall take all requisite action so that, at the Effective Time, each share of Seller Restricted Stock, other restricted stock award, deferred stock award, stock appreciation right and other right, contingent or accrued, to acquire or receive Seller Shares or benefits measured by the value of such shares, and each award of any kind consisting of Seller Shares that may be held, awarded, outstanding, payable or reserved for issuance under any Compensation and Benefits Plans, other than Seller Stock Options (each, a “Seller Stock Award”) immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub, the holder of such Seller Stock Award or any other person or entity, cancelled and converted into the right to receive from Seller at the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of Seller Shares in respect of such Seller Stock Award, multiplied by (y) $22.50, less any Taxes required to be deducted or withheld in accordance with Section 2.03(i). Notwithstanding the previous sentence, if any shares of Series B Preferred Stock are held by the Treasury Department at the Effective Time, then the shares of Seller Restricted Stock set forth in Section 2.02(b) of the Seller Disclosure Schedule (the “Converted Seller Restricted Stock”) shall not become entitled to receive the consideration set forth in the preceding sentence. Instead, at the Effective Time, each share of Converted Seller Restricted Stock shall be converted into the right to acquire the number of Buyer Shares, determined by multiplying the number of shares of Converted Seller Restricted Stock immediately prior to the Effective Time by the sum of (i) the Exchange Ratio and (ii) the quotient determined by dividing $4.50 by the average of the closing sale prices of Buyer Shares as reported on the Nasdaq for each of the ten consecutive trading days ending with the date of this Agreement (rounded down, if necessary, to a whole Buyer Share). Except as specifically provided in this Section 2.02(b), following the Effective Time, each such share of Converted Seller Restricted Stock shall otherwise be subject to the same terms and conditions as were applicable to the Seller Restricted Stock under the applicable Seller Compensation and Benefit Plans and related Seller award agreements immediately prior to the Effective Time; provided, however, that after the Effective Time, no Converted Seller Restricted Stock shall vest and become unrestricted Buyer Shares at any time during which any shares of WBC Series B Preferred Stock are held by the Treasury Department.

(c)	The right of the U.S. Department of the Treasury (the “Treasury Department”) to receive Seller Shares upon exercise of that certain Warrant (the “Seller Warrant”) issued on December 12, 2008 to the Treasury Department in connection with the issuance of Seller’s Series B Preferred Stock, to the extent the Warrant Purchase is not consummated at or prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of any person, be converted automatically into the right of the Treasury Department to exercise the Seller Warrant to acquire:

(i) that number of Buyer Shares equal to the product of (x) the number of Seller Shares that were purchasable pursuant to the Seller Warrant immediately prior to the Effective Time and (y) the Exchange Ratio, rounded to the nearest one-hundredth (1/100th) of a share; and

(ii) an aggregate amount in cash equal to the amount obtained by multiplying (x) $4.50 by (y) the number of Seller Shares that were purchasable pursuant to the Seller Warrant immediately prior to the Effective Time, rounded to the nearest one-tenth (1/10th) of a cent;

and Buyer shall otherwise assume the rights and obligations of Seller under the Warrant subject to and in accordance with the provisions of the Warrant; provided, however, that after the Effective Time, the provisions of the Warrant shall be appropriately adjusted in accordance with the foregoing and Section 13(E) of the Warrant. If the Warrant Purchase is consummated at or prior to the Effective Time, the Seller Warrant shall be cancelled and shall cease to exist as of the Effective Time.

(d)	At or prior to the Effective Time, Seller, the Seller Board (as defined in Section 5.03(b)) and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any Seller or Seller Sub employee consents) that may be necessary to effectuate the provisions of paragraphs (a), (b) and (c) of this Section 2.02.

2.03. Exchange and Payment Procedures

(a)	Exchange Agent. Buyer shall designate Computershare Investor Services, LLC or such other entity as shall reasonably be selected by Buyer and reasonably acceptable to Seller to act as agent (the “Exchange Agent”) for purposes of conducting the exchange and payment procedures as described in this Section 2.03. Seller shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(b)

Deposit with Exchange Agent; Exchange Fund. Immediately prior to the the Effective Time, Buyer shall provide to the Exchange Agent the aggregate number of Buyer Shares and an amount in cash representing the Merger Consideration, together with cash to be paid in lieu of fractional shares pursuant to Section 2.03(f) hereto, all of which shall be held by the Exchange Agent in trust for the holders of Seller Shares (collectively, the “Exchange Fund”). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Buyer Shares held by it from time to time hereunder, except that it shall receive and hold for the benefit of the recipients of the

Buyer Shares until distributed thereto pursuant to the provisions of this Agreement any dividends or other distributions paid or distributed with respect to such Buyer Shares for the account of the persons entitled thereto. The Exchange Fund shall not be used for any purpose other than as set forth in this paragraph. The Exchange Agent shall invest cash in the Exchange Fund, as directed by Buyer, on a daily basis; provided, however, that all such investments shall be in (1) obligations of, or guaranteed by, the United States of America, (2) commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard and Poor’s Corporation, or (3) certificates of deposit of commercial banks (not including any Subsidiary (as defined in Section 3.01(c)) or affiliate of Buyer) with capital exceeding $1.0 billion. All interest and other income resulting from such investments shall be paid to Buyer.

(c)	Surrender of Seller Certificates. As promptly as practicable after the Effective Time, Buyer shall send or cause to be sent to each former holder of record of Seller Shares transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Seller Shares shall pass only upon proper delivery of such certificates to the Exchange Agent). Each holder of an outstanding certificate or certificates which prior to the Effective Time represented Seller Shares (“Seller Certificate”), who surrenders such Seller Certificate to the Exchange Agent shall, upon acceptance thereof by the Exchange Agent, be entitled to receive (a) the Common Stock Merger Consideration, (b) any cash in lieu of fractional shares into which the Seller Shares represented by the Seller Certificate have been converted, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the Merger, and (d) subject to compliance with Section 7.08, any dividend or distribution with respect to Seller’s Shares with a record date prior to the Effective Time, in each case without interest. The Exchange Agent shall accept such Seller Certificate upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices and shall as promptly as practicable, but in no event later than 3 business days after receipt of the Seller Certificate, issue the certificates representing Buyer Shares and/or cash in accordance with this Agreement. Each Seller Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (a) the Common Stock Merger Consideration, (b) any cash in lieu of fractional shares into which the Seller Shares represented by the Seller Certificate have been converted, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the Merger, and (d) subject to compliance with Section 7.08, any dividend or distribution with respect to Seller’s Shares with a record date prior to the Effective Time, in each case without interest. No dividends or other distributions with a record date after the Effective Time with respect to Buyer Shares shall be paid to the holder of any unsurrendered Seller Certificate until the holder thereof shall surrender such Seller Certificate in accordance with this Section 2.03(c). After the surrender of a Seller Certificate in accordance with this Section 2.03(c), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Buyer Shares represented by such Seller Certificates. After the Effective Time, there shall be no further transfer on the records of Seller of a Seller Certificate representing Seller Shares and, if any such Seller Certificate is presented to Seller for transfer, it shall be canceled against delivery of the Common Stock Merger Consideration as provided in Article Two.

(d)	Lost, Stolen or Destroyed Certificates. If there shall be delivered to the Exchange Agent by any person who is unable to produce any Seller Certificate for Seller Shares for surrender to the Exchange Agent in accordance with this Section 2.03:

(i)	evidence to the reasonable satisfaction of the Surviving Corporation that such Seller Certificate has been lost, wrongfully taken, or destroyed;

(ii)	such security or indemnity as reasonably may be requested by the Surviving Corporation to save it harmless (which may include the requirement to obtain a third party bond or surety); and

(iii)	evidence, to the reasonable satisfaction of the Surviving Corporation, that such person was the owner of the Seller Shares theretofore represented by each such Seller Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such Seller Certificate for exchange pursuant to this Agreement;

then the Exchange Agent, in the absence of actual notice to it that any Seller Shares theretofore represented by any such Seller Certificate have been acquired by a bona fide purchaser, shall deliver to such person (a) the Common Stock Merger Consideration, (b) any cash in lieu of fractional shares into which the Seller Shares represented by the Seller Certificate have been converted, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the Merger, and (d) subject to compliance with Section 7.08, any dividend or distribution with respect to Seller’s Shares with a record date prior to the Effective Time, in each case without interest, that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Seller Certificate.

(e)	No Further Ownership Rights in Seller Shares. All cash and Buyer Shares issued upon conversion of Seller Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Seller Shares; subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Seller (but only in compliance with the terms of this Agreement) on such Seller Shares prior to the Effective Time and which remain unpaid at the Effective Time, subject to compliance with Section 7.08.

(f)	No Fractional Buyer Shares.

(i)	No certificates or scrip representing fractional Buyer Shares shall be issued upon the surrender for exchange of Seller Certificates evidencing Seller Shares, and such fractional Buyer Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

(ii)	Each holder of Seller Shares who would otherwise be entitled to receive a fractional Buyer Share shall instead receive from the Exchange Agent an amount of cash, without interest, equal to the product obtained by multiplying (a) the fractional Buyer Share interest to which such holder (after taking into account all Seller Shares held at the Effective Time by such holder) would otherwise be entitled by (b) $18.00.

(g)	Termination of Exchange Fund. Any portion of the Exchange Fund delivered to the Exchange Agent by Buyer pursuant to Section 2.03(b) which remains undistributed to the shareholders of Seller for 12 months after the Effective Time may be delivered to the Surviving Corporation, upon Buyer’s demand, and any shareholders of Seller who have not theretofore complied with this Article Two shall thereafter look only to the Surviving Corporation for payment of the Common Stock Merger Consideration, any cash in lieu of fractional Buyer Share interest and any dividends or distributions with respect to Buyer Shares issuable in the Merger, in each case without interest.

(h)	No Liability. None of Buyer, Seller, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of Seller Shares for any payment of the Common Stock Merger Consideration, any cash in lieu of fractional Buyer Share interest or any dividends or distributions with respect to Buyer Shares issuable in the Merger delivered to a public official as and if required by any applicable abandoned property, escheat or similar law.

(i)

Withholding Rights. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Seller Certificates such amounts as Buyer or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Seller Certificates in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Exchange Agent.

(j)	Waiver. The Surviving Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

(k)	Section 16 Exemption. Prior to the Effective Time, Buyer and Seller shall take all such steps as may be required to cause any acquisitions of Buyer equity securities (including derivative securities with respect to any Buyer equity securities) and dispositions of Seller equity securities (including derivative securities with respect to any Seller equity securities) resulting from the transactions contemplated by this Agreement by each individual who is anticipated to be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) with respect to Buyer, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

2.04. Limited Dissenters’ Rights

Anything contained in this Agreement or elsewhere to the contrary notwithstanding, except for shares of Series B Preferred Stock to the extent provided in this Section 2.04, no outstanding Seller Shares or other shares of the Seller’s capital stock shall have any dissenters’ rights of appraisal under the PBCL. In the event each issued and outstanding share of Series B Preferred Stock is not purchased or redeemed prior to or contemporaneous with the Effective Time, if any holder of an outstanding share of Series B Preferred Stock who is entitled to demand and properly demands appraisal for their Series B Preferred Stock in accordance with Subchapter D of the PBCL (“Dissenting Seller Preferred Stock”), then such shares of Dissenting Seller Preferred Stock shall not be converted into the right to receive the Preferred Stock Merger Consideration, and instead:

(a)	Each such share of Dissenting Seller Preferred Stock shall nevertheless be deemed to be extinguished at the Effective Time as provided elsewhere in this Agreement; and

(b)	Each holder perfecting such dissenters’ rights shall thereafter have only such rights (and shall have such obligations) as are provided in Subchapter D of the PBCL, and the Surviving Corporation shall not be required to deliver the Preferred Stock Merger Consideration to such person in substitution for each such share of Dissenting Seller Preferred Stock in accordance with this Agreement; provided, however, that if any such person shall have failed to perfect or shall withdraw or lose such holder’s rights under the PBCL, each such holder’s Dissenting Seller Preferred Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Preferred Stock Merger Consideration, without any interest thereon.

No holder of Dissenting Seller Preferred Stock shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by a holder of Dissenting Seller Preferred Stock shall be invalid, unless and until the demand for “fair value” made in respect of such Dissenting Seller Preferred Stock shall have been or is deemed to have been withdrawn.

2.05. Anti-Dilution Provisions

Except as disclosed in Section 2.05 of the Buyer Disclosure Schedule, in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Buyer Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities (or Buyer establishes a record date for effecting any such change to the outstanding Buyer Shares) as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar changes in Buyer’s capitalization, appropriate and proportionate adjustment shall be made to the Merger Consideration. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

2.06. Conversion of Seller Sub Capital Stock

Immediately after the Effective Time, each issued and outstanding share, and each share held in the treasury, of capital stock of Seller Sub shall, by virtue of the Bank Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub or the holder thereof, be canceled without any conversion or issuance of any shares of capital stock of Buyer or Buyer Sub with respect thereto. No shares of Buyer or Buyer Sub shall be issued or exchanged and no consideration shall be given for shares of Seller Sub, and each then-issued and outstanding share, and each share then held in the treasury, of capital stock of Buyer Sub shall, by virtue of the Bank Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub or the holder thereof, continue as one share of capital stock of the Surviving Bank Corporation having the same designations, preferences, limitations, and rights as such share of capital stock of Buyer Sub immediately prior to the Bank Merger.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SUB

3.01. Representations and Warranties of Seller and Seller Sub

Except as set forth on the Seller Disclosure Schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any Section or Subsection thereof shall be deemed listed, described, and disclosed in all other applicable Sections and Subsections even though not expressly set forth in such other Section(s) or subsections(s)), Seller and Seller Sub hereby jointly and severally represent and warrant to Buyer and Buyer Sub as follows:

(a)	Corporate Status.

(i)	Seller is a Pennsylvania corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Seller is duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, has the requisite corporate power and authority to own its property, to carry on its business as presently conducted, but is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Seller. Seller has made available to Buyer true and complete copies of the Articles of Incorporation and Bylaws of Seller, in each case as amended to the date of this Agreement.

(ii)	Seller Sub, FB Capital Statutory Trust III and FBIC, Inc. (each, a “Seller Subsidiary” and collectively, the “Seller Subsidiaries”) are the only Subsidiaries (as that term is defined in Section 3.01(c)) of Seller. Seller Sub is a Pennsylvania state-chartered stock savings bank and is regulated by the Pennsylvania Department of Banking (“PA DOB”). The deposit accounts of Seller Sub are insured by the FDIC (as defined in Section 3.01(l)) to the fullest extent permitted by applicable law, and all premiums and assessments due the FDIC in connection therewith have been appropriately accrued and paid by Seller Sub. Seller Sub is duly organized and validly existing and subsisting under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority, corporate or otherwise, to own its property and to carry on its business as presently conducted, but is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Seller. Seller has made available to Buyer true and complete copies of the governing instruments of Seller Sub, in each case as amended to the date of this Agreement.

(iii)

Each of the Seller Subsidiaries other than Seller Sub has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller.

(iv)	As used in this Agreement, (A) any reference to any event, change or effect being “material” with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole and (B) the terms “material adverse effect” or “material adverse change” means, with respect to an entity, a material adverse effect on the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole or on the ability of such entity to perform its obligations under this Agreement or consummate the Merger or the Bank Merger and the other material transactions contemplated by this Agreement other than, in any case, any state of facts, change, development, event, effect, condition or occurrence (i) resulting from changes in the United States economy or the United States securities markets in general; (ii) resulting from changes in the industries in which Seller or Buyer, as the case may be, operates and not specifically relating to Seller or Buyer, as the case may be; (iii) resulting from any litigation or loss of current or prospective customers, employees or revenues arising from the execution of this Agreement; (iv) resulting from any transaction costs of the Merger generally; (v) resulting from payments made in the nature of severance payments or payments made pursuant to the change in control provisions of employment agreements or change in control or severance plans of Seller or any Seller Subsidiary or payments made pursuant to Section 6.02(b) or losses, charges or expenses resulting from loan sales contemplated by Section 5.09, or (vi) resulting from the redemption or repurchase of the Series B Preferred Stock or Seller Warrant; provided, however, that in no event shall a decrease in the trading price of Seller Shares or Buyer Shares, absent any other event, change or effect which has had or would reasonably be expected to have a material adverse effect, be considered a material adverse effect or material adverse change. Any reference to “knowledge” or “actual knowledge” of a party means, the actual knowledge of the executive officers or directors of the party.

(b)	Capitalization of Seller.

(i)	The authorized capital of Seller consists solely of (A) 10,000,000 Seller Shares, of which 3,068,008 Seller Shares were issued and outstanding as of March 31, 2012, and (B) 5,000,000 shares of preferred stock, par value $0.01 per share (“Seller Preferred Stock”), of which 7,000 shares were issued and outstanding as of March 31, 2012 and 100,000 shares were reserved for issuance pursuant to the Rights Plan (as defined in Section 3.01(b)(ii)). As of March 31, 2012, 610,513 Seller Shares were held in its treasury. 121,387 shares were reserved for issuance pursuant to the Seller Warrant and 130,074 Seller Shares were reserved for issuance pursuant to Seller’s Dividend Reinvestment Plan (the “DRIP”). All outstanding Seller Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All issued Seller Shares have been issued in compliance in all material respects with all applicable federal and state securities laws. As of March 31, 2012, 232,936 Seller Shares were reserved for issuance upon the exercise of outstanding Seller Stock Options. Seller has furnished to Buyer a true, complete and correct copy of the Seller Stock Option and Benefit Plans, and a list of all participants in the Seller Stock Option and Benefit Plans as of the date hereof is set forth in Section 3.01(b)(i) of the Seller Disclosure Schedule, which list identifies the number of Seller Shares subject to Seller Stock Options held by each such participant, the exercise price or prices of such Seller Stock Options and the dates each of the Seller Stock Options was granted, becomes exercisable and expires. As of March 31, 2012, 5,647 shares of restricted stock were issued and outstanding pursuant to all Seller Compensation and Benefits Plans (“Seller Restricted Stock”). Section 3.01(b)(i) of the Seller Disclosure Schedule also sets forth the name of each holder of Seller Restricted Stock, the vesting dates and number of shares held by such holder.

(ii)	As of the date hereof, except for this Agreement, the Seller Stock Options, the Seller Warrant, the Seller Restricted Stock, the Seller Preferred Stock and the Rights Agreement, dated as of March 31, 2003 by and between Seller and Registrar and Transfer Company, as amended by Amendment No. 1 to Rights Agreement, dated March 16, 2005 (as amended, the “Rights Plan”), there are no options, warrants, calls, rights, commitments or agreements of any character to which Seller is a party or by which it is bound obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Seller Shares or obligating Seller to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any Seller Shares except for such obligations arising under the Seller Stock Option and Benefit Plans.

(iii)	Except as disclosed in Section 3.01(b)(iii) of the Seller Disclosure Schedule or as contemplated by the terms of this Agreement, since March 31, 2012, Seller has not (A) issued or permitted to be issued any Seller Shares, or securities exercisable for or convertible into Seller Shares, other than upon exercise of the Seller Stock Options granted prior to the date hereof under the Seller Stock Option and Benefit Plans; (B) repurchased, redeemed or otherwise acquired, directly or indirectly, through any Seller Subsidiary or otherwise, any Seller Shares; or (C) declared, set aside, made or paid to the shareholders of Seller dividends or other distributions on the outstanding Seller Shares.

(iv)	Except as set forth in Section 3.01(b)(iv) of the Seller Disclosure Schedule, no bonds, debentures, notes or other indebtedness of Seller having the right to vote on any matters on which Seller’s shareholders may vote are issued or outstanding.

(c)	Subsidiaries. Seller owns of record and beneficially all of the issued and outstanding equity securities of the Seller Subsidiaries. There are no options, warrants, calls, rights, commitments or agreements of any character to which Seller or any Seller Subsidiary is a party or by which any of them is bound obligating any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of such Seller Subsidiary (other than to Seller) or obligating Seller or such Seller Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to Seller’s rights to vote or to dispose of the equity securities of any Seller Subsidiary, and all of the equity securities of each Seller Subsidiary held by Seller are fully paid and non-assessable and are owned by Seller free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Except as set forth in Section 3.01(c) of the Seller Disclosure Schedule, Seller does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than the Seller Subsidiaries.

For purposes of this Agreement, “Subsidiary” has the meaning ascribed to it in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”).

(d)

Corporate Authority. All corporate actions of Seller and Seller Sub necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by Seller and Seller Sub, have been duly and validly taken, except for the adoption of this Agreement by the Required Seller Vote (as defined in Section 3.01(ii)) and subject, in the case of the consummation of the Merger and the Bank Merger, to the filing and recordation of articles of merger as required by the PBCL and the WVBCA and the issuance of a Certificate of Merger by the PA DOB. The Seller Board has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby, (ii) declaring that it is in the best interests of Seller’s shareholders that Seller enter into this Agreement and consummate the Merger and the Bank Merger on the terms and subject to the conditions set forth in this Agreement, (iii) directing that this Agreement be submitted to a vote at a meeting of Seller’s shareholders to be held as promptly as practicable and

(iv) recommending that Seller’s shareholders adopt this Agreement. The Board of Directors of Seller Sub has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby and (ii) declaring that it is in the best interests of Seller Sub’s sole shareholder that Seller Sub enter into this Agreement and consummate the Bank Merger on the terms and subject to the conditions set forth in this Agreement

(e)	Authorized and Effective Agreement. This Agreement has been duly executed and delivered by Seller and Seller Sub, and assuming the due authorization, execution and delivery by Buyer and Buyer Sub, constitutes a valid and binding obligation of Seller and Seller Sub, enforceable against Seller and Seller Sub in accordance with its terms, except as such enforceability may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. §1818(b), the appointment of a conservator, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Seller and Seller Sub has the right, power, authority and capacity to execute and deliver this Agreement and, subject to obtaining the Required Seller Vote, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

(f)	Financial Statements of Seller. Seller has furnished to Buyer consolidated financial statements of Seller consisting of the consolidated balance sheets as of September 30 for each of the fiscal years 2010 and 2011 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the two years ended September 30, 2011 (the “Seller Balance Sheet Date”), including accompanying notes and the report thereon of S.R. Snodgrass, A.C., dated December 15, 2011, as included in Seller’s Annual Report on Form 10-K for the year ended September 30, 2011, and the unaudited consolidated balance sheets as of March 31, 2012 and the related consolidated statements of income, shareholders’ equity and cash flows for the three and six months then ended, as reported in Seller’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (all of such consolidated financial statements are collectively referred to herein as the “Seller Financial Statements”). The Seller Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Seller and the Seller Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)	SEC Filings; Sarbanes-Oxley.

(i)

Seller and the Seller Subsidiaries have filed all reports, registration statements, proxy statements and information statements required to be filed by Seller or any of the Seller Subsidiaries subsequent to December 31, 2008 under the Securities Act of 1933, as amended (the “Securities Act”), or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act with the SEC (together with all information incorporated therein by reference, the “Seller SEC Documents”), except for any reports, registration statements, proxy statements or information statements the failure to file which would not have a material adverse effect upon Seller. All such filings, at the time of filing (or if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC applicable to such Seller SEC Documents. None of such documents, as subsequently supplemented or amended prior to the date hereof, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)	The records, systems, controls, data and information of Seller and the Seller Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Seller or the Seller Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on Seller. Seller (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to Seller, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Seller by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Seller’s outside auditors and the audit committee of the Seller Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). These disclosures were made in writing by management to Seller’s auditors and audit committee and a copy has previously been made available to Buyer. As of the date hereof, there is no reason to believe that Seller’s chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(iii)	Since December 31, 2008, (i) through the date hereof, neither Seller nor any of the Seller Subsidiaries has received or otherwise had or obtained actual knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or any of the Seller Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Seller or any of the Seller Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Seller or any of the Seller Subsidiaries, whether or not employed by Seller or any of the Seller Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors, employees or agents to the Seller Board or any committee thereof or to any director or officer of Seller.

(iv)	The independent registered public accounting firm engaged to express its opinion with respect to the financial statements included in the Seller SEC Documents is, and has been throughout the periods covered thereby “independent” within the meaning of Rule 2-01 of Regulation S-X. S.R. Snodgrass, A.C. has not resigned or been dismissed as an independent public accountant of Seller as a result of or in connection with any disagreement with Seller on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(v)	Since the date of Seller’s last definitive proxy statement for its annual meeting of its shareholders and except as disclosed in Section 3.01(g) of the Seller Disclosure Schedule, no event has occurred that would be required to be reported by the Seller pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(h)

Absence of Undisclosed Liabilities. Except as set forth in the Seller SEC Documents filed and publicly available prior to the date of this Agreement (the “Seller Filed SEC Documents”) (including the financial statements included therein) or in Section 3.01(h) of the Seller Disclosure Schedule and except as arising hereunder, Seller and the Seller Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at March 31, 2012, other than liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller. Except as set forth in the Seller Filed SEC Documents, resulting from execution of this Agreement, or otherwise disclosed in Section 3.01(h) of the Seller Disclosure Schedule, all debts, liabilities, guarantees and obligations of Seller and the Seller Subsidiaries incurred since the Seller Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

(i)	Absence of Changes. Except (i) as set forth in the Seller Filed SEC Documents, (ii) as set forth in Section 3.01(i) of the Seller Disclosure Schedule, or (iii) in the ordinary course of business consistent with past practice, since the Seller Balance Sheet Date, there has not been any material adverse change in the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole, and, to the actual knowledge of Seller, no fact or condition exists which Seller believes will cause such a material adverse change in the future.

(j)	Loan Documentation. The documentation (“Loan Documentation”) governing or relating to the material loan and credit-related assets (“Loan Assets”) included in the loan portfolio of the Seller Subsidiaries is legally sufficient for the purposes intended thereby and creates enforceable rights of the Seller Subsidiaries in accordance in all material respects with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, except for such insufficiencies as would not have a material adverse effect on Seller. Except as set forth in Section 3.01(j) of the Seller Disclosure Schedule, no debtor under any of the Loan Documentation has asserted as of the date hereof any claim or defense with respect to the subject matter thereof, which claim or defense, if determined adversely to Seller, would have a material adverse effect on Seller. All loans and extensions of credit that have been made by the Seller Subsidiaries comply in all material respects with applicable regulatory limitations and procedures.

(k)	Loans; Nonperforming and Classified Assets.

(i)	To Seller’s knowledge, each loan agreement, note or borrowing arrangement, including, without limitation, portions of outstanding lines of credit, loan commitments and loan guaranties (collectively, “Loans”), on Seller’s or any Seller Subsidiary’s books and records, was made and has been serviced in accordance with Seller’s lending standards in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Seller has previously made available to Buyer complete and correct copies of its and the Seller Subsidiaries’ lending policies. The deposit and loan agreements of Seller and each Seller Subsidiary comply in all material respects with all applicable laws, rules and regulations. The allowance for loan losses reflected in the Seller SEC Documents and financial statements filed therewith, as of their respective dates, is adequate under GAAP and all regulatory requirements applicable to Seller or Seller Sub.

(ii)

Section 3.01(k) of the Seller Disclosure Schedule discloses as of June 30, 2012: (A) any Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the actual knowledge of Seller, in default of any other provision thereof; (B) each Loan which has been classified as “other loans specially maintained,” “classified,” “criticized,” “substandard,” “doubtful,” “credit risk assets,” “watch list assets,” “loss” or “special mention” (or words of similar import) by Seller, the Seller Subsidiaries or a Governmental Authority (the “Classified Loans”); (C) a listing of the real estate owned, acquired by foreclosure or by deed in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent (5%) or greater shareholder of Seller, or to the actual knowledge of Seller, any person controlling, controlled by or under common control with any of the foregoing. All Loans which are classified as “Insider Transactions” by Regulation O of the Board of Governors of the Federal Reserve System (“Federal Reserve”) have been made by Seller or any of the Seller Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

(iii)	Seller shall promptly after the end of each quarter after the date hereof and upon Closing (as defined in Section 9.01) inform Buyer of the amount of Loans subject to each type of classification of the Classified Loans.

(l)	Reports and Records. Seller and the Seller Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Federal Reserve, the PA DOB, the Federal Deposit Insurance Corporation (the “FDIC”) and the Federal Home Loan Bank of Pittsburgh (the “FHLB”), except for such reports and records the failure to file or maintain would not have a material adverse effect on Seller. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to comply with such laws, rules and regulations or contain such information would not have a material adverse effect on Seller. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not have a material adverse effect on Seller. There is no material unresolved violation, criticism or exception by any Governmental Authority or Regulatory Authority with respect to any report or letter relating to any examinations of Seller or any of the Seller Subsidiaries.

(m)

Taxes. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, Seller and the Seller Subsidiaries have timely filed (including all applicable extensions) all material returns, statements, reports and forms (including elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the “Tax Returns”) with respect to all material federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and other taxes (including any interest, penalties or additions to tax with respect thereto, individually, a “Tax” and, collectively, “Taxes”) required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns, as amended or supplemented, are true, correct and complete in all material respects. Seller and the Seller Subsidiaries have paid and discharged all Taxes shown as due on such Tax Returns, other than such Taxes that are adequately reserved as shown on the Seller Financial Statements or have arisen in the ordinary course of business since the Seller Balance Sheet Date. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither the Internal Revenue Service (the “IRS”) nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the actual knowledge of Seller, is threatening to assert against Seller or any Seller Subsidiary any deficiency or claim for additional Taxes. There are no unexpired waivers by Seller or any Seller Subsidiary of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Seller Financial Statements are adequate in all material respects for the periods covered. Seller and the Seller Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to withhold or collect as would not have a material adverse effect on Seller. There are no liens for Taxes upon the assets of Seller or any Seller Subsidiary, other than liens for current Taxes not yet due and payable and liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller. Neither Seller nor any Seller Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Seller is or was the common buyer corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(n)	Property and Title. Section 3.01(n) of the Seller Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Seller or the Seller Subsidiaries and used in the business of Seller and the Seller Subsidiaries (collectively, the “Seller Real Properties”). The Seller Real Properties constitute all of the material real property and interests in real property used in the businesses of Seller and the Seller Subsidiaries. Copies of all leases of Seller Real Properties to which Seller or any Seller Subsidiary is a party have been provided to Buyer. The leasehold interests subject to such leases have not been assigned or subleased. All Seller Real Properties which are owned by Seller or any Seller Subsidiary are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (i) those set forth in Section 3.01(n) of the Seller Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; (iii) the lien of current taxes not yet due and payable and (iv) other defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, would not have a material adverse effect on Seller. Seller and the Seller Subsidiaries own, and are in rightful possession of, and have good title to, all of the other assets used by Seller or any Seller Subsidiary in the conduct of their respective businesses (except for such assets that are leased by Seller or any Seller Subsidiary), free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except for (i) those described the Seller SEC documents or in Section 3.01(n) of the Seller Disclosure Schedule, (ii) those assets disposed of in the ordinary course of business consistent with past practices, (iii) such as are no longer used or useful in the conduct of its businesses and (iv) defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, would not have a material adverse effect on Seller. The assets of Seller and the Seller Subsidiaries, taken as a whole, are adequate to continue to conduct the businesses of Seller and the Seller Subsidiaries as such businesses are presently being conducted. To Seller’s actual knowledge, there are no applicable laws, conditions of record, or other impediments that materially interfere with the intended use by Seller or the Seller Subsidiaries of any of the Seller Real Properties.

(o)	Legal Proceedings. Except as set forth in the Seller Filed SEC Documents or Section 3.01(o) of the Seller Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of Seller and the Seller Subsidiaries, threatened in any court, before any Governmental Authority or in any arbitration proceeding (i) against Seller or any Seller Subsidiary which, if adversely determined against Seller or any Seller Subsidiary, could have a material adverse effect on Seller or Seller Sub; or (ii) against or by Seller or any Seller Subsidiary which, if adversely determined against Seller or any Seller Subsidiary, could prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

(p)	Regulatory Matters. Except as disclosed in Section 3.01(p) of the Seller Disclosure Schedule, none of Seller, the Seller Subsidiaries and the respective properties of Seller and the Seller Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the PA DOB, the FDIC, the FHLB and the Nasdaq Global Market (the “Nasdaq GM”) or the supervision or regulation of Seller or the Seller Subsidiaries (collectively, the “Regulatory Authorities”) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Seller. Neither Seller nor any Seller Subsidiary has been advised by any of the Regulatory Authorities that any of such Regulatory Authorities are contemplating issuing or requesting (or are considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Seller.

(q)	No Conflict. Except as disclosed in Section 3.01(q) of the Seller Disclosure Schedule and subject to the required adoption of this Agreement by the Required Seller Vote, the receipt of the required approvals of Regulatory Authorities and Governmental Authorities, the expiration of applicable regulatory waiting periods and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Seller and Seller Sub do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a “Governmental Authority”) applicable to Seller or Seller Sub or any of their respective properties; (B) the Articles of Incorporation or Bylaws of Seller, or the governing instruments of Seller Sub; (C) any material agreement, indenture or instrument to which Seller or Seller Sub is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Seller or Seller Sub, other than, in the case of clauses (A), (C) and (D), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a material adverse effect on Seller; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Seller or any of the Seller Subsidiaries, other than such security interests, mortgages, options, claims, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on Seller; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Seller or any of the Seller Subsidiaries, other than such violations, cancellations, modifications, revocations or suspensions that, individually or in the aggregate, would not have a material adverse effect on Seller.

(r)	Brokers, Finders and Others. Except for the fees paid or payable to Mufson Howe Hunter & Co, LLC, Seller’s financial advisors (“Seller’s Financial Advisors”), there are no fees or commissions of any sort whatsoever claimed by, or payable by Seller or Seller Sub to, any broker, finder, intermediary, or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(s)

Employment Agreements. Except as disclosed in Section 3.01(s) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any employment, change in control, severance or consulting agreement not terminable at will by Seller or such Seller Subsidiary. Neither Seller nor any Seller Subsidiary is a party to, bound by or negotiating any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. Seller and each Seller Subsidiary are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, other than any noncompliance that, individually or in the aggregate, would not have a material adverse effect on Seller, and neither Seller nor any Seller Subsidiary has engaged in any unfair labor practice that would have a material adverse effect on Seller.

(t)	Employee Benefit Plans.

(i)	Section 3.01(t)(i) of the Seller Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Seller Pension Plans, as defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, “welfare plans” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), fringe benefit plans, employment, change in control, retention or severance agreements, consulting agreements or arrangements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (A) Seller or any Seller Subsidiary and in which any employee or former employee (the “Seller Employees”), consultant or former consultant (the “Seller Consultants”), officer or former officer (the “Seller Officers”), or director or former director (the “Seller Directors”) of Seller or any Seller Subsidiary participates or to which any such Seller Employees, Seller Consultants, Seller Officers or Seller Directors are parties and there are still ongoing Seller obligations thereunder or (B) any Seller ERISA Affiliate (as defined below) (collectively, the “Compensation and Benefit Plans”). Notwithstanding the foregoing, the term “Compensation and Benefit Plans” shall not include plans, funds, programs, policies, practices or procedures that are maintained or funded (A) by Seller Employees, Seller Consultants, Seller Officers or Seller Directors for their own benefit or for the benefit of their employees, such as individual retirement arrangements or plans described in Section 401(a) of the Code benefiting (or intended to benefit) themselves or persons who are not Seller Employees or (B) by persons or entities who are not Seller ERISA Affiliates (as defined below). Neither Seller nor any Seller Subsidiary has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except to the extent required by law and as otherwise contemplated by Section 6.02 of this Agreement.

(ii)	Except in a manner that would not have a material adverse effect on Seller, each Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act of 1967 (the “Age Discrimination in Employment Act”), or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Seller Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the actual knowledge of Seller, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Seller nor any Seller Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Seller or any Seller Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii)	No liability (other than for payment of premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Seller or any subsidiary of Seller with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a “Seller ERISA Affiliate Plan”) which is considered one employer with Seller under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (a “Seller ERISA Affiliate”). During the six years prior to the Effective Time, none of Seller, any Seller Subsidiary nor any Seller ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)). No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any Seller ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Seller Pension Plan or Seller ERISA Affiliate Plan and, to Seller’s actual knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the Department of Labor (“DOL”), the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan and, to Seller’s actual knowledge, no such investigation or action is threatened or anticipated. Under each Seller Pension Plan and Seller ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Seller Pension Plan or Seller ERISA Affiliate Plan), did not exceed the then current value of the assets of such Seller Pension Plan or Seller ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Seller Pension Plan or Seller ERISA Affiliate Plan nor any amendment or other change to such Seller Pension Plan or Seller ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result and that, individually or in the aggregate, would have a material adverse effect on Seller.

(iv)	All contributions required to be made under the terms of any Compensation and Benefit Plan or Seller ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Seller or any Seller Subsidiary is a party have been timely made or have been reflected on the Seller Financial Statements. Neither any Seller Pension Plan nor any Seller ERISA Affiliate Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Seller Pension Plan or Seller ERISA Affiliate Plan have been made on or before their due dates. None of Seller, any Seller Subsidiary nor any Seller ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Seller Pension Plan or to any Seller ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA that, individually or in the aggregate, would have a material adverse effect on Seller.

(v)	Except as disclosed in Section 3.01(t)(v) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has any obligations to provide retiree health benefits, life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code or those derived from a Seller Pension Plan.

(vi)	Seller and the Seller Subsidiaries do not maintain any foreign Compensation and Benefit Plans.

(vii)	With respect to each Compensation and Benefit Plan, if applicable, Seller has provided or made available to Buyer, true and complete copies of the existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) forms filed with the PBGC within the past year (other than for premium payments); (F) most recent determination letter issued by the IRS; and (G) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.

(viii)	Except as disclosed on Section 3.01(t)(viii) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Seller Employee, Seller Consultant or Seller Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(ix)	Except as disclosed on Section 3.01(t)(ix) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary maintains any compensation plans, programs or arrangements, the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(x)	Except as disclosed on Section 3.01(t)(x) of the Seller Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Seller, Buyer or the Surviving Corporation, or any of their respective Subsidiaries, will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code) of Seller on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(u)	Compliance with Laws. Except with respect to Environmental Laws (as defined in Section 3.01(y)), Taxes, and Compensation and Benefit Plans, which are the subject of Sections 3.01(y), 3.01(m), and 3.01(t), respectively, each of Seller and the Seller Subsidiaries:

(i)	has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Community Reinvestment Act, as amended (the “CRA”), the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not have a material adverse effect on Seller;

(ii)	has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, including licensing of mortgage lenders and originators, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not have a material adverse effect on Seller; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Seller’s actual knowledge, no suspension or cancellation of any of them has been threatened in writing, except where such failure to have such permits, licenses, certificates of authority, orders and approvals in full force and effect, individually or in the aggregate, has not had or would not have a material adverse effect on Seller;

(iii)	except as set forth in Section 3.01(u)(iii) of the Seller Disclosure Schedule, has received no written notification or communication from any Governmental Authority since January 1, 2011, (A) asserting that Seller or any Seller Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except for failures to be in compliance that, individually or in the aggregate, would not have a material adverse effect on Seller, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, individually or in the aggregate, would have a material adverse effect on Seller, which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication. There is no event which has occurred that, to the actual knowledge of Seller, would result in the revocation of any such license, franchise, permit or governmental authorization and which would have a material adverse effect on Seller; and

(iv)	Seller and the Seller Subsidiaries have been and are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and the applicable listing and corporate governance rules and regulations of the Nasdaq GM, except where such non-compliance would not have a material adverse effect on Seller.

(v)	Insurance. Section 3.01(v) of the Seller Disclosure Schedule lists all of the material insurance policies, binders or bonds maintained by Seller or any Seller Subsidiary and a description of all material claims filed by Seller or any Seller Subsidiary against the insurers of Seller and the Seller Subsidiaries since December 31, 2008. Seller and the Seller Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect, Seller and the Seller Subsidiaries are not in material default thereunder and all claims thereunder have been filed in due and timely fashion, except with respect to such policies and claims, the failure to maintain or file would not reasonably be expected to have a material adverse effect on Seller.

(w)	Governmental and Third-Party Proceedings. Except as set forth on Section 3.01(w) of the Seller Disclosure Schedule, no consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Seller or the Seller Subsidiaries in connection with the execution, delivery or performance by Seller or Seller Sub of this Agreement or the consummation by Seller or Seller Sub of the transactions contemplated hereby, except for: (A) filings of applications and notices, as applicable, with, and the approval of, certain federal and state banking authorities, (B) the filing of the appropriate articles of merger with the Secretary of State of West Virginia and the Department pursuant to the WVBCA and the PBCL, (C) the adoption of this Agreement by the shareholders of Seller, (D) the filing with the SEC of the Proxy Statement/Prospectus (as that term is defined in Section 7.06(a)) and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby, (E) any filings required under the rules and regulations of the NASDAQ Global Select Market (the “Nasdaq”) and the Nasdaq GM, as applicable, (F) any notice or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable (G) the execution of an amendment to the Seller’s Rights Plan and the filing an amendment to its Form 8-A in connection therewith, (H) the execution of a supplemental indenture as contemplated by Section 7.10, (I) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not have a material adverse effect on Seller, and (J) receipt of the approvals set forth in Section 7.07. As of the date hereof, Seller does not have actual knowledge of any reason why the approvals set forth in Section 7.07 will not be received.

(x)

Contracts. Except for Seller Contracts (as hereinafter defined) filed in unredacted form as exhibits to the Seller SEC Documents and purchase orders entered into in the ordinary course of business, Section 3.01(x) of the Seller Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all Seller Contracts in existence as of the date of this Agreement (other than those which have been performed completely): (A) which involve the payment by or to Seller or any of the

Seller Subsidiaries of more than $50,000 in connection with the purchase of property or goods or the performance of services and (B) which are not in the ordinary course of their respective businesses (such contracts, the “Seller Contracts”). True, complete and correct copies of all such Seller Contracts have been made available to Buyer. Neither Seller nor any Seller Subsidiary, nor, to the actual knowledge of Seller, any other party thereto, is in default under any contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute a default except, in each case, for defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller.

(y)	Environmental Matters. Except as otherwise disclosed in Section 3.01(y) of the Seller Disclosure Schedule: (i) Seller and the Seller Subsidiaries, to their actual knowledge, are and have been at all times in compliance in all material respects with all applicable Environmental Laws (as that term is defined in this Section 3.01(y)), and, to the actual knowledge of Seller, neither Seller nor any Seller Subsidiary has engaged in any activity in violation of any applicable Environmental Law except for failures to be in compliance that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller; (ii)(A) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or, to the actual knowledge of Seller, have been threatened in connection with any of Seller’s or any Seller Subsidiary’s activities and any Seller Real Properties or improvements thereon, and (B) to the actual knowledge of Seller, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which any Seller Subsidiary has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the “Seller Subsidiary Real Estate Collateral”); (iii) no claims are pending, or to the actual knowledge of Seller, threatened by any third party against Seller, any Seller Subsidiary or with respect to the Seller Real Properties or improvements thereon, or, to the actual knowledge of Seller, Seller Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in this Section 3.01(y)) which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Seller or any Seller Subsidiary; (iv) to the actual knowledge of Seller, no Hazardous Substances have been integrated into the Seller Real Properties or improvements thereon or any component thereof, or Seller Subsidiary Real Estate Collateral or improvements thereon or any component thereof, in such manner or quantity as may reasonably be expected to pose a threat to human health or the value of the real property and improvements; and (v) neither Seller nor any Seller Subsidiary has actual knowledge that (A) any of the Seller Real Properties or improvements thereon, or Seller Subsidiary Real Estate Collateral or improvements thereon, has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances in a manner or extent that would require investigation or remediation under any applicable Environmental Law, (B) any of the business operations of Seller or any Seller Subsidiary have contaminated lands, waters or other property of others with Hazardous Substances in a manner or extent that would require investigation or remediation under any applicable Environmental Law, or (C) any of the Seller Real Properties or improvements thereon, or Seller Subsidiary Real Estate Collateral or improvements thereon, have in the past or presently contain underground storage tanks, asbestos-containing materials or materials or equipment containing polychlorinated biphenyls (“PCBs”), which in any event would reasonably be expected to have a material adverse effect on Seller. Seller and the Seller Subsidiaries have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller and the Seller Subsidiaries pertaining to Hazardous Substances in, at, on, under, about, or affecting (or potentially affecting) any Seller Real Properties, or concerning compliance by Seller and the Seller Subsidiaries or any other person for whose conduct they are or may be held responsible, with Environmental Laws.

For purposes of this Agreement, (i) “Environmental Law” means all laws that relate to the protection of the environment, natural resources, or public health and safety, or relating to the production, generation, use, storage, treatment, processing, transportation, disposal or release of Hazardous Substances, including the regulations promulgated thereunder, in each case as of the date of this Agreement, and (ii) “Hazardous Substances” means (A) any hazardous substance as defined by any Environmental Law, (B) any petroleum or other petroleum product and (C) any other materials or substances listed or identified in, or regulated by, any Environmental Law.

(z)	Takeover Laws; Poison Pill. Seller has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other anti-takeover laws or regulations of any state (collectively, “Takeover Laws”) applicable to it, including, without limitation, those of the Commonwealth of Pennsylvania, and any comparable provisions in the Articles of Incorporation or Bylaws of Seller or Seller Sub and (ii) any “Rights Agreement,” “Poison Pill” or similar anti-takeover agreement or plan to which Seller or Seller Sub is a party, including, without limitation, the Rights Plan.

(aa)	Seller Information. True and complete copies of all documents listed in the Seller Disclosure Schedule have been made available or provided to Buyer. Except for the minutes and actions related to the process leading to this Agreement and the transactions contemplated hereunder, which have not yet been prepared, approved, executed and/or placed in Seller’s corporate minute books, the corporate minute books, the books of account, stock record books and other financial and corporate records of Seller and the Seller Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management’s authorizations.

(bb)	Ownership of Buyer Shares. As of the date hereof, except as otherwise disclosed in Section 3.01(bb) of the Seller Disclosure Schedule, neither Seller nor, to the actual knowledge of Seller, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Buyer Shares.

(cc)	Fairness Opinion. The Seller Board has received the opinion of Seller’s Financial Advisors dated the date of this Agreement to the effect that the Merger Consideration is fair, from a financial point of view, to Seller’s shareholders.

(dd)	CRA Compliance. Neither Seller nor any Seller Subsidiary has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date hereof, Seller is “well-capitalized” (as that term is defined at 12 C.F.R. 225.2(r)) and its and each Seller Subsidiary’s most recent examination rating under the CRA was “satisfactory” or better. Seller knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Seller or any Seller Subsidiary to receive any notice of non-compliance with such provisions of the CRA or cause the CRA rating of Seller or any Seller Subsidiary to decrease below the “satisfactory” level.

(ee)

Intellectual Property Rights. Seller and the Seller Subsidiaries own or possess all legal rights, or are licensed or otherwise have the right to use, all proprietary rights, including, without limitation, trademarks, trade names, service marks and copyrights, if any, that are material to the conduct of their existing businesses. Section 3.01(ee) of the Seller Disclosure Schedule sets forth all proprietary rights that are material to the conduct of business of Seller or the Seller Subsidiaries. Neither Seller nor any Seller Subsidiary is bound by or a party to any options, licenses or agreements of any kind with respect to any trademarks, service marks or trade names which it claims to own. Neither Seller nor any Seller

Subsidiary has received any communications alleging that any of them has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or any other proprietary rights of any other person or entity.

(ff)	Privacy of Customer Information. Seller is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to Buyer pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 3.01(ff), “IIPI” shall include any information relating to an identified or identifiable natural person. Neither Seller nor the Seller Subsidiaries have any reason to believe that any facts or circumstances exist, which would cause the collection and use of such IIPI by Seller, the transfer of such IIPI to Buyer, and the use of such IIPI by Buyer as contemplated by this Agreement not to comply with all applicable privacy policies, the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”), the Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach-Bliley Act”) and all other applicable state, federal and foreign privacy laws, and any contract or industry standard relating to privacy.

(gg)	Bank Secrecy Act; Patriot Act; Money Laundering. Neither Seller nor any Seller Subsidiary has any reason to believe that any facts or circumstances exist, which would cause Seller or the Seller Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 103) (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “Patriot Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Seller Sub has adopted and Seller Sub has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

(hh)	Investment Management and Related Activities. Except as set forth on Section 3.01(hh) of the Seller Disclosure Schedule, none of Seller, any of the Seller Subsidiaries or Seller’s or the Seller Subsidiaries’ respective directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

(ii)	Vote Required. The only vote of the holders of any class or series of capital stock or other securities of Seller necessary to adopt this Agreement or consummate the other transactions contemplated hereby is the affirmative vote of majority of the votes cast by Seller shareholders entitled to vote thereon at the Seller Meeting (the “Required Seller Vote”).

(jj)	Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule and, including, without limitation, the Seller SEC Documents as the same may be updated as of the date hereof, furnished to Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUB

4.01. Representations and Warranties of Buyer and Buyer Sub

Except as set forth on the Buyer Disclosure Schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any Section or Subsection thereof shall be deemed listed, described, and disclosed in all other applicable Sections and Subsections even though not expressly set forth in such other Section(s) or subsections(s)), Buyer and Buyer Sub hereby jointly and severally warrant and represent to Seller and Seller Sub that:

(a)	Corporate Status.

(i) Buyer is a West Virginia corporation and a bank holding company registered under the BHC Act. Buyer Sub is a West Virginia banking corporation whose deposits are insured by the FDIC to the maximum amount provided by law. Buyer Sub is a member in good standing of the Federal Home Loan Bank of Pittsburgh. Each of Buyer and Buyer Sub is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the full corporate power and authority to own its property, to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing in each other jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer. Buyer has made available to Seller true and complete copies of its and Buyer Sub’s articles of incorporation and bylaws, each as amended to the date of this Agreement.

(ii) Section 4.01(a)(ii) of the Buyer Disclosure Schedule includes a list of all Buyer Subsidiaries, together with the jurisdiction of organization of each Buyer Subsidiary. Each of the Buyer Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

(b)	Corporate Authority. All corporate actions of Buyer and Buyer Sub necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by Buyer and Buyer Sub, have been duly and validly taken, subject, in the case of the consummation of the Merger and the Bank Merger, to the filing and recordation of articles of merger as required by the PBCL and the WVBCA. The Board of Directors of Buyer has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby, (ii) declaring that it is in the best interests of Buyer’s shareholders that Buyer enter into this Agreement and consummate the Merger and the Bank Merger on the terms and subject to the conditions set forth in this Agreement, and (iii) declaring that this Agreement is fair to Buyer and Buyer’s shareholders. The Board of Directors of Buyer Sub has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Bank Merger and the other transactions contemplated hereby and (ii) declaring that it is in the best interests of Buyer Sub’s sole shareholder that Buyer Sub enter into this Agreement.

(c)	Capitalization of Buyer.

(i)

As of March 31, 2012, the authorized capital stock of Buyer consisted of 50,000,000 common shares, $2.0833 par value per share, of which 26,627,689 common shares were issued and outstanding and 6,159 common shares were held in treasury by Buyer, and 1,000,000 preferred shares, no par value per share, of which no shares were outstanding. The outstanding Buyer Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. As of March 31, 2012, 406,443 Buyer Shares were reserved for issuance upon the exercise of outstanding stock options granted under Buyer’s stock option plans (the “Buyer Stock Option Plans”) and 806,437 Buyer Shares were available for future grants of stock options under the Buyer Stock Option Plans. As of the date of this Agreement, except for the Buyer Shares issuable pursuant to this Agreement and as disclosed in Section 4.01(c) of the Buyer Disclosure Schedule, Buyer has no other commitment or obligation to issue, deliver or sell, or cause to be issued, delivered or sold, any Buyer Shares. There are no bonds, debentures, notes or other indebtedness of Buyer, and no securities or other instruments or obligations of Buyer the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. WesBanco, Inc. Capital Trust II, WesBanco, Inc. Capital Statutory Trust III, WesBanco, Inc. Capital Trust IV, WesBanco, Inc. Capital Trust V and WesBanco, Inc. Capital Trust VI and Oak Hill Capital Trusts 2, 3 and 4 are all wholly-owned trust subsidiaries of Buyer formed for the purpose of issuing “trust preferred securities.” The proceeds from the sale of the securities and the issuance of common stock by the trusts were invested in Junior Subordinated Deferrable Interest Debentures (the “Junior Subordinated Debt”) issued by Buyer and the formerly acquired Oak Hill Financial, Inc., which are the sole assets of the trusts. The Junior Subordinated Debt (i) is not convertible into Buyer Shares, (ii) carries no voting rights with respect to any Buyer Shares, and (iii) contains no dividend limitation provisions upon Buyer Shares except in the event of default in the payments due therein. Except as set forth above, as of the date of this Agreement, there are no material contracts, agreements, commitments or arrangements of any kind to which Buyer is a party or by which Buyer is bound (collectively, “Buyer Contracts”) obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer. As of the date of this Agreement, there are no outstanding material contractual obligations of Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer.

(ii)	The Buyer Shares to be issued in exchange for Seller Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will have the same rights as every other Buyer Share, will not be subject to any preemptive or other statutory right of Buyer stockholders and will be issued in compliance with applicable United States federal and state securities laws.

(d)	Authorized and Effective Agreement. This Agreement has been duly executed and delivered by Buyer and Buyer Sub, and assuming the due authorization, execution and delivery by Seller and Seller Sub, constitutes the legal, valid and binding obligation of Buyer and Buyer Sub, enforceable against Buyer and Buyer Sub in accordance with its terms, except as the same may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. §1818(b), the appointment of a conservator, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Buyer and Buyer Sub has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement. The Board of Directors of Buyer has the corporate power and authority to take the actions contemplated by Section 6.07(a) of this Agreement.

(e)	No Conflict. Except as disclosed in Section 4.01(e) of the Buyer Disclosure Schedule and subject to the receipt of the required approvals of Regulatory Authorities and Governmental Authorities, the expiration of applicable regulatory waiting periods and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement by Buyer and Buyer Sub do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Buyer or Buyer Sub or any of its or their properties; (B) the certificates of incorporation or bylaws of Buyer or Buyer Sub; (C) any material agreement, indenture or instrument to which Buyer or Buyer Sub is a party or by which it or their properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Buyer or Buyer Sub; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Buyer or Buyer Subsidiaries, other than such security interests, mortgages, options, claims, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on Buyer; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Buyer or any of the Buyer Subsidiaries, other than such violations, cancellations, modifications, revocations or suspensions that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

(f)	SEC Filings; Sarbanes Oxley.

(i)	Buyer and the Buyer Subsidiaries have filed all reports, registration statements, proxy statements and information statements required to be filed by Buyer or any of the Buyer Subsidiaries subsequent to December 31, 2008 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act with the SEC (together with all information incorporated therein by reference, the “Buyer SEC Documents”), except for any reports, registration statements, proxy statements or information statements the failure to file which would not have a material adverse effect on Buyer. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)

The records, systems, controls, data and information of Buyer and the Buyer Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Buyer or the Buyer Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on Buyer. Buyer (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to Buyer, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Buyer by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Buyer’s outside auditors and the audit committee of Buyer’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). These disclosures were made in writing by management to Buyer’s auditors and audit committee and a copy has previously been made available to Seller. As of the date hereof, there is no reason to believe that Buyer’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(iii)	Since December 31, 2008, (i) through the date hereof, neither Buyer nor any of the Buyer Subsidiaries has received or otherwise had or obtained actual knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or any of the Buyer Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer or any of the Buyer Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Buyer or any of the Buyer Subsidiaries, whether or not employed by Buyer or any of the Buyer Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors of Buyer or any committee thereof or to any director or officer of Buyer.

(iv)	The independent registered public accounting firm engaged to express its opinion with respect to the Buyer Financial Statements (as hereinafter defined) included in the Buyer Filed SEC Documents (as defined in Section 4.01(l)) is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. Ernst & Young LLP has not resigned or been dismissed as an independent public accountant of Buyer as a result of or in connection with any disagreement with Buyer on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(g)	Financial Statements of Buyer. Buyer has furnished to Seller consolidated financial statements of Buyer consisting of the consolidated balance sheets as of December 31 for each of the years 2010 and 2011 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the three years ended December 31, 2011 (the “Buyer Balance Sheet Date”), including accompanying notes and the report thereon of Ernst & Young LLP dated February 29, 2012, as reported in Buyer’s Annual Report on Form 10-K for the year ended December 31, 2011, and the unaudited consolidated balance sheets as of March 31, 2012 and the related consolidated statements of income, shareholders’ equity and cash flows for the three and nine months then ended, as reported in Buyer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (collectively, all of such consolidated financial statements are referred to as the “Buyer Financial Statements”). The Buyer Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and the Buyer Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h)	Takeover Laws. Buyer has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws or regulations of any state applicable to it.

(i)	Brokers, Finders and Others. Except for the fees paid or payable to Macquarie Capital Group Limited, Buyer’s financial advisor (“Buyer’s Financial Advisor”), there are no fees or commissions of any sort whatsoever claimed by, or payable by Buyer or Buyer Sub to, any broker, finder, intermediary or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(j)	Fairness Opinion. The Board of Directors of Buyer has received the opinion of Buyer’s Financial Advisor dated the date of this Agreement to the effect that the Merger Consideration is fair, from a financial point of view, to Buyer.

(k)	Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Buyer or the Buyer Subsidiaries in connection with the execution, delivery or performance by Buyer or Buyer Sub of this Agreement or the consummation by Buyer or Buyer Sub of the transactions contemplated hereby, except for: (A) filings of applications or notices, as applicable, with, and the approval of, certain federal and state banking authorities, (B) the filing of the appropriate articles of merger with the Secretary of State of West Virginia and the Department pursuant to the WVBCA and the PBCL, (C) the filing with the SEC of the Proxy Statement/Prospectus (as that term is defined in Section 7.06(a)) and such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (D) any filings required under the rules and regulations of the Nasdaq and the Nasdaq GM, as applicable, (E) any notice or filings under the HSR Act, (F) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not have a material adverse effect on Buyer, and (G) receipt of the approvals set forth in Section 7.07. As of the date hereof, Buyer does not have actual knowledge of any reason why the approvals set forth in Section 7.07 will not be received.

(l)	Absence of Undisclosed Liabilities. Except as set forth in the Buyer SEC Documents filed and publicly available prior to the date of this Agreement (the “Buyer Filed SEC Documents”) (including the financial statements included therein) or in Section 4.01(l) of the Buyer Disclosure Schedule and except as arising hereunder, Buyer and its subsidiaries (individually “Buyer Subsidiary” or collectively “Buyer Subsidiaries”) have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at March 31, 2012, other than liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer. Except as set forth in the Buyer Filed SEC Documents or otherwise disclosed in Section 4.01(l) of the Buyer Disclosure Schedule, all debts, liabilities, guarantees and obligations of Buyer and the Buyer Subsidiaries incurred since the Buyer Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

(m)	Absence of Changes. Except (i) as set forth in the Buyer Filed SEC Documents, (ii) as set forth in Section 4.01(m) of the Buyer Disclosure Schedule, or (iii) in the ordinary course of business consistent with past practice, since the Buyer Balance Sheet Date, there has not been any material adverse change in the business, operations, assets or financial condition of Buyer and the Buyer Subsidiaries taken as a whole, and, to the actual knowledge of Buyer, no fact or condition exists which Buyer believes will cause such a material adverse change in the future.

(n)	Loan Documentation. The Loan Documentation and Loan Assets included in the loan portfolio of the Buyer Subsidiaries is legally sufficient for the purposes intended thereby and creates enforceable rights of the Buyer Subsidiaries in accordance in all material respects with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, except for such insufficiencies as would not have a material adverse effect on Buyer. Except as set forth in Section 4.01(n) of the Buyer Disclosure Schedule, no debtor under any of the Loan Documentation has asserted as of the date hereof any claim or defense with respect to the subject matter thereof, which claim or defense, if determined adversely to Buyer, would have a material adverse effect on Buyer. All loans and extensions of credit that have been made by the Buyer Subsidiaries comply in all material respects with applicable regulatory limitations and procedures.

(o)	Loans; Nonperforming and Classified Assets.

(i)	To the knowledge of Buyer, each Loan on Buyer’s or Buyer Sub’s books and records, was made and has been serviced in accordance with Buyer’s lending standards in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Buyer has previously made available to Seller complete and correct copies of its and Buyer Sub’s lending policies. The deposit and loan agreements of Buyer and Buyer Sub comply in all material respects with all applicable laws, rules and regulations. The allowance for loan losses reflected in the Buyer SEC Documents and financial statements filed therewith, as of their respective dates, is adequate under GAAP and all regulatory requirements applicable to Buyer or Buyer Sub.

(ii)	Section 4.01(o) of the Buyer Disclosure Schedule discloses as of March 31, 2012: (A) any Loan in the amount of $500,000 or more (“Buyer Loans”) under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the actual knowledge of Buyer, in default of any other provision thereof; (B) each Classified Loan of Buyer, the Buyer Subsidiaries or a Governmental Authority in the amount of $500,000 or more (“Classified Buyer Loans”); (C) a listing of the real estate owned, acquired by foreclosure or by deed in-lieu thereof, including the book value thereof; and (D) each Buyer Loan with any director, executive officer or five percent (5%) or greater shareholder of Buyer, or to the actual knowledge of Buyer, any person controlling, controlled by or under common control with any of the foregoing. All Insider Transactions have been made by Buyer or any of the Buyer Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

(iii)	Buyer shall promptly after the end of each quarter after the date hereof and upon Closing (as defined in Section 9.01) inform Seller of the amount of Buyer Loans subject to each type of classification of the Classified Buyer Loans.

(p)	Reports and Records. Buyer and the Buyer Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Federal Reserve, the FDIC and the West Virginia Division of Banking, except for such reports and records the failure to file or maintain would not have a material adverse effect on Buyer. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to comply with such laws, rules and regulations or contain such information would not reasonably be expected to have a material adverse effect on Buyer. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not reasonably be expected to have a material adverse effect on Buyer. There is no material unresolved violation, criticism or exception by any Governmental Authority or Regulatory Authority with respect to any report or letter relating to any examinations of Buyer or any of the Buyer Subsidiaries.

(q)

Taxes. Except as set forth in Section 4.01(q) of the Buyer Disclosure Schedule, Buyer and the Buyer Subsidiaries have timely filed all material Tax Returns with respect to all material Taxes required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are true, correct and complete in all material respects. Buyer and the Buyer Subsidiaries have paid and discharged all Taxes shown as due on such Tax Returns, other than such Taxes that are adequately reserved as shown on the Buyer Financial Statements or have arisen in the ordinary course of business since the Buyer Balance Sheet Date. Except as set forth in Section 4.01(q) of the Buyer Disclosure Schedule, neither the IRS nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the actual knowledge of Buyer, is threatening to assert against Buyer or any Buyer Subsidiary any deficiency or claim for additional Taxes. There are no unexpired waivers by Buyer or any Buyer Subsidiary of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Buyer Financial Statements are adequate in all material respects for the periods covered. Buyer and the Buyer Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to withhold or collect as would not reasonably be expected to have a material adverse effect on Buyer. There are no liens for Taxes upon the assets of Buyer or any Buyer Subsidiary, other than liens for current Taxes not yet due and payable and liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer. Neither Buyer nor any Buyer Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in the Buyer SEC Documents or in Section 4.01(q) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. Neither Buyer nor any Buyer Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Buyer is or was the common buyer corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(r)	Legal Proceedings. Except as set forth in the Buyer Filed SEC Documents or Section 4.01(r) of the Buyer Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the actual knowledge of Buyer and the Buyer Subsidiaries, threatened in any court, before any Governmental Authority or in any arbitration proceeding (i) against Buyer or any Buyer Subsidiary which, if adversely determined against Buyer or any Buyer Subsidiary, could have a material adverse effect on Buyer; or (ii) against or by Buyer or any Buyer Subsidiary which, if adversely determined against Buyer or any Buyer Subsidiary, could prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

(s)	Regulatory Matters. Except as set forth in Section 4.01(s) of the Buyer Disclosure Schedule, none of Buyer, the Buyer Subsidiaries and the respective properties of Buyer and the Buyer Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authorities that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Buyer. Neither Buyer nor any Buyer Subsidiary has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Buyer. Buyer and Buyer Bank are, and at the time of the Merger will be, “well capitalized” and at the time of the Merger will be “well managed” as such terms are defined in Regulation Y.

(t)	Employee Benefit Plans.

(i)

Section 4.01(t)(i) of the Buyer Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Buyer Pension Plans, as defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, “welfare plans” within the meaning of Section 3(1) of ERISA, fringe benefit plans, employment, change in control, retention or severance agreements, consulting agreements or arrangements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last two years) by (A) Buyer or any Buyer Subsidiary and in which any employee or former employee (the “Buyer Employees”), consultant or former consultant (the “Buyer Consultants”), officer or former officer (the “Buyer Officers”), or director or former director (the “Buyer Directors”) of Buyer or any Buyer Subsidiary participates or to which any such Buyer Employees, Buyer Consultants, Buyer Officers or Buyer Directors are parties or (B) any Buyer ERISA Affiliate (as defined below) (collectively, the “Buyer Compensation and Benefit Plans”). Neither Buyer nor any Buyer Subsidiary has any commitment to create any additional Buyer Compensation and Benefit Plan or to modify or change any existing Buyer Compensation and Benefit Plan, except to the extent required by law and as otherwise contemplated by Sections 6.02 and 7.02 of this Agreement.

(ii)	Except in a manner that would not reasonably be expected to have a material adverse effect on Buyer, each Buyer Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Buyer Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Buyer Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Buyer Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS and Buyer is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the actual knowledge of Buyer, threatened legal action, suit or claim relating to the Buyer Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Buyer nor any Buyer Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Buyer Compensation and Benefit Plan that would reasonably be expected to subject Buyer or any Buyer Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii)

No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Buyer or any subsidiary of Buyer with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a “Buyer ERISA Affiliate Plan”) which is considered one employer with Buyer under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (a “Buyer ERISA Affiliate”). None of Buyer, any Buyer Subsidiary or any Buyer ERISA Affiliate has contributed, or has been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Buyer Compensation and Benefit Plan or by any Buyer ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Buyer Pension Plan or Buyer ERISA Affiliate Plan and, to Buyer’s actual knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the DOL, the IRS or any other Governmental Authority with respect to any Buyer Compensation and Benefit Plan. Except as disclosed in Section 4.01(t)(iii) of the Buyer Disclosure Schedule, under each Buyer Pension Plan and Buyer ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Buyer Pension Plan or Buyer ERISA Affiliate Plan), did not exceed the then current value of the assets of such Buyer Pension Plan or Buyer ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Buyer Pension Plan or Buyer ERISA Affiliate Plan nor any amendment or other change to such Buyer Pension Plan or Buyer ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result and that, individually or in the aggregate, would have a material adverse effect on Buyer.

(iv)	All contributions required to be made under the terms of any Buyer Compensation and Benefit Plan or Buyer ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Buyer or any Buyer Subsidiary is a party have been timely made or have been reflected on the Buyer Financial Statements. Neither any Buyer Pension Plan nor any Buyer ERISA Affiliate Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Buyer Pension Plan and each Buyer ERISA Affiliate Plan have been made on or before their due dates. None of Buyer, any Buyer Subsidiary nor any Buyer ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Buyer Pension Plan or to any Buyer ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA that, individually or in the aggregate, would have a material adverse effect on Buyer.

(v)	Except as disclosed in Section 4.01(t)(v) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary has any obligations to provide retiree health and life insurance or other retiree death benefits under any Buyer Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code.

(vi)	Buyer and the Buyer Subsidiaries do not maintain any foreign Buyer Compensation and Benefit Plans.

(vii)	With respect to each Buyer Compensation and Benefit Plan, if applicable, Buyer has provided or made available to Seller, true and complete copies of the existing: (A) Buyer Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) forms filed with the PBGC within the past year (other than for premium payments); (F) most recent determination letter issued by the IRS; and (G) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.

(viii)	Except as disclosed on Section 4.01(t)(viii) of the Buyer Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Buyer Employee, Buyer Consultant or Buyer Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Buyer Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Buyer Compensation and Benefit Plan.

(ix)	Except as disclosed on Section 4.01(t)(ix) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary maintains any compensation plans, programs or arrangements, the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(x)	Except as disclosed on Section 4.01(t)(x) of the Buyer Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Buyer, Seller or the Surviving Corporation, or any of their respective Subsidiaries, will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code) of Buyer on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(u)	Compliance with Laws. Except with respect to Environmental Laws, Taxes, and Buyer Compensation and Benefit Plans, which are the subject of Sections 4.01(w), 4.01(q) and 4.01(t), respectively, each of Buyer and the Buyer Subsidiaries:

(i)	has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the CRA, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not have a material adverse effect on Buyer;

(ii)	has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not have a material adverse effect on Buyer; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Buyer’s actual knowledge, no suspension or cancellation of any of them has been threatened in writing, except where such failure to have such permits, licenses, certificates of authority, orders and approvals in full force and effect, individually or in the aggregate, has not had or would not have a material adverse effect on Buyer;

(iii)	has received no written notification or communication from any Governmental Authority since January 1, 2011, (A) asserting that Buyer or any Buyer Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except for failures to be in compliance that, individually or in the aggregate, would not have a material adverse effect on Buyer, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, individually or in the aggregate, would have a material adverse effect on Buyer, which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication. There is no event which has occurred that, to the actual knowledge of Buyer, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization and which would have a material adverse effect on Buyer; and

(iv)	Buyer and the Buyer Subsidiaries have been and are in compliance with (i) the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq, except where such non-compliance would not have a material adverse effect on Buyer.

(v)	Contracts. Except for Buyer Contracts filed as exhibits to the Buyer Filed SEC Documents, there are no Buyer Contracts that are required to be filed as an exhibit to any Buyer Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Neither Buyer nor any Buyer Subsidiary, nor, to the actual knowledge of Buyer, any other party thereto, is in default under any contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute a default except, in each case, for defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

(w)	Environmental Matters. Except as otherwise disclosed in Section 4.01(w) of the Buyer Disclosure Schedule: (i) Buyer and the Buyer Subsidiaries, to their actual knowledge, are and have been at all times in compliance in all material respects with all applicable Environmental Laws and, to the actual knowledge of Buyer, neither Buyer nor any Buyer Subsidiary has engaged in any activity in violation of any applicable Environmental Law, except for failures to be in compliance that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer; (ii)(A) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or, to the actual knowledge of Buyer, have been threatened in connection with any of Buyer’s or any Buyer Subsidiary’s activities and any Buyer Real Properties or improvements thereon, and (B) to the actual knowledge of Buyer, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which any Buyer Subsidiary has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the “Buyer Subsidiary Real Estate Collateral”); (iii) no claims are pending or, to the actual knowledge of Buyer, threatened by any third party against Buyer, any Buyer Subsidiary or with respect to the Buyer Real Properties or improvements thereon, or, to the actual knowledge of Buyer, the Buyer Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Buyer or any Buyer Subsidiary; (iv) to the actual knowledge of Buyer, no Hazardous Substances have been integrated into the Buyer Real Properties or improvements thereon or any component thereof, or the Buyer Subsidiary Real Estate Collateral or improvements thereon or any component thereof, in such manner or quantity as may reasonably be expected to pose a threat to human health or the value of the real property and improvements; and (v) neither Buyer nor any Buyer Subsidiary has actual knowledge that (A) any of the Buyer Real Properties or improvements thereon, or the Buyer Subsidiary Real Estate Collateral or improvements thereon, has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances in a manner or extent that would require investigation or remediation under any applicable Environmental Law, (B) any of the business operations of Buyer or any Buyer Subsidiary have contaminated lands, waters or other property of others with Hazardous Substances in a manner or extent that would require investigation or remediation under any applicable Environmental Law, or (C) any of the Buyer Real Properties or improvements thereon, or the Buyer Subsidiary Real Estate Collateral or improvements thereon, have in the past or presently contain underground storage tanks, asbestos-containing materials or PCB-containing materials or equipment, which in any event would reasonably be expected to have a material adverse effect on Buyer.

(x)	Buyer Information. True and complete copies of all documents listed in the Buyer Disclosure Schedule have been made available or provided to Seller. The books of account, stock record books and other financial and corporate records of Buyer and the Buyer Subsidiaries, all of which have been made available to Seller, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management’s authorizations and such books and records are accurately reflected in all material respects in the Buyer Filed SEC Documents.

(y)	CRA Compliance. Neither Buyer nor any Buyer Subsidiary has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date hereof, Buyer is “well-capitalized” (as that term is defined at 12 C.F.R. 225.2(r)) and it and each Buyer Subsidiary has received a CRA rating of “satisfactory” or better from the FDIC in its most recent examination. Buyer knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Buyer or any Buyer Subsidiary to receive any notice of non-compliance with such provisions or cause the CRA rating of Buyer or any Buyer Subsidiary to decrease below the “satisfactory” level.

(z)	Ownership of Seller Shares. As of the date hereof, except as otherwise disclosed in Section 4.01(z) of the Buyer Disclosure Schedule, neither Buyer nor, to the actual knowledge of Buyer, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, any Seller Shares, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Seller Shares.

(aa)	Bank Secrecy Act; Patriot Act; Money Laundering. Neither Buyer nor any Buyer Subsidiary has any reason to believe that any facts or circumstances exist which would cause Buyer or the Buyer Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Buyer Sub has adopted and Buyer Sub has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

(bb)	Investment Management and Related Activities. Except as set forth on Section 4.01(bb) of the Buyer Disclosure Schedule, none of Buyer, any of the Buyer Subsidiaries or Buyer’s or the Buyer Subsidiaries’ respective directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

(cc)	Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Buyer Disclosure Schedule and, including, without limitation, the Buyer SEC Documents as the same may be updated as of the date hereof, furnished to Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

(dd)	Adequate Shares; No Financing Required

As of the date hereof and as of the Effective Time, Buyer has sufficient authorized but unissued shares of Buyer Stock to issue the aggregate number of shares of Buyer Stock to be issued in the Merger. Buyer has the aggregate or readily available financing to fund the cash consideration to be paid in the Merger.

ARTICLE FIVE

FURTHER COVENANTS OF SELLER

5.01. Operation of Business

Seller covenants to Buyer that, throughout the period from the date of this Agreement to and including the Closing, except as expressly contemplated or permitted by this Agreement or to the extent that Buyer shall otherwise consent in writing:

(a)

Conduct of Business. Seller’s business, and the business of the Seller Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Seller shall not, and shall cause the

Seller Subsidiaries not to, take any action which would be inconsistent with any representation or warranty of Seller set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action, subject to such exceptions as do not, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer or on the Surviving Corporation following the Effective Time or except, in each case, as may be required by applicable law or regulation.

(b)	Changes in Business and Capital Structure. Except (i) as set forth in Section 5.01(b) of the Seller Disclosure Schedule, (ii) as expressly contemplated by this Agreement or (iii) as consented to in writing by Buyer (which consent shall not be unreasonably withheld), Seller will not, and will cause the Seller Subsidiaries not to:

(i)	sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of Seller or the Seller Subsidiaries, tangible or intangible, which are material, individually or in the aggregate, to Seller except for (A) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval, (B) securitization activities in the ordinary course of business, (C) the sale of loans, loan participations and real estate owned in the ordinary course of business, and (D) other dispositions of assets, including subsidiaries, if the fair market value of the total consideration received therefrom does not exceed in the aggregate, $50,000;

(ii)	make any capital expenditure or capital additions or betterments which exceed $50,000 in the aggregate;

(iii)	become bound by, enter into, or perform any material contract, commitment or transaction which, if so entered into, would be reasonably likely to (A) have a material adverse effect on Seller, (B) impair in any material respect the ability of Seller to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(iv)	declare, pay or set aside for payment any dividends or make any distributions on its capital shares issued and outstanding other than (1) quarterly cash dividends on Seller Shares in respect of each fiscal quarter ending on or after June 30, 2012 in an amount not to exceed $0.02 per Seller Share, (2) regular quarterly cash dividends on the Series B Preferred Stock in accordance with the terms thereof, (3) dividends from any Seller Subsidiary to Seller and (4) in connection with and as required by the terms of the trust preferred securities issued by a Seller Subsidiary;

(v)	purchase, redeem, retire or otherwise acquire any of its capital shares other than pursuant to rights of repurchase granted to Seller, put rights granted to any of its employees or former employees, pursuant to the Seller Stock Option and Benefit Plans or pursuant to the cashless exercise of any Seller Stock Option or in settlement of any withholding obligation in connection with any Seller Stock Option and Benefit Plan;

(vi)	issue or grant any option or right to acquire any of its capital shares (other than the issuance of Seller Shares pursuant to the exercise of Seller Stock Options outstanding as of the date of this Agreement) or effect, directly or indirectly, any share split or share dividend, recapitalization, combination, exchange of shares, readjustment or other reclassification;

(vii)	amend or propose to amend its Articles of Incorporation, Bylaws or other governing documents except as otherwise expressly contemplated by this Agreement;

(viii)	merge or consolidate with any other person or otherwise reorganize, except for the Merger and the Bank Merger;

(ix)	acquire all or any portion of the assets, business, or properties of any other entity other than (A) by way of foreclosures, (B) acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice and (C) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval;

(x)	other than in the ordinary course of business consistent with past practice, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Seller Director, Seller Officer or Seller Employee, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that Seller may take such actions in order to satisfy either applicable law or contractual obligations, including those arising under its benefit plans, existing as of the date hereof and disclosed in the Seller Disclosure Schedule or regular annual renewals of insurance contracts;

(xi)	announce or pay any general wage or salary increase or bonus, other than normal pay increases and year-end bonuses for the 2012 fiscal year consistent with past practices and not in excess of $200,000 in the aggregate, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Seller Officer, Seller Director or Seller Employee, except, in each case, for changes which are required by applicable law or to satisfy contractual obligations existing as of the date hereof and disclosed in the Seller Disclosure Schedule;

(xii)	incur any long-term indebtedness for money borrowed, guarantee any such long-term indebtedness or issue or sell any long-term debt securities, other than (i) in replacement of existing or maturing debt, (ii) indebtedness of any subsidiary of Seller to Seller or another subsidiary of Seller, or (iii) in the ordinary course of business consistent with past practice;

(xiii)	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

(xiv)	change its existing deposit policy or incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice, or accept any brokered deposit having a maturity longer than 365 days, other than in the ordinary course of business;

(xv)	other than in accordance with Seller’s business plans existing prior to the date of this Agreement, copies of which are set forth in Section 5.01(b) of the Seller Disclosure Schedule, sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file any application pertaining to such action with any Regulatory Authority;

(xvi)	change any of its commercial or consumer loan policies in any material respect, including credit underwriting criteria, or make any material exceptions thereto, unless so required by applicable law or any Governmental Authority;

(xvii)	purchase or sell any mortgage loan servicing rights other than in the ordinary course of business;

(xviii)	commence or settle any material claim, action or proceeding, except settlements involving only monetary remedies in amounts, in the aggregate, that are not material to Seller and the Seller Subsidiaries;

(xix)	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization or reorganization;

(xx)	make or change any Tax election, file any amended Tax Return, fail to timely file any Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

(xxi)	(1) knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (2) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article Eight not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law;

(xxii)	enter into any agreement to do any of the foregoing;

(xxiii)	subsequent to March 31, 2012, incur impairment charges under GAAP on its portfolio of trust preferred securities (collateralized debt obligations and individual bank trust preferred securities), private label mortgage backed securities and/or bank equity securities, recorded in either non-interest income or as part of other comprehensive income, in shareholders’ equity, in an amount in excess of $3.8 million; or

(xxiv)	(A) have total non-performing assets (defined as non-accrual loans, accruing troubled debt restructurings, loans past due 90 days or more and still accruing, and other real estate owned) exceeding $32.5 million at the month end immediately prior to the Effective Time. For purposes of this Subsection 5.01(b)(xxiv), any non-performing assets that have been approved for sale as set forth in Section 5.09 and sold prior to the Effective Time or expected to be sold within 15 calendar days after the Effective Time shall be excluded from total non-performing assets; and (B) have net charge-offs during the period from the date of this Agreement to the Effective Time exceeding an aggregate of $2.0 million if the Effective Time occurs on or before December 31, 2012; provided, however, that if the Effective Time occurs after December 31, 2012, such $2.0 million limit shall be increased by an additional $200,000 per month until the Effective Time. For purposes of this Subsection 5.01(b)(xxiv), any charges taken between the date of this Agreement and the Effective Time as a result of approved sales of non-performing assets as set forth in Section 5.09 shall be excluded from net charge-offs.

(c)	Maintenance of Property. Seller shall, and shall cause the Seller Subsidiaries to, use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted, except with respect to such properties and facilities, the loss of which would not have a material adverse effect on Seller.

(d)	Performance of Obligations. Seller shall, and shall cause the Seller Subsidiaries to, perform all of their respective obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on Seller.

(e)	Maintenance of Business Organization. Seller shall, and shall cause the Seller Subsidiaries to, use commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key Seller Employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them.

(f)	Insurance. Seller shall, and shall cause the Seller Subsidiaries to, maintain insurance coverage with reputable insurers, which, in respect of the amounts, premiums, types and risks insured, were maintained by them at the Seller Balance Sheet Date, and upon the renewal or termination of such insurance, Seller shall, and shall cause the Seller Subsidiaries to, use commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of amounts, premiums, types and risks insured which are no less favorable than those maintained by Seller and the Seller Subsidiaries at the Seller Balance Sheet Date.

(g)	Access to Information. Seller shall, and shall cause the Seller Subsidiaries to, afford to Buyer and to Buyer’s officers, employees, investment bankers, attorneys, accountants and other advisors and representatives reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period, Seller shall, and shall cause the Seller Subsidiaries to, make available to Buyer on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request (including the financial and tax work papers of S.R. Snodgrass, A.C., provided that Buyer complies with any and all reasonable requirements S.R. Snodgrass, A.C. may have);; provided, however, that Buyer shall not unreasonably interfere with Seller’s business operations. Seller and the Seller Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would result in the loss of the attorney-client privilege of Seller or the Seller Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

(h)	Qualification as a Section 368(a) Reorganization. Buyer and Seller shall use their respective best efforts to cause the Merger to qualify as a reorganization with the meaning of Section 368(a) of the Code.

5.02. Notification

Between the date of this Agreement and the Closing Date, Seller shall promptly notify Buyer in writing if Seller becomes aware of any fact or condition that (a) causes or constitutes a breach in any material respect of any of Seller’s or Seller Sub’s representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Seller Disclosure Schedule, Seller shall promptly deliver to Buyer a supplement to the Seller Disclosure Schedule specifying such change (“Updated Seller Disclosure Schedule”); provided, however, that the disclosure of such change in the Updated Seller Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Buyer. During the same period, Seller shall promptly notify Buyer of (i) the occurrence of any breach in any material respect of any of Seller’s or Seller Sub’s covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely in any material respect or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Seller, to result in a material adverse effect with respect to Seller.

5.03. No Solicitation

(a) Seller shall not and shall cause Seller Sub and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents of Seller and Seller Sub (collectively, the “Seller Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined below); (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to Seller or the Seller Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Seller is a party; (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal; or (v) take any action to render the provisions of any Takeover Laws inapplicable to any person (other than Buyer or the Buyer Subsidiaries) or group in connection with any Acquisition Proposal. Any violation of the foregoing restrictions by any of the Seller Representatives, whether or not such Seller Representative is so authorized and whether or not such Seller Representative is purporting to act on behalf of Seller or otherwise, shall be deemed to be a breach of this Agreement by Seller. Seller and Seller Sub shall, and shall cause each of the Seller Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Seller or Seller Sub; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Seller or the Seller Subsidiaries representing, in the aggregate, twenty percent (20%) or more of the assets of Seller and the Seller Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of Seller or the Seller Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of Seller or the Seller Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b) Notwithstanding the provisions of Section 5.03(a), Seller may take any of the actions described in clause (ii) of Section 5.03(a) if, but only if, (i) Seller has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 5.03; (ii) Seller’s Board of Directors (the “Seller Board”) determines in good faith, after consultation with and having considered the advice of its outside legal counsel and Seller’s Financial Advisors, that it is required to take such actions to comply with its fiduciary duties to Seller’s shareholders under applicable law; (iii) Seller has provided Buyer with at least two (2) business days prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Seller or the Seller Subsidiaries or otherwise relating to an Acquisition Proposal, Seller receives from such person a confidentiality agreement with terms no less favorable to Seller than those contained in the confidentiality agreement between Seller and Buyer. Seller shall promptly provide to Buyer any non-public information regarding Seller or the Seller Subsidiaries provided to any other person which was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party.

(c) Seller shall promptly (and in any event within twenty-four (24) hours) notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Seller or the Seller Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, such notice shall include copies of such materials (including e-mails or other electronic communications) unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree). Seller shall keep Buyer informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d) Neither the Seller Board nor any committee thereof shall (i) withdraw, withhold, qualify or modify, or propose to withdraw, withhold, qualify or modify, in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement (including the Merger and the Bank Merger), the Seller Board Recommendation (as defined in Section 7.06(f)), or make any statement, filing or release, in connection with the Seller Meeting (as defined in Section 7.06(e)) or otherwise, inconsistent with the Seller Board Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Seller Board Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Seller or the Seller Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction or (B) requiring Seller to abandon, terminate or fail to consummate the Merger, the Bank Merger or any other transaction contemplated by this Agreement. Notwithstanding the foregoing, nothing contained herein shall prohibit Seller or the Seller Board from complying with Seller’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act

(e) Notwithstanding the provisions of Section 5.03(d), prior to the date of the Seller Meeting (as defined in Section 7.06(e)), the Seller Board may approve or recommend to the shareholders of Seller a Superior Proposal (as defined below) and withdraw, qualify or modify the Seller Board Recommendation in connection therewith (a “Seller Subsequent Determination”) after the fifth business day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from Seller advising Buyer that the Seller Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.03) constitutes a Superior Proposal (it being understood that Seller shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Seller proposes to accept) if, but only if, (i) the Seller Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and Seller’s Financial Advisors, that it is required to take such actions to comply with its fiduciary duties to Seller’s shareholders under applicable law, (ii) during the three (3) business day period after receipt of the Notice of Superior Proposal by Buyer, Seller and the Seller Board shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Seller to proceed with the Seller Board Recommendation without a Seller Subsequent Determination; provided, however, that Buyer and Seller shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement, and (iii) at the end of such five (5) business day period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Seller Board has again in good faith made the determination (A) in clause (i) of this Section 5.03(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Seller Board Recommendation or the making of a Seller Subsequent Determination by the Seller Board shall not change the approval of the Seller Board for purposes of causing any Takeover Laws to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger and the Bank Merger.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Seller Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and Seller’s Financial Advisors (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Seller common stock or all, or substantially all, of the assets of Seller and the Seller Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the Seller Shares that is more favorable, from a financial point of view, than the consideration to be paid to Seller’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing that has not been committed and (B) is, in light of the other terms of such proposal, more favorable to Seller’s shareholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

5.04. Delivery of Information

Seller shall furnish to Buyer promptly after such documents are available: (a) all reports, proxy statements or other communications by Seller to its shareholders generally; and (b)  all press releases relating to any transactions.

5.05. Takeover Laws; Poison Pill

Seller shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement, the Voting Agreements, the Merger and the Bank Merger from the requirements of any Takeover Law applicable to it and comparable provisions in the Articles of Incorporation or Bylaws of Seller or Seller Sub and any “Rights Agreement,” “Poison Pill” or similar anti-takeover agreement or plan to which the Seller or Seller Sub is a party, and (b) assist in any challenge by Buyer to the validity, or applicability to the Merger or the Bank Merger, of any Takeover Law.

5.06. No Control

Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller or the Seller Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Seller and Buyer shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and its subsidiaries respective operations.

5.07. Exchange Listing

Seller shall take all necessary actions, and Buyer shall provide reasonable cooperation in connection with same, in order to effect the delisting of the Seller Shares from the Nasdaq GM effective contemporaneously with the Effective Time.

5.08. Section 16 Votes

Prior to the Effective Time, Seller shall approve in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any disposition of equity securities of Seller (including derivative securities) resulting from the transactions contemplated by this Agreement by each officer and director of Seller who is subject to Section 16 of the Exchange Act.

5.09. Disposition of Certain Loans

Prior to the Effective Time, Seller shall use its commercially reasonable efforts to enter into contracts for the sale of the Loans identified in Section 5.09 of the Seller Disclosure Schedule conditioned on the consummation of the Merger in accordance with the terms of this Agreement, which Loans have been selected by Buyer and Seller for potential disposition, on terms reasonably satisfactory to Buyer and Seller; provided, however, that nothing herein shall require any such sale prior to the consummation of the Merger if Seller determines any such sale to be contrary to safe and sound banking practice. Buyer shall indemnify Seller and Seller Sub for any fees, expenses and charges incurred by Seller in connection therewith if the Merger is not consummated in accordance with the terms of this Agreement.

5.10. Dividend Reinvestment

Seller shall use its best efforts to suspend the acceptance of dividends and other contributions of participants in the DRIP effective as soon as practicable after the date of this Agreement. In addition, prior to the Effective Time, Seller shall take such action as is necessary to terminate the DRIP and shall distribute all Seller Shares and the value of all cash held in participant’s plan accounts in accordance with the terms of the DRIP.

5.11. ESOP and 401(k) Matters

(a) ESOP Matters. Seller’s Employee Stock Ownership Plan (the “ESOP”) shall be terminated by Seller in accordance with its terms effective as of the Effective Time and other appropriate amendments thereto necessary to effectuate such ESOP termination. Seller shall continue to make contributions to the ESOP in accordance with applicable accruals and in the ordinary course of business as disclosed in Section 3.01(t) of the Seller Disclosure Schedule. The accounts of all participants and beneficiaries in the ESOP as of the Effective Time shall become fully vested as of the Effective Time. Any Seller Shares held in the ESOP shall be converted into the Common Stock Merger Consideration and shall be allocated to the accounts of ESOP participants who have account balances in the ESOP in accordance with the applicable provisions of the ESOP. As soon as practicable, Seller shall prepare and file or cause to be filed all necessary documents with the IRS for a determination letter with respect to the termination of the ESOP. As soon as practicable following the Effective Time or the receipt of a favorable determination letter from the IRS regarding the qualified status of the ESOP upon its termination, the account balances in the ESOP shall be either distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. Buyer shall permit Continuing Employees to rollover their account balances in the ESOP to the Buyer Employee Stock Ownership Plan.

(b) 401(k) Plan Matters. Seller and Seller Sub shall take all actions necessary to terminate their 401(k) Plan (the “401(k) Plan”) effective as of or immediately prior to the Effective Time. The accounts of all participants and beneficiaries in the 401(k) Plan as of the Effective Time shall become fully vested upon termination of the 401(k) Plan. As soon as practicable following the Effective Time or the receipt of a favorable determination letter from the IRS regarding the qualified status of the 401(k) Plan upon its termination, the account balances in the 401(k) Plan shall be either distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. Buyer agrees to permit Continuing Employees to rollover their account balances in the 401(k) Plan to the Buyer’s 401(k) plan

ARTICLE SIX

FURTHER COVENANTS OF BUYER

6.01. Access to Information

Buyer shall furnish to Seller promptly after such documents are available: (i) all reports, proxy statements or other communications by Buyer to its shareholders generally; and (ii) all press releases relating to any transactions.

6.02. Opportunity of Employment; Employee Benefits

(a)

Buyer agrees to use its commercially reasonable efforts to continue the employment of at least a majority of the Seller Employees after the Merger. Employees of Seller and Seller Sub (other than employees who are otherwise parties to employment, severance or change in control agreements) (i) who are not offered the opportunity to continue as employees following the Effective Time or (ii) who are terminated without cause within one year after the Effective Time, shall be entitled to receive (A) the severance compensation set forth in Section 6.02(a) of the Buyer Disclosure Schedule, (B) accrued benefits, including vacation pay, through the date of separation, and (C) any rights to continuation of medical coverage to the extent such rights are required under applicable federal or state law and subject to the employee’s compliance with all applicable requirements for such continuation coverage, including payment of all premiums or other expenses related to such coverage. In addition, employees of Seller and Seller Sub (other than employees who are otherwise parties to employment, severance or change in control agreements) (i) who are not offered the opportunity to continue as employees following the Effective Time or (ii) who are terminated without cause within ninety (90) calendar days after the Effective Time, shall be entitled to receive outplacement consultation services of a type and nature to be agreed upon by Seller and Buyer prior to the Effective Time and with a cost of up to $1,500 for each such employee of Seller or Seller Sub. Nothing in this Section 6.02 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Pennsylvania law and said employees shall not be deemed to be third-party beneficiaries of this provision. From and after the Effective Time, the Employees of Seller and Seller Sub who remain employees of Buyer or any Buyer Subsidiary after the Effective Time (including employees who are parties to employment or change in control agreements) (“Continuing Employees”) shall be provided with employee benefits that are substantially similar to employee benefits provided to other employees under the Buyer Compensation and Benefit Plans (excluding for this purpose any equity-based incentive plans). Each Continuing Employee shall be credited with years of service with Seller or Seller Sub for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Buyer, and shall retain the vacation accrual earned under Seller’s vacation policy as of the Effective Time so that such Continuing Employee shall receive under Buyer’s vacation policy a vacation benefit no less than what such Continuing Employee had earned under Seller’s vacation policy as of the Effective Time; provided, however, that any future accrual of benefits shall be in accordance with Buyer’s vacation policy, subject to carryover limitations applicable to such future accruals. In addition, Continuing Employees who become eligible to participate in a Buyer Compensation and Benefit Plan following the Effective Time (i) shall receive full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by such employees and their respective dependents under the applicable Compensation and Benefit Plan during the portion of the applicable plan year prior to such participation, and (ii) shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage. For purposes of clarification, and not by way of limitation, all Continuing Employees shall commence participation in Buyer’s Employee Stock Ownership Plan (the “Employee Stock Ownership Plan”) as of the Effective Time, but such Continuing Employees shall not be eligible to participate in Buyer’s Defined Benefit Pension Plan (the “Defined Benefit Pension Plan”), participation in which has been frozen since July 31, 2007. The foregoing covenants shall survive the Merger, and Buyer shall, before the Effective Time, adopt resolutions that amend its tax-qualified retirement plans to the extent necessary to provide for the service credits applicable to Continuing Employees referenced herein.

(b)	The Buyer and the Surviving Bank Corporation shall honor and assume the employment agreements, severance agreements, salary continuation agreements and officer group term life insurance agreements in effect as of the date hereof between Seller or Seller Sub and the individuals listed on Section 6.02(b) of the Seller Disclosure Schedule; provided, however, that if any payments under such agreements would be nondeductible by reason of Section 162(m) of the Code or otherwise if paid prior to or at the Effective Time by reason of the Merger, Buyer shall have the option to employ such applicable individual as non-executive Continuing Employees of Buyer or Buyer Bank and to make such payments immediately upon termination of employment of such non-executive Continuing Employees as an employee of Buyer or Buyer Bank. Further, Buyer shall enter into non-competition agreements in the form set forth at Section 6.02(b) of the Seller Disclosure Schedule with such individuals detailed therein.

(c)

As of the Effective Time, Buyer shall succeed Seller as sponsor and administrator of the Compensation and Benefit Plans and shall take such action as necessary to effectuate such changes. Subject to Section 6.02(a), Buyer may terminate, merge or amend any Compensation and Benefit Plan or may cease contributions to any Compensation and Benefit Plan to the extent permitted by applicable law; provided, however, that Buyer will provide any benefits to which Seller Employees or their respective spouses, former spouses or other qualifying beneficiaries may be entitled by reason of qualifying events occurring prior to, on or after the Effective Time by virtue of any provisions of any employee welfare benefit plan or group insurance contract or any laws, statutes or regulations requiring any continuation of benefit coverage upon the happening of certain events, such as the termination of employment or change in beneficiary or dependent status, including, without limitation, such requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, from and after the Effective Time through the remaining legally-required period of coverage.

6.03. Exchange Listing

Buyer shall file a listing application with the Nasdaq for the Buyer Shares to be issued to the former holders of Seller Shares in the Merger at the time prescribed by applicable rules and regulations of the Nasdaq, and shall use all commercially reasonable efforts to cause the Buyer Shares to be issued in connection with the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date. In addition, Buyer will use its best efforts to maintain its listing on the Nasdaq.

6.04. Notification

Between the date of this Agreement and the Closing Date, Buyer shall promptly notify Seller in writing if Buyer becomes aware of any fact or condition that (i) causes or constitutes a breach in any material respect of any of Buyer’s or Buyer Sub’s representations and warranties or (ii) would (except as expressly contemplated by this Agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer Disclosure Schedule, Buyer shall promptly deliver to Seller a supplement to the Buyer Disclosure Schedule specifying such change (“Updated Buyer Disclosure Schedule”); provided, however, that the disclosure of such change in the Updated Buyer Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Seller. During the same period, Buyer shall promptly notify Seller of (i) the occurrence of any breach in any material respect of any of Buyer’s or Buyer Sub’s covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely in any material respect or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Buyer, to result in a material adverse effect with respect to Buyer.

6.05. Takeover Laws

Buyer shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement, the Merger and the Bank Merger from the requirements of any Takeover Law and from any provisions under its Articles of Incorporation and Bylaws, as applicable, by action of the Board of Directors of Buyer or otherwise, and (b) assist in any challenge by Seller to the validity, or applicability to the Merger or the Bank Merger, of any Takeover Law.

6.06. Officers’ and Directors’ Indemnification and Insurance

(a)

For a period of six years following the Effective Time, Buyer shall, to the fullest extent permitted by applicable law and Seller’s Articles of Incorporation and Bylaws, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a Seller Director or a Seller Officer (each, an “Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time; provided that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable law or Seller’s Articles of Incorporation and Bylaws for indemnification shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Buyer) selected by Buyer and reasonably acceptable to such Indemnified Party.

(b)	If Buyer, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all its properties and assets to any person or (iii) transfers, by means of a distribution, sale, assignment or other transaction, all of the stock of the Surviving Corporation or all or substantially all of its assets, to any person, then, and in each such case, Buyer shall cause proper provision to be made so that the successor and assign of Buyer or the Surviving Corporation assumes the obligations set forth in this Section and in such event all references to the Surviving Corporation in this Section shall be deemed a reference to such successor and assign.

(c)	For a period of six years from the Effective Time, Buyer shall provide that portion of directors’ and officers’ liability insurance that serves to reimburse the Seller Officers and Seller Directors (determined as of the Effective Time) (as opposed to Seller) with respect to claims against the such Seller Officers and Seller Directors arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Buyer may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however that in no event shall Buyer be required to expend more than an aggregate of $100,000 (the “Insurance Amount”) to maintain or procure such directors’ and officers’ liability insurance coverage; provided, further, that if Buyer is unable to maintain or obtain the insurance called for by this Section 6.06(c), Buyer shall obtain as much comparable insurance as, in the good faith judgment of the Surviving Corporation’s board, is available based on the Insurance Amount.

(d)	Any Indemnified Party wishing to claim indemnification under Section 6.06(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Buyer thereof; provided that the failure so to notify shall not affect the obligations of Buyer under Section 6.06(a) unless and only to the extent that Buyer is actually and materially prejudiced as a result of such failure.

(e)	The provisions of this Section 6.06 shall survive consummation of the Merger and are intended to be for the benefit of, and to grant third party rights to, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.07. Appointment of Seller Director to Board of Directors; Advisory Board

(a)	Buyer shall appoint one of the current directors of Seller (the “Seller Appointee”) to the Board of Directors of Buyer at the first meeting of such board held after the Effective Time. The Seller Appointee shall serve until the next meeting of the shareholders of Buyer and Buyer shall include the Seller Appointee on the list of nominees for which Buyer’s Board of Directors shall solicit proxies at such meeting and subsequent meetings until the Seller Appointee has served a full three-year term, unless such person earlier resigns or is removed for cause. The Seller Appointee shall be Richard Spencer.

(b)

Buyer shall cause Seller Sub to (i) create an advisory board for Greater Pittsburgh, Pennsylvania market after the Effective Time, (ii) appoint each then current director of Seller to such advisory board, (iii) maintain such advisory board as so composed for at least one year after the Effective Time, and (iv) except for the Seller Appointee, provide such advisory board members with compensation equal, on an annual basis, to the aggregate amount of board annual stipend and board meeting fees (excluding committee fees) received generally by members of the Board of Directors of Seller, as applicable, in the fiscal year ended September 30, 2011 for service on the Board of Directors of Seller and Seller Sub. In addition, in the event a vacancy should arise on the Board of Directors of Buyer within one year after the Effective Time, Buyer will consider for nomination, but will have no obligation to nominate, a member of the advisory board for the Greater Pittsburgh market area.

6.08. Operation of Business

Buyer’s business, and the business of each of the Buyer Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Seller, Buyer shall not, and shall cause each of the Buyer Subsidiaries not to, take any action which would have, individually or in the aggregate, a material adverse effect on Buyer or on the Surviving Corporation or except, in each case, as may be required by applicable law or regulation. In addition, Buyer shall use reasonable efforts to cause the Merger to qualify as a reorganization with the meaning of Section 368(a) of the Code.

6.09. Buyer Forbearances

From the date hereof until the Effective Time, except as set forth in the Buyer Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of Seller, Buyer will not, and will cause the Buyer Subsidiaries not to, knowingly take any action that would, or would be reasonably likely to, (i) prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article Eight not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

6.10 Seller Shares and Series B Preferred Stock

Buyer or Buyer Bank shall vote or cause to be voted all Seller Shares and all shares of Series B Preferred Stock (to the extent the Series B Preferred Stock has voting rights) owned by them directly or indirectly or for which they have voting authority as of the record date for the Seller Meeting in favor of this Agreement and the Merger.

6.11 Retention of Management Employees

If the Seller Preferred Stock has not been repurchased or redeemed from the US Treasury by the Seller or the Buyer at least one calendar day prior to the Effective Time, Seller shall in any event continue the employment of such management employees as detailed at Section 6.11 of the Seller Disclosure Schedule under the terms of their existing employment agreements and change in control agreements as Continuing Employees for a period of not less than 30 calendar days following the Effective Time.

ARTICLE SEVEN

FURTHER OBLIGATIONS OF THE PARTIES

7.01. Confidentiality

Except for the use of information in connection with the Registration Statement described in Section 7.06 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of Buyer and Seller, and by the directors, officers, employees, advisors and representatives of Buyer and Seller and their respective Subsidiaries (the “Representatives”) pursuant to the terms of this Agreement, shall be kept in strictest confidence; provided that subsequent to the filing of the Registration Statement with the SEC, this Section 7.01 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement/Prospectus to be sent to the shareholders of Seller under Section 7.06. Seller and Buyer agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Seller and Buyer shall, and shall cause their respective Representatives to, hold the Information in strictest confidence and not use, and not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Seller or Buyer to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, Seller and Buyer shall return promptly all copies of the Information provided to the other.

7.02. Necessary Further Action

Each of Seller, Seller Sub, Buyer Sub and Buyer shall use its best efforts to take, or cause to be taken, all necessary actions and execute all additional documents, agreements and instruments required to consummate the transactions contemplated in this Agreement.

7.03. Cooperative Action

Subject to the terms and conditions of this Agreement, each of Seller, Seller Sub, Buyer Sub and Buyer shall use its best efforts to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for Seller and Seller Sub and counsel for Buyer and Buyer Sub, to satisfy all legal requirements of the State of West Virginia, the Commonwealth of Pennsylvania and the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable. In addition, each party shall take such action as may be reasonably required by the other party, if such required action may necessarily and lawfully be taken to reverse the impact of any past action, if such past action would, in the reasonable opinion of each party, adversely impact the ability of the Merger to be characterized as a reorganization under Section 368 of the Code.

7.04. Satisfaction of Conditions

Each of Buyer, Buyer Sub, Seller and Seller Sub shall use its best efforts to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, including making all applications, notices and filings with Governmental Authorities and Regulatory Authorities and taking all steps to secure promptly all consents, rulings and approvals of Governmental Authorities and Regulatory Authorities which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.

7.05. Press Releases

None of Buyer, Buyer Sub, Seller or Seller Sub shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other parties hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or the rules and regulations of the Nasdaq or the Nasdaq GM to be made before such consent can be obtained.

7.06. Registration Statements; Proxy Statement; Shareholders’ Meeting

(a)

As soon as reasonably practicable following the date hereof, Buyer shall prepare, in consultation with Seller and with Seller’s cooperation, mutually acceptable proxy material which shall constitute the proxy statement/prospectus relating to the matters to be submitted to Seller’s shareholders at the Seller Meeting (as defined below) (such proxy statement/prospectus and all amendments or supplements thereto, the “Proxy Statement/Prospectus”), and Buyer shall file with the SEC a registration statement on Form S-4 with respect to the issuance of Buyer Shares in the Merger (such registration statement and all amendments or supplements thereto, the “Registration Statement”). Each of Seller and Buyer shall use all commercially reasonable efforts to cause the Registration Statement including the Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Buyer also shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Seller shall promptly furnish to Buyer all information concerning Seller, the Seller Subsidiaries and the Seller Officers, Seller Directors and shareholders of Seller and Seller Sub as Buyer reasonably may request in connection with the foregoing. Each of Seller and Buyer shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or filing or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Seller and Buyer, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party, and (iii) shall not file or mail such document or respond to the SEC prior to receiving such other’s approval, which approval shall not be withheld, conditioned or delayed unreasonably.

(b)	Each of Seller and Buyer agrees, as to itself and its respective Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, as of the date such Proxy Statement/Prospectus is mailed to shareholders of Seller and up to and including the date of the meeting of Seller’s shareholders to which such Proxy Statement/Prospectus relates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)	Each of Seller and Buyer shall, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement and the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Proxy Statement/Prospectus.

(d)	Buyer shall advise Seller, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(e)

Seller shall, as promptly as practicable following the effective date of the Registration Statement, establish a record date for, duly call, give notice of, use best efforts to convene and hold a meeting of its shareholders (the “Seller Meeting”) for the purpose of adopting this Agreement and approving the transactions contemplated hereby, regardless of whether the Seller Board determines at any time that this Agreement or the Merger is no longer advisable or recommends that the shareholders of Seller reject this Agreement or the Merger. Seller shall cause the Seller Meeting to be held as promptly as practicable following the effectiveness of the Registration Statement, and in any event not later than 60 days after the effectiveness of the Registration Statement.

(f)	Subject to Section 5.03 hereof, (i) the Seller Board shall recommend that Seller’s shareholders vote to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by Seller’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Seller Board Recommendation”), and (ii) the Proxy Statement/Prospectus shall include the Seller Board Recommendation. Without limiting the generality of the foregoing, Seller agrees that its obligations pursuant to this Section 7.06 shall not be affected by the commencement, public proposal, public disclosure or communication to Seller or any other person of any Acquisition Proposal. Seller shall use reasonable best efforts to obtain the Required Seller Vote (including by retaining an outside proxy solicitation firm at its own cost and expense, which cost shall not affect the amount of the Merger Consideration).

7.07. Regulatory Applications

Buyer, Buyer Sub, Seller, Seller Sub and their respective subsidiaries shall cooperate and use their respective best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities, including as applicable, without limitation, those required to be filed with the Federal Reserve, the FDIC, the West Virginia Division of Banking and the Pennsylvania Department of Banking, as well as pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties, in any event which are necessary to consummate the transactions contemplated by this Agreement. Each of Buyer and Seller shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party hereto shall consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party shall, upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental Authority or Regulatory Authority.

7.08. Coordination of Dividends

After the date of this Agreement, Seller shall coordinate with Buyer the payment of any dividends authorized under Section 5.01(b)(iv) and the record date and payment dates relating thereto, it being the intention of the parties hereto that the holders of Seller Shares (who will become holders of Buyer Shares following the Closing) shall not receive two dividends, or fail to receive one dividend, from Seller and/or Buyer for any single calendar quarter.

7.09. Preferred Stock and Warrant Held By U.S. Treasury

Seller and Buyer each shall use its reasonable best efforts to cause or facilitate (a) the purchase by Buyer or one of its Subsidiaries of, or (b) the repurchase or redemption by Seller of, (x) all of the issued and outstanding shares of the Series B Preferred Stock and, (y) at the election of Buyer, the Seller Warrant from the Treasury

Department, in each case prior to or concurrently with the Effective Time of the Merger. Buyer shall (A) fund the purchase by Buyer (or one of its Subsidiaries), or the redemption by Seller, of all of the Series B Preferred Stock from the Treasury Department and (B) at Buyer’s election, fund the purchase by Buyer (or one of its Subsidiaries), or the repurchase or redemption by Seller, of the Seller Warrant from the Treasury Department (the “Warrant Purchase”). The method of funding of such purchase, repurchase or redemption shall be mutually agreed to by Buyer and Seller, subject to any formal or informal Treasury Department requirements. In furtherance of the foregoing, Seller shall provide, and shall cause its Subsidiaries and the Seller Representatives to provide, all reasonable cooperation and take all reasonable actions as may be requested by Buyer in connection with such purchase, repurchase or redemption, including by (i) furnishing all information concerning Seller and the Seller Subsidiaries that Buyer or any applicable Governmental Authority may request in connection with such purchase, repurchase or redemption or with respect to the effects of such purchase on Buyer or its pro forma capitalization; (ii) assisting with the preparation of any analyses or presentations Buyer deems necessary or advisable in its reasonable judgment in connection with such purchase, repurchase or redemption or the effects thereof; and (iii) entering into any agreement with the Treasury Department (including any letter agreement among Seller, Buyer and the Treasury Department) to effect the purchase, repurchase or redemption of such shares or the Seller Warrant, as the case may be, as Buyer may reasonably request.

7.10 Supplemental Indenture

To the extent required, the parties hereto shall take all actions necessary prior to the Effective Time to enter into a Supplemental Indenture with the Trustee of the Indenture dated September 20, 2007 for the junior subordinated debentures issued by Seller to evidence Buyer’s assumption of Seller’s obligations thereunder.

ARTICLE EIGHT

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

8.01. Conditions to the Obligations of Buyer and Buyer Sub

The obligations of Buyer and Buyer Sub under this Agreement shall be subject to the satisfaction, or written waiver by Buyer prior to the Closing Date, of each of the following conditions precedent:

(a)	The representations and warranties of Seller and Seller Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date (except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect); and Buyer and Buyer Sub shall have received a certificate, dated the Closing Date, signed on behalf of Seller and Seller Sub, by their respective chief executive officers and chief financial officers, to such effect.

(b)	Seller shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing, and Buyer and Buyer Sub shall have received a certificate, dated the Closing Date, signed on behalf of Seller and Seller Sub by their respective chief executive officers and chief financial officers, to such effect.

(c)	Buyer shall have received the written opinion of K&L Gates LLP (“K&L”), tax counsel to Buyer, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger and the Bank Merger will each be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, K&L will require and rely upon customary certificates and representations contained in letters from Buyer and Seller and officers of each that counsel to Buyer reasonably deems relevant. Such certificates and representations shall be delivered at such time or times as may be requested including the effective date of the registration statement and the Effective Time.

(d)	Buyer shall have obtained the consent or approval of each person (other than Governmental Authorities and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

(e)	Except as provided in Section 3.01(t)(x) of the Seller Disclosure Schedule, Seller and the Seller Subsidiaries shall not be a party to any contract, plan or arrangement (written or otherwise) (including provisions that become operative by virtue of this Agreement) covering any disqualified individual (within the meaning of Section 280G of the Code) of the Seller or any of its Subsidiaries that provides for payments (including but not limited to liability associated with any gross-up payment under any such contract, plan or arrangement) that will result in any nondeductible compensation under Section 280G of the Code or will result in an excise tax payable by such disqualified individuals under Section 4999 of the Code.

8.02. Conditions to the Obligations of Seller and Seller Sub

The obligations of Seller and Seller Sub under this Agreement shall be subject to satisfaction, or written waiver by Seller prior to the Closing Date, of each of the following conditions precedent:

(a)	The representations and warranties of Buyer and Buyer Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date (except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect); and Seller and Seller Sub shall have received a certificate, dated the Closing Date, signed on behalf of Buyer and Buyer Sub by Buyer’s chief executive officer and chief financial officer to such effect.

(b)	Buyer shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing, and Seller and Seller Sub shall have received a certificate, dated the Closing Date, signed on behalf of Buyer and Buyer Sub by Buyer’s chief executive officer and chief financial officer to such effect.

(c)	Seller shall have received the written opinion of Spidi & Fisch, PC, counsel to Seller (“Seller’s Counsel”), dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Seller’s Counsel will require and rely upon customary certificates and representations contained in letters from Buyer and Seller and officers of each that counsel to Seller reasonably deems relevant. Such certificates and representations shall be delivered at such time or times as may be requested including the effective date of the registration statement and the Effective Time.

(d)	Seller shall have received a certificate from the Exchange Agent acknowledging its receipt of the Exchange Fund.

8.03. Mutual Conditions

The obligations of Seller and Buyer under this Agreement shall be subject to the satisfaction, or written waiver by Buyer and Seller prior to the Closing Date, of each of the following conditions precedent:

(a)	The shareholders of Seller shall have duly adopted this Agreement by the Required Seller Vote.

(b)	All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which would reasonably be expected to have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation.

(c)	No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger shall be in effect. No Governmental Authority or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, deemed applicable or entered any statute, rule, regulation, judgment, decree, injunction or other order prohibiting consummation of the transactions contemplated by this Agreement or making the Merger or the Bank Merger illegal.

(d)	The Registration Statement shall have been declared effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

(e)	Buyer shall have received all state securities and “blue sky” permits and other authorizations and approvals necessary to consummate the Merger, the Bank Merger and the other transactions contemplated hereby and no order restraining the ability of Buyer to issue Buyer Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

(f)	The Buyer Shares to be issued in the Merger shall have been approved for listing on the Nasdaq subject to official notice of issuance.

ARTICLE NINE

CLOSING

9.01. Closing

The closing (the “Closing”) of the transactions contemplated by this Agreement shall be held at Buyer’s main office in Wheeling, West Virginia, commencing at 9:00 a.m. local time, on a date mutually acceptable to Buyer and Seller, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last day of the month in which such third business day occurs (except that if such third business day occurs on or after the twenty-fifth day of such month, the date of the Closing shall not be later than the last day of the next succeeding month); provided that no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b) of this Agreement or after the date or dates on which any Governmental Authority or Regulatory Authority approval or any extension thereof expires, and provided further, that if Seller has delivered a termination notice pursuant to the provisions of Section 11.01(d)(iv), the Closing Date shall be the third business day following delivery of the Buyer Top-up Notice, if any. The date of the Closing is sometimes herein called the “Closing Date.”

9.02. Closing Transactions Required of Buyer

At the Closing, Buyer shall cause all of the following to be delivered to Seller:

(a)	The certificates of Buyer and Buyer Sub contemplated by Section 8.02(a) and (b) of this Agreement.

(b)

Copies of resolutions adopted by the directors of each of Buyer and Buyer Sub, approving and adopting this Agreement and authorizing the consummation of the transactions described herein and taking such other actions as Seller may reasonably request, accompanied by a certificate of the secretary or assistant secretary of each of Buyer and Buyer Sub, as applicable, dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

(c)	The opinion of counsel to Buyer contemplated by Section 8.01(d) of this Agreement.

(d)	Articles of merger duly executed by Buyer and Buyer Sub, as the case may be, in accordance with the WVBCA and the PBCL and in appropriate form for filing, respectively, with the Secretary of State of West Virginia and the West Virginia Department.

(e)	A certificate from the Exchange Agent acknowledging receipt of the Exchange Fund.

9.03. Closing Transactions Required of Seller

At the Closing, Seller shall cause all of the following to be delivered to Buyer:

(a)	Articles of merger duly executed by Seller and Seller Sub, as the case may be, in accordance with the WVBCA and the PBCL and in appropriate form for filing, respectively, with the Secretary of State of West Virginia and the Department.

(b)	The certificates of Seller and Seller Sub contemplated by Sections 8.01(a) and (b) of this Agreement.

(c)	Copies of all resolutions adopted by the directors and the shareholders of each of Seller and Seller Sub approving and adopting this Agreement and authorizing the consummation of the transactions described herein and taking such other actions as Buyer may reasonably request, accompanied by a certificate of the secretary or the assistant secretary of each of Seller and Seller Sub, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

(d)	The opinion of counsel to Seller contemplated by Section 8.02(c) of this Agreement.

ARTICLE TEN

NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

10.01. Non-Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of Buyer, Buyer Sub, Seller, and Seller Sub set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Articles One and Two, and Sections 6.02, 6.06, 6.07, 7.01, 7.02 and 7.05, this Section 10.01 and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Surviving Corporation or the Surviving Bank Corporation (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Seller or Buyer.

ARTICLE ELEVEN

TERMINATION

11.01. Termination

This Agreement may be terminated and the Merger and the Bank Merger abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Seller:

(a)	By mutual written agreement of Seller and Buyer duly authorized by action taken by or on behalf of their respective Boards of Directors;

(b)	By either Seller or Buyer, if its respective Board of Directors so determines, upon written notification to the non-terminating party by the terminating party:

(i)	at any time after March 31, 2013, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

(ii)	if the shareholders of Seller shall not have adopted this Agreement by reason of the failure to obtain the Required Seller Vote upon a vote held at a Seller Meeting, or any adjournment thereof; or

(iii)	if the approval of any Governmental Authority or Regulatory Authority required for consummation of the Merger, the Bank Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority or Regulatory Authority.

(c)	By Buyer, if its Board of Directors so determines, by providing written notice to Seller:

(i)	if prior to the Closing Date, any representation and warranty of Seller or Seller Sub shall have become untrue such that the condition set forth at Section 8.01(a) would not be satisfied and which breach has not been cured within 30 calendar days following receipt by Seller of written notice of breach or is incapable of being cured during such time period;

(ii)	if Seller or Seller Sub shall have failed to comply in any material respect with any covenant or agreement on the part of Seller or Seller Sub contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 calendar days following receipt by Seller of written notice of such failure to comply or is incapable of being cured during such time period; or

(iii)	if (i) the Seller Board (A) modifies, qualifies, withholds or withdraws the Seller Board Recommendation in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Seller Board Recommendation), or makes any statement, filing or release, in connection with the Seller Meeting or otherwise, inconsistent with the Seller Board Recommendation, (B) breaches its obligations to call, give notice of and commence the Seller Meeting under Section 7.06(e), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within ten (10) business days of being requested to do so by Buyer, (E) fails to publicly reconfirm the Seller Board Recommendation within ten (10) business days of being requested to do so by Buyer, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions or (ii) there shall have been a material breach by Seller of Section 5.03.

(d)	By Seller, if its Board of Directors so determines, by providing written notice to Buyer:

(i)	if prior to the Closing Date, any representation and warranty of Buyer or Buyer Sub shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within 30 calendar days following receipt by Buyer of written notice of breach or is incapable of being cured during such time period;

(ii)	if Buyer or Buyer Sub shall have failed to comply in any material respect with any covenant or agreement on the part of Buyer or Buyer Sub contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 calendar days following receipt by Buyer of written notice of such failure to comply or is incapable of being cured during such time period;

(iii)	in connection with entering into a definitive agreement to effect a Superior Proposal after making a Seller Subsequent Determination in accordance with Section 5.03(e); or

(iv)	at any time during the five-day period commencing on the Walkaway Determination Date (the “Seller Walkaway Right”), if:

(1)	the Average Closing Price (as defined below) shall be less than the product of 0.85 and the Starting Price (as defined below); and

(2)	(a) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the “Buyer Ratio”) shall be less than (b) the number obtained by dividing the Index Price (as defined below) on the Walkaway Determination Date (as defined below) by the Index Price on the Starting Date (as defined below) (the “Index Ratio”) and subtracting 0.15 from such quotient;

subject to the following. If Seller elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Buyer; provided that such notice of election to terminate may be withdrawn by Seller at any time within the aforementioned five-day period. During the five-day period commencing with its receipt of such notice, Buyer shall have the option of paying additional Merger Consideration by increasing the Exchange Ratio to equal the number obtained by dividing (1) $18.00 by the greater of (i) the product of 0.85 and the Starting Price or (ii) the product obtained by multiplying the Index Ratio by the Starting Price (the “Buyer Top-up Notice”). If Buyer makes this election, within such five-day period, it shall give prompt written notice to Seller of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 11.01(d)(iv) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio after giving effect to any adjustment made pursuant to this Section 11.01(d)(iv). For purposes of this Section 11.01(d)(iv), the following terms shall have the following meanings:

“Average Closing Price” means the average of the last reported sale price per share of the Buyer Shares as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for each of the 20 consecutive trading days ending on the Walkaway Determination Date.

“Walkaway Determination Date” means the later of (i) the first date on which all necessary bank regulatory approvals or non-objections have been received (disregarding any waiting period), which list of such approvals and non-objections shall be mutually agreed upon in writing by Buyer and Seller within 30 days of the date of this Agreement or (ii) the date on which the Seller’s shareholders approve this Agreement.

“Index Price” on a given date means the closing value of the Nasdaq Bank Index as reported on Bloomberg.com, or if not reported therein, in another mutually agreed upon authoritative source.

“Per Share Consideration” shall mean the Exchange Ratio multiplied by the Average Closing Price.

“Starting Price” shall mean the last reported sale price per share of Buyer Common Stock as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) on the Starting Date.

“Starting Date” shall mean the last full trading day prior to the announcement by press release of the Merger or, if such announcement occurs after the close of trading on any trading day, such trading day.

If Buyer declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, non-acquisitive exchange of shares or similar transaction between the Starting Date and the Walkaway Determination Date (or establishes a record date in respect thereof), the prices for the common stock of Buyer shall be appropriately adjusted for the purposes of applying this Section 11.01(d)(iv).

11.02 Effect of Termination.

(a)	If this Agreement is validly terminated by either Seller or Buyer pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of Seller, Seller Sub, Buyer or Buyer Sub, except (i) that the provisions of Sections 7.01, 7.05, 12.06, 12.07, 12.11 and this Article Eleven will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraphs (b)-(f) below.

(b)	Seller shall promptly pay to Buyer a termination fee of $3,200,000 (the “Termination Fee”) if this Agreement is terminated by (i) Buyer pursuant to Section 11.01(c)(iii) or (ii) Seller pursuant to Section 11.01(d)(iii) and, and in the case of both (i) and (ii), prior to the date that is 12 months after the date of such termination, Seller consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction.

(c)	In the event that this Agreement is terminated by Buyer or Seller pursuant to Section 11.01(b)(ii) or Section 11.01(b)(i) due to the failure to obtain the approval of Seller’s shareholders required for the consummation of the Merger (provided that Buyer and Buyer Sub have complied with the requirements of Section 6.10 hereto), and (i) an Acquisition Proposal with respect to Seller shall have been publicly announced, disclosed or otherwise communicated to the Seller Board prior to the date specified in Section 11.01(b)(i) and prior to the Seller Meeting, and (ii) within twelve (12) months of such termination, Seller shall have entered into a definitive agreement with respect to, or Seller shall have consummated, an Acquisition Transaction, then Seller shall pay to Buyer an amount equal to the Termination Fee.

(d)	In the event that this Agreement is terminated by Buyer pursuant to Sections 11.01(c)(i) or (ii) and (A) an Acquisition Proposal with respect to Seller shall have been publicly announced, disclosed or otherwise communicated to the Seller Board prior to any breach by Seller of any representation, warranty, covenant or other agreement giving rise to such termination by Buyer or during the cure period therefor provided in Sections 11.01(c)(i) or (ii) and (B) within twelve (12) months of such termination, Seller shall have entered into a definitive agreement with respect to, or Seller shall have consummated, an Acquisition Transaction, then Seller shall pay to Buyer an amount equal to the Termination Fee.

(e)	Any payment of the Termination Fee required to be made pursuant to this Section 11.02 shall be made not more than two (2) business days after the date of the event giving rise to the obligation to make such payment, unless the Termination Fee is payable as a result of the termination of this Agreement by Seller pursuant to Section 11.01(d)(iii), in which case, the Termination Fee shall be payable concurrently with such termination. All payments under this Section 11.02 shall be made by wire transfer of immediately available funds to an account designated by Buyer.

(f)	Buyer and Seller acknowledge that the agreements contained in this Section 11.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if Seller fails promptly to pay any amount due pursuant to this Section 11.02 and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller for the amount set forth in this Section 11.02, Seller shall pay to Buyer its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee at a rate per annum equal to three-month LIBOR (as reported in The Wall Street Journal (Northeast edition), or if not reported therein, in another authoritative source selected by the party to which the payment is due) plus 200 basis points as in effect on the date such payment was required to be made.

ARTICLE TWELVE

MISCELLANEOUS

12.01. Notices

All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

If to Seller, to:

Fidelity Bancorp, Inc.

1009 Perry Highway

Pittsburgh, Pennsylvania 15237

Attn: Chief Executive Officer

Facsimile Number: (412) 364-6504

with a copy to:

Spidi & Fisch, PC

1227 25th Street, NW

Suite 200 West

Washington, DC 20037

Attn: Richard Fisch, Esq.

Facsimile Number: (202) 379-1731

If to Buyer, to:

WesBanco, Inc.

1 Bank Plaza

Wheeling, WV 26003

Attn: Chief Executive Officer

Facsimile Number: (304) 234-9450

with a copy to:

Phillips, Gardill, Kaiser & Altmeyer, PLLC

61 Fourteenth Street

Wheeling, WV 26003

Attention: James C. Gardill, Esq.

Facsimile Number: (304) 232-6810

Any party to this Agreement may, by notice given in accordance with this Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

12.02. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

12.03. Entire Agreement; No Third-Party Rights

This Agreement and the related Non-Disclosure Agreement dated May 30, 2012 as accepted by Seller and Buyer (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Letter of Confidentiality and (b) except for the provisions of Article Two, Sections 6.02, 6.06, 6.07 and 7.01 of this Agreement, are not intended to confer upon any person other than the parties hereto and thereto (and their respective successors and assigns) any rights or remedies.

12.04. Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

12.05. Captions

The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

12.06. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of West Virginia without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

12.07. Payment of Fees and Expenses

Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein. All fees to be paid to Governmental Authorities and Regulatory Authorities in connection with the transactions contemplated by this Agreement shall be borne by Buyer.

12.08. Amendment

From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; except that after the Seller Meeting, this Agreement may not be amended if it would alter or change the amount or kind of the Common Stock Merger Consideration, violate the PBCL or the federal securities laws or the rules of the Nasdaq or the Nasdaq GM.

12.09. Waiver

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

12.10. Disclosure Schedules

In the event of any inconsistency between the statements in the body of this Agreement and those in the Seller Disclosure Schedule or the Buyer Disclosure Schedule (other than an exception expressly set forth as such in the Seller Disclosure Schedule or the Buyer Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

12.11. Waiver of Jury Trial

Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

12.12. Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.13 Specific Performance

The Parties agree that the remedy at law for any breach of the terms and conditions of this Agreement by them may be inadequate and that in addition to, and not in limitation of any other remedies that Buyer, Buyer Bank, Seller or Seller Sub may have at law or under this Agreement, Buyer, Buyer Bank, Seller or Seller Sub shall be entitled to specific performance or injunctive relief or other equitable relief from any court of competent jurisdiction from any breach or purported breach of this Agreement; provided, however, that no specific performance will be available to Buyer or Buyer Bank if they have already received the Termination Fee.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Buyer, Buyer Sub, Seller and Seller Sub to be effective as of the date set forth in the first paragraph above.

ATTEST:	WESBANCO, INC.

/s/ Linda Woodfin	By:	/s/ Paul M. Limbert
Printed Name: Paul M. Limbert
Title: President and Chief Executive Officer

ATTEST:	WESBANCO BANK, INC.

/s/ Linda Woodfin	By:	/s/ Paul M. Limbert
Printed Name: Paul M. Limbert
Title: President and Chief Executive Officer

ATTEST:	FIDELITY BANCORP, INC.

/s/ Debra L. Marsh	By:	/s/ Richard G. Spencer
Printed Name: Richard G. Spencer
Title: President and Chief Executive Officer

ATTEST:	FIDELITY SAVINGS BANK

/s/ Debra L. Marsh	By:	/s/ Richard G. Spencer
Printed Name: Richard G. Spencer
Title: President and Chief Executive Officer

EXHIBIT A

Richard G. Spencer

Christopher S. Green

Robert F. Kastelic

Oliver D. Keefer

Donald J. Huber

J. Robert Gales

Michael A. Mooney

Lisa L. Griffith

Sandra L. Lee

Anthony F. Rocco

Richard L. Barron

Annex B

July 19, 2012

The Board of Directors

Fidelity Bancorp, Inc.

1009 Perry Highway

Pittsburgh, PA 15237

Members of the Board:

You have requested our opinion as investment bankers (the “Opinion”) as to the fairness, from a financial point of view, to the stockholders of Fidelity Bancorp, Inc. (“Fidelity”) with regard to the Agreement and Plan of Merger dated as of July 19, 2012 (the “Agreement”) by and between WesBanco, Inc. (“WesBanco”) and Fidelity, with WesBanco being the surviving company in the proposed merger (the “Merger”). Pursuant to the terms of the Agreement, each share of Fidelity common stock, par value $0.01 per share issued and outstanding immediately prior to the effective time of the merger shall, by virtue of the Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive 0.8275 WesBanco common shares and $4.50 in cash (the “Merger Consideration”), as more fully described in the Agreement.

Mufson Howe Hunter & Partners LLC (“Mufson Howe Hunter” or “we”) has acted as financial advisor to Fidelity. In connection with our opinion, we have, among other things:

i.	reviewed and analyzed a draft copy of the Agreement dated July 19, 2012;

ii.	reviewed and analyzed the audited consolidated financial statements of Fidelity for the three fiscal years ended September 30, 2011 and the unaudited consolidated financial statements of Fidelity for the six months ended March 31, 2012;

iii.	reviewed and analyzed the audited consolidated financial statements of WesBanco for the three fiscal years ended December 31, 2011 and the unaudited consolidated financial statements of WesBanco for the quarter ended March 31, 2012;

iv.	reviewed and analyzed certain other publicly available information concerning Fidelity and WesBanco;

v.	held discussions with Fidelity and WesBanco’s senior management and advisors, including, without limitation, discussions regarding estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact of the Merger on WesBanco;

vi.	reviewed certain non-publicly available information concerning Fidelity, including without limitation, internal financial analyses and forecasts prepared by its management, and held discussions with Fidelity’s senior management regarding recent developments and regulatory matters;

vii.	reviewed certain non-publicly available information concerning WesBanco, including without limitation, internal financial analyses and forecasts prepared by its management, and held discussions with WesBanco’s senior management regarding recent developments and regulatory matters;

July 19, 2012

viii.	participated in certain discussions and negotiations between representatives of Fidelity and WesBanco;

ix.	reviewed the reported prices and trading activity of the equity securities of Fidelity and WesBanco;

x.	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

xi.	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

xii.	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

xiii.	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience and knowledge of the banking industry generally.

In connection with our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Mufson Howe Hunter by or on behalf of Fidelity or WesBanco, or that was otherwise reviewed by Mufson Howe Hunter, and we have not assumed any responsibility for independently verifying any of such information. We have further relied on the assurances by Fidelity or WesBanco that each of them is unaware of any facts that would make their respective information incomplete or misleading. With respect to the financial forecasts supplied to us by Fidelity and WesBanco (including, without limitation, potential cost savings and operating synergies realized by a potential acquirer), we have assumed that the forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Fidelity and WesBanco, as applicable, as to the future operating and financial performance of Fidelity and WesBanco, as applicable, and that they provided a reasonable basis upon which we could form our Opinion. Such forecasts were not prepared with the expectation of public disclosure. Mufson Howe Hunter has relied on such forecasts without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Fidelity or WesBanco since the date of the last financial statements of each company made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the respective financial statements of Fidelity and WesBanco are, in the aggregate, adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of either Fidelity’s or WesBanco’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did we review loan or credit files of Fidelity or WesBanco. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Mufson Howe Hunter assumes no responsibility for their accuracy. We relied on advice of Fidelity’s counsel as to certain legal matters with respect to Fidelity, the Agreement and the Merger and other matters contained or contemplated therein. In addition, we have assumed, with your consent, that there are no factors that would delay or subject to adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. We have assumed that the Merger will be consummated substantially on the terms and conditions described in the Agreement, without any waiver of material terms and conditions by Fidelity or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on Fidelity or WesBanco. We have assumed that the Merger will be consummated in a matter that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

B-2

July 19, 2012

Our Opinion is necessarily based solely on economic, market, monetary, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Mufson Howe Hunter does not have or assume any obligation to update, revise or reaffirm this Opinion. Our Opinion is solely for the information of, and directed to, the Fidelity Board of Directors (the “Board”) for its information and assistance in connection with its consideration of the financial terms of the Merger and is not to be relied upon by any shareholder of Fidelity or WesBanco or any other person or entity. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or to any shareholder of Fidelity or WesBanco as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered, or whether or not any Fidelity shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger, or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to Fidelity and does not address the underlying business decision of the Board or Fidelity to proceed with the Merger or any aspect thereof.

Mufson Howe Hunter, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for corporate and other purposes. We have acted as financial advisor to Fidelity in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Merger. In addition, Fidelity has agreed to indemnify us for certain liabilities arising out of our engagement.

Mufson Howe Hunter’s Fairness Opinion Committee has approved the issuance of this opinion. Our Opinion may not be published or otherwise used to refer to, nor shall any public reference to Mufson Howe Hunter be made, without our prior written consent, except in accordance with the terms and conditions of our engagement letter with Fidelity.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received from WesBanco in the Merger pursuant to the Agreement is fair to holders of shares of Fidelity common stock, from a financial point of view.

Respectfully,

/s/ Mufson Howe Hunter & Partners LLC

Mufson Howe Hunter & Partners LLC

B-3

Annex C

July 19, 2012

PERSONAL AND CONFIDENTIAL

Board of Directors

WesBanco, Inc.

One Bank Plaza

Wheeling, WV 26003

Members of the Board of Directors:

We understand that WesBanco, Inc. a West Virginia corporation (the “Company”) and its wholly-owned subsidiary, a West Virginia banking corporation, propose to enter into an Agreement and Plan of Merger, dated as of July 19, 2012 (the “Definitive Agreement”), with Fidelity Bancorp, Inc. a Pennsylvania corporation (“FSBI”) and its wholly owned subsidiary, a Pennsylvania state-chartered stock savings bank. The Definitive Agreement will provide for the merger (the “Merger”) of the Company and FSBI, pursuant to which each outstanding share of common stock, par value $0.01 per share, of FSBI, with certain exceptions, will be converted into the right to receive (i) 0.8275 shares of common stock, par value $2.0833 per share, of the Company and (ii) $4.50 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Definitive Agreement and terms used herein and not defined shall have the meanings ascribed in the Definitive Agreement.

You have asked us whether, in our opinion, as of the date hereof, the Merger Consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company.

In connection with rendering our opinion, we have, among other things:

(i)	Reviewed a draft of the Definitive Agreement dated July 19, 2012, which we have assumed is in substantially final form and will not vary in any respect material to our analysis;

(ii)	Reviewed certain publicly available business and financial information relating to FSBI, the Company and their respective subsidiaries that we deemed to be relevant;

(iii)	Reviewed certain non-public internal financial statements and other non-public financial and operating data relating to FSBI, the Company and their respective subsidiaries that were prepared and provided to us by the management of FSBI and/or the Company;

(iv)	Reviewed certain financial projections relating to FSBI, the Company and their respective subsidiaries that were provided to or discussed with us by the management of FSBI and/or the Company;

(v)	Discussed the past and current operations, financial projections, current financial condition and prospects of FSBI and the Company with the respective management teams of FSBI and the Company;

Macquarie Capital (USA) Inc. is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital (USA) Inc.

WesBanco, Inc.	Page 2

(vi)	Reviewed the financial terms of certain publicly available transactions in the industry in which FSBI operates that we deemed relevant; and

(vii)	Performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking responsibility for independently verifying, the accuracy and completeness of the information reviewed by us or reviewed for us, as well as the due authorization, execution and enforceability of the Definitive Agreement. With respect to the financial projections which were furnished to or discussed with us, we have assumed that such financial projections have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of FSBI or the Company, as applicable. We express no view as to any such financial projections or the assumptions on which they are based.

For purposes of rendering our opinion, we have assumed, with your consent, that the representations and warranties of each party contained in the Definitive Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Definitive Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have assumed, with your consent, that the draft of the Definitive Agreement dated July 19, 2012 is in substantially final form and that the final execution version of the Definitive Agreement will not vary from this draft in any respect material to our analysis. We have further assumed, with your consent, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on FSBI, the Company or the consummation of the Merger.

We have not made, nor assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of FSBI, the Company or any of their respective subsidiaries, nor have we been furnished with any such appraisals. In addition, we have not evaluated the solvency or fair value of FSBI, the Company or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than whether, as of the date hereof, the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company. We do not express any view on, and our opinion does not address (i) the advisability of any other transaction that the Company may be considering at the present time or the effect of any such transaction on the Company’s current or future financial condition or results of operations or (ii) any other term or aspect of the Definitive Agreement or the Merger, or any agreement or instrument contemplated by the Definitive Agreement or entered into or amended in connection with the Merger. In addition, we do not express any view on, and our opinion does not address, the fairness of the Merger to the holders of any class of securities of the Company or FSBI, creditors of the Company or FSBI or other constituencies of the Company or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or FSBI, or class of such persons, in connection with the Merger, whether relative to the Merger Consideration or otherwise. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company or any other party to the Merger, nor does it address the underlying business decision of the Company, or any other party to the Merger, to engage in the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the

WesBanco, Inc.	Page 3

accuracy and completeness of assessments by the Company, any other party to the Merger, their respective affiliates and their respective advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive fees for our services in connection with the Merger, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of business, Macquarie Capital (USA) Inc. or its affiliates may actively trade in the debt and equity securities, or options on securities, of the Company or any other company that may be involved in the Merger, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates may have in the past provided, may be currently providing and in the future may provide, financial advisory services to the Company, FSBI or their respective affiliates, for which we or such affiliates have received, and would expect to receive, compensation. Specifically, in the past two years, we have served as a Financial Advisor to the Company in relation to its bid to acquire another financial institution.

It is understood that this opinion is addressed to, and is for the sole use and benefit of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Definitive Agreement and, for the avoidance of doubt, this opinion may not, in whole or in part, be quoted, referred to, disclosed to any third party or used for any other purpose, in each case, without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of FSBI as to how such stockholder should act in connection with the Merger. This opinion has been approved and authorized for issuance by a fairness opinion review committee of Macquarie Capital (USA) Inc.

[Signature Page Follows]

WesBanco, Inc.	Page 4

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company.

Very truly yours,

MACQUARIE CAPITAL (USA) INC.

By:	/S/ MACQUARIE CAPITAL (USA) INC.

Annex D

FORM OF VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of             , 2012, by and between WESBANCO, INC., a West Virginia corporation (“Buyer”), and the undersigned holder (the “Shareholder”) of shares of common stock, $0.01 par value ( the “Seller Shares”), of FIDELITY BANCORP, INC., a Pennsylvania corporation (“Seller”).

WHEREAS, concurrently with the execution of this Agreement, Buyer, Buyer Sub, Seller Sub and Seller have entered into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for, among other things, the merger of Seller with and into Buyer (the “Merger”);

WHEREAS, as of the date of this Agreement, the Shareholder beneficially owns and has sole voting power with respect to the number of shares of Seller Shares, and holds stock options or other rights to acquire the number of shares of Seller Shares, indicated on Schedule 1 attached hereto;

WHEREAS, as used herein, the term “Shares” means all shares of Seller Shares held by the Shareholder on the date of this Agreement and all shares of Seller Shares that the Shareholder purchases, acquires the right to vote or acquires beneficial ownership of (as defined in Rule 13d-3 of the Exchange Act, but excluding shares of Seller Shares underlying unexercised stock options and Seller Shares held by the Shareholder in a fiduciary capacity) prior to the Expiration Date (as defined in Section 2 below), whether by the exercise of any stock options or otherwise;

WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that the Shareholder execute and deliver this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholder and Buyer agree as follows:

1. Agreement to Vote Shares. The Shareholder agrees that, prior to the Expiration Date (as defined in Section 2 hereof), at any meeting of the shareholders of Seller, or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of Seller, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, the Shareholder shall:

(a)	appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)

vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the Shares that such Shareholder shall be entitled to so vote (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and any action that could reasonably be expected to facilitate the Merger; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement, of Seller contained in the Merger Agreement or of the Shareholder contained in this Agreement, or that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, inhibit or preclude the timely consummation of the Merger or the fulfillment of a condition under the Merger Agreement to Seller’s and Buyer’s respective obligations to consummate the Merger or change in any manner the voting rights of any class of shares of Seller (including any amendments to Seller’s articles of incorporation or bylaws); and (iii) against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement.

Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) the date the Merger Agreement is terminated pursuant to Article Eleven thereof, or (iii) written notice by Buyer to Shareholder of the termination of this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to the termination or expiration hereof.

3. Agreement to Retain Shares; No Voting Trusts.

(a) Until the receipt of the requisite approval of the shareholders of Seller, the Shareholder shall not, except as contemplated by this Agreement or the Merger Agreement, directly or indirectly, sell, assign, transfer, offer, exchange, pledge or otherwise dispose of or encumber (including, without limitation, by the creation of a Lien (as defined in Section 4(c) below) (each, a “Transfer”), or enter into any contract, option, commitment or other arrangement or understanding with respect to, or consent to, any Transfer of, any Shares beneficially owned by the Shareholder or the Shareholder’s voting or economic interest therein. Notwithstanding the foregoing, the Shareholder may make Transfers (a) by will or by operation of law, in which case this Agreement shall bind the transferee, (b) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations, subject to the transferee’s agreement in writing, in form and substance reasonably satisfactory to Buyer, to be bound by the terms of, and perform the obligations of the Shareholder under, this Agreement, and (c) with Buyer’s prior written consent, such consent to be granted or withheld in Buyer’s sole discretion.

(b) The Shareholder agrees that the Shareholder shall not, and shall not permit any entity under the Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Buyer.

4. Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to Buyer as follows:

(a)	the Shareholder has the complete and unrestricted power and the unqualified right to enter into, execute, deliver and perform its obligations under this Agreement, and no consent, approval, authorization or filing on the part of the Shareholder is required in connection therewith, and if the Shareholder is married, no consent of the Shareholder’s spouse is necessary under any “community property” or other laws in order for the Shareholder to enter into and perform its obligations under this Agreement;

(b)	this Agreement has been duly and validly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding agreement of Buyer, is a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles);

(c)	the Shareholder beneficially owns the number of Shares indicated on Schedule 1 (the “Original Shares”), free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”);

(d)	except pursuant to this Agreement, the Shareholder has sole, and otherwise unrestricted, voting and investment power with respect to the Original Shares, and there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Shareholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares;

(e)	the Shareholder does not beneficially own any shares of Seller Shares other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Seller Shares or any security exercisable for or convertible into shares of Seller Shares indicated on Schedule 1;

(f)	(g) the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a breach of or default (with or without notice or lapse of time or both) under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder or the Shareholder’s property or assets is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder.

5. No Solicitation. From and after the date hereof until the Expiration Date, the Shareholder, solely in his, her or its capacity as a shareholder of Seller, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to the Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to Seller or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Seller’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of an Acquisition Proposal.

6. Specific Enforcement. The Shareholder has signed this Agreement intending to be legally bound thereby. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and the Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Shareholder, in addition to any other remedy that Buyer may have at law or in equity. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Shareholder hereunder may be assigned without the prior written consent of Buyer.

7. No Waivers. No waivers of any breach of this Agreement extended by Buyer to the Shareholder shall be construed as a waiver of any rights or remedies of Buyer with respect to any other shareholder of Seller who has executed an agreement substantially in the form of this Agreement with respect to Shares beneficially owned by such shareholder or with respect to any subsequent breach by the Shareholder or any other such shareholder of Seller. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and Buyer shall have no authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise provided in this Agreement.

9. Capacity as Shareholder. The Shareholder is signing this Agreement solely in the Shareholder’s capacity as a shareholder of Seller, and not in the Shareholder’s capacity as a director, officer or employee of Seller or any of its Subsidiaries or in the Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way (a) restrict a director and/or officer of Seller in the exercise of his or her fiduciary duties, consistent with the terms of the Merger Agreement, as a director and/or officer of Seller or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or (b) prevent or be construed to create any obligation on the part of any director and/or officer of Seller or any trustee or fiduciary of any employee benefit plan or trust from taking any action or omitting to take any action in such capacity.

10. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

11. Further Assurances. From time to time and without additional consideration, the Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Buyer may request for the purpose of carrying out and furthering the purpose and intent of this Agreement.

12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled to the greatest extent possible.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

14. Public Disclosure. The Shareholder shall not issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement, without the prior consent of Buyer. The Shareholder hereby permits Buyer to publish and disclose in any document and/or schedule filed by Buyer with the SEC and in any press release or other disclosure document the Shareholder’s identity and ownership of Shares and the nature of the Shareholder’s commitments and obligations pursuant to this Agreement.

15. Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of West Virginia, without giving effect to the principles of conflicts of laws thereof that would cause the application of the laws of any other jurisdiction.

(b) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Seller has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of Seller’s articles of incorporation or bylaws, the Merger pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first written above.

SHAREHOLDER

Name:

WESBANCO, INC.

By:
Name:
Title:

Schedule 1

Schedule 1.

Name of Director or Executive Officer:

Fidelity Bancorp, Inc. Stock Owned:

Directly:

List Shares Owned:

Indirectly:

Through	Number

Stock Options:

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

WesBanco’s Bylaws provide, and West Virginia law permits, the indemnification of directors and officers against certain liabilities. Officers and directors of WesBanco and its subsidiaries are indemnified, to the maximum extent permitted under the West Virginia Business Corporation Act (including advanced indemnification payments), against liabilities incurred in connection with proceedings in which they are made parties by reason of their being or having been directors or officers of the corporation, except for certain prohibitions set forth in WesBanco’s Bylaws regarding “prohibited indemnification payments.” WesBanco does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to WesBanco.

I. Article VI of the Bylaws of WesBanco provides:

Indemnification of Directors and Officers

SECTION 1. Indemnification. Each director and officer, whether or not then in office, shall be indemnified by the corporation against liability incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, to the maximum extent permitted under the West Virginia Business Corporation Act, except as prohibited by Section 2 and Section 4 of this Article VI. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in accordance with the provisions of the West Virginia Business Corporation Act.

SECTION 2. Prohibited Indemnification Payment. Notwithstanding the provisions of Section 1 of this Article VI, no director or officer shall receive a “prohibited indemnification payment,” which is any payment or agreement to make a payment to pay or reimburse such director or officer for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the director or officer is assessed a civil money penalty, is removed or prohibited from conducting the business of banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to WesBanco Bank, Inc. or the corporation.

SECTION 3. Insurance. The corporation may purchase commercial insurance to cover certain costs that the corporation incurs under the indemnification provisions of Section 1 of this Article VI. Costs that may be covered include legal expenses and restitution that an individual may be ordered to make to the corporation. Such insurance may not, however, pay or reimburse a director or officer for any final judgment or civil money penalty assessed against such individual. Furthermore, partial indemnification for legal expenses is permitted in connection with a settlement when there is a formal and final finding that the director or officer has not breached a fiduciary duty, engaged in unsafe or unsound practices, and is not subject to a final prohibition order.

SECTION 4. Determination that Indemnification is Proper. The corporation may make or agree to make a reasonable indemnification payment if all of the following conditions are met: (i) the board of directors investigates and determines in writing that the director or officer acted in good faith and in the best interests of WesBanco Bank, Inc.; (ii) the board of directors investigates and determines that the payment will not materially adversely affect the safety and soundness of WesBanco Bank, Inc. or the corporation; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the director or officer agrees in writing to reimburse the corporation, to the extent not covered by permissible insurance, for advanced indemnification payments that subsequently become prohibited indemnification payments.

II. W. Va. Code Section 31D-8-851 through Section 31D-8-856 provides:

Section 31D-8-851. Permissible Indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

Section 31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Section 31D-8-853. Advance for Expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:

(1) By the board of directors:

(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

Section 31D-8-854. Circuit Court-Ordered Indemnification and Advance for Expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

Section 31D-8-855. Determination and Authorization of Indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:

(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2) By special legal counsel:

(A) Selected in the manner prescribed in subdivision (1) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

Section 31D-8-856. Indemnification of Officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1) To the same extent as a director; and

(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(i) Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii) An intentional infliction of harm on the corporation or the shareholders; or

(iii) An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 21. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

Exhibit	Title
2.1	Agreement and Plan of Merger, dated as of July 19, 2012, by and among WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc., and Fidelity Savings Bank (incorporated by reference to Annex A of the proxy statement/prospectus included in this Registration Statement)
5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC as to the legality of the shares of common stock registered hereby
8.1	Opinion of K&L Gates LLP as to certain tax matters
8.2	Opinion of Spidi & Fisch, PC as to certain tax matters
23.1	Consent of Ernst & Young LLP
23.2	Consent of S.R. Snodgrass, A.C.
23.3	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in Exhibit 5.1)
23.4	Consent of K&L Gates LLP (included in Exhibit 8.1)
23.5	Consent of Spidi & Fisch, PC (included in Exhibit 8.2)
24.1	Power of Attorney (included on signature page hereto)
99.1	Form of Proxy for Special Meeting of Fidelity Bancorp, Inc. Shareholders
99.2	Voting Instruction Card for Fidelity Bancorp, Inc. Employee Stock Ownership Plan participants
99.3	Consent of Mufson Howe Hunter & Company LLC
99.4	Consent of Macquarie Capital Group Limited
99.5	Consent of Richard G. Spencer

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) that every prospectus: (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(10) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on September 14, 2012.

WESBANCO, INC.

By:	/s/ Paul M. Limbert
Paul M. Limbert
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Limbert and Robert H. Young, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Limbert	President, Chief Executive Officer & Director	September 14, 2012
Paul M. Limbert	(Principal Executive Officer)

/s/ Robert H. Young	Executive Vice President &	September 14, 2012
Robert H. Young	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Ray A. Byrd	Director	September 14, 2012
Ray A. Byrd

/s/ Christopher V. Criss	Director	September 14, 2012
Christopher V. Criss

/s/ Abigail M. Feinknopf	Director	September 14, 2012
Abigail M. Feinknopf

/s/ John W. Fisher, II	Director	September 14, 2012
John W. Fisher, II

/s/ Ernest S. Fragale	Director	September 14, 2012
Ernest S. Fragale

/s/ James C. Gardill	Director	September 14, 2012
James C. Gardill

/s/ Vaughn L. Kiger	Director	September 14, 2012
Vaughn L. Kiger

/s/ D. Bruce Knox	Director	September 14, 2012
D. Bruce Knox

/s/ Jay T. McCamic	Director	September 14, 2012
Jay T. McCamic

/s/ Eric Nelson, Jr.	Director	September 14, 2012
Eric Nelson, Jr.

/s/ Henry L. Schulhoff	Director	September 14, 2012
Henry L. Schulhoff

/s/ Joan C. Stamp	Director	September 14, 2012
Joan C. Stamp

/s/ Neil S. Strawser	Director	September 14, 2012
Neil S. Strawser

/s/ Reed J. Tanner	Director	September 14, 2012
Reed J. Tanner

EXHIBIT INDEX

Exhibit	Title
2.1	Agreement and Plan of Merger, dated as of July 19, 2012, by and among WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc., and Fidelity Savings Bank (incorporated by reference to Annex A of the proxy statement/prospectus included in this Registration Statement)
5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC as to the legality of the shares of common stock registered hereby
8.1	Opinion of K&L Gates LLP as to certain tax matters
8.2	Opinion of Spidi & Fisch, PC as to certain tax matters
23.1	Consent of Ernst & Young LLP
23.2	Consent of S.R. Snodgrass, A.C.
23.3	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in Exhibit 5.1)
23.4	Consent of K&L Gates LLP (included in Exhibit 8.1)
23.5	Consent of Spidi & Fisch, PC (included in Exhibit 8.2)
24.1	Power of Attorney (included on signature page hereto)
99.1	Form of Proxy for Special Meeting of Fidelity Bancorp, Inc. Shareholders
99.2	Voting Instruction Card for Fidelity Bancorp, Inc. Employee Stock Ownership Plan participants
99.3	Consent of Mufson Howe Hunter & Company LLC
99.4	Consent of Macquarie Capital Group Limited
99.5	Consent of Richard G. Spencer